Exhibit 2.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                            )                Chapter 11
                                  )
FEDERAL-MOGUL GLOBAL INC.,        )                Case No. 01-10578 (JKF)
T&N LIMITED, et al.,(1)           )                (Jointly Administered)
                                  )
Debtors.                          )

            FOURTH AMENDED JOINT PLAN OF REORGANIZATION (AS MODIFIED)

              ARTICLE IX OF THIS PLAN AND THE ADDENDUM TO THE PLAN
 PROVIDE FOR THE ISSUANCE OF A CHANNELING INJUNCTION UNDER SECTION 524(g) OF THE BANKRUPTCY CODE THAT PERMANENTLY ENJOINS ALL PERSONS HOLDING ASBESTOS PERSONAL INJURY CLAIMS FROM PURSUING A REMEDY AGAINST THE PROTECTED PARTIES
 (AND, IN THE CASE OF THE ADDENDUM, THE PNEUMO PROTECTED PARTIES) AND CHANNELS T
                  HEM TO THE TRUST FOR RESOLUTION AND PAYMENT





         (1) The U.S. Debtors (collectively, the "U.S. Debtors") are Carter Automotive Company, Inc., Federal-Mogul Corporation, Federal-Mogul Dutch Holdings Inc., Federal-Mogul FX, Inc., Federal-Mogul Global Inc., Federal-Mogul Global Properties, Inc., Federal-Mogul Ignition Company, Federal-Mogul Machine Tool, Inc., Federal-Mogul Mystic, Inc., Federal-Mogul Piston Rings, Inc., Federal-Mogul Powertrain, Inc., Federal-Mogul Products, Inc., Federal-Mogul Puerto Rico, Inc., Federal-Mogul U.K. Holdings, Inc., Federal-Mogul Venture Corporation, Federal-Mogul World Wide, Inc., Felt Products Manufacturing Co., FM International LLC, Ferodo America, Inc., Gasket Holdings Inc., J.W.J. Holdings, Inc., McCord Sealing, Inc., and T&N Industries Inc.

         The United Kingdom Entities to which this Plan applies (collectively, the "U.K. Debtors") are AE Piston Products Limited, Aeroplane & Motor Aluminium Castings Limited, Ashburton Road Services Limited, Brake Linings Limited, Duron Limited, Edmunds, Walker & Co. Limited, Federal-Mogul Aftermarket UK Limited, Federal-Mogul Bradford Limited, Federal-Mogul Bridgwater Limited, Federal-Mogul Camshaft Castings Limited, Federal-Mogul Camshafts Limited, Federal-Mogul Engineering Limited, Federal-Mogul Eurofriction Limited, Federal-Mogul Friction Products Limited, Federal-Mogul Global Growth Limited, Federal-Mogul Ignition (U.K.) Limited, Federal-Mogul Powertrain Systems International Limited, Federal-Mogul Sealing Systems (Cardiff) Limited, Federal-Mogul Sealing Systems (Rochdale) Limited, Federal-Mogul Sealing Systems (Slough) Limited, Federal-Mogul Sealing Systems Limited, Federal-Mogul Shoreham Limited, Federal Mogul Sintered Products Limited, Federal-Mogul Systems Protection Group Limited, Federal-Mogul Technology Limited, Ferodo Caernarfon Limited, Ferodo Limited, Fleetside Investments Limited, F-M UK Holding Limited, Friction Materials Limited, Greet Limited, Halls Gaskets Limited, Hepworth & Grandage Limited, J.W. Roberts Limited, Lanoth Limited, Newalls Insulation Company Limited, TAF International Limited, T&N Holdings Limited, T&N International Limited, T&N Investments Limited, T&N Limited, T&N Materials Research Limited, T&N Piston Products Group Limited, T&N Properties Limited, T&N Shelf Eighteen Limited, T&N Shelf Nineteen Limited, T&N Shelf One Limited, T&N Shelf Seven Limited, T&N Shelf Three Limited, T&N Shelf Twenty Limited, T&N Shelf Twenty-One Limited, T&N Shelf Twenty-Six Limited, TBA Belting Limited, TBA Industrial Products Limited, Telford Technology Supplies Limited, The Washington Chemical Company Limited, Turner & Newall Limited, Turner Brothers Asbestos Company Limited, and Wellworthy Limited. Unlike all the other U.K. Debtors, T&N Investments Limited is a Scottish rather than English company and commenced administration in Scotland in April 2002. Certain additional U.K. Affiliates of the U.S. Debtors and U.K. Debtors have commenced chapter 11 cases but are not subjects of this Plan.
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                                TABLE OF CONTENTS

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        ARTICLE I DEFINITIONS, CONSTRUCTION OF TERMS, AND EXHIBITS................................................1

         1.1.     Definitions.....................................................................................1
         1.2.     Other Terms....................................................................................32
         1.3.     Deemed Acts....................................................................................32
         1.4.     Exhibits.......................................................................................32

        ARTICLE II TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS....................................32

         2.1.     Allowed Administrative Claims..................................................................32
         2.2.     No Double Payment of Administrative Claims.....................................................33
         2.3.     Special Provisions Relating to United States Customs and Border Protection.....................33
         2.4.     Priority Tax Claims............................................................................33
         2.5.     Treatment of Claims for Payment or Reimbursement of Professional Fees and Expenses.............33

        ARTICLE III CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.........................................34

         3.1.     Federal-Mogul Corporation (Classes 1A through 1O)..............................................35
         3.2.     Federal-Mogul Piston Rings, Inc. ("FMPRI") (Classes 2A through 2P).............................44
         3.3.     Federal-Mogul Powertrain, Inc. ("FMPI") (Classes 3A through 3P)................................48
         3.4.     Federal-Mogul Ignition Company ("FMIC") (Classes 4A through 4P)................................51
         3.5.     Federal-Mogul Products, Inc. ("FMP") (Classes 5A through 5P)...................................55
         3.6.     T&N Limited ("T&N") (Classes 6A - 6P)..........................................................59
         3.7.     Federal-Mogul Ignition (U.K.) Limited ("FM Ignition")(Classes 7A - 7P).........................63
         3.8.     Federal-Mogul Systems Protection Group Limited ("FMSPG") (Classes 8A 8P).......................65
         3.9.     Federal-Mogul Aftermarket UK Limited ("FMAUK") (Classes 9A - 9P)...............................67
         3.10.    Federal-Mogul Sintered Products Limited ("FMSP") (Classes 10A - 10P)...........................68
         3.11.    Federal-Mogul Sealing Systems (Slough) Limited ("FMSS-Slough") (Classes 11A - 11P).............70
         3.12.    Federal-Mogul Friction Products Limited ("FMFP") (Classes 12A - 12P)...........................72
         3.13.    Federal-Mogul Sealing Systems (Rochdale) Limited ("FMSS-Rochdale") (Classes 13A - 13P).........75
         3.14.    Federal-Mogul Camshaft Castings Limited ("FMCC") (Classes 14A - 14P)...........................77
         3.15.    Federal-Mogul Bradford Limited ("Bradford") (Classes 15A - 15P)................................79
         3.16.    Federal-Mogul Camshafts Limited ("FM Camshafts") (Classes 16A - 16P)...........................81
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
         3.17.    Federal-Mogul Eurofriction Limited ("FMEL") (Classes 17A - 17P)................................83
         3.18.    Federal-Mogul Powertrain Systems International Limited ("Powertrain") (Classes 18A - 18P)......85
         3.19.    TBA Industrial Products Limited ("TBA-IP") (Classes 19A - 19P).................................87
         3.20.    Remaining Debtors..............................................................................89

        ARTICLE IV THE TRUST.....................................................................................89

         4.1.     Establishment Of Trust.........................................................................89
         4.2.     Purpose of Trust...............................................................................89
         4.3.     Receipt Of Trust Assets........................................................................90
         4.4.     Discharge Of Liabilities To Holders Of Asbestos Personal Injury Claims.........................90
         4.5.     Special Provisions Applicable to the Reorganized Hercules-Protected Entities...................91
         4.6.     Special Provisions Relating to CVA Asbestos Claims............................................105
         4.7.     The Swiss Re Settlement.......................................................................106
         4.8.     Extension of Injunctions to Curzon and/or Its Reinsurers......................................106
         4.9.     Investment Guidelines.........................................................................106
         4.10.    Excess Trust Assets...........................................................................106
         4.11.    Trust Expenses................................................................................106
         4.12.    Selection Of The Initial Trustees.............................................................106
         4.13.    Advising The Trust............................................................................107
         4.14.    Trust Indemnity Obligations...................................................................107
         4.15.    Retrospective Insurance Premiums and Related Matters..........................................110

        ARTICLE V EXECUTORY CONTRACTS AND UNEXPIRED LEASES......................................................110

         5.1.     Assumption And Rejection Of Unexpired Leases And Executory Contracts..........................110
         5.2.     Rejected Unexpired Leases And Executory Contracts.............................................111
         5.3.     Continuation Of Product Warranties............................................................112
         5.4.     Collective Bargaining Agreements and Retiree Benefit Plans....................................112
         5.5.     Damages Upon Rejection........................................................................113
         5.6.     Corporate Indemnities.........................................................................113

        ARTICLE VI ACCEPTANCE OR REJECTION OF THE PLAN..........................................................114

         6.1.     Each Impaired Class Entitled To Vote Separately...............................................114
         6.2.     Acceptance By Impaired Classes Of Claims......................................................114
         6.3.     Acceptance Pursuant To Section 524 Of The Bankruptcy Code.....................................114
         6.4.     Presumed Acceptance Of Plan...................................................................115
         6.5.     Presumed Rejection Of Plan....................................................................115
         6.6.     Votes With Respect to U.K. Debtors............................................................115
         6.7.     Confirmability And Severability Of The Plan...................................................115

        ARTICLE VII CONDITIONS TO CONFIRMATION AND EFFECTIVENESS................................................116

         7.1.     Conditions To Confirmation....................................................................116
         7.2.     Conditions To Effectiveness...................................................................118
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        ARTICLE VIII IMPLEMENTATION OF THE PLAN.................................................................119

         8.1.     Matters Involving the U.K. Debtors............................................................119
         8.2.     Continued Corporate Existence.................................................................120
         8.3.     Federal-Mogul Corporation Securities and Corporate Governance.................................120
         8.4.     Ownership and Management of Reorganized Debtors other than Reorganized Federal-Mogul..........126
         8.5.     Dissolution Of Inactive Debtor Subsidiaries...................................................127
         8.6.     Corporate Action..............................................................................127
         8.7.     Vesting of Assets.............................................................................127
         8.8.     Preservation of Rights Of Action..............................................................127
         8.9.     Setoffs.......................................................................................128
         8.10.    Reorganized Federal-Mogul Secured Term Loan Agreement.........................................128
         8.11.    Issuance of Reorganized Federal-Mogul Junior Secured PIK Notes................................128
         8.12.    Exit Facilities...............................................................................129
         8.13.    Effectuating Documents And Further Transactions...............................................129
         8.14.    Distributions Under the Plan..................................................................129
         8.15.    Distributions to Holders of Unsecured Claims Against U.S. Debtors.............................132
         8.16.    Implementation of Plans for Federal-Mogul Bradford Limited and Federal-Mogul Sealing Systems
                  (Rochdale) Limited............................................................................134
         8.17.    Objections to Claims Other than Asbestos Personal Injury Claims...............................134
         8.18.    Resolution of Asbestos Personal Injury Claims.................................................135
         8.19.    Settling Asbestos Insurance Companies.........................................................135
         8.20.    Release by Dan=Loc Group......................................................................135
         8.21.    Implementation of Environmental Settlements...................................................136
         8.22.    Implementation of Plan B Settlement With Pneumo Parties.......................................136
         8.23.    Effectiveness of Addendum.....................................................................140
         8.24.    Plan Support Agreement........................................................................141
         8.25.    Implementation of Owens-Illinois Settlement...................................................141
         8.26.    Implementation of Settlement Agreement with Certain Asbestos Property Damage Claimants........141
         8.27.    Implementation of MagneTek Settlement Agreement...............................................141
         8.28.    Dismissal of CNA Adversary Proceeding.........................................................141
         8.29.    Implementation of CIP Agreement and Controlling Effect Thereof................................141

        ARTICLE IX INJUNCTIONS, RELEASES AND DISCHARGE..........................................................142

         9.1.     Discharge.....................................................................................142
         9.2.     Releases......................................................................................144
         9.3.     The Supplemental Injunction, The Third Party Injunction and The Asbestos Insurance Entity
                  Injunction....................................................................................145
         9.4.     Reservation Of Rights.........................................................................149
         9.5.     Disallowed Claims And Disallowed Equity Interests.............................................150
         9.6.     Exculpation...................................................................................150

        ARTICLE X MATTERS INCIDENT TO PLAN CONFIRMATION.........................................................151
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         10.1.    No Liability For Tax Claims...................................................................151
         10.2.    No Successor Liability........................................................................151
         10.3.    Asbestos Insurance Actions and Asbestos In-Place Insurance Coverage...........................151
         10.4.    Insurance Neutrality..........................................................................152
         10.5.    Supersedeas Bond Actions......................................................................155
         10.6.    Institution And Maintenance Of Legal And Other Proceedings....................................155
         10.7.    Retention And Enforcement Of Trust Causes Of Action...........................................156
         10.8.    Sherrill Litigation...........................................................................156

        ARTICLE XI MISCELLANEOUS................................................................................156

         11.1.    Jurisdiction..................................................................................156
         11.2.    General Retention.............................................................................157
         11.3.    Specific Purposes.............................................................................157
         11.4.    District Court Jurisdiction...................................................................159
         11.5.    Reservation of Rights.........................................................................159
         11.6.    Interpretation of Certain Terms...............................................................159
         11.7.    The Official Committees and The Future Claimants Representative...............................159
         11.8.    Revocation Of Plan............................................................................160
         11.9.    Modification Of Plan..........................................................................160
         11.10.   Certain Provisions Regarding Thornwood........................................................161
         11.11.   Modification Of Payment Terms.................................................................161
         11.12.   Entire Agreement..............................................................................161
         11.13.   Headings......................................................................................161
         11.14.   Administrative Claims Bar Date................................................................161
         11.15.   Governing Law.................................................................................162
         11.16.   No Interest...................................................................................162
         11.17.   Limitation On Allowance.......................................................................162
         11.18.   Estimated Claims..............................................................................162
         11.19.   Consent To Jurisdiction.......................................................................162
         11.20.   Successors And Assigns........................................................................162
         11.21.   Non-Debtor Waiver of Rights...................................................................162
         11.22.   Consistent United States Federal Tax Reporting................................................162
         11.23.   Duty to Cooperate.............................................................................163
         11.24.   Notices.......................................................................................163
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         Pursuant to 11 U.S.C. ss. 1121, the Debtors, the Unsecured Creditors
Committee, the Asbestos Claimants Committee, the Future Claimants
Representative, the Administrative Agent and the Equity Committee hereby jointly propose the following Fourth Amended Joint Plan of Reorganization (As Modified)
in accordance with the provisions of Chapter 11, Title 11 of the United States
Code:

                                   ARTICLE I
                DEFINITIONS, CONSTRUCTION OF TERMS, AND EXHIBITS

     1.1. Definitions. As used herein, the following terms shall have the respective meanings specified below, unless the context otherwise requires:

     1.1.1. 1930 Act means the Third Parties (Rights Against Insurers) Act 1930 of the United Kingdom.

     1.1.2. 1930 Act Rights means rights (whether vested, future, contingent or inchoate), (a) which have been or will be transferred to the holder of an Asbestos Personal Injury Claim in respect of that Asbestos Personal Injury Claim by operation of law under the 1930 Act, or any replacement thereof; and/or (b) which are conferred by any law (whether of the United Kingdom or any other jurisdiction), and which entitle the holder of an Asbestos Personal Injury Claim to recover any sum in respect of that claim from any insurer of a Debtor whether directly or by transfer or assignment of any rights under an insurance policy under which a Debtor is insured; and/or (c) which are conferred by any law (whether of the United Kingdom or any other jurisdiction), and which give the holder of an Asbestos Personal Injury Claim any rights in relation to sums recovered in respect of that Asbestos Personal Injury Claim by a Debtor under an insurance policy under which that Debtor is insured.

     1.1.3. 1997 Flexitallic Asset Purchase Agreement means that certain Asset Purchase Agreement, dated as of April 11, 1997, by and among T&N plc, Flexitallic Limited, Flexitallic Sealing Materials Ltd., Flexitallic, Inc., Goetze Vermogenswerwaltungs, GmbH, Flexitallic Canada Ltd., Ferodo a.s., Dan=Loc Corporation, Dan=Loc Limited, Delta 72 Unternehmenswerwaltungs GmbH, Frederique s.r.o., Dan=Loc (Canada) Ltd. and Dan=Loc Transitional, L.P.

     1.1.4. Addendum means the Addendum of Additional Provisions Incorporated Into Joint Plan of Reorganization (Pneumo Abex "Plan A" Settlement), together with the exhibits thereto, filed with the Bankruptcy Court by the Plan Proponents as Exhibit 1.1.4 to the Plan.

     1.1.5. Administrative Agent means JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as administrative agent under the Bank Credit Agreement.

     1.1.6. Administrative Claim means any Claim for the payment of an Administrative Expense.

     1.1.7. Administrative Expense means (a) any cost or expense of administration of the Reorganization Cases under Section 503(b) of the Bankruptcy Code including, but not limited to (1) any actual and necessary postpetition cost or expense of preserving the Estates or operating the businesses of the Debtors, (2) any payment to be made under the Plan to cure a default on an assumed executory contract or unexpired lease, (3) any postpetition cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtors in the ordinary course of business, (4) any valid and allowed reclamation claims in accordance with Section 546(c) of the Bankruptcy Code, (5) compensation or reimbursement of expenses of professionals to the extent allowed by the Bankruptcy Court under Sections 328, 330(a) or 331 of the Bankruptcy Code, (6) the Indenture Trustee fees and expenses under the terms of the respective Indentures and pursuant to Section 8.14.6 of the Plan;
(7) all Claims arising under the DIP Facility; and (8) all Claims for adequate protection authorized and entitled to administrative expense status pursuant to the DIP Facility (and/or Final Orders approving prior debtor-in-possession financing facilities for Federal-Mogul and its subsidiaries); and (b) any fee or charge assessed against the Estates under 28 U.S.C. ss. 1930. Administrative Expenses shall not include the fees or expenses of the Administrators and/or any of their professionals or advisors, which shall be paid under the CVAs in accordance with the U.K. Global Settlement Agreement.

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     1.1.8. Administrators means, in relation to a U.K. Debtor, the administrators appointed by the U.K. Court from time to time in respect of that U.K. Debtor.

     1.1.9. Affiliate shall have the meaning ascribed to such term in Section 101(2) of the Bankruptcy Code, and when used with reference to any Debtor, shall include, but not be limited to, each of the entities listed in Exhibit 1.1.9 to the Plan.

     1.1.10. Affiliate Claims means all prepetition Claims against any of the Debtors held by a Debtor or non-Debtor Affiliate, or any interest held by such entities in any property of the Debtors, but excluding Secured Claims, Equity Interests and the Convertible Subordinated Debentures.

     1.1.11. Affiliated Subsidiaries means the subsidiaries of the Debtors or their Affiliates in which the Debtors or their Affiliates own greater than 5% but less than 20% of the outstanding voting securities of such entity, each of which is listed in Exhibit 1.1.11 of the Plan.

     1.1.12. Allowed means:

     1.1.12.1. With respect to any Claim other than an Administrative Claim, an Asbestos Personal Injury Claim, a Bonded Claim or an Other U.K. Claim, any Claim
(a) that is specifically designated as Allowed under this Plan, (b) that has been, or hereafter is, listed in the Schedules as liquidated in amount and not disputed or contingent or (c) proof of which was timely filed in a liquidated non-contingent amount with the Bankruptcy Court or its duly appointed claims agent, or, in compliance with any order of the Bankruptcy Court regarding the filing of a Proof of Claim and with respect to which either (i) no objection to the allowance thereof has been filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) the Claim has been allowed by a Final Order (but only to the extent so allowed).

     1.1.12.2 With respect to an Asbestos Personal Injury Claim other than a Bonded Claim, the term "Allowed" shall not apply.

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     1.1.12.3. With respect to any Bonded Claim, any Claim that qualifies as a
Bonded Claim under the applicable definitions of the Plan, with respect to which the Bankruptcy Court or other court of competent jurisdiction determines by Final Order, or the applicable Debtor or Reorganized Debtor and the holder of such Claim agree, that such holder is entitled to some or all of the proceeds of the applicable supersedeas bond or other payment assurance (but only to the extent so ordered or agreed). An Allowed Bonded Claim shall constitute a final, non-appealable judgment determining the legal liability of the Debtors or their Estates, as applicable.

     1.1.12.4. With respect to any Claim that is asserted to constitute an Administrative Expense (a) a Claim that represents an actual and necessary expense of preserving the estate or operating the business of the Debtors, to the extent such Claim is determined by the Plan Proponents to constitute an Administrative Expense; (b) other than with respect to a Claim of a professional person employed under Sections 327, 328 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to Section 330 of the Bankruptcy Code, a Claim that the Plan Proponents do not believe constitutes an Administrative Expense, and such Claim is allowed in whole or in part by a Final Order of the Bankruptcy Court and only to the extent that such allowed portion is determined pursuant to a Final Order to constitute a cost or expense of administration under Sections 503(b) and 507(a)(1) of the Bankruptcy Code; or (c) that represents a Claim of a professional person employed under Sections 327, 328 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation or reimbursement of expenses pursuant to
Section 330 of the Bankruptcy Code, to the extent such Claim is allowed by a Final Order of the Bankruptcy Court under Section 330 of the Bankruptcy Code.

     1.1.12.5. With respect to any Other U.K. Claim, (i) in the case of T&N Limited, J.W. Roberts Limited and TAF International Limited, a Claim that is non-contingent and is either (a) allowed in accordance with the provisions of the CVA for the applicable U.K. Debtor or (b) is allowed by a Final Order of the Bankruptcy Court; (ii) in the case of any U.K. Debtor other than T&N Limited, J.W. Roberts Limited and TAF International Limited for which a CVA becomes effective, a Claim that is non-contingent and is allowed in accordance with the provisions of the CVA for such U.K. Debtor, and (iii) in the case of any U.K. Debtor for which a CVA is not proposed or does not become effective, a Claim that is non-contingent and that is allowed by a Final Order of the Bankruptcy Court.

     1.1.12.6. With respect to any Equity Interest, an Equity Interest held by any Person as of the Record Date.

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     1.1.13. Allowed Amount means, with respect to any Claim, the amount in which that Claim is Allowed, denominated in dollars (in the case of a U.S. Debtor) or pounds sterling (in the case of a U.K. Debtor).

     1.1.14. Ancillary CVAs means the company voluntary arrangements under Part I IA 1986 which have been proposed by the Administrators of F-M UK Holding Limited and Federal-Mogul Global Growth Limited in respect of those companies, and which are attached to the Plan as Exhibit 1.1.14, as may be varied from time to time.

     1.1.15. Asbestos Claimants Committee means the Official Committee of Asbestos Claimants appointed in the Reorganization Cases by the United States Trustee.

     1.1.16. Asbestos In-Place Insurance Coverage means any insurance coverage to the extent to be utilized for the payment or reimbursement of liability, indemnity or defense costs arising from or related to Asbestos Personal Injury Claims or Trust Expenses under any Asbestos Insurance Policy or any Asbestos Insurance Settlement Agreement.

     1.1.17. Asbestos Insurance Action means any claim, cause of action, or right of the Debtors or any of them, under the laws of any jurisdiction, against any Asbestos Insurance Company, arising from or related to: (a) any such Asbestos Insurance Company's failure to provide or pay under Asbestos In-Place Insurance Coverage, (b) the refusal of any Asbestos Insurance Company to compromise and settle any Asbestos Personal Injury Claim under or pursuant to any Asbestos Insurance Policy, (c) the interpretation or enforcement of the terms of any Asbestos Insurance Policy with respect to any Asbestos Personal Injury Claim, or (d) any conduct of any Asbestos Insurance Company constituting "bad faith" or other wrongful conduct under applicable law. Asbestos Insurance Actions shall not include any disputes relating to the CIP Agreement, unless otherwise provided in the CIP Agreement.

     1.1.18. Asbestos Insurance Action Recoveries means (a) Cash derived from and paid pursuant to Asbestos Insurance Settlement Agreements entered into prior to the Effective Date attributable to any Asbestos Personal Injury Claim other than reimbursement for payments made on account of Asbestos Personal Injury Claims prior to the Petition Date, (b) the right to receive proceeds of Asbestos In-Place Insurance Coverage and (c) the right to receive the proceeds or benefits of any Asbestos Insurance Action.

     1.1.19. Asbestos Insurance Company means any insurance company, insurance broker or syndicate insurance broker, guaranty association or any other entity that may have liability under an Asbestos Insurance Policy.

     1.1.20. Asbestos Insurance Entity Injunction means the injunction described in Section 9.3.3 of the Plan.

     1.1.21. Asbestos Insurance Policy means any insurance policy (other than the Hercules Policy and the EL Policies) in effect at any time on or before the Effective Date naming any of the Debtors (or any predecessor, subsidiary, or past or present Affiliate of any of the Debtors) as an insured, or otherwise affording the Debtors indemnity or insurance coverage, upon which any claim has been or may be made with respect to any Asbestos Personal Injury Claim. For the avoidance of doubt, Asbestos Insurance Policy shall not include any Pneumo Asbestos Insurance Policy (as defined in the Addendum).

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     1.1.22. Asbestos Insurance Settlement Agreement means any settlement agreement with a Settling Asbestos Insurance Company relating to any Asbestos Personal Injury Claim. For the avoidance of doubt, Asbestos Insurance Settlement Agreement shall not include any settlement agreement related to or under any of the Pneumo Asbestos Insurance Policies. For the further avoidance of doubt, the CIP Agreement shall be an Asbestos Insurance Settlement Agreement.

     1.1.23. Asbestos Insurer Coverage Defenses means all rights and defenses at law or in equity that any Asbestos Insurance Company may have under any Asbestos Insurance Policy or applicable law to a claim seeking insurance coverage; provided, however, that the pursuit of such defenses shall be subject to the terms of the Bankruptcy Insurance Stipulation (if applicable). Asbestos Insurer Coverage Defenses include, without limitation, any defense based on the terms of the Plan or the Plan Documents or the manner in which the Plan or Plan Documents were negotiated, including but not limited to (i) the defense that Asbestos Personal Injury Claims asserted against one Debtor cannot be tendered to nor paid by insurers that have issued or subscribed Asbestos Insurance Policies to a different Debtor and/or with respect to risks that are not insured under those policies, (ii) defenses based on the provisions in the Plan, Plan Documents, and any Order confirming the Plan relating to the treatment or handling of Vellumoid and Fel-Pro Claims, and (iii) the defenses that excess insurers have no duty to undertake the defense of any claim and have no duty to pay defense costs with respect to claims that are not covered by any Asbestos Insurance Policy issued or subscribed by them; but Asbestos Insurer Coverage Defenses do not include any defense that the Plan or any of the Plan Documents do not comply with the Bankruptcy Code. In the event that it is finally determined in the Reorganization Cases that the Bankruptcy Code authorizes the Assignment (as defined in the Bankruptcy Insurance Stipulation) by preempting any terms of Asbestos Insurance Policies or provisions of applicable non-bankruptcy law that otherwise might prohibit the Assignment, Asbestos Insurer Coverage Defenses shall not include any defense that the Assignment is prohibited by the Asbestos Insurance Policies or applicable non-bankruptcy law.

     1.1.24. Asbestos Personal Injury Claim means a liquidated or unliquidated claim against one or more of the Debtors, their non-Debtor Affiliates, or the present or former officers, directors or employees of any of them, whether asserted by agents or employees of the Debtors or their non-Debtor Affiliates or any other Person or Entity, whether in the nature of or sounding in tort, contract, warranty, employer liability or any other theory of law, equity or admiralty, whatsoever, for, attributable to or arising under the laws of any jurisdiction, by reason of, directly or indirectly, physical, emotional or other personal injuries or other damages (including, without limitation, death) caused, or allegedly caused, in whole or in part, directly or indirectly, by the presence of, or exposure to, asbestos - including, but not limited to, asbestos-containing products, automotive or industrial parts and components, equipment, manufacturing processes, improvements to real property or materials manufactured, sold, supplied, produced, specified, selected, distributed or in any way marketed by one or more of the Debtors, their non-Debtor Affiliates or the predecessors of any of them - and arising or allegedly arising, directly or indirectly, from acts, omissions, business or operations of one or more of the Debtors, their non-Debtor Affiliates or the predecessors of any of them, or any other Entity for whose acts, omissions, business or operations any of the Debtors have liability (to the extent of such Debtor's or Debtors' liability for such acts, omissions, business or operations), including, but not limited to, all claims, debts, obligations or liabilities for compensatory damages (such as, without limitation, loss of consortium, medical monitoring, personal or bodily injury, wrongful death, survivorship, proximate, consequential, general and special damages) and punitive damages. Asbestos Personal Injury Claims shall include, without limitation, (i) Indirect Asbestos Personal Injury Claims, (ii) Demands, and (iii) any Claim or Demand based upon, arising under or attributable to an asbestos personal injury settlement agreement or protocol entered into by CCR on behalf of one or more of the Debtors. Notwithstanding the foregoing, Asbestos Personal Injury Claims shall not include (i) Bonded Asbestos Personal Injury Claims (but shall include the unsecured deficiency, if any, of any Bonded Asbestos Personal Injury Claim), (ii) Asbestos Property Damage Claims, (iii) any workers' compensation claim brought directly against a Debtor or a non-Debtor Affiliate by a past or present employee of any U.S. Debtor under an applicable workers' compensation statute, (iv) Hercules Claims, and (v) EL Claims Handling Costs Claims.

     1.1.25. Asbestos Personal Injury Expenses means all costs, taxes and expenses of or imposed on the Trust attributable or allocable to Asbestos Personal Injury Claims, including, but not limited to, trustee compensation, employee compensation, insurance premiums, legal, accounting and other professional fees and expenses, overhead, disbursements, and expenses relating to the implementation of the Asbestos Personal Injury Trust Distribution Procedures, but excluding payments to holders of Asbestos Personal Injury Claims on account of such Claims or Demands, or reimbursements of such payments.

     1.1.26. Asbestos Personal Injury Trust Distribution Procedures means the Asbestos Personal Injury Trust Distribution Procedures substantially in the form attached to the Trust Agreement, or as subsequently modified or amended.

     1.1.27. Asbestos Property Damage Claim means a liquidated or unliquidated Claim against, or any debt, obligation or liability of one or more of the Debtors, arising under the laws of any jurisdiction, whether in the nature of or sounding in tort, contract, warranty or any other theory of law, equity or admiralty, for, attributable to or arising by reason of, directly or indirectly, property damages (whenever suffered), including, but not limited to, diminution in the value thereof, or environmental damage or economic loss caused or allegedly caused, directly or indirectly, by asbestos - including, but not limited to, asbestos-containing products, automotive or industrial parts and components, equipment, manufacturing processes, improvements to real property or materials manufactured, sold, supplied, produced, specified, selected, distributed or in any way marketed by one or more of the Debtors or their predecessors - and arising or allegedly arising, directly or indirectly, from acts or omissions of one or more of the Debtors, or their predecessors, including, but not limited to, all claims, debts, obligations or liabilities for compensatory and punitive damages, and also including, without limitation, any claim for contribution, reimbursement, subrogation or indemnity, whether contractual or implied by law, attributable to Asbestos Property Damage Claims. Asbestos Property Damage Claims shall exclude all Asbestos Personal Injury Claims.

     1.1.28. Asbestos Property Damage Claimants Committee means the Official Committee of Asbestos Property Damage Claimants appointed in the Reorganization Cases by the United States Trustee.

     1.1.29. Bank Claims means any and all obligations, rights, claims or interests, whether secured or unsecured, matured or unmatured, fixed or contingent, including, but not limited to, principal, accrued and unpaid interest, charges, costs, breakage fees, counsel fees, contingent reimbursement obligations under unfunded or partially drawn letters of credit, and any and all other rights to payment of money arising under, based upon or related to the Bank Credit Agreement.

     1.1.30. Bank Credit Agreement means that certain Fourth Amended and Restated Credit Agreement and related Loan Documents as therein defined, dated as of December 29, 2000, as such Agreement has been amended, supplemented or otherwise modified from time to time thereafter among Federal Mogul, certain Affiliate Debtors and non-Debtor Affiliates, a syndicate of lenders and the Administrative Agent.

     1.1.31. Bankruptcy Code means title 11 of the United States Code, 11 U.S.C. ss.ss. 101, et seq., as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Reorganization Cases.

     1.1.32. Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware.

     1.1.33. Bankruptcy Insurance Stipulation means that certain Stipulation and Agreed Order approved by the Bankruptcy Court in the Reorganization Cases by an order entered on September 19, 2006 as docket no. 10606, by and between the Debtors, certain Asbestos Insurance Companies, the Asbestos Claimants Committee and the Future Claimants Representative, as such Stipulation and Agreed Order may subsequently be amended and modified by agreement of the parties thereto.

     1.1.34. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Reorganization Cases.

     1.1.35. Bonded Asbestos Personal Injury Claim means an Asbestos Personal Injury Claim evidenced by a judgment as to which, but only to the extent that, a supersedeas bond or equivalent form of payment assurance was posted by a Debtor as security for such Claim, and only to the extent that the Bankruptcy Court or other court of competent jurisdiction determines by Final Order, or the applicable Reorganized Debtor and the holder of such Bonded Asbestos Personal Injury Claim agree, that such holder is entitled to some or all of the proceeds of the supersedeas bond or other payment assurance.

     1.1.36. Bonded Claim means any Bonded Asbestos Personal Injury Claim or Bonded Non-Asbestos Claim, but shall not include the unsecured deficiency, if any, of any such Claims.

     1.1.37. Bonded Non-Asbestos Claim means any Claim, other than an Asbestos Personal Injury Claim, evidenced by a judgment as to which, but only to the extent that, a supersedeas bond or equivalent form of payment assurance was posted by a Debtor as security for such Claim, and only to the extent that the Bankruptcy Court or other court of competent jurisdiction determines by Final Order, or the applicable Reorganized Debtor and the holder of such Bonded Non-Asbestos Claim agree, that such holder is entitled to some or all of the proceeds of the supersedeas bond or other payment assurance.

     1.1.38. Business Day means any day other than a Saturday, Sunday or legal holiday (as such term is defined in Bankruptcy Rule 9006(a)).

     1.1.39. Cash means lawful currency of the United States of America and its equivalents as to the U.S. Debtors, and pounds sterling and its equivalents as to the U.K. Debtors.

     1.1.40. CCR means the Center for Claims Resolution, a Delaware non-profit corporation.

     1.1.41. CCR Surety Bonds means Performance Bond No. 6066092 issued by Safeco in favor of CCR, Performance Bond Nos. 103529126 and 103529229 REL issued by Travelers in favor of CCR, and Performance Bond No. 929182983 issued by CNA in favor of CCR.

     1.1.42. Chester Street Claims has the same meaning as in the Principal
CVAs.

     1.1.43. Chester Street Fund has the same meaning as in the Principal CVAs.

     1.1.44. Chester Street Hercules Fund means those Hercules Recoveries referred to in Section 4.5.12(c) Seventhly (ii)(3), the assets or investments derived from those recoveries from time to time, and all accumulations of income on or arising from those assets.

     1.1.45. Chester Street Hercules Fund Costs has the same meaning as in the Principal CVAs.

     1.1.46. Chester Street Percentage means 4.76% or such other percentage as may be agreed from time to time under Section 4.5.14.

     1.1.46A. CIP Agreement means that certain Asbestos Bodily Injury Coverage in Place Agreement dated October 30, 2007 by and among Felt Products Manufacturing Co., Federal-Mogul Corporation, and certain insurers. As used herein, the term CIP Agreement shall include all exhibits and documents attached to the CIP Agreement. The CIP Agreement is an Asbestos Insurance Settlement Agreement as defined in the Plan.

     1.1.47. Claim shall have the meaning ascribed to such term in Section 101(5) of the Bankruptcy Code, and shall include, but not be limited to, Asbestos Personal Injury Claims and interests other than Equity Interests.

     1.1.48. Class means a category of Claims or Equity Interests pursuant to the Plan, as such term is used and described in Section 1122 of the Bankruptcy Code.

     1.1.49. Collateral Trustee means the Persons serving as trustees of collateral pledged as security for the Bank Claims, Noteholder Claims and Surety Claims, as applicable, pursuant to, among other things, the Bank Credit Agreement and related documents.

     1.1.49A. Commutation Agreement means that certain Settlement Agreement and Release attached to the CIP Agreement as Exhibit I thereto.

     1.1.50. Company Specific Distribution Ratio means a ratio, the numerator of which shall be the value of the referenced U.K. Debtor's assets as estimated on
Exhibit 1.1.50 to the Plan and the denominator of which shall be the Allowed Amount of all Claims against the referenced U.K. Debtor other than U.S. Asbestos Personal Injury Claims.

     1.1.51. Confirmation or Confirmation of the Plan means the entry of an order approving the Plan in accordance with Section 1129 of the Bankruptcy Code.

     1.1.52. Confirmation Date means the date on which the Confirmation Order is entered on the docket of the Bankruptcy Court.

     1.1.53. Confirmation Hearing means the hearing(s) which will be held before the Bankruptcy Court and/or District Court, as applicable, in which the Plan Proponents will seek Confirmation of the Plan.

     1.1.54. Confirmation Order means the order confirming the Plan pursuant to
Section 1129 and other applicable sections of the Bankruptcy Code.

     1.1.55. Convertible Subordinated Debentures means the 7% Convertible Junior Subordinated Debentures due 2027 in the original aggregate principal amount of $575,000,000 issued by Federal-Mogul on December 1, 1997, and sold to Federal-Mogul Financing Trust, the indenture trustee for which is currently The Bank of New York.

     1.1.56. Cooper means Cooper Industries, Ltd., a Bermuda company, and Cooper LLC, together with any Affiliates thereof that asserted Claims against any of the Debtors.

     1.1.57. Cooper/Pneumo Escrow Account shall have the meaning set forth in the Plan B Settlement Agreement.

     1.1.58. Cooper/Pneumo Escrow Agreement shall have the meaning set forth in
Section 8.22.4.1(b) of the Plan.

     1.1.59. Intentionally Omitted.

     1.1.60. Cooper Claims shall mean any Claims asserted or that could be asserted by Cooper in the Reorganization Cases against any of (a) Federal-Mogul,
(b) FMP, (c) F-M UK Holding Limited, (d) FM International LLC, and/or (e) Federal-Mogul Global Growth Limited, including but not limited to those Claims set forth in the proofs of claim filed by Cooper, on behalf of itself and its Affiliates, dated (i) March 1, 2003 in the total liquidated claim amount of $17,786,050.88, including alleged asbestos liabilities and defense costs liquidated since October 1, 2001, (ii) July 12, 2004 (amending the proof of claim dated March 1, 2003) in the total liquidated claim amount of $104,382,778.41, including alleged asbestos liabilities and defense costs liquidated as of May 31, 2004, (iii) November 2, 2004 (amending the proof of claim dated July 12, 2004) in the total liquidated claim amount of $135,075,462.42, including alleged asbestos liabilities and defense costs liquidated as of November 1, 2004, and (iv) May 8, 2006 (amending the proof of claim dated November 2, 2004) in the total amount of $479,542,188.86, including alleged asbestos liabilities and defense costs liquidated as of March 31, 2006 and the alleged net present value of future claims.

     1.1.61. Cooper LLC has the meaning set forth in Section 8.22.1 of the Plan.

     1.1.62. CRU means the Compensation Recovery Unit established in the United Kingdom under the U.K. Social Security (Recovery of Benefits) Act 1997.

     1.1.63. Curzon means Curzon Insurance Limited, a company incorporated in Guernsey whose principal place of business is St Julian's Court, St Peter's Port, Guernsey GY1 4AT, in its capacity as insurer under the Hercules Policy.

     1.1.64. CVA Asbestos Claim has the same meaning as in the Principal CVAs.

     1.1.65. CVAs means the Principal CVAs and the Ancillary CVAs when referred to together, and "CVA" means the company voluntary arrangement applicable to the relevant U.K. Debtor under Part I of the IA 1986 and Part I of the IR 1986.

     1.1.66. CVA Supervisors means, in relation to each of the CVAs, the supervisors thereof or their duly appointed successors.

     1.1.67. Dan=Loc Deed of Guarantee means that certain Deed of Guarantee, dated as of April 11, 1997, by and among T&N plc, and Dan=Loc Corporation, Dan=Loc, Inc., Dan=Loc Limited, Delta 72 Unternehmenswerwaltungs GmbH, Frederique s.r.o., Dan=Loc (Canada) Ltd., Dan=Loc Investments, Inc. and Dan=Loc Transitional, L.P.

     1.1.68. Dan=Loc Deed of Special Indemnity means that certain Deed of Special Indemnity, dated as of April 11, 1997, by and among T&N plc, Flexitallic Limited, Flexitallic Sealing Materials Ltd., Flexitallic, Inc., Goetze Vermogenswerwaltungs, GmbH, Flexitallic Canada Ltd., Ferodo a.s., Dan=Loc Corporation, Dan=Loc Limited, Delta 72 Unternehmenswerwaltungs GmbH, Frederique s.r.o., Dan=Loc (Canada) Ltd. and Dan=Loc Transitional, L.P.

     1.1.69. Dan=Loc Group means Dan=Loc Corporation and its subsidiaries or affiliates and their respective successors, including but not limited to, The Flexitallic Group, Inc. and its subsidiaries and affiliates.

     1.1.70. Dan=Loc Indemnified Indirect Asbestos Personal Injury Claims and Demands means any Asbestos Personal Injury Claim or Demand that is both: (A)(i) based upon exposure, occurring at any time, to an asbestos containing product which was manufactured, distributed, or sold prior to April 11, 1997 by GHI or any other Debtor, that has been, is or could be asserted against the Dan=Loc Group or (ii) based upon exposure, prior to April 11, 1997, to asbestos present in the internal or external fabric of any building owned or leased by GHI or any other Debtor and which was acquired or leased by the Dan=Loc Group from GHI or any other Debtor under the terms of the 1997 Flexitallic Asset Purchase Agreement, that has been, is or could be asserted against the Dan=Loc Group; and
(B) is an "Asbestos Related Claim" (as such term is defined in the Dan=Loc Deed of Special Indemnity) subject to indemnification by GHI under Section 2.2 of the Dan=Loc Deed of Special Indemnity and Section 2.2 of the Dan=Loc Deed of Guarantee (copies of which are attached hereto as Exhibit 1.1.70). Dan=Loc/GHI Indemnified Asbestos Personal Injury Claims and Demands shall also include any Asbestos Personal Injury Claims and Demands asserted in connection with any asbestos containing product manufactured, distributed or sold by GHI or any other Debtor prior to April 11, 1997, which Asbestos Personal Injury Claim also alleges exposure to any asbestos containing product manufactured, distributed or sold by the Dan=Loc Group on or after April 11, 1997, and which Asbestos Personal Injury Claim is based upon exposure to asbestos from such product during a period of time both prior to and after April 11, 1997, but only to the extent of the percentage allocable to GHI or any other Debtor pursuant to and in accordance with the sharing provisions set forth in Section 2.5 of the Dan=Loc Deed of Special Indemnity; provided, however, that in no event shall Dan=Loc Indemnified Indirect Asbestos Personal Injury Claims and Demands include any Claims or Demands made against the Dan=Loc Group at any time after April 11, 2024.

     1.1.71. Date of Finality has the meaning set forth in the Addendum.

     1.1.72. Debtor HPE Asbestos Claim means, in respect of each Reorganized Hercules-Protected Entity, an Asbestos Personal Injury Claim against the relevant Reorganized Hercules-Protected Entity other than a CVA Asbestos Claim.

     1.1.73. Debtor Insurance Claim means a Claim (other than an Asbestos Personal Injury Claim) that is alleged to be covered by an insurance policy issued or allegedly issued by an Asbestos Insurance Company.

     1.1.74. Debtors means Federal-Mogul and its affiliated U.S. Debtors and U.K. Debtors (or any of them as the context may require).

     1.1.75. Debtors in Possession means the Debtors (or any of them as the context may require) in their capacities as debtors in possession in the Reorganization Cases.

     1.1.76. Demand means a demand as such term is used and defined in Section 524(g)(5) of the Bankruptcy Code, including a demand for payment, present or future, that (i) was not a Claim prior to the Effective Date; (ii) arises out of the same or similar conduct or events that gave rise to an Asbestos Personal Injury Claim or the Claims addressed by the Third Party Injunction or the Asbestos Insurance Entity Injunction; and (iii) pursuant to the Plan, is to be satisfied exclusively by the Trust.

     1.1.77. DIP Facility means that certain Credit and Guaranty Agreement, as amended from time to time, by, between and among certain of the U.S. Debtors and a syndicate of lenders, with Citicorp USA, Inc. as administrative agent, and those certain Tranche C Loans (as defined in the Final Order approving the DIP Facility), which the Bankruptcy Court authorized through a Final Order entered on May 24, 2007.

     1.1.78. Disbursing Agent means Reorganized Federal-Mogul or any Person selected by Reorganized Federal-Mogul (with approval of the Bankruptcy Court) to hold and distribute the consideration to be distributed to the holders of Allowed Claims (other than Allowed Asbestos Personal Injury Claims) or Allowed Equity Interests under the Plan. Disbursing Agent does not include any Indenture Trustee relating to the Notes or the Indentures.

     1.1.79. Discharge Injunction means the injunction described in Section 1141 of the Bankruptcy Code and contained in Section 9.1.2 of the Plan.

     1.1.80. Disclosure Statement means the Disclosure Statement Describing Third Amended Joint Plan Of Reorganization, dated June 4, 2004, including all exhibits, appendices, schedules and annexes attached thereto, as submitted by the Plan Proponents pursuant to Section 1125 of the Bankruptcy Code and approved by the Bankruptcy Court, as such Disclosure Statement may be further amended, supplemented or modified from time to time (including the Supplemental Disclosure Statement dated as of January 30, 2007).

     1.1.81. Distribution Date means, when used with respect to an Allowed Claim (other than an Asbestos Personal Injury Claim that is not a Bonded Asbestos Personal Injury Claim), the date which is as soon as reasonably practicable after the later of: (a) the Effective Date, and (b) the first Business Day of the next calendar quarter after the date upon which the Claim becomes Allowed, unless the Claim becomes Allowed within fifteen Business Days before the first Business Day of the next calendar quarter, in which case the Distribution Date shall be the first Business Day of the next succeeding calendar quarter.

     1.1.82. District Court means the United States District Court for the District of Delaware, or the unit thereof having jurisdiction over the matter in question.

     1.1.83. Effective Date means, and shall occur on, the date on which the Debtors file notice with the Bankruptcy Court of the Effective Date, which notice shall state that the conditions contained in Section 7.2 of the Plan have been satisfied or waived, and on which date all acts, events, terms and conditions contemplated under the Plan to occur on the Effective Date or as soon as practicable thereafter shall be deemed to have occurred simultaneously.

     1.1.84. EL Asbestos Insurance means employer's liability policies (other than (i) (if the EL Scheme becomes effective before the EL Scheme Long Stop
Date) those that are the subject of the EL Settlement and (ii) the Hercules Policy) that afford any of the U.K. Debtors rights of indemnity or insurance coverage with respect to any Asbestos Personal Injury Claim asserted by an employee or former employee relating to exposure to asbestos in the course of such individual's employment.

     1.1.85. EL Asbestos Insurance Expiry Date means the date upon which all of the obligations of all the EL Insurers under all the EL Asbestos Insurance cease to have effect, whether by commutation or otherwise.

     1.1.86. EL Claims Handling Costs Claims has the same meaning as in the Principal CVAs.

     1.1.87. EL Insurer means any insurer (except, for the avoidance of doubt, Curzon) providing employer's liability insurance cover (except, for the avoidance of doubt, the Hercules Policy) to any of the U.K. Debtors.

     1.1.88. EL Recoveries means all amounts received or recoverable in respect of EL Asbestos Insurance.

     1.1.89. EL Scheme means the scheme of arrangement proposed in the United Kingdom by the Administrators of T&N Limited and certain other U.K. Debtors to facilitate the distribution of the amounts to be received under the EL Settlement to such persons who are scheme creditors under the terms of the EL Scheme.

     1.1.90. EL Scheme Long Stop Date means 31 May 2007 or such later date as may be agreed in writing between the Administrators of T&N or, if T&N has ceased to be in administration, the CVA Supervisors with respect to T&N and the U.K. Asbestos Trustee.

     1.1.91. EL Settlement means the settlement of the proceedings HC02C01451 which were commenced against Royal & Sun Alliance Insurance Plc and the Brian Smith Syndicate at Lloyd's (Syndicate Number 45/177) (and, insofar as it is the successor thereto, Equitas Limited) by T&N and certain other U.K. Debtors.

     1.1.92. Employee Benefit Plan means any employment, compensation, pension, healthcare (including, but not limited to, medical, surgical, hospital, dental and counseling), bonus, incentive compensation, sick leave and other leaves (including, but not limited to, jury duty, child-bearing and military service), vacation pay, expense reimbursement, dependent care, retirement, savings, workers compensation, life insurance, disability, dependent care, dependent healthcare, education, car allowance, miscellaneous executive benefits, severance or other benefit plan or arrangement for the benefit of the directors, officers or employees (whether salaried or hourly, active or retired) of the applicable Debtor, but excluding (i) any new agreements provided for in Section
8.3.14 of this Plan and (ii) that portion of the Debtors' non-tax qualified pension plans giving rise to Excluded Non-Qualified Pension Claims.

     1.1.93. English Court means the High Court of Justice of England and Wales.

     1.1.94. Entity means any Person, estate, trust, Governmental Unit, or the United States Trustee.

     1.1.95. Environmental Claim means any Claim, other than an Asbestos Personal Injury Claim, asserted by any Governmental Unit or Person, arising out of, related to, or based upon any Environmental Law, including, but not limited to, any Claim (a) to restrict or enjoin, or recover damages, costs or expenses to remedy any release or threatened release of any environmental pollution, contamination or nuisance or to require the Debtors or their non-debtor Affiliates to remedy or to reimburse, pay or incur costs to remedy any release or threatened release of any environmental pollution, contamination or any nuisance; (b) to remedy, reimburse, compensate or pay any damage, penalty, fine or forfeiture for, or to restrict or enjoin any violation of, or alleged violation of, any Environmental Law; (c) to pay any contractual claim with respect to any Environmental Law; or (d) to pay or reimburse any such Entity for personal injury (including workers compensation, sickness, disease or death), tangible or intangible property damage or natural resource damage arising out of, relating to, or based upon any release or threatened release of any environmental pollution, contamination or nuisance, whether or not contemplated in subsections (a) through (d) above, including, but not limited to, any related Asbestos Property Damage Claim. For purposes of the Plan, prepetition Environmental Claims fall into one of two categories - (x) Claims arising from or related to property either never owned or occupied, or formerly but no longer owned or occupied by the Debtors ("Off-Site Environmental Claims"), and (y) Claims arising from or related to property currently owned or occupied, and that will continue to be owned or occupied by the Debtors after Confirmation of the Plan, excluding, however, any Claims arising from or relating to wastes or other materials which were shipped or were arranged to be shipped for disposal to a site that was never owned or occupied, or was formerly owned or occupied but is no longer owned or occupied by the Debtors ("On-Site Environmental Claims"). A schedule of all known On-Site Environmental Claims is set forth in Exhibit
1.1.95 to the Plan.

     1.1.96. Environmental Laws means (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C., ss.ss. 9601, et seq., (b) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. ss.ss. 6901, et seq., (c) the Clean Air Act, 42 U.S.C. ss.ss. 7401, et seq., (d) the Clean Water Act of 1977, 33 U.S.C. ss.ss. 1251, et seq., (e) the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601, et seq., (f) the Environmental Protection Act 1990, the Environment Act 1995, the Control of Pollution Act 1974, the Planning (Hazardous Substances) Act 1990, the Radioactive Substances Act 1993, the Clean Air Act 1993, the Water Resources Act 1991, the Water Industry Act 1991, the Health and Safety at Work, etc. Act 1974 and the Public Health Act 1936 (all of the United Kingdom) as the same may from time to time be amended or reenacted, and all orders and regulations from time to time made thereunder, (g) all statutes, laws, rules or regulations issued or promulgated by any Governmental Unit or court (including, without limitation, the common law), as they may be amended from time to time, relating to the protection and/or prevention of harm, contamination or pollution of or to the environment (including, without limitation, ecological systems and living organisms including humans and the following media whether alone or in combination: air (including air within buildings), water (including water under or within land or in pipe or sewage systems), land, buildings and soil) and (h) the ordinances, rules, regulations, orders, notices of violation, requests, demands and requirements issued or promulgated by any Governmental Unit in connection with such statutes or laws.

     1.1.97. Environmental Settlement Agreements shall have the meaning ascribed to such term in Section 8.21 hereof.

     1.1.98. Equity Committee means the Official Committee of Equity Security Holders of Federal-Mogul Corporation appointed in the Reorganization Cases by the United States Trustee.

     1.1.99. Equity Interest means any equity interest in the Debtors represented by (a) existing Federal-Mogul common or preferred stock as classified in Classes 1M and 1O below or (b) shares of capital stock in the remaining Debtors, whether or not issued.

     1.1.100. Estate means, as to each Debtor, the estate created for that Debtor under Section 541 of the Bankruptcy Code upon the commencement of its Reorganization Case.

     1.1.101. Excluded Non-Qualified Pension Claims means any Claims based upon or arising out of the Debtors' non-tax qualified pension plans in which the existing or prior employee was entitled to receive more than $3,500 per month, but for which such employee has received or will receive only $3,500 per month pursuant to the Bankruptcy Court's order entered on April 30, 2002 (Docket No.
1655), all of which Claims shall be classified and treated as Unsecured Claims; provided, however, that the claims of James Zamoyski, Wilhelm Schmelzer and Richard Randazzo, respectively, based upon the Supplemental Key Executive Pension Plan of Federal-Mogul shall not be subject to the aforementioned $3,500 per month limitation as provided in the Bankruptcy Court's order entered on August 9, 2002 (Docket No. 582591721).

     1.1.102. Exit Facilities means the agreements described in Section 8.12 below providing for one or more credit facilities which shall be used to repay obligations under the DIP Facility on the Effective Date, make cash payments required under the Plan and/or provide working capital for the business operations of the Reorganized Debtors.

     1.1.103. Federal-Mogul means Federal-Mogul Corporation, a corporation incorporated in Michigan and one of the U.S. Debtors.

     1.1.103A. Fel-Pro Claim means any Fel-Pro Asbestos Claim, as that term is defined in the CIP Agreement.

     1.1.104. Ferodo means Ferodo America, Inc., a corporation incorporated in Delaware and one of the U.S. Debtors.

     1.1.105. Final Order means an order or judgment of any court of competent jurisdiction, the implementation, operation or effect of which has not been stayed and as to which order (or any revision, modification or amendment thereof) the time to appeal or seek review, rehearing or writ of certiorari has expired and as to which no appeal or petition for review, rehearing or certiorari has been taken and is pending.

     1.1.106. FMP means Federal-Mogul Products, Inc., a Missouri corporation and one of the Debtors.

     1.1.107. FM Ignition Pension Plan means the pension scheme known as the Champion Pension Scheme, a defined benefit plan operated by Federal-Mogul Ignition (U.K.) Limited for eligible employees.

     1.1.108. Future Claimants Representative means Eric D. Green (or any court-appointed successor) who was appointed by the Bankruptcy Court in the Reorganization Cases pursuant to an Order dated February 11, 2002 as the legal representative of any and all persons described in Section 524(g)(4)(B)(i) of the Bankruptcy Code who may assert demands for asbestos-related personal injuries, as that term is defined in Section 524(g)(5) of the Bankruptcy Code.

     1.1.109. GHI means Gasket Holdings Inc. (f/k/a Flexitallic, Inc.), a corporation incorporated in Delaware and one of the U.S. Debtors.

     1.1.110. Governmental Unit means any domestic, foreign, provincial, federal, state, local or municipal (a) government, or (b) governmental agency, commission, department, bureau, ministry or other governmental entity.

     1.1.111. Hercules Claims has the same meaning as in the Principal CVAs.

     1.1.112. Hercules Claims Handling Costs means all amounts now or at any time in the future incurred or paid by T&N or any Hercules-Protected Entity to Curzon or the Reinsurers in accordance with and under the Hercules Policy for costs, fees and expenses that are attributable to the administration, defense or disposition (including but not limited to settlement) of one or more Asbestos Personal Injury Claims against any of the Hercules-Protected Entities, or the pursuit of subrogation rights, all in accordance with and under the terms of the Hercules Policy. "Hercules Claims Handling Costs" shall exclude (a) Hercules Recovery Costs, and (b) the costs, fees and expenses of T&N or any other Hercules-Protected Entity seeking coverage under Section 4.5.19(a).

     1.1.113. Hercules Coverage means the (pound)500,000,000 insurance coverage provided by Curzon under the Hercules Policy.

     1.1.114. Hercules Payment Agency Agreement means the agreement to be entered into between T&N, the Administrators of T&N, the U.K. Asbestos Trustee, the Asbestos Claimants Committee, the Future Claimants Representative, GHI, Ferodo and Phillip Rodney Sykes and Jeremy Mark Willmont as the initial Hercules Payment Agents in the form set out in Annex 19 to the Principal CVAs, with such variations thereto as the parties thereto may agree (to which it is intended that the U.S. Asbestos Trust should accede once it has been established).

     1.1.115. Hercules Payment Agents means the Hercules Payment Agents as defined in the Hercules Payment Agency Agreement.

     1.1.116. Hercules Policy means the asbestos liability policy number CZ 7/96 ASB/096 dated December 30, 1996 and made among T&N (then known as "T&N plc") and Curzon, as varied from time to time.

     1.1.117. Hercules Policy Expiry Date means the date that is the later of
(a) the earlier of (i) the date that (aa) the Hercules Retention has been satisfied; and (bb) the Hercules Coverage has been exhausted or is otherwise determined by agreement, judicial proceedings or otherwise, to be unavailable; and (cc) all other amounts under or in connection with the Hercules Policy including, without limitation, sums payable by Marsh USA Inc, Sedgwick Limited and Sedgwick U.K. Risk Services Limited under the collateral settlement agreement dated 16 January 2004 and amounts payable by the Reinsurers under the Reinsurance Agreement (including any amounts recoverable as a result of any breach by the Reinsurers of their obligations under the Reinsurance Agreement) and amounts recoverable as a result of any breach by Curzon of its obligations under or with respect to the Hercules Policy, to the extent they exceed the Hercules Coverage, are recovered or are otherwise determined by agreement, judicial proceedings or otherwise to be unavailable; or (ii) the date that the Hercules Policy ceases to have effect, whether by commutation or settlement pursuant to Section 4.5.21 or otherwise; and (b) the date that both (i) all Hercules Recoveries paid to the credit of the Hercules Receipt Account have been applied in accordance with Section 4.5.12(a) and (ii) there can be no further Hercules Recoveries that are required to be credited to the Hercules Receipt Account to be applied in accordance with Section 4.5.12(a).

     1.1.118. Hercules-Protected Entities means (a) T&N, (b) Reorganized T&N,
(c) the Debtors listed as subsidiaries or subsidiary undertakings of T&N in Schedule B to the Hercules Policy, (d) those Debtors identified in (c) as reorganized under and pursuant to the Plan and (e) the non Debtor companies listed as subsidiaries or subsidiary undertakings of T&N Limited in Schedule B to the Hercules Policy. Reorganized Hercules-Protected Entities means the companies identified in (b) and (d) above and Non-Debtor Hercules-Protected Entities means the companies identified in (e) above.

     1.1.119. Hercules Receipt Account means a bank account (not attracting interest or other income) in the name of T&N and designated as the "T&N Hercules Trust Account" and in respect of which the Hercules Payment Agents are or will be the sole authorized signatories as more particularly described in the Hercules Payment Agency Agreement.

     1.1.120. Hercules Recoveries means all amounts received or recoverable in respect of the Hercules Coverage (including, for the avoidance of doubt, any sum paid in respect of any commutation of or settlement of claim under the Hercules Policy) and all such amounts as are referred to in paragraph (a)(i)(cc) of the definition of Hercules Policy Expiry Date except (in each case) for any proceeds of the Hercules Policy which Reorganized T&N is entitled to retain pursuant to
Section 4.5.21(a).

     1.1.121. Hercules Recovery Costs means (a) all reasonable amounts properly incurred after the U.K. Effective Date by Reorganized T&N for costs, fees and expenses (other than salaries, management time and overhead costs of Reorganized T&N incurred by Reorganized T&N in maintaining the books, records, document and control systems of Reorganized T&N) in connection with the preservation, recovery or attempted recovery of any Hercules Recoveries (net of the amount of any monetary collateral benefit actually received by Reorganized T&N in connection with such recovery or attempted recovery (which for the avoidance of doubt includes any VAT charged to Reorganized T&N on such costs, fees and expenses recoverable and actually recovered by Reorganized T&N (or where Reorganized T&N is a member of a VAT group, by such representative member) but does not include any relief from or other benefit in relation to tax)) or in connection with the exercise of Reorganized T&N's rights or the performance of Reorganized T&N's obligations under the Hercules Policy, provided that the costs, fees and expenses referred to above (other than those which are excluded in this paragraph (a)) are incurred at the request of the U.K. Asbestos Trustee or the Trust or in response to the assertion of an Asbestos Personal Injury Claim by the U.K. Asbestos Trustee or the Trust as agent of the holder of such claim; (b) all reasonable amounts properly incurred after the U.K. Effective Date by the U.K. Asbestos Trustee or the Trust for costs, fees and expenses (other than salaries and other overhead costs of the U.K. Asbestos Trustee or the Trust) in connection with the preservation, recovery or attempted recovery of any Hercules Recoveries; (c) any costs, fees and expenses (or other liabilities) incurred by Reorganized T&N by reason of the exercise of any power of attorney granted by Reorganized T&N to the U.K. Asbestos Trustee under the terms of paragraph 19.7.1 of Principal CVAs or to the Trust under the terms of
Section 4.5.11, provided that to the extent that such costs, fees and expenses (or other liabilities) are incurred in litigation and Reorganized T&N (and not the U.K. Asbestos Trustee or the Trust as donee of any power of attorney given by Reorganized T&N) has the conduct of the case, any such costs, fees and expenses (or other liabilities) shall be limited to the reasonable costs, fees and expenses (or other liabilities) properly incurred by Reorganized T&N; and
(d) any reasonable costs or expenses (other than the cost or expense of salaries, management time and overhead costs of Reorganized T&N which would be borne by Reorganized T&N in any case) which Reorganized T&N may properly incur in connection with any application referred to in paragraph 19.19.13(b) of the Principal CVAs. Hercules Recovery Costs shall not include (i) Hercules Claims Handling Costs, (ii) the T&N Hercules Fund Costs and the Chester Street Hercules Fund Costs, except to the extent set out in sub-paragraph (b) above, and (iii) any costs, fees and expenses incurred in seeking coverage under Section 4.5.19(a).

     1.1.122. Hercules Retention means the remaining amount of the "Retained Limit" of (pound)690,000,000 as defined by the Hercules Policy.

     1.1.123. Hercules U.S. Holding Account means a bank account in the name of the Hercules Payment Agents and designated as the "The Hercules Payment Agents' U.S. Holding Trust Account" and in respect of which the Hercules Payment Agents are the sole authorized signatories as more particularly described in the Hercules Payment Agency Agreement.

     1.1.124. Hercules Waterfall Account means a bank account in the name of the U.K. Asbestos Trustee (and, when the Trust has come into existence and has become an account-holder of the account) the Trust and designated as the "Hercules Waterfall Trust Account" and in respect of which the Hercules Payment Agents are the sole authorized signatories as more particularly described in the Hercules Payment Agency Agreement.

     1.1.125. [Intentionally Omitted.].

     1.1.126. IA 1986 means the Insolvency Act 1986 of the United Kingdom, as amended from time to time.

     1.1.127. Inactive Debtor Subsidiaries means the affiliated Debtors which may, at the discretion of their respective boards of directors and corporate parent companies, be liquidated, dissolved, wound-up, struck off, merged into another entity, and/or left in existence after Confirmation.

     1.1.128. Indenture Trustees means the Persons serving as trustees under the Indentures for the Notes and for the Convertible Subordinated Debentures.

     1.1.129. Indentures means the indenture agreements entered into between and among Federal-Mogul, the Indenture Trustees and certain other parties relating to each series of Notes and to the Convertible Subordinated Debentures, as amended, modified or supplemented from time to time.

     1.1.130. Indirect Asbestos Personal Injury Claim means any Asbestos Personal Injury Claim for contribution, reimbursement, subrogation or indemnity, whether contractual or implied by law (as those terms are defined by the applicable non-bankruptcy law of the relevant jurisdiction), and any other derivative or indirect Asbestos Personal Injury Claim of any kind whatsoever, whether in the nature of or sounding in contract, tort, warranty or any other theory of law, equity or admiralty, whatsoever. Without limitation, Indirect Asbestos Personal Injury Claims include (i) Dan=Loc Indemnified Indirect Asbestos Personal Injury Claims and Demands; (ii) any Claim or Demand by an EL Insurer for premium, indemnity, reimbursement, contribution, fees, expenses or otherwise in connection with any EL Asbestos Insurance made available by any EL Asbestos Insurer or Asbestos Personal Injury Claims held or asserted by any EL Insurer in respect of EL Asbestos Insurance; and (iii) Claims or Demands held or asserted by the CRU based on Asbestos Personal Injury Claims. Indirect Asbestos Personal Injury Claims shall not include (i) Hercules Claims, (ii) EL Claims Handling Costs Claims, (iii) Pneumo Parties Claims, and (iv) Other Cooper Claims.

     1.1.131. Injunctions means the Discharge Injunction, the Supplemental Injunction, the Third Party Injunction, the Asbestos Insurance Entity Injunction and any other injunctions entered by Order of the Bankruptcy Court in the Reorganization Cases.

     1.1.132. IR 1986 means the Insolvency Rules 1986 of the United Kingdom, as amended from time to time.

     1.1.133. IRC means the Internal Revenue Code of 1986, as amended.

     1.1.134. Lien means, with respect to any asset or property, any mortgage, lien, pledge, charge, security interest, encumbrance or other security device of any kind pertaining to or affecting such asset or property.

     1.1.135. Loan Notes has the same meaning as in the Principal CVAs.

     1.1.136. Non-CVA Asbestos Claim has the same meaning as in the Principal CVAs.

     1.1.137. Non-Priority Employee Benefit Claim means any Claim that (i) arises from or relates to an Employee Benefit Plan or otherwise to the performance of service by an employee to the Debtors and (ii) is neither secured nor entitled to priority or preference to other Claims under the Bankruptcy Code or U.K. insolvency laws. For the avoidance of doubt, Non Priority Employee Benefit Claims include claims described in Section 1114 of the Bankruptcy Code, except to the extent such retiree benefit claims (a) are entitled to priority under Section 503 of the Bankruptcy Code or (b) arise in connection with the termination or modification of any retiree benefit plan in accordance with
Section 1114 of the Bankruptcy Code. Non-Priority Employee Benefit Claims shall not include: (w) Excluded Non-Qualified Pension Claims, (x) Non-Priority T&N Pension Plan Employee Benefit Claims, (y) Non-Priority FM Ignition Pension Plan Employee Benefit Claims or (z) any Claims arising out of the rejection of a collective bargaining agreement in accordance with Section 1113 of the Bankruptcy Code.

     1.1.138. Non-Priority FM Ignition Pension Plan Employee Benefit Claim means any Claim that arises from or relates to the FM Ignition Pension Plan.

     1.1.139. Non-Priority T&N Pension Plan Employee Benefit Claim means any Claim that arises from or relates to the T&N Pension Plan.

     1.1.140. Noteholder means each Person holding or having a beneficial interest in any of the Notes as of the Record Date.

     1.1.141. Noteholder Claims means all Claims of the Noteholders against Federal Mogul and/or any Debtor that guaranteed the Notes arising under or evidenced by the Notes or the Indentures for the Notes and related documents. Notwithstanding the foregoing, Noteholder Claims shall not include any Convertible Subordinated Debenture Claims or Subordinated Securities Claims.

     1.1.142. Notes means Federal-Mogul's 7.5% Notes due 2009, 7.375% Notes due 2006, 7.75% Notes due 2006, 7.875% Notes due 2010, 7.5% Notes due 2004, 8.8%
Senior Notes due 2007, 8.37% Medium Term Notes due 2001, 8.25% Medium Term Notes due 2005, 8.33% Medium Term Notes due 2001, 8.12% Medium Term Notes due 2003, 8.16% Medium Term Notes due 2003 and 8.46% Medium Term Notes due 2002.

     1.1.143. Official Committees means the Asbestos Claimants Committee, the Unsecured Creditors Committee, the Asbestos Property Damage Claimants Committee and the Equity Committee (or, in the singular, any of them).

     1.1.144. Other Cooper Claims shall mean any Claims asserted by Cooper in the Reorganization Cases other than the Cooper Claims.

     1.1.145. Other U.K. Claim means Unsecured Claims against any of the U.K. Debtors (including, but not limited to, Asbestos Property Damage Claims) and any other Claims asserted against a U.K. Debtor other than Administrative Claims, Priority Claims, Bank Claims, Surety Claims, Noteholder Claims, Other Secured Claims, Non-Priority T&N Pension Plan Employee Benefit Claims, Non-Priority FM Ignition Pension Plan Employee Benefit Claims, Asbestos Personal Injury Claims, and Affiliate Claims.

     1.1.146. Owens-Illinois Settlement Agreement shall mean that certain Stipulation and Settlement Agreement By and Between the Plan Proponents and Owens-Illinois, Inc. Resolving Certain Claims and Objections, as approved by the Bankruptcy Court by a Final Order entered on November 15, 2005.

     1.1.147. Owens-Illinois Settlement Amount shall mean $4.8 million in Cash, as payable by Federal-Mogul to Owens-Illinois pursuant to the Owens-Illinois Settlement Agreement.

     1.1.148. PCT means PCT International Holdings Inc., a Delaware corporation.

     1.1.149. Person means any person, individual, partnership, corporation, limited liability company, joint venture company, association or other entity or being of whatever kind, whether or not operating or existing for profit, including, but not limited to, any "person" as such term is defined in Section 101(41) of the Bankruptcy Code, but excluding any Governmental Unit.

     1.1.150. Petition Date means October 1, 2001.

     1.1.151. PIK Notes Trustee means, as the context requires, the trustee or trustees under those certain Indentures of Trust pursuant to which the Reorganized Federal Mogul Junior Secured PIK Notes are to be issued.

     1.1.152. Plan means this Fourth Amended Joint Plan of Reorganization filed by the Plan Proponents, as the same may be amended or modified from time to time pursuant to Section 1127 of the Bankruptcy Code. To the extent the Addendum is implemented pursuant to Section 8.23 of the Plan, the Addendum shall also constitute part of the Plan; provided, however, that if Articles II and III of the Plan B Settlement Agreement become effective in accordance with Section 5.01 of the Plan B Settlement Agreement, except (i) as otherwise provided in Section
8.23.1.2 of the Plan and (ii) for capitalized terms set forth in this Article I that have the meaning set forth in the Addendum (for which purposes such defined terms contained in the Addendum shall survive), the Addendum shall cease to have force and effect and shall not constitute part of the Plan.

     1.1.153. Plan A Date shall have the meaning set forth in the Addendum.

     1.1.154. Plan A Settlement shall have the meaning set forth in the Addendum.

     1.1.155. Plan B Date has the meaning set forth in the Plan B Settlement Agreement.

     1.1.156. Plan B Effective Date has the meaning set forth in the Plan B Settlement Agreement.

     1.1.157. Plan B Settlement means the settlement embodied in the Plan B Settlement Agreement, as implemented pursuant to the Plan.

     1.1.158. Plan B Settlement Agreement means that certain Amended and Restated Plan B Settlement Agreement dated as of November 20, 2006 by and among Cooper Industries, Ltd., a Bermuda company, Cooper Industries, LLC, a Delaware limited liability company, PCT International Holdings Inc., a Delaware corporation, Pneumo Abex LLC, a Delaware limited liability company, Federal-Mogul Corporation, a Michigan corporation, Federal-Mogul Products, Inc., a Missouri corporation, the Future Claimants Representative for Federal-Mogul Corporation and Federal-Mogul Products, Inc. appointed in the Reorganization Cases, and the Official Committee of Asbestos Claimants for Federal-Mogul Corporation and Federal-Mogul Products, Inc. appointed in the Reorganization Cases (as amended by the First Amendment thereto dated as of September 26, 2007), a copy of which is attached to the Plan as Exhibit 8.22.

     1.1.159. Plan B Settlement Amount shall have the meaning set forth in
Section 8.22.1 of the Plan.

     1.1.160. Plan Documents means all documents, attachments and exhibits related to the Plan, including, but not limited to, the Trust Documents and the Cooper/Pneumo Escrow Agreement, that aid in effectuating the Plan, which documents, attachments and exhibits shall be filed by the Plan Proponents with the Bankruptcy Court on or before a date established by the Bankruptcy Court. To the extent the Addendum is implemented pursuant to Section 8.23 of the Plan, the Addendum and the exhibits thereto shall also be Plan Documents; provided, however, that if Articles II and III of the Plan B Settlement Agreement become effective in accordance with Section 5.01 of the Plan B Settlement Agreement, except as otherwise provided in Section 8.23.1.2 of the Plan, the Addendum shall cease to have force and effect and the Addendum and the exhibits thereto shall not be Plan Documents.

     1.1.161. Plan Documents Repository means the offices of Sidley Austin LLP, counsel to the Debtors, at the address set forth in Section 1.4 of the Plan, at which any party-in-interest may review all of the Plan Documents after such Plan Documents have been filed with the Bankruptcy Court.

     1.1.162. Plan Proponents means, collectively, the Debtors, the Unsecured Creditors Committee, the Asbestos Claimants Committee, the Future Claimants Representative, the Administrative Agent and the Equity Committee.

     1.1.163. Plan Support Agreement means that certain Plan Support Agreement among the Debtors, the Asbestos Claimants Committee, the Future Claimants Representative and each of the Pneumo Parties dated as of November 20, 2006, as approved by the Bankruptcy Court by an order dated as of February 7, 2007, which is attached as Exhibit 8.24 to the Plan.

     1.1.164. Pneumo Abex means Pneumo Abex LLC, a Delaware limited liability company.

     1.1.165. Pneumo Abex Claims means any Claims or that could be asserted by Pneumo Abex and/or PCT against FMP in the Reorganization Cases, including but not limited to those Claims set forth on that certain proof of claim filed by Pneumo Abex against FMP dated February 28, 2003, in the total liquidated amount of $2,190,615.39, together with any and all contingent Claims.

     1.1.166. Pneumo Asbestos Claims shall have the meaning set forth in the Addendum and in the Plan B Settlement Agreement.

     1.1.167. Pneumo Asbestos Insurance Policies shall have the meaning set forth in the Addendum.

     1.1.168. Pneumo Excluded Claims has the meaning set forth in Section
8.22.3.2 of the Plan.

     1.1.169. Pneumo Parties means, collectively, Cooper LLC, Cooper Industries, Ltd., PCT, and Pneumo Abex.

     1.1.170. Pneumo Parties Claims means, collectively, the Cooper Claims and the Pneumo Abex Claims.

     1.1.171. Pneumo Protected Party Injunction shall have the meaning set forth in the Addendum.

     1.1.172. PPF means the Board of the Pension Protection Fund, established under Part 2 of the Pensions Act 2004 of the United Kingdom.

     1.1.173. Principal CVAs means the company voluntary arrangements under Part I IA 1986 which have been proposed by the Administrators of T&N and certain other U.K. Debtors in respect of those companies, and which are attached to the Plan as Exhibit 1.1.173, as may be varied from time to time.

     1.1.174. Priority Claim means any Claim (other than an Administrative Claim or a Priority Tax Claim) to the extent such Claim is entitled to a priority in payment under Section 507(a) of the Bankruptcy Code.

     1.1.175. Priority Tax Claim means any Claim to the extent that such Claim is entitled to a priority in payment under Section 507(a)(8) of the Bankruptcy Code.

     1.1.176. Pro Rata means the proportion that a Claim in a particular Class bears to the aggregate amount of all Claims in such Class except in cases where Pro Rata is used in reference to multiple classes, in which case Pro Rata means the proportion that a Claim in a particular Class bears to the aggregate amount of all Claims in such multiple Classes.

     1.1.177. Proof of Claim means any proof of claim filed with the Bankruptcy Court or its duly appointed claims agent with respect to the Debtors pursuant to Bankruptcy Rules 3001 or 3002, unless and to the extent that the Bankruptcy Court has ordered the use of a special or customized form for the particular type of claim at issue, and in such case, the special or customized form proof of claim.

     1.1.178. Protected Party means any and all of the following parties:

     1.1.178.1. the Debtors, their non-Debtor Affiliates (excluding, however, any person or Entity that may qualify as an Affiliate, but that is not commonly owned or controlled by the Debtors), the Affiliated Subsidiaries, Reorganized Federal-Mogul and the other Reorganized Debtors and all of their respective past and present officers, directors and employees;

     1.1.178.2. the Noteholders, the holders of Bank Claims, and the Sureties, together with their respective successors, past and present officers, directors and employees, in each case limited to such party's capacity set forth in this Subsection 1.1.178.2;

     1.1.178.3. any Entity which, pursuant to the Plan or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any assets of the Debtors, Reorganized Federal-Mogul or the Trust, but only to the extent that a claim or liability is asserted against such Entity on account of its status as such transferee or successor;

     1.1.178.4. any Entity that, pursuant to the Plan or after the Effective Date, makes a loan to the Debtors, Reorganized Federal-Mogul, or the Trust, or to a successor to, or transferee of, any assets of the Debtors, Reorganized Federal-Mogul, or the Trust, but only to the extent that liability is asserted to exist by reason of such lending relationship or to the extent any Lien created in connection with such a loan is sought to be challenged or impaired;

     1.1.178.5. each Settling Asbestos Insurance Company and, to the extent specified in the Confirmation Order, each contributor of funds, proceeds or other consideration to the Trust; provided, however, that in the event a Settling Asbestos Insurance Company enters into any Asbestos Insurance Settlement Agreement(s) that cover less than all Asbestos Insurance Policies applicable to such Settling Asbestos Insurance Company, such Settling Asbestos Insurance Company shall be a Protected Party only with respect to those Asbestos Insurance Policies as to which it has entered into an Asbestos Insurance Settlement Agreement or Agreements; and

     1.1.178.6. the Dan=Loc Group, but only to the extent specified in the Confirmation Order.

     1.1.179. Record Date means the Confirmation Date.

     1.1.180. Reinsurance Agreement means the Reinsurance Agreement dated 30 December 1996 entered into between Curzon and the Reinsurers whereby Curzon re-insured all its liability under the Hercules Policy, as varied from time to time.

     1.1.181. Reinsurers means Centre Reinsurance International Company, European International Reinsurance Company Limited and Munchener
Ruckversicherangs-Gesellschaft AG.

     1.1.182. Released Claims Against FMC Group has the meaning set forth in the Plan B Settlement Agreement.

     1.1.183. Released Party means each of (a) the Debtors, their non-Debtor Affiliates (excluding, however, any person or Entity that may qualify as an Affiliate, but that is not commonly owned or controlled by the Debtors), the Affiliated Subsidiaries, the Reorganized Debtors, and their respective present and former agents, attorneys, accountants, financial advisors, restructuring consultants and investment bankers, including Rothschild Inc. (together with its officers, directors and employees who served in such capacity during the term of its engagement by the Debtors) (but specifically excluding Gilbert Randolph LLP; provided, however, that Gilbert Randolph LLP shall not be excluded as a Released Party to the extent that any and all issues related to the contested matter involving that certain Motion to Disqualify Gilbert, Heintz & Randolph as Special Insurance Counsel to the Debtors (Docket No. 10123, filed July 24, 2006) are resolved in favor of Gilbert Randolph LLP pursuant to a Final Order) and their respective successors or assigns, (b) the officers and directors of the Debtors, their non-Debtor Affiliates, Rothschild Inc. (together with its officers, directors and employees who served in such capacity during the term of its engagement by the Debtors) (excluding, however, any person or Entity that may qualify as an Affiliate, but that is not commonly owned or controlled by the Debtors), and the Affiliated Subsidiaries, who were serving as officers or directors on or after the Petition Date, (c) the Official Committees and their respective members, agents, attorneys, accountants, financial advisors, restructuring consultants and investment bankers (but specifically excluding L. Tersigni Consulting, Inc. ("Tersigni Consulting"), pending the outcome of the review of Tersigni Consulting's professional fees and expenses in the Reorganization Cases by the United States Trustee and the Office of the United States Attorney for the District of Delaware), (d) the Future Claimants Representative and his agents, attorneys, accountants, financial advisors, restructuring consultants and investment bankers, and (e) the holders of Noteholder Claims, holders of Bank Claims, the Administrative Agent and the Sureties, together in each case with all of their respective successors, officers, directors, employees, agents, attorneys, accountants, financial advisors, restructuring consultants and investment bankers.

     1.1.184. Remuneration Fund has the meaning given to it in paragraph 32.3 of the Principal CVAs.

     1.1.185. Remuneration Reserve has the same meaning as in the Principal
CVAs.

     1.1.186. Reorganization Cases means the cases currently pending under Chapter 11 of the Bankruptcy Code of Federal-Mogul and its affiliated Debtors before the Bankruptcy Court.

     1.1.187. Reorganized Federal-Mogul means Federal-Mogul on and after the Effective Date, as reorganized pursuant to the Plan. Reorganized Debtor or Reorganized [name of Debtor] shall have the same meaning with reference to the particular Debtor identified. In each instance, and unless a successor entity is specified, the Reorganized Debtor shall consist of the same legal entity as the corresponding Debtor, but subject to the terms and conditions of the Plan, including, without limitation, the discharge, release and Injunctions under
Article IX of the Plan, and, except as provided in Article IV of the Plan, each Reorganized Debtor shall have and incur no successor liability with respect to Claims or Demands that may have existed prior to Confirmation of the Plan.

     1.1.188. Reorganized Federal-Mogul Class A Common Stock shall have the meaning set forth in the Amended and Restated Certificate of Incorporation of Federal-Mogul Corporation which is attached as Exhibit 8.3.12(1) to the Plan.

     1.1.189. Reorganized Federal-Mogul Class B Common Stock shall have the meaning set forth in the Amended and Restated Certificate of Incorporation of Federal-Mogul Corporation which is attached as Exhibit 8.3.12(1) to the Plan.

     1.1.190. Reorganized Federal-Mogul Common Stock means the shares of Reorganized Federal-Mogul Class A Common Stock and Reorganized Federal-Mogul Class B Common Stock to be distributed pursuant to the Plan.

     1.1.191. Reorganized Federal-Mogul Junior Secured PIK Notes means the junior secured PIK Notes to be issued by Reorganized Federal-Mogul pursuant to the Plan on account of the Allowed Class B Bank Claims and the Allowed Class C Surety Claims, in the original principal amount of $305,236,000.00. The principal terms and conditions of the Reorganized Federal-Mogul Junior Secured PIK Notes are set forth in Exhibit 1.1.191 to the Plan.

     1.1.192. Reorganized Federal-Mogul Secured Term Loan Agreement means the loan agreement among Reorganized Federal-Mogul, the holders of Allowed Class 1B Bank Claims and the Administrative Agent, and the Sureties, in the principal amount of $1,326,661,117.90 (as adjusted as of the Effective Date to convert any foreign currencies to U.S. dollars) plus the amount of any draws prior to the Effective Date on letters of credit outstanding under the Bank Credit Agreement. The principal terms and conditions of the Reorganized Federal-Mogul Secured Term Loan Agreement are set forth in Exhibit 1.1.192 to the Plan. The then-current form of the Reorganized Federal-Mogul Secured Term Loan Agreement shall be filed with the Bankruptcy Court prior to the commencement of the Confirmation Hearing as a supplement to Exhibit to 1.1.192 to the Plan.

     1.1.193. Reorganized T&N means T&N on and after the Effective Date, as reorganized pursuant to the Plan.

     1.1.194. Repayment Percentage means (a) unless and until the Swiss Re Settlement becomes effective in accordance with its terms, the percentage of the amount actually recoverable under the Hercules Policy within the Hercules Coverage in respect of CVA Asbestos Claims that are established pursuant to paragraph 19.5 of the Principal CVAs and/or Debtor HPE Asbestos Claims that are established pursuant to Section 4.5.9; and (b) after the Swiss Re Settlement becomes effective in accordance with its terms, 94.25%.

     1.1.195. Review Date has the same meaning as in the Hercules Payment Agency Agreement.

     1.1.196. Schedules means the Schedules, Statements and Lists filed by the Debtors with the Bankruptcy Court pursuant to Bankruptcy Rule 1007, as they have been and may be amended or supplemented from time to time.

     1.1.197. Secured means, with respect to any Claim, including, without limitation, Bank Claims, Surety Claims (other than the unsecured Surety Claims against T&N and GHI), and any Claim on the part of Federal-Mogul against T&N which was secured on the Loan Notes immediately before they were sold by T&N to Federal-Mogul and Federal Mogul (Continental European Operations) Limited pursuant to an Agreement dated December 9, 2005 made between T&N, the Administrators of T&N, Federal-Mogul (Continental European Operations) Limited and Federal-Mogul, a Claim that is (a) secured in whole or in part as of the Petition Date, by a Lien which is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or other applicable law, or (b) subject to setoff under Section 553 of the Bankruptcy Code or other applicable law, but, with respect to both (a) and (b) above, only to the extent of the value of the holder of such Claim's interest in the particular Estate's interest in the property securing any such Claim or the amount subject to setoff, as the case may be.

     1.1.198. Settling Asbestos Insurance Company means each Asbestos Insurance Company listed on Exhibit 1.1.198 (as the same may be amended from time to time, including following entry of the Confirmation Order) and any other Asbestos Insurance Company that enters into an Asbestos Insurance Settlement Agreement that is determined by the District Court to justify treating such Asbestos Insurance Company as a Protected Party.

     1.1.199. Stock Repayment Obligation shall have the meaning set forth in
Section 4.5.5(b).

     1.1.200. Subordinated Securities Claim means a Claim subject to subordination under Section 510(b) of the Bankruptcy Code, including, without limitation, any Claim that arises from the rescission of a purchase or sale of a security of any of the Debtors (including, without limitation, the Notes and the existing Federal-Mogul common and preferred stock classified below in Classes 1M and 1O), or for damages arising from the purchase or sale of such a security, or for reimbursement, indemnification, or contribution allowed under Section 502 of the Bankruptcy Code on account of such Claim.

     1.1.201. Subsidiary has the meaning given to that term by Section 736 of the Companies Act 1985 of the United Kingdom, as amended from time to time.

     1.1.202. Supersedeas Bond Action means any rights, defenses, counterclaims or affirmative causes of action of the Debtors, Reorganized Federal-Mogul, or the other Reorganized Debtors with respect to a Bonded Claim, or with respect to any supersedeas bond or other form of security or payment assurance issued in connection with a Bonded Claim, or against the issuer or insurer of any payment assurance issued in connection with a Bonded Claim.

     1.1.203. Supplemental Injunction means the injunction described in Section
9.3.1 of the Plan.

     1.1.204. Sureties means Travelers Casualty and Surety Company of America ("Travelers"), SAFECO Insurance Company of America ("Safeco"), and National Fire Insurance Company of Hartford and Continental Casualty Company (collectively, "CNA"), as issuers of the CCR Surety Bonds. Any reference to the "Sureties" in the Plan shall be strictly limited to Travelers, Safeco, and CNA in their capacity as issuers of the CCR Surety Bonds, and shall not refer to any or all of Travelers, Safeco, and/or CNA in any other capacity.

     1.1.205. Surety Claims means the Allowed Secured (and, in the case of T&N and GHI, unsecured) Claims of the Sureties in the aggregate amount of $28.0 million, as compromised and settled under the terms set forth in the Surety Claims Settlement Agreement. The Surety Claims and all consideration to be distributed under the Plan on account of the Surety Claims shall be allocated as follows: Safeco: $8.7 million; CNA: $8.7 million; Travelers in its capacity as successor in interest to Reliance Insurance Company: $5.3 million; and
Travelers: $5.3 million.

     1.1.206. Surety Claims Settlement Agreement means that certain Stipulation and Agreement for Compromise and Settlement of Secured Surety Claims, for Treatment Thereof Under Third Amended Joint Plan of Reorganization, and Related Matters as approved by a Final Order of the Bankruptcy Court entered on March 16, 2005.

     1.1.207. Swiss Re Settlement means the terms of the settlement of the proceedings brought by European International Reinsurance Company Limited in the English Court against Curzon and the settlement agreement between Curzon and T&N dated 16 January 2004.

     1.1.208. T&N means T&N Limited, a company incorporated in England and Wales.

     1.1.209. T&N Fund has the same meaning as in the Principal CVAs.

     1.1.210. T&N Hercules Fund means the fund established under the U.K. Asbestos Trust to hold those Hercules Recoveries referred to in Section 4.5.12(c) Seventhly (ii)(2), the assets or investments derived from those recoveries from time to time, and all accumulations of income on or arising from those assets.

     1.1.211. T&N Hercules Fund Costs has the same meaning as in the Principal CVAs.

     1.1.212. T&N Pension Plan means the T&N Retirement Benefits Scheme (1989), a defined benefit plan operated by certain of the U.K. Debtors for eligible employees, and the trustees thereof from time to time.

     1.1.213. Third Party Injunction means the injunction described in Section
9.3.2 of the Plan.

     1.1.214. Thornwood means Thornwood Associates Limited Partnership, a Delaware limited partnership.

     1.1.215. Trust means the trust established pursuant to the Trust Agreement and in accordance with Section 524(g) of the Bankruptcy Code, which is a "qualified settlement fund" pursuant to Section 468B of the IRC and the regulations issued pursuant thereto.

     1.1.216. Trust Advisory Committee or TAC means that committee appointed and serving in accordance with Section 4.13.1 of the Plan and having the powers, duties and obligations set forth in the Trust Agreement.

     1.1.217. Trust Agreement means that certain Asbestos Personal Injury Trust Agreement, effective as of the Confirmation of the Plan, substantially in the form of Exhibit 1.1.217 to the Plan.

     1.1.218. Trust Assets means the following assets and any income, profits and proceeds derived from such assets subsequent to the transfer of such assets to the Trust: (a) the Reorganized Federal-Mogul Class B Common Stock to be distributed to the Trust pursuant to the Plan, (b) the Asbestos Insurance Actions and the Asbestos Insurance Action Recoveries attributable to any Asbestos Personal Injury Claims, (c) the Asbestos Insurance Settlement Agreements attributable to any Asbestos Personal Injury Claims, other than such agreements attributable to the Hercules Policy, (d) the Asbestos In-Place Insurance Coverage, (e) the Trust Causes of Action and (f) any and all other funds, proceeds or other consideration otherwise contributed to the Trust pursuant to the Plan and/or the Confirmation Order. For the avoidance of doubt, Trust Assets do not include FMP's rights relating to benefits and proceeds of insurance with respect to amounts paid and costs incurred by FMP prior to October 1, 2001 in connection with Pneumo Asbestos Claims under (x) Section 5.1 of the Pneumo Settlement Agreement (as defined in the Plan B Settlement Agreement), (y) Section 11.6 of the 1994 APA (including the insurance Agreement, as defined therein), and (z) Section 5.25 of the 1998 PSA to the extent such benefits and proceeds of insurance exceed $3,200,000 in the aggregate, and Trust Assets shall include any such benefits and proceeds of insurance that aggregate $3,200,000 or less.

     1.1.219. Trust Causes of Action means any and all of the actions, claims, rights, defenses, counterclaims, suits and causes of action of the Debtors (other than, prior to the Hercules Policy Expiry Date, the Hercules-Protected Entities and other than any such actions, claims, rights, defenses, counterclaims, suits and causes of action with respect to the EL Coverage), whether known or unknown, in law, at equity or otherwise, whenever and wherever arising under the laws of any jurisdiction attributable to: (a) all defenses to any Asbestos Personal Injury Claim, including, but not limited to, all defenses under Section 502 of the Bankruptcy Code, (b) with respect to any Asbestos Personal Injury Claim, all rights of setoff, recoupment, contribution, reimbursement, subrogation or indemnity (as those terms are defined by the non-bankruptcy law of any relevant jurisdiction) and any other indirect claim of any kind whatsoever, whenever and wherever arising or asserted, and (c) subject to the provisions of the Plan, any other claims or rights with respect to Asbestos Personal Injury Claims that the Debtors (other than, prior to the Hercules Policy Expiry Date, the Hercules-Protected Entities and other than any such claims or rights with respect to the EL Coverage) would have had under applicable law if the Reorganization Cases had not occurred and the holder of such Asbestos Personal Injury Claim had asserted it by initiating civil litigation against any such Debtor. Notwithstanding the foregoing, Trust Assets and Trust Causes of Action shall not include (x) any of the Debtors' rights arising under or attributable to the Supersedeas Bond Actions, (y) the property, rights or assets, if any, of the Debtors which were previously used to secure or obtain a supersedeas bond with respect to any Allowed Bonded Claim and which are recoverable or recovered by the Debtors after the full satisfaction of such claim or (z) any claim, cause of action, or right of the Debtors or any of them, under the laws of any jurisdiction, for reimbursement, indemnity, contribution, breach of contract or otherwise arising from or relating to any payments made by the Debtors on account of Asbestos Personal Injury Claims prior to the Petition Date.

     1.1.220. Trust Claim shall have the meaning set forth in Section 4.5.2 of the Plan.

     1.1.221. Trust Documents means the Trust Agreement, the Asbestos Personal Injury Trust Distribution Procedures and all other agreements, instruments and documents governing the establishment, administration and operation of the Trust, which shall be substantially in the form set forth in the Plan, as they may be amended or modified from time to time in accordance with the Plan and the Trust Agreement.

     1.1.222. Trust Expenses means any Asbestos Personal Injury Expenses and any other liabilities, costs or expenses of, or imposed upon, or in respect of, the Trust (except for payments to holders of Asbestos Personal Injury Claims on account of such Claims). Trust Expenses shall also expressly include, without limitation, (a) any and all liabilities, costs and expenses incurred subsequent to the Confirmation of the Plan in connection with any and all Asbestos Insurance Actions, or any similar claim, cause of action or right of Reorganized T&N against Curzon and/or the Reinsurers, in each case whether or not any such action results in a recovery for the Trust, (b) the Trust's proportionate share of all liabilities, costs and expenses incurred by the Reorganized Debtors in taking any action on behalf of or at the direction of the Trustees, if any, including, without limitation, any costs and expenses incurred by the Reorganized Debtors in connection with any action involving an Asbestos Insurance Policy or the Hercules Policy, and (c) to the extent as may be required by Section 4.5.13 of the Plan, the fees and costs incurred by GHI or Ferodo incurred after the Effective Date and any award of costs against either GHI or Ferodo entered after the Effective Date in connection with any litigation concerning GHI's or Ferodo's interest in or right to any Hercules Policy proceeds. Notwithstanding anything to the contrary, Trust Expenses shall include any and all amounts due under any indemnity provided by the Trust pursuant to the Plan.

     1.1.223. Trustees means the Persons appointed pursuant to Section 4.12 of the Plan for the purpose of acting as trustees of the Trust in accordance with the terms and conditions contained in the Trust Documents, the Plan and the Confirmation Order.

     1.1.224. U.K. Asbestos Trust means the trust established or to be established pursuant to the Principal CVAs for the benefit of holders of CVA Asbestos Claims against certain of the U.K. Debtors.

     1.1.225. U.K. Asbestos Trust Documents has the same meaning as in the Principal CVAs.

     1.1.226. U.K. Asbestos Trust Percentage means 7.14% or such other percentage as may be agreed from time to time under Section 4.5.14.

     1.1.227. U.K. Asbestos Trustee means The T&N Asbestos Trustee Company Limited, which is or shall be the trustee of the U.K. Asbestos Trust and whose board of directors as at the U.K. Effective Date shall be made up of James Gleave, Anne O'Keefe and one independent director, or such other person who may be appointed as the trustee of the U.K. Asbestos Trust from time to time.

     1.1.228. U.K. Court means any court of competent jurisdiction in any part of the United Kingdom.

     1.1.229. U.K. Debtors means, for purposes of this Plan, those Debtors so listed in footnote 1 of the Plan for which a plan of reorganization is proposed as part of this Plan.

     1.1.230. U.K. Effective Date means "Effective Date" as defined by the Principal CVAs.

     1.1.231. U.K. Global Settlement Agreement means that certain Agreement between Federal-Mogul, T&N Limited, the other Plan Proponents, High River Limited Partnership, the Administrators, and the PPF filed with the Bankruptcy Court on September 26, 2005, as approved by the Bankruptcy Court by a Final Order entered on November 15, 2005.

     1.1.232. United Kingdom Tax means United Kingdom corporation tax or other tax chargeable in the United Kingdom.

     1.1.233. United Kingdom Taxpayer means any member of the Federal-Mogul Group (as defined in the Principal CVAs) which is subject to United Kingdom Tax.

     1.1.234. United States Trustee means the Office of the United States Trustee for the District of Delaware.

     1.1.235. Unsecured Claim means any Claim against one or more of the Debtors (regardless of whether such Claim is covered by insurance), not specifically included in a separately identified Class of Claims or Equity Interests, and to the extent that such Claim is neither secured nor entitled to priority under applicable law. Unsecured Claims shall expressly include, without limitation,
(a) any claim arising from the rejection of an executory contract or unexpired lease under Section 365 of the Bankruptcy Code, (b) any portion of a Claim to the extent the value of the holder's interest in the applicable Estate's interest in the property securing such Claim is less than the amount of the Claim, or to the extent that the amount of the Claim subject to setoff is less than the amount of the Claim, as determined pursuant to Section 506(a) of the Bankruptcy Code, (c) Other U.K. Claims (including, specifically, Off-Site Environmental Claims against any U.K. Debtors), (d) any unsecured deficiency claims held by the holders of Bonded Non-Asbestos Claims, (e) Asbestos Property Damage Claims against any U.S. Debtors to the extent that such Claims are not Bonded Claims, (f) Excluded Non-Qualified Pension Claims, (g) Off-Site Environmental Claims, (h) Other Cooper Claims, and (i) Claims arising from the provision of goods or services to the Debtors prior to the Petition Date, including the Claims of commercial trade creditors. Unless otherwise specifically provided in an applicable provision of the Plan, Unsecured Claims shall not include (i) Administrative Claims, (ii) Priority Claims, (iii) Bank Claims, (iv) Surety Claims, (v) Noteholder Claims, (vi) Other Secured Claims,
(vii) On-Site Environmental Claims, (viii) Non-Priority Employee Benefit Claims,
(ix) Asbestos Personal Injury Claims, (x) Bonded Claims, (xi) Affiliate Claims,
(xii) Pneumo Parties Claims, and (xiii) Equity Interests.

     1.1.236. Unsecured Creditors Committee means the Official Committee of Unsecured Creditors of the Debtors appointed in the Reorganization Cases by the United States Trustee.

     1.1.237. U.S. Asbestos Trust Percentage means 88.10% or such other percentage as may be agreed from time to time under Section 4.5.14.

     1.1.238. U.S. Debtors means those Debtors so listed in footnote 1 of the Plan.

     1.1.239. VAT means value added tax chargeable in accordance with the Value Added Tax Act 1994 of the United Kingdom and any substantially similar tax that may replace it.

     1.1.239A. Vellumoid Claim means any Federal-Mogul Vellumoid Asbestos Claim, as that term is defined in the CIP Agreement.

     1.1.240. Warrants means the warrants for the purchase of Reorganized Federal Mogul Common Stock which are to be issued by Reorganized Federal Mogul pursuant to the Plan and the warrant agreement attached hereto as Exhibit
1.1.240 to the Plan.

     1.2. Other Terms. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine and neuter. The word "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and are not limited to any particular article, section, subsection, or clause contained in the Plan. Any capitalized term used herein that is not defined herein shall have the meaning ascribed to such term, if any, in the Bankruptcy Code, unless the context shall otherwise require. Whenever used in the Plan, the terms "officer," "director," or "agent" shall not include the Administrators. The rules of construction set forth in Section 102 of the Bankruptcy Code shall also apply in construing and interpreting the provisions of the Plan.

     1.3. Deemed Acts. Whenever an act or event is expressed under the Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party, by virtue of the Plan and the Confirmation Order.

     1.4. Exhibits. All Plan Documents, to the extent not annexed hereto, shall be contained in a separate Appendix of Plan Documents, which shall be filed with the Clerk of the Bankruptcy Court not later than a date to be established by the Bankruptcy Court. The Plan Documents shall be made available for review, inspection, and copying at the expense of the party in interest, either (a) through posting on the Internet at http://www.fmoplan.com or (b) during normal business hours at the office of Debtors' counsel, as follows:

                                Sidley Austin LLP
                            One South Dearborn Street
                             Chicago, Illinois 60603
                            Telephone: (312) 853-7000

                                   ARTICLE II
           TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

     2.1. Allowed Administrative Claims. Except (i) to the extent that any holder agrees to different treatment and (ii) with respect to compensation or reimbursement of expenses of professionals to the extent allowed by the Bankruptcy Court under Sections 328, 330(a) or 331 of the Bankruptcy Code (which shall be addressed in accordance with Section 2.5 of the Plan), on the Distribution Date, each holder of an Allowed Administrative Claim against any of the Debtors shall receive Cash equal to the Allowed Amount of its Administrative Claim in full satisfaction, settlement, release, extinguishment and discharge of such Claim; provided, however, that Allowed Administrative Claims representing
(a) liabilities incurred on or after the Petition Date in the ordinary course of business by the Debtors and (b) postpetition contractual liabilities arising under loans or advances to the Debtors, including, but not limited to the DIP Facility, whether or not incurred in the ordinary course of business, shall be paid by Reorganized Federal-Mogul or the applicable Reorganized Debtor, in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto, subject to the provisions set forth in Section 2.2 of the Plan. Each Allowed Administrative Claim shall be paid from, and to the extent of available assets of, the respective Debtor's Estate to which such Claim applies or has been allocated, and thereafter to the extent of any insufficiency, from funds advanced to the relevant Debtor by the Estate of Federal-Mogul.

     2.2. No Double Payment of Administrative Claims. To the extent that an Administrative Claim is Allowed against the Estate of more than one Debtor, there shall be only a single recovery on account of such Allowed Claim. In addition, to the extent any amount that would otherwise constitute an Administrative Claim is paid under the CVA of any U.K. Debtor (other than an Administrative Claim for the professional fees, costs and expenses in the Reorganization Cases of any of the U.K. Debtors), the payment under the CVA shall be the only payment on account of such Claim.

     2.3. Special Provisions Relating to United States Customs and Border Protection. Notwithstanding any provision in the Plan or Confirmation Order to the contrary; (1) the Allowed Administrative Claim of the United States Customs and Border Protection ("Customs") shall be paid in full in Cash on the Effective Date to the extent the Administrative Claim of Customs is Allowed on the Effective Date, provided, however, that to the extent that the Administrative Claim of Customs becomes Allowed after the Effective Date, it shall be paid in full in Cash as soon as practicable after it is Allowed; (2) interest shall accrue on the Allowed Administrative, Allowed Priority Tax and Allowed Secured Claims of Customs to the extent required by applicable law at a rate and method which is either mutually agreed in writing by Customs and the Debtors, or in the case of disagreement, to the extent adjudicated by the Bankruptcy Court; (3) Confirmation of the Plan shall not affect any rights of Customs against the sureties, or the rights of the sureties against Customs, with respect to any Customs bonds that secure payment of any of Customs' claims; and (4) to the extent permitted by applicable bankruptcy and nonbankruptcy law, Confirmation of the Plan shall not extinguish any rights of Customs to assert setoff or recoupment with respect to any of its Allowed prepetition and postpetition claims against any amounts owed to the Debtors by the United States. Notwithstanding anything to the contrary in this provision or elsewhere in the Plan or Confirmation Order, the Debtors reserve the right to object to and defend against any and all Claims asserted by Customs.

     2.4. Priority Tax Claims. Except to the extent that any holder agrees to different treatment, each holder of an Allowed Priority Tax Claim shall receive on account of such Claim deferred cash payments, over a period not exceeding six years after the date of assessment of each such Claim, of a value, as of the Effective Date of the Plan, equal to the Allowed amount of such Priority Tax Claim. Each Allowed Priority Tax Claim shall be paid from, and to the extent of available assets of, the respective Debtor's Estate against which such Claim is asserted, and thereafter to the extent of any insufficiency, from funds advanced to the relevant Debtor by the Estate of Federal-Mogul; provided, however, that Federal-Mogul's Estate shall not be obligated to advance funds for the payment of Priority Tax Claims, if any, against any Debtor for which a Plan is not confirmed.

     2.5. Treatment of Claims for Payment or Reimbursement of Professional Fees and Expenses. All final requests for compensation or reimbursement of the fees of any professional employed in the Reorganization Cases pursuant to Section 327 or 1103 of the Bankruptcy Code or otherwise, including any Claims for making a substantial contribution under Section 503(b)(4) of the Bankruptcy Code, must be filed and served on the Reorganized Debtors and their counsel, together with the Bankruptcy Court-appointed fee auditor, the Office of the United States Trustee, counsel to each of the other Plan Proponents, and counsel to the administrative agent under the Exit Facilities, not later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such professionals or other entities for compensation or reimbursement of expenses must be filed and served on the parties specified above in this Section 2.5 and the requesting professional or other entity not later than twenty (20) days after the date on which the applicable application for compensation or reimbursement was served; provided, however, that, in lieu of such twenty (20) day objection deadline, the following protocol shall apply to the fee auditor previously appointed by the Bankruptcy Court in the Reorganization Cases:

     (i) if the fee auditor has any questions for any applicant, the fee auditor may communicate such questions in writing to the applicant in an initial report (an "Initial Report") within forty-five (45) days after the date on which the applicable application for compensation or reimbursement was served on the fee auditor;

     (ii) any applicant who receives such an Initial Report and wishes to respond thereto shall respond within thirty (30) days after the date of the Initial Report and shall serve upon the fee auditor via e-mail a response in an electronic format such as Microsoft Word, WordPerfect, or Excel, but not Adobe Acrobat;

     (iii) within thirty (30) days after the date on which any response to an Initial Report is served on the fee auditor (or, if no such response is served, within thirty (30) days after the deadline for serving such Initial Report has passed), the fee auditor shall file with the Court a final report with respect to each such application for compensation or reimbursement; and

     (iv) within twenty (20) days after the date of the final report, the subject applicant may file with the Court a response to such final report.

Notwithstanding the foregoing, the fee auditor and a professional may agree to extend any of the time periods set forth in items (i) through (iv) above with respect to any application filed by such professional.

                                  ARTICLE III
              CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

     Summary. Pursuant to Sections 1122 and 1123 of the Bankruptcy Code, Claims and Equity Interests are classified for all purposes, including, without express or implied limitation, voting, confirmation and distribution pursuant to the Plan, as set forth herein. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. Other than Asbestos Personal Injury Claims, a Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

     ALLOWED CLAIMS HELD AGAINST ONE DEBTOR WILL BE SATISFIED SOLELY FROM THE CASH AND ASSETS OF SUCH DEBTOR AND ITS ESTATE, PROVIDED THAT, TO THE EXTENT OF ANY INSUFFICIENCY, FUNDS MAY BE ADVANCED TO THE RELEVANT DEBTORS BY THE ESTATE OF FEDERAL-MOGUL. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NOTHING IN THE PLAN OR THE DISCLOSURE STATEMENT SHALL CONSTITUTE OR BE DEEMED TO CONSTITUTE AN ADMISSION THAT ANY ONE OF THE DEBTORS IS SUBJECT TO OR LIABLE FOR ANY CLAIM AGAINST ANY OTHER DEBTOR. A CLAIM AGAINST MULTIPLE DEBTORS, TO THE EXTENT ALLOWED IN EACH DEBTOR'S CASE, WILL BE TREATED AS A SEPARATE CLAIM AGAINST EACH DEBTOR'S ESTATE FOR ALL PURPOSES (INCLUDING, BUT NOT LIMITED TO, VOTING AND DISTRIBUTION, PROVIDED, HOWEVER, THAT THERE SHALL BE ONLY A SINGLE RECOVERY ON ACCOUNT OF SUCH CLAIMS AND ANY DISTRIBUTION FROM A DEBTOR ON ACCOUNT OF SUCH CLAIMS SHALL TAKE INTO ACCOUNT THE DISTRIBUTIONS TO BE MADE BY OTHER DEBTORS ON ACCOUNT OF SUCH CLAIMS PURSUANT TO THE PLAN), AND SUCH CLAIMS WILL BE ADMINISTERED AND TREATED IN THE MANNER PROVIDED IN THE PLAN.

     The classification and treatment of Claims against and Equity Interests in the primary five (5) U.S. Debtors and twelve (12) U.K. Debtors that are contemplated to have material ongoing business operations after Confirmation of the Plan, as well as two (2) U.K. Debtors (Federal-Mogul Eurofriction Limited and TBA Industrial Products Limited) that had business operations as of the Petition Date but have subsequently sold substantially all of their assets and no longer have active business operations, are set forth in detail in the text of the Plan which follows. For purposes of brevity and convenience, but with the same legal force and effect as if set forth at length herein, the classification and treatment of Claims against and Equity Interests in all remaining U.S. Debtors and U.K. Debtors is set forth in Exhibit 3.20 to the Plan and the explanatory notes accompanying Exhibit 3.20.

     3.1. Federal-Mogul Corporation (Classes 1A through 1O)

     3.1.1. Class 1A - Priority Claims.

     (a) Classification: Class 1A consists of all Priority Claims against Federal-Mogul.

     (b) Treatment: On the Distribution Date, each holder of a Class 1A Allowed Priority Claim shall receive either (I) Cash equal to the Allowed Amount of such Priority Claim or (II) such other treatment as may be agreed upon in writing by such holder and Reorganized Federal-Mogul.

     (c) Voting: Class 1A is impaired and each holder of an Allowed Class 1A Claim is entitled to vote to accept or reject the Plan.

     3.1.2. Class 1B - Bank Claims.

     (a) Classification: Class 1B consists of all Bank Claims against Federal Mogul.

     (b) In full and complete satisfaction of the Allowed Class 1B Claims, including, without limitation, any subordination or turnover rights relating to the Convertible Subordinated Debentures, the holders of such Claims shall receive the following treatment:

     (i) Claims arising under the Bank Credit Agreement (including certain letter of credit obligations) shall be deemed fully Secured and Allowed in the amount of $1,646,681,464.00 (as adjusted as of the Effective Date to convert any foreign currencies to U.S. dollars);

     (ii) Reorganized Federal-Mogul shall (y) enter into, execute and deliver the Reorganized Federal-Mogul Secured Term Loan Agreement which shall provide for, among other things, the issuance to the holders of Allowed Class 1B Claims, in accordance with each such holder's rights under the Bank Credit Agreement, of term loans in the aggregate principal amount of $1,303,897,117.90 (as adjusted as of the Effective Date to convert any foreign currencies to U.S. dollars) plus the amount of any draws prior to the Effective Date on letters of credit outstanding under the Bank Credit Agreement and (z) replace with the Exit Facilities any letters of credit not drawn as of the Effective Date;

     (iii) Reorganized Federal-Mogul shall issue and deliver to the PIK Notes Trustee, for ultimate distribution to the holders of Allowed Class 1B Claims in accordance with each such holder's rights under the Bank Credit Agreement, the Reorganized Federal-Mogul Junior Secured PIK Notes in the amount of $300,000,000.00; and

     (iv) All adequate protection payments to the holders of Bank Claims authorized under the Final Order approving the DIP Facility (and/or Final Orders approving prior debtor-in-possession financing facilities for Federal-Mogul and its subsidiaries) shall continue until and cease on the Effective Date and all accrued and unpaid adequate protection payments as of the Effective Date will be paid in Cash on the Effective Date. The holders of Bank Claims shall retain all adequate protection payments made during these Reorganization Cases without any diminution of the treatment set forth above.

All Claims arising under the Bank Credit Agreement are deemed fully Secured. As a result, there are no unsecured Bank Claims and the holders of Bank Claims do not have or hold any Class H Unsecured Claims against any of the Debtors.

     (c) Voting: Class 1B is impaired and each holder of an Allowed Class 1B Claim is entitled to vote to accept or reject the Plan.

     3.1.3. Class 1C - Surety Claims

     (a) Classification: Class 1C consists of all Surety Claims against Federal-Mogul.

     (b) Treatment: In full and complete satisfaction of the Allowed Class 1C Surety Claims, the holders of such Claims shall receive the following treatment:

     (i) Reorganized Federal-Mogul shall issue and deliver to the holders of the Class 1C Surety Claims senior secured term loans in the aggregate principal amount of $22,764,000, to be repaid under and evidenced by the Reorganized Federal-Mogul Secured Term Loan Agreement as particularly set forth in Exhibit
1.1.192 to the Plan, and related documents, but in any event upon the same terms, conditions, interest rate, maturity, collateral and lien priority as the holders of Bank Claims shall receive under the Plan with respect to senior secured term loans;

     (ii) Reorganized Federal-Mogul shall issue and deliver to the PIK Notes Trustee, for ultimate distribution to the holders of Class 1C Surety Claims, Reorganized Federal-Mogul Junior Secured PIK Notes in the aggregate principal amount of $5,236,000, to be repaid under and evidenced by the Reorganized Federal-Mogul Junior Secured PIK Notes as particularly set forth in Exhibit
1.1.191 to the Plan, and related documents, but in any event upon the same terms, conditions, interest rate, maturity, collateral and lien priority as the holders of Bank Claims shall receive under the Plan with respect to Junior Secured PIK Notes; and

     (iii) All payments of fees and costs to the Sureties as authorized under the Final Order approving the DIP Facility (as modified by the Surety Claims Settlement Agreement), and adequate protection payments also authorized under the Surety Claims Settlement Agreement, shall continue until and cease on the Effective Date; all accrued and unpaid adequate protection payments or fee and cost reimbursement payments will be paid in Cash on the Effective Date. The holders of the Class 1C Surety Claims shall retain all adequate protection payments and all fee and cost reimbursement payments made during the Reorganization Cases without any diminution of the treatment set forth above.

     (c) Voting: Class 1C is impaired and, subject to the terms of the Surety Claims Settlement Agreement, each holder of an Allowed Class 1C Claim is entitled to vote to accept or reject the Plan.

     3.1.4. Class 1D - Noteholder Claims.

     (a) Classification: Class 1D consists of all secured and unsecured Noteholder Claims against Federal-Mogul, which shall be deemed Allowed as follows:

     (1) Claims arising under Federal-Mogul's 7.5% Notes due 2009 shall be deemed Allowed in the aggregate amount of $572,812,500.00;

     (2) Claims arising under Federal-Mogul's 7.375% Notes due 2006 shall be deemed Allowed in the aggregate amount of $401,069,010.50;

     (3) Claims arising under Federal-Mogul's 7.75% Notes due 2006 shall be deemed Allowed in the aggregate amount of $399,595,000.10;

     (4) Claims arising under Federal-Mogul's 7.875% Notes due 2010 shall be deemed Allowed in the aggregate amount of $347,713,437.50;

     (5) Claims arising under Federal-Mogul's 7.5% Notes due 2004 shall be deemed Allowed in the aggregate amount of $244,500,000.00;

     (6) Claims arising under Federal-Mogul's 8.8% Senior Notes due 2007 shall be deemed Allowed in the aggregate amount of $107,663,379.80;

     (7) Claims arising under Federal-Mogul's 8.37% Medium Term Notes due 2001 shall be deemed Allowed in the aggregate amount of $32,788,640.00;

     (8) Claims arising under Federal-Mogul's 8.25% Medium Term Notes due 2005 shall be deemed Allowed in the aggregate amount of $15,364,375.00;

     (9) Claims arising under Federal-Mogul's 8.33% Medium Term Notes due 2001 shall be deemed Allowed in the aggregate amount of $12,294,326.67;

     (10) Claims arising under Federal-Mogul's 8.12% Medium Term Notes due 2003 shall be deemed Allowed in the aggregate amount of $10,239,088.89;

     (11) Claims arising under Federal-Mogul's 8.16% Medium Term Notes due 2003 shall be deemed Allowed in the aggregate amount of $10,240,266.67;

     (12) Claims arising under Federal-Mogul's 8.46% Medium Term Notes due 2002 shall be deemed Allowed in the aggregate amount of $5,124,550.00.

     (b) Treatment: On the Distribution Date, the Disbursing Agent shall issue and deliver to the indenture trustees for the Notes, to be allocated Pro Rata among those indenture trustees based upon the deemed Allowed Amounts of the Claims in Class 1D as set forth above, and for ultimate distribution to or for the account of each Person holding an Allowed Class 1D Claim in accordance with such holder's rights and interests under the applicable Notes and their respective indentures, a Pro Rata portion of the Reorganized Federal-Mogul Class A Common Stock. Such Pro Rata portion to be distributed to each particular indenture trustee shall be determined by multiplying the total number of shares representing such Class A Common Stock times a fraction, the numerator of which equals the Allowed Amount of all Class 1D Claims represented by a particular indenture pertaining to the Notes, and the denominator of which equals the Allowed Amount of all Class 1D, Class 1F Claims, and Class H Claims held by Electing Holders (as defined in Section 8.15.2 of the Plan). If Classes 1D and 1J vote to accept the Plan, and at least one of Classes 1M, 1N or 1O votes to accept the Plan, then Class 1D shall also receive 50% of the Warrants to be issued and distributed under the Plan; provided, however, Class 1D has agreed to distribute any and all such Warrants to the holders of Class 1M, 1N and/or 1O Claims and/or interests in accordance with Sections 3.1.13, 3.1.14 and 3.1.15 of the Plan; provided, further, however, the distribution of the Warrants shall be subject to the requirements of Section 8.3.7 of the Plan.

     (c) Adequate Protection Payments: All adequate protection payments to the holders of Class 1D Noteholder Claims authorized under the Final Order approving the DIP Facility shall continue until and cease on the Effective Date and any such adequate protection payments that are unpaid as of the Effective Date will be paid in Cash on the Effective Date. The holders of Class 1D Noteholder Claims shall retain any and all such adequate protection payments made and/or authorized in connection with the DIP Facility without any diminution of the treatment set forth above.

     (d) Voting: Class 1D is impaired and each holder of an Allowed Class 1D Claim is entitled to vote to accept or reject the Plan.

     3.1.5. Class 1E - Other Secured Claims

     (a) Classification: Class 1E consists of all Secured Claims against Federal-Mogul other than Bank Claims, Surety Claims, Noteholder Claims or Bonded Claims. Each Secured Claim against Federal-Mogul shall constitute a separate sub-class (designated, for example, as Class 1E-1) for purposes of voting and distribution.

     (b) Treatment: At the option of the Debtor or the Reorganized Debtor and in accordance with Section 1124 of the Bankruptcy Code, all Allowed Secured Claims in Class 1E, and each sub-class thereof, will be treated pursuant to one of the following alternatives: (I) the Plan will leave unaltered the legal, equitable and contractual rights to which each Secured Claim in Class 1E entitles the holder; (II) the Debtor shall cure any default that occurred before or after the Petition Date; the maturity of such Secured Claim shall be reinstated as such maturity existed prior to any such default; the holder of such Secured Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the holder on any right to accelerate its claim; and the legal, equitable and contractual rights of such holder will not otherwise be altered;
(III) an Allowed Secured Claim shall receive such other treatment as the Debtor and the holder shall agree; or (IV) all of the collateral for such Secured Claim will be surrendered by the Debtor to the holder of such Claim on the Effective Date or as soon as practicable thereafter.

     (c) Voting: To the extent any Allowed Secured Claims are treated in the manner set forth in clauses (I), (II), (III) or (IV) of the immediately preceding subsection, Class 1E or the particular sub-class is unimpaired and such holders are not entitled to vote to accept or reject the Plan.

     3.1.6. Class 1F - Convertible Subordinated Debenture Claims

     (a) Classification: Class 1F consists of all Allowed Claims arising under, evidenced by, or based upon the Convertible Subordinated Debentures, which shall be deemed Allowed in the amount that have not been converted prior to the Effective Date or deemed to be converted pursuant to Section 8.3.2 of the Plan; provided, however, to the extent that the beneficiaries of Convertible Subordinated Debentures convert their securities to Federal-Mogul common stock on or before the Record Date or are deemed to have so converted such securities pursuant to Section 8.3.2 of the Plan, then such holders will be treated as holders of Class 1O Federal-Mogul common stock and receive the distribution, if any, to be made on account of such Class 1O Equity Interests under the Plan.

     (b) Treatment: On the Distribution Date, in full and complete satisfaction of the Allowed Class 1F Claims (including, without limitation, any guarantees related to or arising from the Convertible Subordinated Debentures) the Disbursing Agent shall issue and deliver to the indenture trustee for the Convertible Subordinated Debentures a Pro Rata portion of the Reorganized Federal-Mogul Class A Common Stock, which portion shall be determined by multiplying the total number of shares representing such Class A Common Stock times a fraction, the numerator of which equals the Allowed Amount of all Class 1F Claims, and the denominator of which equals the Allowed Amount of all Class 1D, Class 1F Claims, and Class H Claims held by Electing Holders (as defined in
Section 8.15.2 of the Plan), provided, however, to the extent necessary to comply with the contractual subordination provisions in the indentures for the Convertible Subordinated Debentures, the Disbursing Agent shall hold in trust and cause all distributions allocable to the Allowed Convertible Subordinated Debenture Claims to be paid directly to the applicable Indenture Trustees on behalf of the Allowed Class 1D Noteholder Claims in accordance with the formula set forth in Section 3.1.4(b) of the Plan. Solely for purposes of the Declaration of Trust of Federal-Mogul Financing Trust regarding the Convertible Subordinated Debentures, the bankruptcy of Federal-Mogul shall be deemed to have occurred on the Effective Date, and the Federal-Mogul Financing Trust shall thereupon be deemed dissolved as provided in such Declaration of Trust.

     (c) Voting. Class 1F is impaired and each holder of an Allowed Class 1F Claim is entitled to vote to accept or reject the Plan.

     3.1.7. Class 1G - On-Site Environmental Claims

     (a) Classification: Class 1G consists of all On-Site Environmental Claims against Federal-Mogul.

     (b) Treatment: Each holder of an Allowed On-Site Environmental Claim in Class 1G shall retain unaltered the legal, equitable and contractual rights to which such Allowed On-Site Environmental Claim entitles the holder.

     (c) Voting: Class 1G is unimpaired and holders of Class 1G Claims are thus not entitled to vote to accept or reject the Plan.

     3.1.8. Class 1H - Unsecured Claims

     (a) Classification: Class 1H consists of all Unsecured Claims against Federal-Mogul, other than any unsecured portion of Noteholder Claims, any unsecured portion of Bonded Asbestos Personal Injury Claims, the Convertible Subordinated Debenture Claims or other Claims specifically included in any other Class.

     (b) Treatment: Subject to Sections 8.15 and 8.24 of the Plan, each holder of an Allowed Class 1H Unsecured Claim shall receive either (i) a total Cash payment equal to 35% of such holder's Allowed Unsecured Claim, with such total amount to be paid in three equal, annual installments, the first of which shall be paid on the Distribution Date and the second and third on the first and second anniversaries of the Distribution Date, respectively, or (ii) based on such holder's election under Section 8.15.2 of the Plan, a Pro Rata share of Reorganized Federal-Mogul Class A Common Stock to be issued and distributed on the Distribution Date.

     (c) Voting: Class 1H is impaired and each holder of an Allowed Class 1H Claim is entitled to vote to accept or reject the Plan.

     3.1.9. Class 1I - Non-Priority Employee Benefit Claims

     (a) Classification: Class 1I consists of all Non-Priority Employee Benefit Claims against Federal-Mogul.

     (b) Treatment: On the Effective Date, Reorganized Federal-Mogul shall continue, automatically and without further act, deed or court order, the Employee Benefit Plans maintained by Federal-Mogul, and each holder of an Allowed Non-Priority Employee Benefit Claim shall retain unaltered the legal, equitable and contractual rights to which such Allowed Non-Priority Employee Benefit Claim entitles such holder.

     (c) Voting: Class 1I is unimpaired and holders of Class 1I Claims are thus not entitled to vote to accept or reject the Plan.

     3.1.10. Class 1J - Asbestos Personal Injury Claims

     (a) Classification: Class 1J consists of all Asbestos Personal Injury Claims against Federal-Mogul.

     (b) Treatment: As of the Effective Date, liability for all Class 1J Asbestos Personal Injury Claims shall be automatically and without further act, deed or court order, transferred to, vested in and assumed by the Trust. Each Asbestos Personal Injury Claim in Class 1J shall be addressed solely by the Trust pursuant to and in accordance with the Asbestos Personal Injury Trust Distribution Procedures. If Classes 1D and 1J vote to accept the Plan, and at least one of Classes 1M, 1N or 1O votes to accept the Plan, then Class 1J shall also receive 50% of the Warrants to be issued and distributed under the Plan; provided, however, Class 1J has agreed to distribute any and all such Warrants to the holders of Class 1M, 1N and/or 1O Claims and/or interests in accordance with Sections 3.1.13, 3.1.14 and 3.1.15 of the Plan; provided, further, however, the distribution of the Warrants shall be subject to the requirements of Section
8.3.7 of the Plan.

     (c) Voting: Class 1J is impaired and each holder of a Class 1J Claim is entitled to vote to accept or reject the Plan.

     3.1.11. Class 1K - Bonded Claims

     (a) Classification: Class 1K consists of all Bonded Claims against Federal-Mogul.

     (b) Treatment: Each holder of an Allowed Bonded Claim in Class 1K shall retain unaltered the legal, equitable and contractual rights to which such Allowed Bonded Claim entitles the holder.

     (c) Voting: Class 1K is unimpaired and holders of Class 1K Claims are thus not entitled to vote to accept or reject the Plan.

     3.1.12. Class 1L - Affiliate Claims

     (a) Classification: Class 1L consists of all Affiliate Claims against Federal-Mogul Corporation.

     (b) Treatment: On the Effective Date, at the option of the Plan Proponents, all Affiliate Claims in Class 1L shall either be (a) reinstated, in full or in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 1L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against Federal-Mogul. Any and all Class 1L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non-Affiliate Claims, are set forth in Exhibit 3.1.12 of the Plan.

     (c) Voting: Class 1L is impaired and each holder of an Allowed Class 1L Claim is entitled to vote to accept or reject the Plan.

     3.1.13. Class 1M - Federal-Mogul Corporation Preferred Stock

     (a) Classification: Class 1M consists of all shares of the Series C ESOP Convertible Preferred Stock of Federal-Mogul, having a liquidation preference of $63.75 per share, of which there are 439,937 shares outstanding.

     (b) Treatment: All existing shares of outstanding Federal-Mogul preferred stock and all rights related to such stock shall be cancelled, annulled and extinguished on the Effective Date. If Classes 1D, 1J and 1M all vote to accept the Plan, then each holder of Class 1M Equity Interest shall receive, in exchange for and in full satisfaction of its Class 1M Equity Interest, Warrants calculated as follows: for each outstanding share of Federal-Mogul preferred stock held as of the Record Date, the holder shall receive Warrants in an amount equal to (A)(i) two, divided by (ii) the sum of (a) two times the total number of outstanding shares of Federal-Mogul preferred stock plus (b) the total number of shares of Federal Mogul common stock deemed held by holders of Allowed Class 1N Claims (but only if Class 1N accepts the Plan) plus (c) the total number of outstanding shares of Federal-Mogul common stock, including any shares deemed issued pursuant to Section 8.3.2 of the Plan (but only if Class 1O accepts the Plan), times (B) the total number of Warrants. If Class 1M rejects the Plan, then no distributions shall be made on account of Class 1M Equity Interests. Notwithstanding the foregoing or anything to the contrary in the Plan, the distribution of the Warrants shall be subject to the requirements of Section
8.3.7 of the Plan.

     (c) Voting: Class 1M is impaired and each holder of an Allowed Class 1M Equity Interest is entitled to vote to accept or reject the Plan.

     3.1.14. Class 1N - Subordinated Securities Claims

     (a) Classification: Class 1N consists of all Subordinated Securities Claims, if any, against Federal-Mogul.

     (b) Treatment: If Classes 1D, 1J and 1N all vote to accept the Plan, each holder of a Subordinated Securities Claim shall receive, in exchange for and in full satisfaction of its Class 1N Subordinated Securities Claim, its Pro Rata share of any applicable insurance and, with respect to any deficiency, the holder shall receive Warrants calculated as follows: for each share of Federal-Mogul common stock deemed held, the holder shall receive Warrants in an amount equal to (A)(i) one, divided by (ii) the sum of (a) two times the total number of outstanding shares of Federal-Mogul preferred stock (but only if Class 1M accepts the Plan) plus (b) the total number of shares of Federal-Mogul common stock deemed held by holders of Allowed Class 1N Claims plus (c) the total number of outstanding shares of Federal-Mogul common stock, including any shares deemed issued pursuant to Section 8.3.2 of the Plan (but only if Class 1O accepts the Plan), times (B) the total number of Warrants. For purposes of calculating such distributions of Warrants, the holder of a Subordinated Securities Claim shall be deemed to hold one share of Federal Mogul Corporation common stock for each $28.00 of (i) its Subordinated Securities Claim minus (ii) any insurance proceeds actually received in respect of such Subordinated Securities Claim. If, however, Class 1N rejects the Plan, then no distributions of Warrants shall be made on account of such Class 1N Claims. Notwithstanding the foregoing or anything to the contrary in the Plan, the distribution of the Warrants shall be subject to the requirements of Section 8.3.7 of the Plan.

     (c) Voting: Class 1N is impaired and each holder of an Allowed Class 1N Subordinated Securities Claim is entitled to vote to accept or reject the Plan.

     3.1.15. Class 1O - Federal-Mogul Corporation Common Stock

     (a) Classification: Class 1O consists of all outstanding shares of Federal-Mogul common stock, of which there were 89,861,480 shares outstanding as of July 25, 2007, and shall also include up to 1,482,716 additional shares which may be deemed to be issued pursuant to Section 8.3.2 of the Plan.

     (b) Treatment: All existing shares of outstanding Federal-Mogul common stock and all rights related to such stock shall be cancelled, annulled and extinguished on the Effective Date. If Classes 1D, 1J, and 1O all vote to accept the Plan, then each holder of a Class 1O interest shall receive, in exchange for and in full satisfaction of its Class 1O interest, Warrants calculated as follows: for each outstanding share of Federal-Mogul common stock held as of the Record Date, the holder shall receive Warrants in an amount equal to (A)(i) one, divided by (ii) the sum of (a) two times the total number of outstanding shares of Federal-Mogul preferred stock (but only if Class 1M accepts the Plan) plus
(b) the total number of shares of Federal-Mogul common stock deemed held by holders of Allowed Class 1N Claims (but only if Class 1N accepts the Plan) plus
(c) the total number of outstanding shares of Federal-Mogul Corporation common stock, including shares deemed issued pursuant to Section 8.3.2 of the Plan, times (B) the total number of Warrants. If Class 1O rejects the Plan, then no distribution shall be made on account of Class 1O interests. Notwithstanding the foregoing or anything to the contrary in the Plan, the distribution of the Warrants shall be subject to the requirements of Section 8.3.7 of the Plan.

     (c) Voting: Class 1O is impaired and each holder of an Allowed Class 1O Equity Interest is entitled to vote to accept or reject the Plan.

     3.1.16. Class 1Q - Cooper Claims

     (a) Classification: Class 1Q consists of all Cooper Claims against Federal-Mogul.

     (b) Treatment: The Class 1Q Cooper Claims shall be treated pursuant to one of the following alternatives: (i) subject to the condition precedent that the Plan A Date and the Date of Finality occur, the Class 1Q Cooper Claims shall be treated as provided in the Plan A Settlement set forth in the Addendum as implemented by Section 8.23 of the Plan, or (ii) if Articles II and III of the Plan B Settlement Agreement become effective pursuant to Section 5.01 of the Plan B Settlement Agreement prior to the Date of Finality, the Class 1Q Cooper Claims shall be treated as provided in the Plan B Settlement Agreement, as implemented by Section 8.22 of the Plan.

     (c) Voting: Class 1Q is impaired. Subject to the terms of the Plan Support Agreement, each holder of a Class 1Q Cooper Claim is entitled to vote to accept or reject the Plan.

     3.2. Federal-Mogul Piston Rings, Inc. ("FMPRI") (Classes 2A through 2P)

     3.2.1. Class 2A - Priority Claims

     (a) Classification: Class 2A consists of all Priority Claims against FMPRI.

     (b) Treatment: On the Distribution Date, each holder of a Class 2A Allowed Priority Claim shall receive either (I) Cash equal to the Allowed Amount of such Priority Claim or (II) such other treatment as may be agreed upon in writing by such holder and Reorganized FMPRI.

     (c) Voting: Class 2A is impaired and the each holder of an Allowed Class 2A Claim is entitled to vote to accept or reject the Plan.

     3.2.2. Class 2B - Bank Claims

     (a) Classification: Class 2B consists of all Bank Claims against FMPRI.

     (b) Treatment: On the Effective Date, all Claims and interests arising under or related to any obligation of FMPRI to holders of Bank Claims shall be released, extinguished and discharged. In full and complete satisfaction of all Allowed Class 2B Claims, Claims arising under the Bank Credit Agreement (including certain letter of credit obligations) shall be deemed Allowed in the amount of $1,646,681,464.00 (as adjusted as of the Effective Date to convert any foreign currencies to U.S. dollars) and Reorganized FMPRI shall guarantee on a secured basis Reorganized Federal-Mogul's obligations under (y) the Reorganized Federal Mogul Secured Term Loan Agreement and (z) the Reorganized Federal Mogul Junior Secured PIK Notes.

     (c) Voting: Class 2B is impaired and each holder of an Allowed Class 2B Claim is entitled to vote to accept or reject the Plan.

     3.2.3. Class 2C - Surety Claims

     (a) Classification: Class 2C consists of all Surety Claims against FMPRI.

     (b) Treatment: On the Effective Date, all Claims and interests arising under or related to any indemnity contract or guarantee between FMPRI and any of the Sureties relating to the CCR Surety Bonds, if any, and all Liens on any property of FMPRI in favor of the Sureties, shall be released, extinguished and discharged. In full and complete satisfaction of all Allowed Class 2C Surety Claims, Claims of any of the Sureties relating to the CCR Surety Bonds shall be deemed Allowed in the amount of $28,000,000 and FMPRI shall guarantee on a secured basis Reorganized Federal-Mogul's obligations under (y) the Reorganized Federal Mogul Secured Term Loan Agreement and (z) the Reorganized Federal Mogul Junior Secured PIK Notes.

     (c) Voting: Class 2C is impaired and, subject to the terms of the Surety Claims Settlement Agreement, each holder of an Allowed Class 2C Claim is entitled to vote to accept or reject the Plan.

     3.2.4. Class 2D - Noteholder Claims

     (a) Classification: Class 2D consists of all Secured and unsecured Noteholder Claims against FMPRI.

     (b) Treatment: On the Effective Date, all Claims arising under FMPRI's guaranty of the Noteholder Claims shall be released, extinguished and discharged. In consideration of the treatment accorded Class 1D, holders of Class 2D Noteholder Claims shall receive no additional distribution under the Plan on account of such Class 2D Noteholder Claims.

     (c) Voting: Class 2D is impaired and each holder of an Allowed Class 2D Claim is entitled to vote to accept or reject the Plan.

     3.2.5. Class 2E - Other Secured Claims

     (a) Classification: Class 2E consists of all Secured Claims against FMPRI other than Bank Claims, Surety Claims, Noteholder Claims or Bonded Claims. Each Secured Claim against FMPRI shall constitute a separate sub-class (designated, for example, as Class 2E-1) for purposes of voting and distribution.

     (b) Treatment: At the option of the Debtor or the Reorganized Debtor and in accordance with Section 1124 of the Bankruptcy Code, all Allowed Secured Claims in Class 2E, and each sub-class thereof, will be treated pursuant to one of the following alternatives: (I) the Plan will leave unaltered the legal, equitable and contractual rights to which each Secured Claim in Class 2E entitles the holder; (II) the Debtor shall cure any default that occurred before or after the Petition Date; the maturity of such Secured Claim shall be reinstated as such maturity existed prior to any such default; the holder of such Secured Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the holder on any right to accelerate its claim; and the legal, equitable and contractual rights of such holder will not otherwise be altered;
(III) an Allowed Secured Claim shall receive such other treatment as the Debtor and the holder shall agree; or (IV) all of the collateral for such Secured Claim will be surrendered by the Debtor to the holder of such Claim on the Effective Date or as soon as practicable thereafter.

     (c) Voting: To the extent any Allowed Secured Claims are treated in the manner set forth in clauses (I), (II), (III) or (IV) of the immediately preceding subsection, Class 2E or the particular sub-class is unimpaired and such holders are not entitled to vote to accept or reject the Plan.

     3.2.6. Class 2G - On-Site Environmental Claims

     (a) Classification: Class 2G consists of all On-Site Environmental Claims against FMPRI.

     (b) Treatment: Each holder of an Allowed On-Site Environmental Claim in Class 2G shall retain unaltered the legal, equitable and contractual rights to which such Allowed On-Site Environmental Claim entitles the holder.

     (c) Voting: Class 2G is unimpaired and holders of Allowed Class 2G Claims are thus not entitled to vote to accept or reject the Plan.

     3.2.7. Class 2H - Unsecured Claims

     (a) Classification: Class 2H consists of all Unsecured Claims against FMPRI other than any unsecured portion of Noteholder Claims, any unsecured portion of Bonded Asbestos Personal Injury Claims or other Claims specifically included in any other Class.

     (b) Treatment: Subject to Sections 8.15 and 8.24 of the Plan, each holder of an Allowed Class 2H Unsecured Claim shall receive either (i) a total Cash payment equal to 35% of such holder's Allowed Unsecured Claim, with such total amount to be paid in three equal, annual installments, the first of which shall be paid on the Distribution Date and the second and third on the first and second anniversaries of the Distribution Date, respectively, or (ii) based on such holder's election under Section 8.15.2 of the Plan, a Pro Rata share of Reorganized Federal-Mogul Class A Common Stock to be issued and distributed on the Distribution Date.

     (c) Voting: Class 2H is impaired and each holder of an Allowed Class 2H Claim is entitled to vote to accept or reject the Plan.

     3.2.8. Class 2I - Non-Priority Employee Benefit Claims

     (a) Classification: Class 2I consists of all Non-Priority Employee Benefit Claims against FMPRI.

     (b) Treatment: On the Effective Date, Reorganized FMPRI shall continue, automatically and without further act, deed or court order, the Employee Benefit Plans maintained by FMPRI, and each holder of an Allowed Class 2I Non-Priority Employee Benefit Claim shall retain unaltered the legal, equitable and contractual rights to which such Allowed Non-Priority Employee Benefit Claim entitles such holder.

     (c) Voting: Class 2I is unimpaired and holders of Allowed Class 2I Claims are thus not entitled to vote to accept or reject the Plan.

     3.2.9. Class 2K - Bonded Claims

     (a) Classification: Class 2K consists of all Bonded Claims against FMPRI.

     (b) Treatment: Each holder of an Allowed Bonded Claim in Class 2K shall retain unaltered the legal, equitable and contractual rights to which such Allowed Bonded Claim entitles the holder.

     (c) Voting: Class 2K is unimpaired and holders of Allowed Class 2K Claims are thus not entitled to vote to accept or reject the Plan.

     3.2.10. Class 2L - Affiliate Claims

     (a) Classification: Class 2L consists of all Affiliate Claims against
FMPRI.

     (b) Treatment: On the Effective Date, at the option of the Plan Proponents, all Affiliate Claims in Class 2L shall either be (a) reinstated, in full or in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 2L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against FMPRI. Any and all Class 2L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non-Affiliate Claims, are set forth in Exhibit 3.1.12.

     (c) Voting: Class 2L is impaired and each holder of an Allowed Class 2L Claim is entitled to vote to accept or reject the Plan.

     3.2.11. Class 2N - Subordinated Securities Claims

     (a) Classification: Class 2N consists of all Subordinated Securities Claims against FMPRI.

     (b) Treatment: No distributions shall be made on account of Subordinated Securities Claims against FMPRI. All such Claims against FMPRI shall be discharged and extinguished on the Effective Date.

     (c) Voting: Class 2N is impaired and does not receive or retain any property under the Plan. Accordingly, the holders of Class 2N Claims are conclusively presumed to reject the Plan and the votes of such holders will not be solicited.

     3.2.12. Class 2P - Equity Interests

     (a) Classification: Class 2P consists of all Equity Interests in FMPRI.

     (b) Treatment: Each holder of an Allowed Equity Interest in Class 2P shall retain unaltered the legal, equitable and contractual rights to which such Allowed Equity Interest entitles the holder.

     (c) Voting: Class 2P is unimpaired and holders of Class 2P Equity Interests are thus not entitled to vote to accept or reject the Plan.

     3.3. Federal-Mogul Powertrain, Inc. ("FMPI") (Classes 3A through 3P)

     3.3.1. Class 3A - Priority Claims

     (a) Classification: Class 3A consists of all Priority Claims against FMPI.

     (b) Treatment: On the Distribution Date, each holder of a Class 3A Allowed Priority Claim shall receive either (I) Cash equal to the Allowed Amount of such Priority Claim or (II) such other treatment as may be agreed upon in writing by such holder and Reorganized FMPI.

     (c) Voting: Class 3A is impaired and each holder of an Allowed Class 3A Claim is entitled to vote to accept or reject the Plan.

     3.3.2. Class 3B - Bank Claims

     (a) Classification: Class 3B consists of all Bank Claims against FMPI.

     (b) Treatment: On the Effective Date, all Claims and interests arising under or related to any obligation of FMPI to holders of Bank Claims shall be released, extinguished and discharged. In full and complete satisfaction of the Allowed Class 3B Claims, Claims arising under the Bank Credit Agreement (including certain letter of credit obligations) shall be deemed Allowed in the amount of $1,646,681,464.00 (as adjusted as of the Effective Date to convert any foreign currencies to U.S. dollars) and FMPI shall guarantee on a secured basis Reorganized Federal-Mogul's obligations under (y) the Reorganized Federal Mogul Secured Term Loan Agreement and (z) the Reorganized Federal Mogul Junior Secured PIK Notes.

     (c) Voting: Class 3B is impaired and each holder of an Allowed Class 3B Claim is entitled to vote to accept or reject the Plan.

     3.3.3. Class 3C - Surety Claims

     (a) Classification: Class 3C consists of all Surety Claims against FMPI.

     (b) Treatment: On the Effective Date, all Claims and interests arising under or related to any indemnity contract or guarantee between FMPI and any of the Sureties relating to the CCR Surety Bonds, if any, and all Liens on any property of FMPI in favor of the Sureties, shall be released, extinguished and discharged. In full and complete satisfaction of all Allowed Class 3C Surety Claims, Claims of any of the Sureties relating to the CCR Surety Bonds shall be deemed Allowed in the amount of $28,000,000 and FMPI shall guarantee on a secured basis Reorganized Federal-Mogul's obligations under (y) the Reorganized Federal Mogul Secured Term Loan Agreement and (z) the Reorganized Federal Mogul Junior Secured PIK Notes.

     (c) Voting: Class 3C is impaired and, subject to the terms of the Surety Claims Settlement Agreement, each holder of an Allowed Class 3C Claim is entitled to vote to accept or reject the Plan.

     3.3.4. Class 3D - Noteholder Claims

     (a) Classification: Class 3D consists of all Secured and unsecured Noteholder Claims against FMPI.

     (b) Treatment: On the Effective Date, all Claims arising under FMPI's guaranty of the Noteholder Claims shall be released, extinguished and discharged. In consideration of the treatment accorded Class 1D, holders of Class 3D Noteholder Claims shall receive no additional distribution under the Plan on account of such Class 3D Noteholder Claims.

     (c) Voting: Class 3D is impaired and each holder of an Allowed Class 3D Claim is entitled to vote to accept or reject the Plan.

     3.3.5. Class 3E - Other Secured Claims

     (a) Classification: Class 3E consists of all Secured Claims against FMPI other than Bank Claims, Surety Claims, Noteholder Claims or Bonded Claims. Each Secured Claim against FMPI shall constitute a separate sub-class (designated, for example, as Class 3E-1) for purposes of voting and distribution.

     (b) Treatment: At the option of the Debtor or the Reorganized Debtor and in accordance with Section 1124 of the Bankruptcy Code, all Allowed Secured Claims in Class 3E, and each sub-class thereof, will be treated pursuant to one of the following alternatives: (I) the Plan will leave unaltered the legal, equitable and contractual rights to which each Secured Claim in Class 3E entitles the holder; (II) the Debtor shall cure any default that occurred before or after the Petition Date; the maturity of such Secured Claim shall be reinstated as such maturity existed prior to any such default; the holder of such Secured Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the holder on any right to accelerate its claim; and the legal, equitable and contractual rights of such holder will not otherwise be altered;
(III) an Allowed Secured Claim shall receive such other treatment as the Debtor and the holder shall agree; or (IV) all of the collateral for such Secured Claim will be surrendered by the Debtor to the holder of such Claim on the Effective Date or as soon as practicable thereafter.

     (c) Voting: To the extent any Allowed Secured Claims are treated in the manner set forth in clauses (I), (II), (III) or (IV) of the immediately preceding subsection, Class 3E or the particular sub-class is unimpaired and such holders are not entitled to vote to accept or reject the Plan.

     3.3.6. Class 3G - On-Site Environmental Claims

     (a) Classification: Class 3G consists of all On-Site Environmental Claims against FMPI.

     (b) Treatment: Each holder of an Allowed On-Site Environmental Claim in Class 3G shall retain unaltered the legal, equitable and contractual rights to which such Allowed On-Site Environmental Claim entitles the holder.

     (c) Voting: Class 3G is unimpaired and holders of Allowed Class 3G Claims are thus not entitled to vote to accept or reject the Plan.

     3.3.7. Class 3H - Unsecured Claims

     (a) Classification: Class 3H consists of all Unsecured Claims against FMPI other than any unsecured portion of Noteholder Claims, any unsecured portion of Bonded Asbestos Personal Injury Claims, or other Claims specifically included in any other Class.

     (b) Treatment: Subject to Sections 8.15 and 8.24 of the Plan, each holder of an Allowed Class 3H Unsecured Claim shall receive either (i) a total Cash payment equal to 35% of such holder's Allowed Unsecured Claim, with such total amount to be paid in three equal, annual installments, the first of which shall be paid on the Distribution Date and the second and third on the first and second anniversaries of the Distribution Date, respectively, or (ii) based on such holder's election under Section 8.15.2 of the Plan, a Pro Rata share of Reorganized Federal-Mogul Class A Common Stock to be issued and distributed on the Distribution Date.

     (c) Voting: Class 3H is impaired and each holder of an Allowed Class 3H Claim is entitled to vote to accept or reject the Plan.

     3.3.8. Class 3I - Non-Priority Employee Benefit Claims

     (a) Classification: Class 3I consists of all Non-Priority Employee Benefit Claims against FMPI.

     (b) Treatment: On the Effective Date, Reorganized FMPI shall continue, automatically and without further act, deed or court order, the Employee Benefit Plans maintained by FMPI, and each holder of an Allowed Class 3I Non-Priority Employee Benefit Claim shall retain unaltered the legal, equitable and contractual rights to which such Allowed Non-Priority Employee Benefit Claim entitles such holder.

     (c) Voting: Class 3I is unimpaired and holders of Class 3I Claims are thus not entitled to vote to accept or reject the Plan.

     3.3.9. Class 3K - Bonded Claims

     (a) Classification: Class 3K consists of all Bonded Claims against FMPI.

     (b) Treatment: Each holder of an Allowed Bonded Claim in Class 3K shall retain unaltered the legal, equitable and contractual rights to which such Allowed Bonded Claim entitles the holder.

     (c) Voting: Class 3K is unimpaired and holders of Class 3K Claims are thus not entitled to vote to accept or reject the Plan.

     3.3.10. Class 3L - Affiliate Claims

     (a) Classification: Class 3L consists of all Affiliate Claims against FMPI.

     (b) Treatment: On the Effective Date, at the option of the Plan Proponents, all Affiliate Claims in Class 3L shall either be (a) reinstated, in full or in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 3L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against FMPI. Any and all Class 3L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non-Affiliate Claims, are set forth in Exhibit 3.1.12.

     (c) Voting: Class 3L is impaired and each holder of an Allowed Class 3L Claim is entitled to vote to accept or reject the Plan.

     3.3.11. Class 3P - Equity Interests

     (a) Classification: Class 3P consists of all Equity Interests in FMPI.

     (b) Treatment: Each holder of an Allowed Equity Interest in Class 3P shall retain unaltered the legal, equitable and contractual rights to which such Allowed Equity Interest entitles the holder.

     (c) Voting: Class 3P is unimpaired and holders of Class 3P Equity Interests are thus not entitled to vote to accept or reject the Plan.

     3.4. Federal-Mogul Ignition Company ("FMIC") (Classes 4A through 4P)

     3.4.1. Class 4A - Priority Claims

     (a) Classification: Class 4A consists of all Priority Claims against FMIC.

     (b) Treatment: On the Distribution Date, each holder of a Class 4A Allowed Priority Claim shall receive either (I) Cash equal to the Allowed Amount of such Priority Claim or (II) such other treatment as may be agreed upon in writing by such holder and Reorganized FMIC.

     (c) Voting: Class 4A is impaired and each holder of an Allowed Class 4A Claim is entitled to vote to accept or reject the Plan.

     3.4.2. Class 4B - Bank Claims

     (a) Classification: Class 4B consists of all Bank Claims against FMIC.

     (b) Treatment: On the Effective Date, all Claims and interests arising under or related to any obligation of FMIC to holders of Bank Claims shall be released, extinguished and discharged. In full and complete satisfaction of all Allowed Class 4B Claims, Claims arising under the Bank Credit Agreement (including certain letter of credit obligations) shall be deemed Allowed in the amount of $1,646,681,464.00 (as adjusted as of the Effective Date to convert any foreign currencies to U.S. dollars) and FMIC shall guarantee on a secured basis Reorganized Federal-Mogul's obligations under (y) the Reorganized Federal Mogul Secured Term Loan Agreement and (z) the Reorganized Federal Mogul Junior Secured PIK Notes.

     (c) Voting: Class 4B is impaired and each holder of an Allowed Class 4B Claim is entitled to vote to accept or reject the Plan.

     3.4.3. Class 4C - Surety Claims

     (a) Classification: Class 4C consists of all Surety Claims against FMIC.

     (b) Treatment: On the Effective Date, all Claims and interests arising under or related to any indemnity contract or guarantee between FMIC and any of the Sureties relating to the CCR Surety Bonds, if any, and all Liens on any property of FMIC in favor of the Sureties, shall be released, extinguished and discharged. In full and complete satisfaction of all Allowed Class 4C Surety Claims, Claims of any of the Sureties relating to the CCR Surety Bonds shall be deemed Allowed in the amount of $28,000,000 and FMIC shall guarantee on a secured basis Reorganized Federal-Mogul's obligations under (y) the Reorganized Federal Mogul Secured Term Loan Agreement and (z) the Reorganized Federal Mogul Junior Secured PIK Notes.

     (c) Voting: Class 4C is impaired and, subject to the terms of the Surety Claims Settlement Agreement, each holder of an Allowed Class 4C Claim is entitled to vote to accept or reject the Plan.

     3.4.4. Class 4D - Noteholder Claims

     (a) Classification: Class 4D consists of all Secured and unsecured Noteholder Claims against FMIC.

     (b) Treatment: On the Effective Date, all Claims arising under FMIC's guaranty of the Noteholder Claims shall be released, extinguished and discharged. In consideration of the treatment accorded Class 1D, holders of Class 4D Noteholder Claims shall receive no additional distribution under the Plan on account of such Class 4D Noteholder Claims.

     (c) Voting: Class 4D is impaired and each holder of an Allowed Class 4D Claim is entitled to vote to accept or reject the Plan.

     3.4.5. Class 4E - Other Secured Claims

     (a) Classification: Class 4E consists of all Secured Claims against FMIC other than Bank Claims, Surety Claims, Noteholder Claims or Bonded Claims. Each Secured Claim against FMIC shall constitute a separate sub-class (designated, for example, as Class 4E-1) for purposes of voting and distribution.

     (b) Treatment: At the option of the Debtor or the Reorganized Debtor and in accordance with Section 1124 of the Bankruptcy Code, all Allowed Secured Claims in Class 4E, and each sub-class thereof, will be treated pursuant to one of the following alternatives: (I) the Plan will leave unaltered the legal, equitable and contractual rights to which each Secured Claim in Class 4E entitles the holder; (II) the Debtor shall cure any default that occurred before or after the Petition Date; the maturity of such Secured Claim shall be reinstated as such maturity existed prior to any such default; the holder of such Secured Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the holder on any right to accelerate its claim; and the legal, equitable and contractual rights of such holder will not otherwise be altered;
(III) an Allowed Secured Claim shall receive such other treatment as the Debtor and the holder shall agree; or (IV) all of the collateral for such Secured Claim will be surrendered by the Debtor to the holder of such Claim on the Effective Date or as soon as practicable thereafter.

     (c) Voting: To the extent any Allowed Secured Claims are treated in the manner set forth in clauses (I), (II), (III) or (IV) of the immediately preceding subsection, Class 4E or the particular sub-class is unimpaired and such holders are not entitled to vote to accept or reject the Plan.

     3.4.6. Class 4G - On-Site Environmental Claims

     (a) Classification: Class 4G consists of all On-Site Environmental Claims against FMIC.

     (b) Treatment: Each holder of an Allowed On-Site Environmental Claim in Class 4G shall retain unaltered the legal, equitable and contractual rights to which such Allowed On-Site Environmental Claim entitles the holder.

     (c) Voting: Class 4G is unimpaired and holders of Class 4G Claims are thus not entitled to vote to accept or reject the Plan.

     3.4.7. Class 4H - Unsecured Claims

     (a) Classification: Class 4H consists of all Unsecured Claims against FMIC other than any unsecured portion of Noteholder Claims, any unsecured portion of Bonded Asbestos Personal Injury Claims, or other Claims specifically included in any other Class.

     (b) Treatment: Subject to Sections 8.15 and 8.24 of the Plan, each holder of an Allowed Class 4H Unsecured Claim shall receive either (i) a total Cash payment equal to 35% of such holder's Allowed Unsecured Claim, with such total amount to be paid in three equal, annual installments, the first of which shall be paid on the Distribution Date and the second and third on the first and second anniversaries of the Distribution Date, respectively, or (ii) based on such holder's election under Section 8.15.2 of the Plan, a Pro Rata share of Reorganized Federal-Mogul Class A Common Stock to be issued and distributed on the Distribution Date.

     (c) Voting: Class 4H is impaired and each holder of an Allowed Class 4H Claim is entitled to vote to accept or reject the Plan.

     3.4.8. Class 4I - Non-Priority Employee Benefit Claims

     (a) Classification: Class 4I consists of all Non-Priority Employee Benefit Claims against FMIC.

     (b) Treatment: On the Effective Date, Reorganized FMIC shall continue, automatically and without further act, deed or court order, the Employee Benefit Plans maintained by FMIC, and each holder of an Allowed Class 4I Non-Priority Employee Benefit Claim shall retain unaltered the legal, equitable and contractual rights to which such Allowed Non-Priority Employee Benefit Claim entitles such holder.

     (c) Voting: Class 4I is unimpaired and holders of Class 4I Claims are thus not entitled to vote to accept or reject the Plan.

     3.4.9. Class 4K - Bonded Claims

     (a) Classification: Class 4K consists of all Bonded Claims against FMIC.

     (b) Treatment: Each holder of an Allowed Bonded Claim in Class 4K shall retain unaltered the legal, equitable and contractual rights to which such Allowed Bonded Claim entitles the holder.

     (c) Voting: Class 4K is unimpaired and holders of Class 4K Claims are thus not entitled to vote to accept or reject the Plan.

     3.4.10. Class 4L - Affiliate Claims

     (a) Classification: Class 4L consists of all Affiliate Claims against FMIC.

     (b) Treatment: On the Effective Date, at the option of the Plan Proponents, all Affiliate Claims in Class 4L shall either be (a) reinstated, in full or in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 4L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against FMIC. Any and all Class 4L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non-Affiliate Claims, are set forth in Exhibit 3.1.12.

     (c) Voting: Class 4L is impaired and each holder of an Allowed Class 4L Claim is entitled to vote to accept or reject the Plan.

     3.4.11. Class 4P - Equity Interests

     (a) Classification: Class 4P consists of all Equity Interests in FMIC.

     (b) Treatment: Each holder of an Allowed Equity Interest in Class 4P shall retain unaltered the legal, equitable and contractual rights to which such Allowed Equity Interest entitles the holder.

     (c) Voting: Class 4P is unimpaired and holders of Class 4P Equity Interests are thus not entitled to vote to accept or reject the Plan.

     3.5. Federal-Mogul Products, Inc. ("FMP") (Classes 5A through 5P)

     3.5.1. Class 5A - Priority Claims

     (a) Classification: Class 5A consists of all Priority Claims against FMP.

     (b) Treatment: On the Distribution Date, each holder of a Class 5A Allowed Priority Claim shall receive either (I) Cash equal to the Allowed Amount of such Priority Claim or (II) such other treatment as may be agreed upon in writing by such holder and Reorganized FMP.

     (c) Voting: Class 5A is impaired and each holder of an Allowed Class 5A Claim is entitled to vote to accept or reject the Plan.

     3.5.2. Class 5B -Bank Claims

     (a) Classification: Class 5B consists of all Bank Claims against FMP.

     (b) Treatment: On the Effective Date, all Claims and interests arising under or related to any obligation of FMP to holders of Bank Claims shall be released, extinguished and discharged. In full and complete satisfaction of all Allowed Class 5B Bank Claims, Claims arising under the Bank Credit Agreement (including certain letter of credit obligations) shall be deemed Allowed in the amount of $1,646,681,464.00 (as adjusted as of the Effective Date to convert any foreign currencies to U.S. dollars) and FMP shall guarantee on a secured basis Reorganized Federal-Mogul's obligations under (y) the Reorganized Federal Mogul Secured Term Loan Agreement and (z) the Reorganized Federal Mogul Junior Secured PIK Notes.

     (c) Voting: Class 5B is impaired and each holder of an Allowed Class 5B Claim is entitled to vote to accept or reject the Plan.

     3.5.3. Class 5C - Surety Claims

     (a) Classification: Class 5C consists of all Surety Claims against FMP.

     (b) Treatment: On the Effective Date, all Claims and interests arising under or related to any indemnity contract or guarantee between FMP and any of the Sureties relating to the CCR Surety Bonds, if any, and all Liens on any property of FMP in favor of the Sureties, shall be released, extinguished and discharged. In full and complete satisfaction of all Allowed Class 5C Surety Claims, Claims of any of the Sureties relating to the CCR Surety Bonds shall be deemed Allowed in the amount of $28,000,000 and FMP shall guarantee on a secured basis Reorganized Federal-Mogul's obligations under (y) the Reorganized Federal Mogul Secured Term Loan Agreement and (z) the Reorganized Federal Mogul Junior Secured PIK Notes.

     (c) Voting: Class 5C is impaired and, subject to the terms of the Surety Claims Settlement Agreement, each holder of an Allowed Class 5C Claim is entitled to vote to accept or reject the Plan.

     3.5.4. Class 5D - Noteholder Claims

     (a) Classification: Class 5D consists of all Secured and unsecured Noteholder Claims against FMP.

     (b) Treatment: On the Effective Date, all Claims arising under FMP's guaranty of the Noteholder Claims shall be released, extinguished and discharged. In consideration of the treatment accorded Class 1D, holders of Class 5D Noteholder Claims shall receive no additional distribution under the Plan on account of such Class 5D Noteholder Claims.

     (c) Voting: Class 5D is impaired and each holder of an Allowed Class 5D Claim is entitled to vote to accept or reject the Plan.

     3.5.5. Class 5E - Other Secured Claims

     (a) Classification: Class 5E consists of all Secured Claims against FMP other than Bank Claims, Surety Claims, Noteholder Claims or Bonded Claims. Each Secured Claim against FMP shall constitute a separate sub-class (designated, for example, as Class 5E-1) for purposes of voting and distribution.

     (b) Treatment: At the option of the Debtor or the Reorganized Debtor and in accordance with Section 1124 of the Bankruptcy Code, all Allowed Secured Claims in Class 5E, and each sub-class thereof, will be treated pursuant to one of the following alternatives: (I) the Plan will leave unaltered the legal, equitable and contractual rights to which each Secured Claim in Class 5E entitles the holder; (II) the Debtor shall cure any default that occurred before or after the Petition Date; the maturity of such Secured Claim shall be reinstated as such maturity existed prior to any such default; the holder of such Secured Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the holder on any right to accelerate its claim; and the legal, equitable and contractual rights of such holder will not otherwise be altered;
(III) an Allowed Secured Claim shall receive such other treatment as the Debtor and the holder shall agree; or (IV) all of the collateral for such Secured Claim will be surrendered by the Debtor to the holder of such Claim on the Effective Date or as soon as practicable thereafter.

     (c) Voting: To the extent any Allowed Secured Claims are treated in the manner set forth in clauses (I), (II), (III) or (IV) of the immediately preceding subsection, Class 5E or the particular sub-class is unimpaired and such holders are not entitled to vote to accept or reject the Plan.

     3.5.6. Class 5G - On-Site Environmental Claims

     (a) Classification: Class 5G consists of all On-Site Environmental Claims against FMP.

     (b) Treatment: Each holder of an Allowed On-Site Environmental Claim in Class 5G shall retain unaltered the legal, equitable and contractual rights to which such Allowed On-Site Environmental Claim entitles the holder.

     (c) Voting: Class 5G is unimpaired and holders of Class 5G Claims are thus not entitled to vote to accept or reject the Plan.

     3.5.7. Class 5H - Unsecured Claims

     (a) Classification: Class 5H consists of all Unsecured Claims against FMP other than any unsecured portion of Noteholder Claims, any unsecured portion of Bonded Asbestos Personal Injury Claims or other Claims specifically included in any other Class.

     (b) Treatment: Subject to Sections 8.15 and 8.24 of the Plan, each holder of an Allowed Class 5H Unsecured Claim shall receive either (i) a total Cash payment equal to 35% of such holder's Allowed Unsecured Claim, with such total amount to be paid in three equal, annual installments, the first of which shall be paid on the Distribution Date and the second and third on the first and second anniversaries of the Distribution Date, respectively, or (ii) based on such holder's election under Section 8.15.2 of the Plan, a Pro Rata share of Reorganized Federal-Mogul Class A Common Stock to be issued and distributed on the Distribution Date.

     (c) Voting: Class 5H is impaired and each holder of an Allowed Class 5H Claim is entitled to vote to accept or reject the Plan.

     3.5.8. Class 5I - Non-Priority Employee Benefit Claims

     (a) Classification: Class 5I consists of all Non-Priority Employee Benefit Claims against FMP.

     (b) Treatment: On the Effective Date, Reorganized FMP shall continue, automatically and without further act, deed or court order, the Employee Benefit Plans maintained by FMP, and each holder of an Allowed Class 5I Non-Priority Employee Benefit Claim shall retain unaltered the legal, equitable and contractual rights to which such Allowed Non-Priority Employee Benefit Claim entitles such holder.

     (c) Voting: Class 5I is unimpaired and holders of Class 5I Claims are thus not entitled to vote to accept or reject the Plan.

     3.5.9. Class 5J - Asbestos Personal Injury Claims

     (a) Classification: Class 5J consists of all Asbestos Personal Injury Claims against FMP.

     (b) Treatment: As of the Effective Date, liability for all Class 5J Asbestos Personal Injury Claims shall be automatically and without further act, deed or court order, transferred to, vested in and assumed by the Trust. Each Asbestos Personal Injury Claim in Class 5J shall be addressed solely by the Trust pursuant to and in accordance with the Asbestos Personal Injury Trust Distribution Procedures.

     (c) Voting: Class 5J is impaired and each holder of a Class 5J Claim is entitled to vote to accept or reject the Plan.

     3.5.10. Class 5K - Bonded Claims

     (a) Classification: Class 5K consists of all Bonded Claims against FMP.

     (b) Treatment: Each holder of an Allowed Bonded Claim in Class 5K shall retain unaltered the legal, equitable and contractual rights to which such Allowed Bonded Claim entitles the holder.

     (c) Voting: Class 5K is unimpaired and holders of Class 5K Claims are thus not entitled to vote to accept or reject the Plan.

     3.5.11. Class 5L - Affiliate Claims

     (a) Classification: Class 5L consists of all Affiliate Claims against FMP.

     (b) Treatment: On the Effective Date, at the option of the Plan Proponents, all Affiliate Claims in Class 5L shall either be (a) reinstated, in full or in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 5L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against FMP. Any and all Class 5L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non Affiliate Claims, are set forth in Exhibit 3.1.12.

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

     (c) Voting: Class 5L is impaired and each holder of an Allowed Class 5L Claim is entitled to vote to accept or reject the Plan.

     3.5.12. Class 5P - Equity Interests

     (a) Classification: Class 5P consists of all Equity Interests in FMP.

     (b) Treatment: Each holder of an Allowed Equity Interest in Class 5P shall retain unaltered the legal, equitable and contractual rights to which such Allowed Equity Interest entitles the holder.

     (c) Voting: Class 5P is unimpaired and holders of Class 5P Equity Interests are thus not entitled to vote to accept or reject the Plan.

     3.5.13. Class 5Q - Pneumo Parties Claims

     (a) Classification: Class 5Q consists of all Pneumo Parties Claims against FMP.

     (b) Treatment: The Class 5Q Pneumo Parties Claims shall be treated pursuant to one of the following alternatives: (i) subject to the condition precedent that the Plan A Date and the Date of Finality occur, the Class 5Q Pneumo Parties Claims shall be treated as provided in the Plan A Settlement set forth in the Addendum as implemented by Section 8.23 of the Plan, or (ii) if Articles II and III of the Plan B Settlement Agreement become effective pursuant to Section 5.01 of the Plan B Settlement Agreement prior to the Date of Finality, the Class 5Q Pneumo Parties Claims shall be treated as provided in the Plan B Settlement Agreement, as implemented by Section 8.22 of the Plan.

     (c) Voting: Class 5Q is impaired. Subject to the terms of the Plan Support Agreement, each holder of a Class 5Q Pneumo Parties Claim is entitled to vote to accept or reject the Plan.

     3.6. T&N Limited ("T&N") (Classes 6A - 6P)

     3.6.1. Class 6A - Priority Claims

     (a) Classification: Class 6A consists of all Priority Claims against T&N. Class 6A Priority Claims shall include, without limitation, all Priority Claims against other U.K. Debtors for which T&N is liable under applicable non-bankruptcy law as a result of agency agreements entered into with such Affiliate prior to the Petition Date; provided, however, to ensure that there shall be no double recovery to any holder on account of the inclusion in Class 6A of any Priority Claim against T&N as a result of such agency agreements, such holder shall be required to make an election as to whether such Priority Claim shall be asserted against T&N as principal, or against the relevant Affiliate of T&N which was acting as the agent of T&N.

     (b) Treatment: Each holder of an Allowed Class 6A Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles the holder.

     (c) Voting: Class 6A is unimpaired and holders of Class 6A Claims are thus not entitled to vote to accept or reject the Plan.

     3.6.2. Class 6C - Surety Claims

     (a) Classification: Class 6C consists of all Surety Claims against T&N.

     (b) Treatment: On the Effective Date, all Claims and interests arising under or related to any indemnity contract or guarantee between T&N and any of the Sureties relating to the CCR Surety Bonds, if any, shall be released, extinguished and discharged. In full and complete satisfaction of all Allowed Class 6C Surety Claims, Claims of any of the Sureties relating to the CCR Surety Bonds shall be deemed Allowed in the amount of $28,000,000 and T&N shall guarantee on an unsecured basis Reorganized Federal-Mogul's obligations under
(y) the Reorganized Federal Mogul Secured Term Loan Agreement and (z) the Reorganized Federal Mogul Junior Secured PIK Notes.

     (c) Voting: Class 6C is impaired and, subject to the terms of the Surety Claims Settlement Agreement, each holder of an Allowed Class 6C Claim is entitled to vote to accept or reject the Plan.

     3.6.3. Class 6E - Other Secured Claims

     (a) Classification: Class 6E consists of all Secured Claims against T&N other than Bonded Claims. Each Secured Claim against T&N shall constitute a separate sub-class (designated, for example, as Class 6E-1) for purposes of voting and distribution.

     (b) Treatment: In accordance with Section 1124 of the Bankruptcy Code, the Plan will leave unaltered the legal, equitable and contractual rights to which each Allowed Secured Claim in Class 6E entitles the holder.

     (c) Voting: Class 6E or the particular sub-class is unimpaired, and holders of Claims in such Class or sub-class are thus not entitled to vote to accept or reject the Plan.

     3.6.4. Class 6H - Unsecured Claims

     (a) Classification: Class 6H consists of all Unsecured Claims against T&N other than any Claims that are specifically included in any other Class. Class 6H shall also expressly include, without limitation, all Unsecured Claims against other U.K. Debtors or non-Debtor Affiliates of T&N for which T&N is liable under applicable non-bankruptcy law as a result of agency agreements entered into with such Affiliate prior to the Petition Date; provided, however, that to ensure that there shall be no double recovery to any holder on account of the inclusion in Class 6H of any Claim against T&N as a result of any such agency agreements, such holder shall be required to make an election as to whether such Claim shall be asserted against T&N as principal, or against the relevant Affiliate of T&N which was acting as the agent of T&N.

     (b) Treatment: Each holder of an Allowed Class 6H Claim shall receive the treatment afforded to such Claim under the CVA proposed for T&N in the U.K. administration proceedings of T&N in full satisfaction of such Allowed Class 6H Claim.

     (c) Voting: Class 6H is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 6H Claim is entitled to vote to accept or reject the Plan.

     3.6.5. Class 6H.PD - Asbestos Property Damage Claims

     (a) Classification: Class 6H.PD consists of all Asbestos Property Damage Claims against T&N.

     (b) Treatment:

     (i) If a holder of a Class 6H.PD Claim submits (or is deemed to submit) a Notice of Claim on account of such Claim in the CVA for T&N, then the holder of such Class 6H.PD Claim shall receive the treatment afforded to such Claim under the CVA proposed for T&N in the U.K. administration proceedings of T&N in full satisfaction of such Claim.

     (ii) If a holder of a Class 6H.PD Claim does not submit (or is not deemed to submit) a Notice of Claim on account of such Claim in the CVA for T&N, then each holder of an Allowed Class 6H.PD Claim shall receive, in full and complete satisfaction of such Claim, a Cash payment equal to the Allowed Amount of such Claim multiplied by 0.08, unless such Claim is subject to the Settlement Agreement to be implemented pursuant to Section 8.26 of the Plan.

     (c) Voting: Class 6H.PD is impaired and each holder of an Allowed Class 6H.PD Claim is entitled to vote to accept or reject the Plan.

     3.6.6. Class 6I - Non-Priority T&N Pension Plan Employee Benefit Claims

     (a) Classification: Class 6I consists of all Non-Priority T&N Pension Plan Employee Benefit Claims against T&N.

     (b) Treatment: Each holder of an Allowed Class 6I Claim shall receive the treatment afforded to such Claim under the CVA proposed for T&N in the U.K. administration proceedings of T&N.

     (c) Voting: Class 6I is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 6I Claim is entitled to vote to accept or reject the Plan.

     3.6.7. Class 6J - Asbestos Personal Injury Claims

     (a) Classification: Class 6J consists of all Asbestos Personal Injury Claims against T&N, and shall also include, without limitation, all Asbestos Personal Injury Claims against other U.K. Debtors or non-Debtor Affiliates of T&N for which T&N is liable under applicable non-bankruptcy law as a result of agency agreements entered into with such Affiliates before the Petition Date, to the extent that the holders of such Claims against the Affiliates of T&N so elect. To ensure that there shall be no double recovery to any holder on account of the inclusion in Class 6J of any Asbestos Personal Injury Claim (other than a CVA Asbestos Claim) against T&N as a result of such agency agreements, each holder of such Claim against a T&N Affiliate shall be required to make an election as to whether such Asbestos Personal Injury Claim shall be asserted against T&N as principal, or against the relevant Affiliate of T&N which was acting as the agent of T&N.

     (b) Treatment: As of the Effective Date, liability for all Class 6J Asbestos Personal Injury Claims shall automatically and without further act, deed or court order, be assumed by the Trust in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan and the provisions relating to the Hercules Policy and any EL Asbestos Insurance. Additionally, on the Effective Date, the liability of Reorganized T&N for each Class 6J Claim shall continue but recourse to the assets of Reorganized T&N in respect of such liability shall, by operation of the Plan, the CVA for T&N, and the Confirmation Order, be limited in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan and the provisions relating to the Hercules Policy and any EL Asbestos Insurance. Upon the Hercules Policy Expiry Date and/or the EL Asbestos Insurance Expiry Date, Reorganized T&N shall be, without further order of court, released and discharged from Class 6J Asbestos Personal Injury Claims in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan.

     (c) Voting: Class 6J is impaired and each holder of a Class 6J Claim is entitled to vote to accept or reject the Plan.

     3.6.8. Class 6L - Affiliate Claims

     (a) Classification: Class 6L consists of all Affiliate Claims against T&N. Class 6L Affiliate Claims shall include, without limitation, all Affiliate Claims against other U.K. Debtors or non-Debtor Affiliates of T&N for which T&N is liable under applicable non bankruptcy law as a result of agency agreements entered into with such Affiliate prior to the Petition Date; provided that, to ensure that there shall be no double recovery to any holder on account of the inclusion in Class 6L of any Affiliate Claim against T&N as a result of such agency agreements, such holder shall be required to make an election as to whether such Affiliate Claim shall be asserted against T&N as principal, or against the relevant Affiliate of T&N which was acting as the agent of T&N.

     (b) Treatment: All Affiliate Claims in Class 6L shall receive the treatment afforded to such Claims under the CVA proposed for T&N in the U.K. administration proceedings of T&N. If such Affiliate Claims are not compromised under the CVA proposed for T&N, then such Affiliate Claims shall be reinstated in full unless, at the option of the Plan Proponents, they are (a) reinstated in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 6L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against T&N. Any and all Class 6L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non Affiliate Claims, are set forth in Exhibit 3.1.12.

     (c) Voting: Class 6L is unimpaired and holders of Class 6L Claims are thus not entitled to vote to accept or reject the Plan.

     3.6.9. Class 6P - Equity Interests

     (a) Classification: Class 6P consists of all Equity Interests in T&N.

     (b) Treatment: Each holder of an Allowed Equity Interest in Class 6P shall retain unaltered the legal, equitable and contractual rights to which such Allowed Equity Interest entitles the holder.

     (c) Voting: Class 6P is unimpaired and holders of Class 6P Equity Interests are thus not entitled to vote to accept or reject the Plan.

     3.7. Federal-Mogul Ignition (U.K.) Limited ("FM Ignition")(Classes 7A - 7P)

     3.7.1. Class 7A - Priority Claims

     (a) Classification: Class 7A consists of all Priority Claims against FM Ignition.

     (b) Treatment: Each holder of an Allowed Class 7A Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles the holder.

     (c) Voting: Class 7A is unimpaired and holders of Class 7A Claims are thus not entitled to vote to accept or reject the Plan.

     3.7.2. Class 7H - Unsecured Claims

     (a) Classification: Class 7H consists of all Unsecured Claims against FM Ignition other than any Claims that are specifically included in any other Class.

     (b) Treatment: Each holder of an Allowed Class 7H Claim shall receive the treatment afforded to such Claim under the CVA proposed for FM Ignition in the U.K. administration proceedings of FM Ignition in full satisfaction of such Allowed Class 7H Claim.

     (c) Voting: Class 7H is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 7H Claim is entitled to vote to accept or reject the Plan.

     3.7.3. Class 7I - Non-Priority FM Ignition Pension Plan Employee Benefit Claims

     (a) Classification: Class 7I consists of all Non-Priority FM Ignition Pension Plan Employee Benefit Claims against FM Ignition.

     (b) Treatment: Each holder of an Allowed Class 7I Claim shall receive the treatment afforded to such Claim under the CVA proposed for FM Ignition in the U.K. administration proceedings of FM Ignition.

     (c) Voting: Class 7I is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 7I Claim is entitled to vote to accept or reject the Plan.

     3.7.4. Class 7J - Asbestos Personal Injury Claims

     (a) Classification: Class 7J consists of all Asbestos Personal Injury Claims against FM Ignition.

     (b) Treatment: As of the Effective Date, liability for all Class 7J Asbestos Personal Injury Claims shall automatically and without further act, deed or court order, be assumed by the Trust in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan and the provisions relating to the Hercules Policy and any EL Asbestos Insurance. Additionally, on the Effective Date, the liability of Reorganized FM Ignition for each Class 7J Claim shall continue but recourse to the assets of Reorganized FM Ignition in respect of such liability shall, by operation of the Plan, the CVA for FM Ignition, and the Confirmation Order, be limited in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan and the provisions relating to the Hercules Policy and any EL Asbestos Insurance. Upon the Hercules Policy Expiry Date and/or the EL Asbestos Insurance Expiry Date, Reorganized FM Ignition shall be, without further order of court, released and discharged from Class 7J Asbestos Personal Injury Claims in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan.

     (c) Voting: Class 7J is impaired and each holder of a Class 7J Claim is entitled to vote to accept or reject the Plan.

     3.7.5. Class 7L - Affiliate Claims

     (a) Classification: Class 7L consists of all Affiliate Claims against FM Ignition.

     (b) Treatment: All Affiliate Claims in Class 7L shall receive the treatment afforded to such Claims under the CVA proposed for FM Ignition in the U.K. administration proceedings of FM Ignition. If such Affiliate Claims are not compromised under the CVA proposed for FM Ignition, then such Affiliate Claims shall be reinstated in full unless, at the option of the Plan Proponents, they are (a) reinstated in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 7L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against FM Ignition. Any and all Class 7L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non Affiliate Claims, are set forth in
Exhibit 3.1.12.

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

     (c) Voting: Class 7L is unimpaired and holders of Class 7L Claims are thus not entitled to vote to accept or reject the Plan.

     3.7.6. Class 7P - Equity Interests

     (a) Classification: Class 7P consists of all Equity Interests in FM
Ignition.

     (b) Treatment: Each holder of an Allowed Equity Interest in Class 7P shall retain unaltered the legal, equitable and contractual rights to which such Allowed Equity Interest entitles the holder.

     (c) Voting: Class 7P is unimpaired and holders of Class 7P Equity Interests are thus not entitled to vote to accept or reject the Plan.

     3.8. Federal-Mogul Systems Protection Group Limited ("FMSPG") (Classes 8A
8P)

     3.8.1. Class 8A - Priority Claims

     (a) Classification: Class 8A consists of all Priority Claims against FMSPG other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6A.

     (b) Treatment: Each holder of an Allowed Class 8A Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles the holder.

     (c) Voting: Class 8A is unimpaired and holders of Class 8A Claims are thus not entitled to vote to accept or reject the Plan.

     3.8.2. Class 8H - Unsecured Claims

     (a) Classification: Class 8H consists of all Unsecured Claims against FMSPG other than any Claims that are specifically included in any other Class and other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6H.

     (b) Treatment: Each holder of an Allowed Class 8H Claim shall receive the treatment afforded to such Claim under the CVA proposed for FMSPG in the U.K. administration proceedings of FMSPG in full satisfaction of such Allowed Class 8H Claim.

     (c) Voting: Class 8H is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 8H Claim is entitled to vote to accept or reject the Plan.

     3.8.3. Class 8I - Non-Priority T&N Pension Plan Employee Benefit Claims

     (a) Classification: Class 8I consists of all Non-Priority T&N Pension Plan Employee Benefit Claims against FMSPG.

     (b) Treatment: Each holder of an Allowed Class 8I Claim shall receive the treatment afforded to such Claim under the CVA proposed for FMSPG in the U.K. administration proceedings of FMSPG.

     (c) Voting: Class 8I is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 8I Claim is entitled to vote to accept or reject the Plan.

     3.8.4. Class 8L - Affiliate Claims

     (a) Classification: Class 8L consists of all Affiliate Claims against FMSPG, other than any such Affiliate Claims in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6L.

     (b) Treatment: All Affiliate Claims in Class 8L shall receive the treatment afforded to such Claims under the CVA proposed for FMSPG in the U.K. administration proceedings of FMSPG. If such Affiliate Claims are not compromised under the CVA proposed for FMSPG, then such Affiliate Claims shall be reinstated in full unless, at the option of the Plan Proponents, they are (a) reinstated in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 8L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against FMSPG. Any and all Class 8L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non-Affiliate Claims, are set forth in Exhibit 3.1.12.

     (c) Voting: Class 8L is unimpaired and holders of Class 8L Claims are thus not entitled to vote to accept or reject the Plan.

     3.8.5. Class 8P - Equity Interests

     (a) Classification: Class 8P consists of all Equity Interests in FMSPG.

     (b) Treatment: Each holder of an Allowed Equity Interest in Class 8P shall retain unaltered the legal, equitable and contractual rights to which such Allowed Equity Interest entitles the holder.

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

     (c) Voting: Class 8P is unimpaired and holders of Class 8P Equity Interests are thus not entitled to vote to accept or reject the Plan.

     3.9. Federal-Mogul Aftermarket UK Limited ("FMAUK") (Classes 9A - 9P)

     3.9.1. Class 9A - Priority Claims

     (a) Classification: Class 9A consists of all Priority Claims against FMAUK other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6A.

     (b) Treatment: Each holder of an Allowed Class 9A Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles the holder.

     (c) Voting: Class 9A is unimpaired and holders of Class 9A Claims are thus not entitled to vote to accept or reject the Plan.

     3.9.2. Class 9H - Unsecured Claims

     (a) Classification: Class 9H consists of all Unsecured Claims against FMAUK other than any Claims that are specifically included in any other Class and other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6H.

     (b) Treatment: Each holder of an Allowed Class 9H Claim shall receive the treatment afforded to such Claim under the CVA proposed for FMAUK in the U.K. administration proceedings of FMAUK in full satisfaction of such Allowed Class 9H Claim.

     (c) Voting: Class 9H is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 9H Claim is entitled to vote to accept or reject the Plan.

     3.9.3. Class 9I - Non-Priority T&N Pension Plan Employee Benefit Claims

     (a) Classification: Class 9I consists of all Non-Priority T&N Pension Plan Employee Benefit Claims against FMAUK.

     (b) Treatment: Each holder of an Allowed Class 9I Claim shall receive the treatment afforded to such Claim under the CVA proposed for FMAUK in the U.K. administration proceedings of FMAUK.

     (c) Voting: Class 9I is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 9I Claim is entitled to vote to accept or reject the Plan.

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

     3.9.4. Class 9L - Affiliate Claims

     (a) Classification: Class 9L consists of all Affiliate Claims against FMAUK, other than any such Affiliate Claims in respect of which the holder has elected to assert the Claim against T&N, as principal, under Class 6L.

     (b) Treatment: All Affiliate Claims in Class 9L shall receive the treatment afforded to such Claims under the CVA proposed for FMAUK in the U.K. administration proceedings of FMAUK. If such Affiliate Claims are not compromised under the CVA proposed for FMAUK, then such Affiliate Claims shall be reinstated in full unless, at the option of the Plan Proponents, they are (a) reinstated in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 9L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against FMAUK. Any and all Class 9L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non Affiliate Claims, are set forth in Exhibit 3.1.12.

     (c) Voting: Class 9L is unimpaired and holders of Class 9L Claims are thus not entitled to vote to accept or reject the Plan.

     3.9.5. Class 9P - Equity Interests

     (a) Classification: Class 9P consists of all Equity Interests in FMAUK.

     (b) Treatment: Each holder of an Allowed Equity Interest in Class 9P shall retain unaltered the legal, equitable and contractual rights to which such Allowed Equity Interest entitles the holder.

     (c) Voting: Class 9P is unimpaired and holders of Class 9P Equity Interests are thus not entitled to vote to accept or reject the Plan.

     3.10. Federal-Mogul Sintered Products Limited ("FMSP") (Classes 10A - 10P)

     3.10.1. Class 10A - Priority Claims

     (a) Classification: Class 10A consists of all Priority Claims against FMSP, other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6A.

     (b) Treatment: Each holder of an Allowed Class 10A Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles the holder.

     (c) Voting: Class 10A is unimpaired and holders of Class 10A Claims are thus not entitled to vote to accept or reject the Plan.

     3.10.2. Class 10H - Unsecured Claims

     (a) Classification: Class 10H consists of all Unsecured Claims against FMSP other than any Claims that are specifically included in any other Class and other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6H.

     (b) Treatment: Each holder of an Allowed Class 10H Claim shall receive the treatment afforded to such Claim under the CVA proposed for FMSP in the U.K. administration proceedings of FMSP in full satisfaction of such Allowed Class 10H Claim.

     (c) Voting: Class 10H is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 10H Claim is entitled to vote to accept or reject the Plan.

     3.10.3. Class 10I - Non-Priority T&N Pension Plan Employee Benefit Claims

     (a) Classification: Class 10I consists of all Non-Priority T&N Pension Plan Employee Benefit Claims against FMSP.

     (b) Treatment: Each holder of an Allowed Class 10I Claim shall receive the treatment afforded to such Claim under the CVA proposed for FMSP in the U.K. administration proceedings of FMSP.

     (c) Voting: Class 10I is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 10I Claim is entitled to vote to accept or reject the Plan.

     3.10.4. Class 10L - Affiliate Claims

     (a) Classification: Class 10L consists of all Affiliate Claims against FMSP, other than any such Affiliate Claims in respect of which the holder has made an election to assert the Claim against T&N, as principal, under Class 6L.

     (b) Treatment: All Affiliate Claims in Class 10L shall receive the treatment afforded to such Claims under the CVA proposed for FMSP in the U.K. administration proceedings of FMSP. If such Affiliate Claims are not compromised under the CVA proposed for FMSP, then such Affiliate Claims shall be reinstated in full unless, at the option of the Plan Proponents, they are (a) reinstated in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 10L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against FMSP. Any and all Class 10L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non Affiliate Claims, are set forth in Exhibit 3.1.12.

     (c) Voting: Class 10L is unimpaired and holders of Class 10L Claims are thus not entitled to vote to accept or reject the Plan.

     3.10.5. Class 10P - Equity Interests

     (a) Classification: Class 10P consists of all Equity Interests in FMSP.

     (b) Treatment: Each holder of an Allowed Equity Interest in Class 10P shall retain unaltered the legal, equitable and contractual rights to which such Allowed Equity Interest entitles the holder.

     (c) Voting: Class 10P is unimpaired and holders of Class 10P Equity Interests are thus not entitled to vote to accept or reject the Plan.

     3.11. Federal-Mogul Sealing Systems (Slough) Limited ("FMSS-Slough") (Classes 11A - 11P)

     3.11.1. Class 11A - Priority Claims

     (a) Classification: Class 11A consists of all Priority Claims against FMSS-Slough, other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6A.

     (b) Treatment: Each holder of an Allowed Class 11A Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles the holder.

     (c) Voting: Class 11A is unimpaired and holders of Class 11A Claims are thus not entitled to vote to accept or reject the Plan.

     3.11.2. Class 11G -- On-Site Environmental Claims

     (a) Classification: Class 11G consists of all On-Site Environmental Claims against FMSS-Slough.

     (b) Treatment: Each holder of an Allowed On-Site Environmental Claim in Class 11G shall retain unaltered the legal, equitable and contractual rights to which such Allowed On-Site Environmental Claim entitles the holder.

     (c) Voting: Class 11G is unimpaired and holders of Class 11G Claims are thus not entitled to vote to accept or reject the Plan.

     3.11.3. Class 11H - Unsecured Claims

     (a) Classification: Class 11H consists of all Unsecured Claims against FMSS Slough other than any Claims that are specifically included in any other Class and other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6H.

     (b) Treatment: Each holder of an Allowed Class 11H Claim shall receive the treatment afforded to such Claim under the CVA proposed for FMSS-Slough in the U.K. administration proceedings of FMSS-Slough in full satisfaction of such Allowed Class H Claim.

     (c) Voting: Class 11H is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 11H Claim is entitled to vote to accept or reject the Plan.

     3.11.4. Class 11I - Non-Priority T&N Pension Plan Employee Benefit Claims

     (a) Classification: Class 11I consists of all Non-Priority T&N Pension Plan Employee Benefit Claims against FMSS-Slough.

     (b) Treatment: Each holder of an Allowed Class 11I Claim shall receive the treatment afforded to such Claim under the CVA proposed for FMSS-Slough in the U.K. administration proceedings of FMSS-Slough.

     (c) Voting: Class 11I is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 11I Claim is entitled to vote to accept or reject the Plan.

     3.11.5. Class 11J - Asbestos Personal Injury Claims

     (a) Classification: Class 11J consists of all Asbestos Personal Injury Claims against FMSS-Slough as to which the holder has not made an election to assert such Claim against T&N as principal and to have such Claim included in Class 6J.

     (b) Treatment: As of the Effective Date, liability for all Class 11J Asbestos Personal Injury Claims shall automatically and without further act, deed or court order, be assumed by the Trust in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan and the provisions relating to the Hercules Policy and any EL Asbestos Insurance. Additionally, on the Effective Date, the liability of Reorganized FMSS-Slough for each Class 11J Claim shall continue but recourse to the assets of Reorganized FMSS Slough in respect of such liability shall, by operation of the Plan, the CVA for FMSS-Slough, and the Confirmation Order, be limited in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan and the provisions relating to the Hercules Policy and any EL Asbestos Insurance. Upon the Hercules Policy Expiry Date and/or the EL Asbestos Insurance Expiry Date, Reorganized FMSS-Slough shall be, without further order of court, released and discharged from Class 11J Asbestos Personal Injury Claims in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan.

     (c) Voting: Class 11J is impaired and each holder of a Class 11J Claim is entitled to vote to accept or reject the Plan.

     3.11.6. Class 11L - Affiliate Claims.

     (a) Classification: Class 11L consists of all Affiliate Claims against FMSS-Slough, other than any such Affiliate Claims in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6L.

     (b) Treatment: All Affiliate Claims in Class 11L shall receive the treatment afforded to such Claims under the CVA proposed for FMSS-Slough in the U.K. administration proceedings of FMSS-Slough. If such Affiliate Claims are not compromised under the CVA proposed for FMSS-Slough, then such Affiliate Claims shall be reinstated in full unless, at the option of the Plan Proponents, they are (a) reinstated in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 11L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against FMSS-Slough. Any and all Class 11L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non Affiliate Claims, are set forth in
Exhibit 3.1.12.

     (c) Voting: Class 11L is unimpaired and holders of Class 11L Claims are thus not entitled to vote to accept or reject the Plan.

     3.11.7. Class 11P - Equity Interests

     (a) Classification: Class 11P consists of all Equity Interests in FMSS-Slough.

     (b) Treatment: Each holder of an Allowed Equity Interest in Class 11P shall retain unaltered the legal, equitable and contractual rights to which such Allowed Equity Interest entitles the holder.

     (c) Voting: Class 11P is unimpaired and holders of Class 11P Equity Interests are thus not entitled to vote to accept or reject the Plan.

     3.12. Federal-Mogul Friction Products Limited ("FMFP") (Classes 12A - 12P)

     3.12.1. Class 12A - Priority Claims

     (a) Classification: Class 12A consists of all Priority Claims against FMFP, other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6A.

     (b) Treatment: Each holder of an Allowed Class 12A Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles the holder.

     (c) Voting: Class 12A is unimpaired and holders of Class 12A Claims are thus not entitled to vote to accept or reject the Plan.

     3.12.2. Class 12G -- On-Site Environmental Claims

     (a) Classification: Class 12G consists of all On-Site Environmental Claims against FMFP.

     (b) Treatment: Each holder of an Allowed On-Site Environmental Claim in Class 12G shall retain unaltered the legal, equitable and contractual rights to which such Allowed On-Site Environmental Claim entitles the holder.

     (c) Voting: Class 12G is unimpaired and holders of Class 12G Claims are thus not entitled to vote to accept or reject the Plan.

     3.12.3. Class 12H - Unsecured Claims

     (a) Classification: Class 12H consists of all Unsecured Claims against FMFP other than any Claims that are specifically included in any other Class and other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6H.

     (b) Treatment: Each holder of an Allowed Class 12H Claim shall receive the treatment afforded to such Claim under the CVA proposed for FMFP in the U.K. administration proceedings of FMFP in full satisfaction of such Allowed Class 12H Claim.

     (c) Voting: Class 12H is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 12H Claim is entitled to vote to accept or reject the Plan.

     3.12.4. Class 12I - Non-Priority T&N Pension Plan Employee Benefit Claims

     (a) Classification: Class 12I consists of all Non-Priority T&N Pension Plan Employee Benefit Claims against FMFP.

     (b) Treatment: Each holder of an Allowed Class 12I Claim shall receive the treatment afforded to such Claim under the CVA proposed for FMFP in the U.K. administration proceedings of FMFP.

     (c) Voting: Class 12I is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 12I Claim is entitled to vote to accept or reject the Plan.

     3.12.5. Class 12J - Asbestos Personal Injury Claims

     (a) Classification: Class 12J consists of all Asbestos Personal Injury Claims against FMFP as to which the holder has not made an election to assert such Claim against T&N as principal and to have such Claim included in Class 6J.

     (b) Treatment: As of the Effective Date, liability for all Class 12J Asbestos Personal Injury Claims shall automatically and without further act, deed or court order, be assumed by the Trust in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan and the provisions relating to the Hercules Policy and any EL Asbestos Insurance. Additionally, on the Effective Date, the liability of Reorganized FMFP for each Class 12J Claim shall continue but recourse to the assets of Reorganized FMFP in respect of such liability shall, by operation of the Plan, the CVA for FMFP, and the Confirmation Order, be limited in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan and the provisions relating to the Hercules Policy and any EL Asbestos Insurance. Upon the Hercules Policy Expiry Date and/or the EL Asbestos Insurance Expiry Date, Reorganized FMFP shall be, without further order of court, released and discharged from Class 12J Asbestos Personal Injury Claims in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan.

     (c) Voting: Class 12J is impaired and each holder of a Class 12J Claim is entitled to vote to accept or reject the Plan.

     3.12.6. Class 12L - Affiliate Claims

     (a) Classification: Class 12L consists of all Affiliate Claims against FMFP, other than any such Affiliate Claims in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6L.

     (b) Treatment: All Affiliate Claims in Class 12L shall receive the treatment afforded to such Claims under the CVA proposed for FMFP in the U.K. administration proceedings of FMFP. If such Affiliate Claims are not compromised under the CVA proposed for FMFP, then such Affiliate Claims shall be reinstated in full unless, at the option of the Plan Proponents, they are (a) reinstated in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 12L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against FMFP. Any and all Class 12L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non Affiliate Claims, are set forth in Exhibit 3.1.12.

     (c) Voting: Class 12L is unimpaired and holders of Class 12L Claims are thus not entitled to vote to accept or reject the Plan.

     3.12.7. Class 12P - Equity Interests

     (a) Classification: Class 12P consists of all Equity Interests in FMFP.

     (b) Treatment: Each holder of an Allowed Equity Interest in Class 12P shall retain unaltered the legal, equitable and contractual rights to which such Allowed Equity Interest entitles the holder.

     (c) Voting: Class 12P is unimpaired and holders of Class 12P Equity Interests are thus not entitled to vote to accept or reject the Plan.

     3.13. Federal-Mogul Sealing Systems (Rochdale) Limited ("FMSS-Rochdale") (Classes 13A - 13P)

     3.13.1. Class 13A - Priority Claims

     (a) Classification: Class 13A consists of all Priority Claims against FMSS-Rochdale, other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6A.

     (b) Treatment: Each holder of an Allowed Class 13A Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles the holder.

     (c) Voting: Class 13A is unimpaired and holders of Class 13A Claims are thus not entitled to vote to accept or reject the Plan.

     3.13.2. Class 13H - Unsecured Claims

     (a) Classification: Class 13H consists of all Unsecured Claims against FMSS Rochdale other than any Claims that are specifically included in any other Class and other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6H.

     (b) Treatment: Each holder of an Allowed Class 13H Claim shall receive the treatment afforded to such Claim under the CVA proposed for FMSS-Rochdale in the U.K. administration proceedings of FMSS-Rochdale in full satisfaction of such Allowed Class 13H Claim.

     (c) Voting: Class 13H is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 13H Claim is entitled to vote to accept or reject the Plan.

     3.13.3. Class 13I - Non-Priority T&N Pension Plan Employee Benefit Claims

     (a) Classification: Class 13I consists of all Non-Priority T&N Pension Plan Employee Benefit Claims against FMSS-Rochdale.

     (b) Treatment: Each holder of an Allowed Class 13I Claim shall receive the treatment afforded to such Claim under the CVA proposed for FMSS-Rochdale in the U.K. administration proceedings of FMSS-Rochdale.

     (c) Voting: Class 13I is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 13I Claim is entitled to vote to accept or reject the Plan.

     3.13.4. Class 13J - Asbestos Personal Injury Claims

     (a) Classification: Class 13J consists of all Asbestos Personal Injury Claims against FMSS-Rochdale as to which the holder has not made an election to assert such Claim against T&N as principal and to have such Claim included in Class 6J.

     (b) Treatment: As of the Effective Date, liability for all Class 13J Asbestos Personal Injury Claims shall automatically and without further act, deed or court order, be assumed by the Trust in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan and the provisions relating to the Hercules Policy and any EL Asbestos Insurance. Additionally, on the Effective Date, the liability of Reorganized FMSS-Rochdale for each Class 13J Claim shall continue but recourse to the assets of Reorganized FMSS-Rochdale in respect of such liability shall, by operation of the Plan, the CVA for FMSS-Rochdale, and the Confirmation Order, be limited in accordance with and to the extent set forth in
Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan and the provisions relating to the Hercules Policy and any EL Asbestos Insurance. Upon the Hercules Policy Expiry Date and/or the EL Asbestos Insurance Expiry Date, Reorganized FMSS-Rochdale shall be, without further order of court, released and discharged from Class 13J Asbestos Personal Injury Claims in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan.

     (c) Voting: Class 13J is impaired and each holder of a Class 13J Claim is entitled to vote to accept or reject the Plan.

     3.13.5. Class 13L - Affiliate Claims

     (a) Classification: Class 13L consists of all Affiliate Claims against FMSS Rochdale, other than any such Affiliate Claims in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6L.

     (b) Treatment: All Affiliate Claims in Class 13L shall receive the treatment afforded to such Claims under the CVA proposed for FMSS-Rochdale in the U.K. administration proceedings of FMSS-Rochdale. If such Affiliate Claims are not compromised under the CVA proposed for FMSS-Rochdale, then such Affiliate Claims shall be reinstated in full unless, at the option of the Plan Proponents, they are (a) reinstated in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 13L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against FMSS-Rochdale. Any and all Class 13L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non Affiliate Claims, are set forth in
Exhibit 3.1.12.

     (c) Voting: Class 13L is unimpaired and holders of Class 13L Claims are thus not entitled to vote to accept or reject the Plan.

     3.13.6. Class 13P - Equity Interests

     (a) Classification: Class 13P consists of all Equity Interests in FMSS Rochdale.

     (b) Treatment: Each holder of an Allowed Equity Interest in Class 13P shall retain unaltered the legal, equitable and contractual rights to which such Allowed Equity Interest entitles the holder.

     (c) Voting: Class 13P is unimpaired and holders of Class 13P Equity Interests are thus not entitled to vote to accept or reject the Plan.

     3.14. Federal-Mogul Camshaft Castings Limited ("FMCC") (Classes 14A - 14P)

     3.14.1. Class 14A - Priority Claims

     (a) Classification: Class 14A consists of all Priority Claims against FMCC, other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6A.

     (b) Treatment: Each holder of a Class 14A Allowed Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles the holder.

     (c) Voting: Class 14A is unimpaired and holders of Class 14A Claims are thus not entitled to vote to accept or reject the Plan.

     3.14.2. Class 14H - Unsecured Claims

     (a) Classification: Class 14H consists of all Unsecured Claims against FMCC other than any Claims that are specifically included in any other Class and other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6H.

     (b) Treatment: Each holder of an Allowed Class 14H Claim shall receive the treatment afforded to such Claim under the CVA proposed for FMCC in the U.K. administration proceedings of FMCC in full satisfaction of such Allowed Class 14H Claim.

     (c) Voting: Class 14H is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 14H Claim is entitled to vote to accept or reject the Plan.

     3.14.3. Class 14I - Non-Priority T&N Pension Plan Employee Benefit Claims

     (a) Classification: Class 14I consists of all Non-Priority T&N Pension Plan Employee Benefit Claims against FMCC.

     (b) Treatment: Each holder of an Allowed Class 14I Claim shall receive the treatment afforded to such Claim under the CVA proposed for FMCC in the U.K. administration proceedings of FMCC.

     (c) Voting: Class 14I is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 14I Claim is entitled to vote to accept or reject the Plan.

     3.14.4. Class 14J - Asbestos Personal Injury Claims

     (a) Classification: Class 14J consists of all Asbestos Personal Injury Claims against FMCC as to which the holder has not made an election to assert such Claim against T&N as principal and to have such Claim included in Class 6J.

     (b) Treatment: As of the Effective Date, liability for all Class 14J Asbestos Personal Injury Claims shall automatically and without further act, deed or court order, be assumed by the Trust in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan and the provisions relating to the Hercules Policy and any EL Asbestos Insurance. Additionally, on the Effective Date, the liability of Reorganized FMCC for each Class 14J Claim shall continue but recourse to the assets of Reorganized FMCC in respect of such liability shall, by operation of the Plan, the CVA for FMCC, and the Confirmation Order, be limited in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan and the provisions relating to the Hercules Policy and any EL Asbestos Insurance. Upon the Hercules Policy Expiry Date and/or the EL Asbestos Insurance Expiry Date, Reorganized FMCC shall be, without further order of court, released and discharged from Class 14J Asbestos Personal Injury Claims in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan.

     (c) Voting: Class 14J is impaired and each holder of a Class 14J Claim is entitled to vote to accept or reject the Plan.

     3.14.5. Class 14L - Affiliate Claims

     (a) Classification: Class 14L consists of all Affiliate Claims against FMCC, other than any such Affiliate Claims in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6L.

     (b) Treatment: All Affiliate Claims in Class 14L shall receive the treatment afforded to such Claims under the CVA proposed for FMCC in the U.K. administration proceedings of FMCC. If such Affiliate Claims are not compromised under the CVA proposed for FMCC, then such Affiliate Claims shall be reinstated in full unless, at the option of the Plan Proponents, they are (a) reinstated in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 14L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against FMCC. Any and all Class 14L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non Affiliate Claims, are set forth in Exhibit 3.1.12.

     (c) Voting: Class 14L is unimpaired and holders of Class 14L Claims are thus not entitled to vote to accept or reject the Plan.

     3.14.6. Class 14P - Equity Interests

     (a) Classification: Class 14P consists of all Equity Interests in FMCC.

     (b) Treatment: Each holder of an Allowed Equity Interest in Class 14P shall retain unaltered the legal, equitable and contractual rights to which such Allowed Equity Interest entitles the holder.

     (c) Voting: Class 14P is unimpaired and holders of Class 14P Equity Interests are thus not entitled to vote to accept or reject the Plan.

     3.15. Federal-Mogul Bradford Limited ("Bradford") (Classes 15A - 15P)

     3.15.1. Class 15A - Priority Claims

     (a) Classification: Class 15A consists of all Priority Claims against Bradford, other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6A.

     (b) Treatment: Each holder of an Allowed Class 15A Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles the holder.

     (c) Voting: Class 15A is unimpaired and holders of Class 15A Claims are thus not entitled to vote to accept or reject the Plan.

     3.15.2. Class 15H - Unsecured Claims

     (a) Classification: Class 15H consists of all Unsecured Claims against Bradford other than any Claims that are specifically included in any other Class and other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6H.

     (b) Treatment: Each holder of an Allowed Class 15H Claim shall receive the treatment afforded to such Claim under the CVA proposed for Bradford in the U.K. administration proceedings of Bradford in full satisfaction of such Allowed Class 15H Claim.

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     (c) Voting: Class 15H is impaired and, subject to the terms of the
Principal CVAs, each holder of an Allowed Class 15H Claim is entitled to vote to accept or reject the Plan.

     3.15.3. Class 15I - Non-Priority T&N Pension Plan Employee Benefit Claims

     (a) Classification: Class 15I consists of all Non-Priority T&N Pension Plan Employee Benefit Claims against Bradford.

     (b) Treatment: Each holder of an Allowed Class 15I Claim shall receive the treatment afforded to such Claim under the CVA proposed for Bradford by the Administrators in the U.K. administration proceedings of Bradford.

     (c) Voting: Class 15I is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 15I Claim is entitled to vote to accept or reject the Plan.

     3.15.4. Class 15J - Asbestos Personal Injury Claims

     (a) Classification: Class 15J consists of all Asbestos Personal Injury Claims against Bradford as to which the holder has not made an election to assert such Claim against T&N as principal and to have such Claim included in Class 6J.

     (b) Treatment: As of the Effective Date, liability for all Class 15J Asbestos Personal Injury Claims shall automatically and without further act, deed or court order, be assumed by the Trust in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan and the provisions relating to the Hercules Policy and any EL Asbestos Insurance. Additionally, on the Effective Date, the liability of Reorganized Bradford for each Class 15J Claim shall continue but recourse to the assets of Reorganized Bradford in respect of such liability shall, by operation of the Plan, the CVA for Bradford, and the Confirmation Order, be limited in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan and the provisions relating to the Hercules Policy and any EL Asbestos Insurance. Upon the Hercules Policy Expiry Date and/or the EL Asbestos Insurance Expiry Date, Reorganized Bradford shall be, without further order of court, released and discharged from Class 15J Asbestos Personal Injury Claims in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan.

     (c) Voting: Class 15J is impaired and each holder of a Class 15J Claim is entitled to vote to accept or reject the Plan.

     3.15.5. Class 15L - Affiliate Claims

     (a) Classification: Class 15L consists of all Affiliate Claims against Bradford, other than any such Affiliate Claims in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6L.

     (b) Treatment: All Affiliate Claims in Class 15L shall receive the treatment afforded to such Claims under the CVA proposed for Bradford in the U.K. administration proceedings of Bradford. If such Affiliate Claims are not compromised under the CVA proposed for Bradford, then such Affiliate Claims shall be reinstated in full unless, at the option of the Plan Proponents, they are (a) reinstated in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 15L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against Bradford. Any and all Class 15L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non Affiliate Claims, are set forth in
Exhibit 3.1.12.

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

     (c) Voting: Class 15L is unimpaired and holders of Class 15L Claims are thus not entitled to vote to accept or reject the Plan.

     3.15.6. Class 15P - Equity Interests

     (a) Classification: Class 15P consists of all Equity Interests in Bradford.

     (b) Treatment: Each holder of an Allowed Equity Interest in Class 15P shall retain unaltered the legal, equitable and contractual rights to which such Allowed Equity Interest entitles the holder.

     (c) Voting: Class 15P is unimpaired and holders of Class 15P Equity Interests are thus not entitled to vote to accept or reject the Plan.

     3.16. Federal-Mogul Camshafts Limited ("FM Camshafts") (Classes 16A - 16P)

     3.16.1. Class 16A - Priority Claims

     (a) Classification: Class 16A consists of all Priority Claims against FM Camshafts, other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6A.

     (b) Treatment: Each holder of an Allowed Class 16A Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles the holder.

     (c) Voting: Class 16A is unimpaired and holders of Class 16A Claims are thus not entitled to vote to accept or reject the Plan.

     3.16.2. Class 16H - Unsecured Claims

     (a) Classification: Class 16H consists of all Unsecured Claims against FM Camshafts other than any Claims that are specifically included in any other Class and other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6H.

     (b) Treatment: Each holder of an Allowed Class 16H Claim shall receive the treatment afforded to such Claim under the CVA proposed for FM Camshafts in the U.K. administration proceedings of FM Camshafts in full satisfaction of such Allowed Class 16H Claim.

     (c) Voting: Class 16H is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 16H Claim is entitled to vote to accept or reject the Plan.

     3.16.3. Class 16I - Non-Priority T&N Pension Plan Employee Benefit Claims

     (a) Classification: Class 16I consists of all Non-Priority T&N Pension Plan Employee Benefit Claims against FM Camshafts.

     (b) Treatment: Each holder of an Allowed Class 16I Claim shall receive the treatment afforded to such Claim under the CVA proposed for FM Camshafts in the U.K. administration proceedings of FM Camshafts.

     (c) Voting: Class 16I is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 16I Claim is entitled to vote to accept or reject the Plan.

     3.16.4. Class 16L - Affiliate Claims

     (a) Classification: Class 16L consists of all Affiliate Claims against FM Camshafts, other than any such Affiliate Claims in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6L.

     (b) Treatment: All Affiliate Claims in Class 16L shall receive the treatment afforded to such Claims under the CVA proposed for FM Camshafts in the U.K. administration proceedings of FM Camshafts. If such Affiliate Claims are not compromised under the CVA proposed for FM Camshafts, then such Affiliate Claims shall be reinstated in full unless, at the option of the Plan Proponents, they are (a) reinstated in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 16L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against FM Camshafts. Any and all Class 16L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non Affiliate Claims, are set forth in
Exhibit 3.1.12.

     (c) Voting: Class 16L is unimpaired and holders of Class 16L Claims are thus not entitled to vote to accept or reject the Plan.

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

     3.16.5. Class 16P - Equity Interests

     (a) Classification: Class 16P consists of all Equity Interests in FM Camshafts.

     (b) Treatment: Each holder of an Allowed Equity Interest in Class 16P shall retain unaltered the legal, equitable and contractual rights to which such Allowed Equity Interest entitles the holder.

     (c) Voting: Class 16P is unimpaired and holders of Class 16P Equity Interests are thus not entitled to vote to accept or reject the Plan.

     3.17. Federal-Mogul Eurofriction Limited ("FMEL") (Classes 17A - 17P)

     3.17.1. Class 17A - Priority Claims

     (a) Classification: Class 17A consists of all Priority Claims against FMEL, other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6A.

     (b) Treatment: Each holder of an Allowed Class 17A Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles the holder.

     (c) Voting: Class 17A is unimpaired and holders of Class 17A Claims are thus not entitled to vote to accept or reject the Plan.

     3.17.2. Class 17G -- On-Site Environmental Claims

     (a) Classification: Class 17G consists of all On-Site Environmental Claims against FMEL.

     (b) Treatment: Each holder of an Allowed On-Site Environmental Claim in Class 17G shall retain unaltered the legal, equitable and contractual rights to which such Allowed On-Site Environmental Claim entitles the holder.

     (c) Voting: Class 17G is unimpaired and holders of Class 17G Claims are thus not entitled to vote to accept or reject the Plan.

     3.17.3. Class 17H - Unsecured Claims

     (a) Classification: Class 17H consists of all Unsecured Claims against FMEL other than any Claims that are specifically included in any other Class and other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6H.

     (b) Treatment: Each holder of an Allowed Class 17H Claim shall receive the treatment afforded to such Claim under the CVA proposed for FMEL in the U.K. administration proceedings of FMEL in full satisfaction of such Allowed Class 17H Claim.

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

     (c) Voting: Class 17H is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 17H Claim is entitled to vote to accept or reject the Plan.

     3.17.4. Class 17I - Non-Priority T&N Pension Plan Employee Benefit Claims

     (a) Classification: Class 17I consists of all Non-Priority T&N Pension Plan Employee Benefit Claims against FMEL.

     (b) Treatment: Each holder of an Allowed Class 17I Claim shall receive the treatment afforded to such Claim under the CVA proposed for FMEL in the U.K. administration proceedings of FMEL.

     (c) Voting: Class 17I is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 17I Claim is entitled to vote to accept or reject the Plan.

     3.17.5. Class 17J- Asbestos Personal Injury Claims

     (a) Classification: Class 17J consists of all Asbestos Personal Injury Claims against FMEL as to which the holder has not made an election to assert such Claim against T&N as principal and to have such Claim included in Class 6J.

     (b) Treatment: As of the Effective Date, liability for all Class 17J Asbestos Personal Injury Claims shall automatically and without further act, deed or court order, be assumed by the Trust in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan and the provisions relating to the Hercules Policy and any EL Asbestos Insurance. Additionally, on the Effective Date, the liability of Reorganized FMEL for each Class 17J Claim shall continue but recourse to the assets of Reorganized FMEL in respect of such liability shall, by operation of the Plan, the CVA for FMEL, and the Confirmation Order, be limited in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan and the provisions relating to the Hercules Policy and any EL Asbestos Insurance. Upon the Hercules Policy Expiry Date and/or the EL Asbestos Insurance Expiry Date, Reorganized FMEL shall be, without further order of court, released and discharged from Class 17J Asbestos Personal Injury Claims in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan.

     (c) Voting: Class 17J is impaired and each holder of a Class 17J Claim is entitled to vote to accept or reject the Plan.

     3.17.6. Class 17L - Affiliate Claims

     (a) Classification: Class 17L consists of all Affiliate Claims against FMEL, other than any such Affiliate Claims in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6L.

     (b) Treatment: All Affiliate Claims in Class 17L shall receive the treatment afforded to such Claims under the CVA proposed for FMEL in the U.K. administration proceedings of FMEL. If such Affiliate Claims are not compromised under the CVA proposed for FMEL, then such Affiliate Claims shall be reinstated in full unless, at the option of the Plan Proponents, they are (a) reinstated in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 17L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against FMEL. Any and all Class 17L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non Affiliate Claims, are set forth in Exhibit 3.1.12.

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

     (c) Voting: Class 17L is unimpaired and holders of Class 17L Claims are thus not entitled to vote to accept or reject the Plan.

     3.17.7. Class 17P - Equity Interests

     (a) Classification: Class 17P consists of all Equity Interests in FMEL.

     (b) Treatment: Each holder of an Allowed Equity Interest in Class 17P shall retain unaltered the legal, equitable and contractual rights to which such Allowed Equity Interest entitles the holder.

     (c) Voting: Class 17P is unimpaired and holders of Class 17P Equity Interests are thus not entitled to vote to accept or reject the Plan.

     3.18. Federal-Mogul Powertrain Systems International Limited ("Powertrain") (Classes 18A - 18P)

     3.18.1. Class 18A - Priority Claims

     (a) Classification: Class 18A consists of all Priority Claims against Powertrain, other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6A.

     (b) Treatment: Each holder of an Allowed Class 18A Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles the holder.

     (c) Voting: Class 18A is unimpaired and holders of Class 18A Claims are thus not entitled to vote to accept or reject the Plan.

     3.18.2. Class 18H - Unsecured Claims

     (a) Classification: Class 18H consists of all Unsecured Claims against Powertrain other than any Claims that are specifically included in any other Class and other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6H.

     (b) Treatment: Each holder of an Allowed Class 18H Claim shall receive the treatment afforded to such Claim under the CVA proposed for Powertrain in the U.K. administration proceedings of Powertrain in full satisfaction of such Allowed Class 18H Claim.

     (c) Voting: Class 18H is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 18H Claim is entitled to vote to accept or reject the Plan.

     3.18.3. Class 18I - Non-Priority T&N Pension Plan Employee Benefit Claims

     (a) Classification: Class 18I consists of all Non-Priority T&N Pension Plan Employee Benefit Claims against Powertrain.

     (b) Treatment: Each holder of an Allowed Class 18I Claim shall receive the treatment afforded to such Claim under the CVA proposed for Powertrain in the U.K. administration proceedings of Powertrain.

     (c) Voting: Class 18I is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 18I Claim is entitled to vote to accept or reject the Plan.

     3.18.4. Class 18L - Affiliate Claims

     (a) Classification: Class 18L consists of all Affiliate Claims against Powertrain, other than such Affiliate Claims in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6L.

     (b) Treatment: All Affiliate Claims in Class 18L shall receive the treatment afforded to such Claims under the CVA proposed for Powertrain in the U.K. administration proceedings of Powertrain. If such Affiliate Claims are not compromised under the CVA proposed for Powertrain, then such Affiliate Claims shall be reinstated in full unless, at the option of the Plan Proponents, they are (a) reinstated in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 18L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against Powertrain. Any and all Class 18L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non Affiliate Claims, are set forth in
Exhibit 3.1.12.

     (c) Voting: Class 18L is unimpaired and holders of Class 18L Claims are thus not entitled to vote to accept or reject the Plan.

     3.18.5. Class 18P - Equity Interests

     (a) Classification: Class 18P consists of all Equity Interests in
Powertrain.

     (b) Treatment: Each holder of an Allowed Equity Interest in Class 18P shall retain unaltered the legal, equitable and contractual rights to which such Allowed Equity Interest entitles the holder.

     (c) Voting: Class 18P is unimpaired and holders of Class 18P Equity Interests are thus not entitled to vote to accept or reject the Plan.

     3.19. TBA Industrial Products Limited ("TBA-IP") (Classes 19A - 19P)

     3.19.1. Class 19A - Priority Claims

     (a) Classification: Class 19A consists of all Priority Claims against TBA-IP, other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6A.

     (b) Treatment: Each holder of an Allowed Class 19A Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles the holder.

     (c) Voting: Class 19A is unimpaired and holders of Class 19A Claims are thus not entitled to vote to accept or reject the Plan.

     3.19.2. Class 19H - Unsecured Claims

     (a) Classification: Class 19H consists of all Unsecured Claims against TBA IP other than any Claims that are specifically included in any other Class and other than any Claim in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6H.

     (b) Treatment: Each holder of an Allowed Class 19H Claim shall receive the treatment afforded to such Claim under the CVA proposed for TBA-IP in the U.K. administration proceedings of TBA-IP in full satisfaction of such Allowed Class 19H Claim.

     (c) Voting: Class 19H is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 19H Claim is entitled to vote to accept or reject the Plan.

     3.19.3. Class 19I - Non-Priority T&N Pension Plan Employee Benefit Claims

     (a) Classification: Class 19I consists of all Non-Priority T&N Pension Plan Employee Benefit Claims against TBA-IP.

     (b) Treatment: Each holder of an Allowed Class 19I Claim shall receive the treatment afforded to such Claim under the CVA proposed for TBA-IP in the U.K. administration proceedings of TBA-IP.

     (c) Voting: Class 19I is impaired and, subject to the terms of the Principal CVAs, each holder of an Allowed Class 19I Claim is entitled to vote to accept or reject the Plan.

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

     3.19.4. Class 19J - Asbestos Personal Injury Claims

     (a) Classification: Class 19J consists of all Asbestos Personal Injury Claims against TBA-IP as to which the holder has not made an election to assert such Claim against T&N as principal and to have such Claim included in Class 6J.

     (b) Treatment: As of the Effective Date, liability for all Class 19J Asbestos Personal Injury Claims shall automatically and without further act, deed or court order, be assumed by the Trust in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan and the provisions relating to the Hercules Policy and any EL Asbestos Insurance. Additionally, on the Effective Date, the liability of Reorganized TBA-IP for each Class 19J Claim shall continue but recourse to the assets of Reorganized TBA IP in respect of such liability shall, by operation of the Plan, the CVA for TBA-IP, and the Confirmation Order, be limited in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan and the provisions relating to the Hercules Policy and any EL Asbestos Insurance. Upon the Hercules Policy Expiry Date and/or the EL Asbestos Insurance Expiry Date, Reorganized TBA-IP shall be, without further order of court, released and discharged from Class 19J Asbestos Personal Injury Claims in accordance with and to the extent set forth in Article IV of the Plan, including specifically, without limitation, Section 4.5 of the Plan.

     (c) Voting: Class 19J is impaired and each holder of a Class 19J Claim is entitled to vote to accept or reject the Plan.

     3.19.5. Class 19L - Affiliate Claims

     (a) Classification: Class 19L consists of all Affiliate Claims against TBA-IP, other than any such Affiliate Claims in respect of which the holder has made an election to assert such Claim against T&N, as principal, under Class 6L.

     (b) Treatment: All Affiliate Claims in Class 19L shall receive the treatment afforded to such Claims under the CVA proposed for TBA-IP in the U.K. administration proceedings of TBA-IP. If such Affiliate Claims are not compromised under the CVA proposed for TBA-IP, then such Affiliate Claims shall be reinstated in full unless, at the option of the Plan Proponents, they are (a) reinstated in part, or (b) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan; provided, however, that prior to such discharge and extinguishment such Affiliate Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Plan Proponents. If any such Class 19L Claim is reinstated, in full or in part, such reinstated Claim may, at the option of the Plan Proponents, be subordinated in legal right and priority of payment to all non-Affiliate Claims against TBA-IP. Any and all Class 19L Claims, or portions thereof, being reinstated and, to the extent, if any, that such Claims are being subordinated to non Affiliate Claims, are set forth in Exhibit 3.1.12.

     (c) Voting: Class 19L is unimpaired and holders of Class 19L Claims are thus not entitled to vote to accept or reject the Plan.

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

     3.19.6. Class 19P - Equity Interests

     (a) Classification: Class 19P consists of all Equity Interests in TBA-IP.

     (b) Treatment: Each holder of an Allowed Equity Interest in Class 19P shall retain unaltered the legal, equitable and contractual rights to which such Allowed Equity Interest entitles the holder.

     (c) Voting: Class 19P is unimpaired and holders of Class 19P Equity Interests are thus not entitled to vote to accept or reject the Plan.

     3.20. Remaining Debtors

     The remaining U.S. Debtors and U.K. Debtors not listed above in Sections
3.1 through 3.19, inclusive, of the Plan, are either holding companies or have comparatively minimal business operations (and some or all of such Debtors may be designated as Inactive Debtor Subsidiaries). Accordingly, in the interest of brevity and convenience, the classification of Claims against and Equity Interests in such remaining Debtors, as well as the treatment of such Claims and Equity Interests, are set forth in summary fashion in Exhibit 3.20 to the Plan with the same legal force and effect as if such classification and treatment terms and provisions were set forth at length herein.

                                   ARTICLE IV
                                    THE TRUST

     4.1. Establishment Of Trust. On the Effective Date, the Trust shall be established pursuant to Section 524(g) of the Bankruptcy Code. The provisions of Sections 4.2, 4.3 and 4.4 hereof which follow shall take effect subject to, and only to the extent not inconsistent with, the provisions of Section 4.5 hereof.

     4.2. Purpose of Trust.

     4.2.1. The Trust shall on the Effective Date assume liability for all Asbestos Personal Injury Claims in accordance with the provisions of Section 4.4 hereof. The Trust shall, in accordance with the Trust Documents, hold and administer the Trust Assets (including, without limitation, Asbestos In-Place Insurance Coverage), liquidate such Claims, and make distributions to holders of Asbestos Personal Injury Claims from the Trust Assets. The Trust is a "qualified settlement fund" within the meaning of Section 468B of the IRC and the regulations promulgated thereunder. The Asbestos Personal Injury Trust Distribution Procedures provide, among other things, for the resolution of Asbestos Personal Injury Claims pursuant to the terms of the Trust Documents, and that resolution of an Asbestos Personal Injury Claim by the Trust will result in a full or partial release of such Claim against the Trust as set forth in the Asbestos Personal Injury Trust Distribution Procedures. The Trust shall pay Asbestos Personal Injury Claims in accordance with the Trust Documents. In the event that an Indirect Asbestos Personal Injury Claim against the Debtors is disallowed pursuant to Section 502(e)(1)(B) of the Bankruptcy Code, the right of a holder of such disallowed Claim under applicable non-bankruptcy law to setoff payments by the Trust against such holder's liability to an asbestos personal injury claimant shall be preserved. Additionally, the Trust shall advocate in any and all actions and proceedings brought against the Debtors and/or Reorganized Debtors which involve Debtor HPE Asbestos Claims that Debtor HPE Asbestos Claims shall be dealt with only in accordance with the terms of the Plan, and the Trust Documents shall provide that the Trust shall cooperate with the Debtors and/or Reorganized Debtors in any and all such actions and proceedings.

     4.2.2. For the avoidance of doubt, the Trust's assumption of liabilities to the extent and as set forth in the Plan, including the assumption of any Asbestos Personal Injury Claims against the Debtors, shall not be conditional on the occurrence of the Plan A Date or otherwise limited by anything in the Addendum.

     4.3. Receipt Of Trust Assets. On the Effective Date, all Trust Assets shall be automatically and without further act or deed, transferred to, vested in and assumed by the Trust, subject to the notification requirements contained in Sections 10.3 and 10.5 of the Plan; provided, however, that to the extent that certain Trust Assets, because of their nature or because such assets will accrue or become transferable subsequent to the Effective Date, cannot be transferred to, vested in and assumed by the Trust on the Effective Date, such Trust Assets shall be automatically, and without further act or deed, transferred to, vested in and assumed by the Trust as soon as practicable after the Effective Date.

     4.4. Discharge Of Liabilities To Holders Of Asbestos Personal Injury Claims. Except as provided in the Plan (including, without limitation, the exceptions provided in Section 4.5 hereof and Section 9.3.2(b)(v) of the Plan concerning non-Debtor Affiliates), the transfer to, vesting in and assumption by the Trust of the Trust Assets as contemplated by the Plan shall, as of the Effective Date, discharge all obligations and liabilities of and bar recovery or any action against the Released Parties and their respective estates, Affiliates and subsidiaries, for or in respect of all Asbestos Personal Injury Claims and Demands, including, but not limited to, all Indirect Asbestos Personal Injury Claims and Demands against the Debtors, the Reorganized Debtors, and their respective Estates, Affiliates and subsidiaries (and the Confirmation Order shall so provide for such discharge). Except as provided in Sections 8.22.3.2 and 4.5 hereof, the Trust shall as of the Effective Date assume sole and exclusive responsibility and liability for all Asbestos Personal Injury Claims, including, but not limited to, Indirect Asbestos Personal Injury Claims, against the Debtors, the Reorganized Debtors, and their respective Estates, Affiliates and subsidiaries and, also except as provided in Section 4.5 hereof, such Claims shall be paid by the Trust from the Trust Assets or as otherwise directed in the Trust Documents. The Trust shall indemnify and hold the Reorganized Debtors and their non-Debtor Affiliates harmless from and against any and all Asbestos Personal Injury Claims, as well as all associated costs and expenses, to the extent set forth in Section 4.14 below. Additionally, notwithstanding the foregoing and anything to the contrary in the Plan or the Trust Documents, each Reorganized Hercules-Protected Entity shall also be conclusively deemed to have suffered a loss (y) in the amount of any and all unreimbursed fees, costs and expenses incurred by such Reorganized Hercules-Protected Entity on and after the Effective Date in defending against Asbestos Personal Injury Claims and (z) in the amount of any unreimbursed fees, costs, expenses, indemnity payments, reimbursement amounts, additional premiums or other amounts paid by such Hercules-Protected Entity on and after the Effective Date related to the Hercules Policy or the EL Asbestos Insurance. The Trust shall indemnify the applicable indemnitee(s) in respect of any such losses in full (without regard to any limitation in Section 4.14 below).

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     4.5. Special Provisions Applicable to the Reorganized Hercules-Protected
Entities. Notwithstanding any other provisions of the Plan to the contrary, the following provisions regarding the Trust and certain Asbestos Personal Injury Claims shall apply to the Reorganized Hercules-Protected Entities:

     4.5.1. On the Effective Date, the Trust will assume all liability for Asbestos Personal Injury Claims against the Reorganized Hercules-Protected Entities in excess of both (i) the Hercules Retention and the Hercules Coverage and (ii) all other sums as are attributable to or otherwise represent the Hercules Recoveries to the extent such amounts exceed the Hercules Coverage; provided, however, the Trust shall not assume liability for Asbestos Personal Injury Claims to the extent such Claims are covered by the indemnity provisions of the EL Asbestos Insurance (but shall assume such Claims to the extent they are in excess of the sums referred to in (i) and (ii) above and are not covered by the indemnity provisions of the EL Asbestos Insurance).

     4.5.2. Rights granted with the Trust Claim

     (a) Each holder of a Debtor HPE Asbestos Claim shall be entitled to a claim (a "Trust Claim") against the Trust which shall be separate and distinct from the Debtor HPE Asbestos Claim.

     (b) A Trust Claim shall confer, and be limited to conferring, on the holder thereof (y) the right to receive such payment, if any, as is offered or payable by the Trust in accordance with and subject to the terms of the Trust Documents, and (z) the right to pursue any remedies that the holder may have under the Trust Documents against the Trust in respect of the Trust Claim.

     (c) For the avoidance of doubt, in the event that, for any reason, the Trust (y) has no funds enabling it to make any or any further payment(s) to the holder of any Trust Claim or (z) fails to make any or any further payment(s) to the holder of any Trust Claim which should have been made in accordance with the terms of the Trust Documents:

     (i) the right of the holder of the Trust Claim remains strictly limited to asserting the Trust Claim, and any claim arising for failure to make payments in accordance with the terms of the Trust Documents may be asserted solely against the Trust; and

     (ii) the terms and provisions of the Plan do not oblige, require or render liable the Debtors in any circumstances to make any payment to the holder of any Trust Claim or the Trust in respect of any sum due to the holder of a Trust Claim from the Trust.

     4.5.3. Responsibility for seeking recovery under Hercules Policy. The Trust and the U.K. Asbestos Trustee shall be jointly responsible for seeking recovery under the Hercules Policy (in the case of the Trust, in accordance with and subject to the provisions of the power of attorney granted by Reorganized T&N pursuant to Section 4.5.11(a)) in a manner which does not contravene the terms of the Hercules Policy. In the event that the Trust and the U.K. Asbestos Trustee, acting reasonably, are nevertheless unable to agree on a particular matter relating to the Hercules Policy, the English Court shall by Final Order resolve the dispute between them. In the event that the English Court declines for whatever reason to resolve the dispute between the Trust and the U.K. Asbestos Trustee or in the event that the Trust and the U.K. Asbestos Trustee agree that the matter should not be referred to the English Court, then the Trust acting reasonably shall have the exclusive right to determine the matter in question.

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     4.5.4. General provisions applicable to the Hercules Policy and the EL
Asbestos Insurance

     (a) Nothing in the Plan or the Trust Documents shall require either expressly or implicitly the Hercules-Protected Entities or their appointed agents or representatives to act other than in accordance with and subject to the terms of the Hercules Policy or the EL Asbestos Insurance.

     (b) Nothing in the Plan or the Trust Documents is intended to affect the validity, effectiveness or terms of the Hercules Policy or the EL Asbestos Insurance, which shall continue to bind the Debtors that are parties thereto immediately after the Effective Date to the same extent as they did immediately before it.

     4.5.5. Stock Repayment Obligation

     (a) On the Effective Date, the Trust will subscribe for 57.5% of the Reorganized Federal-Mogul Class B Common Stock for the subscription price of (pound)338,000,000.00, such sum being left outstanding as a debt owing by the Trust to Reorganized Federal-Mogul.

     (b) Immediately following such subscription and the issue to the Trust (specifically, the T&N Worldwide Fund within the Trust), Reorganized Federal-Mogul hereby assigns and transfers and agrees to assign and transfer to Reorganized T&N by way of capital contribution all of its right, title and interest in and to such debt (the "Stock Repayment Obligation").

     (c) The Stock Repayment Obligation shall be payable by offset, in whole or in part, upon notice by either Reorganized T&N to the Trust or by the Trust to Reorganized T&N in exercise of the option provided for by Section 4.5.10(a)(i), or shall be payable, in whole or in part, upon notice by the Trust to Reorganized T&N in exercise of the option provided for by Section 4.5.10(a)(ii). The Stock Repayment Obligation shall also be payable by offset as set forth in
Section 4.5.21(b). To the extent not payable at any earlier date pursuant to
Section 4.5.5, the Stock Repayment Obligation shall be payable 20 years after the Effective Date.

     4.5.6. Limited Recourse to assets of Reorganized Hercules-Protected Entities. On and from the Effective Date until discharge and release under
Section 4.5.20 of the Plan, any liability of the Reorganized Hercules-Protected Entities for Asbestos Personal Injury Claims (including for the avoidance of doubt CVA Asbestos Claims) and any costs and interest due or which may become due in relation thereto shall continue in full, but recourse to the assets of the Reorganized Hercules-Protected Entities in respect of such liabilities shall, by operation of the Plan, be limited in and to the assets of the relevant Reorganized Hercules-Protected Entity as specifically referred to in Section 4.5.10(b) and shall otherwise be without recourse as to the relevant Reorganized Hercules-Protected Entities or any of their assets.

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     4.5.7. Assignment of rights

     (a) With effect from the Effective Date, and pursuant to the Plan, each holder of a Debtor HPE Asbestos Claim hereby assigns and agrees to assign to the Trust his rights to the proceeds of his Debtor HPE Asbestos Claim (whenever such rights may arise).

     (b) With effect from the Effective Date, each holder of a Debtor HPE Asbestos Claim hereby assigns and agrees to assign to Reorganized T&N, all 1930 Act Rights (whenever arising) in respect of or in connection with the Hercules Policy or to the extent that such holder has already assigned or agreed to assign the same under the Principal CVAs, such holder hereby confirms and ratifies such assignment or agreement to assign).

     (c) Each holder of a Debtor HPE Asbestos Claim against a Reorganized Hercules-Protected Entity undertakes with Reorganized T&N that he will not commence or continue any proceedings against Curzon in exercise or purported exercise of his 1930 Act Rights in respect of the Hercules Policy or otherwise.

     (d) Reorganized T&N shall hold the benefit of the undertaking given in
Section 4.5.7(c) on trust for itself and Curzon such that Curzon shall be entitled to enforce the provisions of Section 4.5.7(c) directly against each such holder of a Debtor HPE Asbestos Claim.

     (e) Reorganized T&N shall not, after the assignment of 1930 Act Rights or the agreement to assign 1930 Act Rights has taken effect pursuant to Section 4.5.7(b) or the Principal CVAs, assign or otherwise encumber or transfer those 1930 Act Rights or the entitlement to receive the proceeds of those 1930 Act Rights, including, without limitation, its entitlement to receive Hercules Recoveries (other than its entitlement to receive Hercules Recoveries from the Trust and/or the U.K. Asbestos Trustee pursuant to Section 4.5.12(c)).

     4.5.8. Appointment of the Trust as agent to assert Claims

     (a) From and after the Effective Date, each holder of a Debtor HPE Asbestos Claim irrevocably appoints the Trust as his agent, in the name of such holder or otherwise, to assert such Debtor HPE Asbestos Claim against the Reorganized Hercules-Protected Entity in any appropriate forum, and such holder shall not be entitled to assert such holder's Debtor HPE Asbestos Claim except through the agency of the Trust. To the extent permitted by law, this appointment shall remain in full force and effect notwithstanding the death, bankruptcy or insolvency of such holder. This appointment shall be in addition and without prejudice to the authority conferred by any power of attorney given by the holder of a Debtor HPE Asbestos Claim to the Trust pursuant to the Trust Documents.

     (b) Each holder of a Debtor HPE Asbestos Claim shall do such acts and things and execute such deeds and documents and in particular such forms of assignment, transfer or assurance as the relevant assignee in Sections 4.5.7(a) or 4.5.7(b) may from time to time require to vest in such assignee fully and effectively all the rights assigned or to perfect or evidence the vesting in such assignee of the same. Holders of Trust Claims shall cooperate with the Trust in the assertion of Debtor HPE Asbestos Claims against Reorganized T&N or any of the other Reorganized Hercules-Protected Entities. Each such holder hereby unconditionally appoints the Trust to be his agent and on his behalf to do such acts and things and execute such documents as may be required to give effect to this Section 4.5.8(b). Without prejudice to the above assignments, if and to the extent that any interest in any such right as is hereby assigned does not for any reason immediately vest fully and effectively in the assignee, the same shall be held by the said holder absolutely on trust for the Trust or Reorganized T&N (as the case may be) until it does so vest.

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     (c) The Trust shall indemnify each holder of a Debtor HPE Asbestos Claim against any costs that may be awarded against such holder in any legal proceedings brought by the Trust on behalf of such holder.

     (d) Without prejudice to the Trust's assertion on behalf of the holder of a Debtor HPE Asbestos Claim of his rights against the applicable Reorganized Hercules-Protected Entity in respect of that holder's particular Debtor HPE Asbestos Claim, no sum received in respect of a Trust Claim shall reduce or extinguish the liability of the applicable Reorganized Hercules-Protected Entity in respect of the Debtor HPE Asbestos Claim.

     (e) The Reorganized Hercules-Protected Entities shall, subject to and in accordance with the provisions of the Hercules Policy including, without limitation, the claims handling rights of Curzon and/or the Reinsurers (whatever they may be), retain the right to assert any defenses, counterclaims, offsets, rights of contribution or any other rights and remedies for the purpose of reducing or defeating their liability for any Debtor HPE Asbestos Claim.

     (f) Without prejudice to the foregoing and in recognition of Curzon and/or the Reinsurers' asserted claims handling rights:

     (i) the Reorganized Hercules-Protected Entities will, to the extent required by the Hercules Policy, refer Debtor HPE Asbestos Claims to Curzon and/or the Reinsurers or its or their appointed claims handling designee for the further administration, defense and disposition of the Debtor HPE Asbestos Claims and Curzon and/or the Reinsurers will be entitled to exercise all claims handling rights under the Hercules Policy in relation to such proceedings, including defense or settlement of the Debtor HPE Asbestos Claim; and

     (ii) the claim of the holder of a Debtor HPE Asbestos Claim against the Reorganized Hercules-Protected Entities (acting by his agent the Trust) shall be allowed to proceed in the ordinary course to judgment or settlement, but the holder of a Debtor HPE Asbestos Claim (acting by his agent the Trust) shall not be permitted to enforce any judgment or settlement except in accordance with the provisions of Sections 4.5.6 and 4.5.10(b).

     (g) Any rights of the holder of a Debtor HPE Asbestos Claim to payment from the Trust in respect of a Trust Claim shall be determined solely under and in accordance with the Trust Documents.

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     4.5.9. Establishment of Asbestos Personal Injury Claims. A Debtor HPE
Asbestos Claim is established for the purpose of this Section 4.5.9 when it is established as owing by a Reorganized Hercules-Protected Entity by final judgment or award of a court or arbitrator of competent jurisdiction or when (to the extent required by the Hercules Policy, with the consent of Curzon and/or the Reinsurers, as applicable) an agreement is entered into between the holder of a Debtor HPE Asbestos Claim (acting by his agent the Trust) and the applicable Reorganized Hercules-Protected Entity under which the Debtor HPE Asbestos Claim is so established. CVA Asbestos Claims shall be established pursuant to the Principal CVAs.

     4.5.10. Satisfaction of or non-enforcement of established Asbestos Personal Injury Claims

     (a) Once a Debtor HPE Asbestos Claim has been established pursuant to
Section 4.5.9, or a CVA Asbestos Claim has been established pursuant to the Principal CVAs, the liability of any Reorganized Hercules-Protected Entity concerned in respect of that Claim, and in respect of any costs and interest due or which may become due in relation thereto, may only be satisfied and discharged by payment or deemed payment to the Trust or the U.K. Asbestos Trustee, as applicable, as agent of the holder of the Claim, as follows:

     (i) (at the option of either the Trust or Reorganized T&N, and notwithstanding that the obligation to the Trust is in its capacity as agent of the holder of that Claim against the Reorganized Hercules-Protected Entity) by setting off against the liability in respect of an established Debtor HPE Asbestos Claim an equivalent amount of the Stock Repayment Obligation (provided that, if the Reorganized Hercules-Protected Entity is not Reorganized T&N, such set off shall not be effected without the prior written consent of Reorganized Federal-Mogul) and in order to effect such set-off, where such consent is given, Reorganized T&N hereby agrees to assign and transfer, for no consideration and at the time that the option is exercised (or, if later, at the time that such consent is given), to the applicable Reorganized Hercules-Protected Entity such part of the Stock Repayment Obligation as is equal to the Debtor HPE Asbestos Claim that has been so established;

     (ii) (at the option of the Trust) by the Trust paying the whole or part of the Stock Repayment Obligation to Reorganized T&N for the purpose of enabling Reorganized T&N to satisfy, or (with the prior written consent of Reorganized Federal-Mogul) to arrange for the relevant Reorganized Hercules-Protected Entity to satisfy, the liability (any such sum to be received and held by Reorganized T&N in trust for that purpose);

     (iii) by payment by the relevant Reorganized Hercules-Protected Entity out of funds made available (whether by loan or in any other manner agreed between Reorganized Federal-Mogul and the Trust and/or the U.K. Asbestos Trustee) to:

     (1) Reorganized T&N, or

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     (2) (with the prior written consent of Reorganized Federal-Mogul) any other
Reorganized Hercules-Protected Entity other than Reorganized T&N,

     by the Trust and/or U.K. Asbestos Trustee and/or any other person for the purpose of satisfying any Debtor HPE Asbestos Claims that have been established pursuant to Section 4.5.10 and/or any CVA Asbestos Claims that have been established pursuant to the Principal CVAs; or

     (iv) by payment out of any Hercules Recoveries payable and to be applied under Section 4.5.12(a) Secondly or Thirdly.

     (b) There shall be no recourse to the assets of any Reorganized Hercules-Protected Entity in respect of any Asbestos Personal Injury Claim that may be established against it except (i) to the whole or any part of the Stock Repayment Obligation by way of set-off in accordance with Section 4.5.10(a)(i),
(ii) to the proceeds of the repayment of the whole or any part of the Stock Repayment Obligation in accordance with Section 4.5.10(a)(ii), (iii) to the funds made available to the relevant other Reorganized Hercules-Protected Entity in accordance with Section 4.5.10(a)(iii), or (iv) by payment out of the Hercules Recoveries in accordance with Section 4.5.10(a)(iv).

     (c) Any loan made by the Trust and/or the U.K. Asbestos Trustee for the purpose mentioned in Section 4.5.10(a)(iii) shall:

     (i) be made to Reorganized T&N or any other Reorganized Hercules-Protected Entity provided that, if the Reorganized Hercules-Protected Entity is not Reorganized T&N, the loan shall not be made except with the prior written consent of Reorganized Federal-Mogul;

     (ii) be made free of interest;

     (iii) be repayable only to the extent of the Repayment Percentage of the principal amount advanced in respect of the relevant Debtor HPE Asbestos Claim or CVA Asbestos Claim; and

     (iv) be repayable only from Hercules Recoveries actually recovered and that are to be applied in accordance with the provisions of Section 4.5.12(a) First, but shall otherwise be without recourse to the assets of the Reorganized Hercules-Protected Entity in question.

     (d) It is acknowledged that any benefit derived by a Reorganized Hercules-Protected Entity from the limited recourse provisions in this Section
4.5.10 and in Section 4.5.6 and the indemnities in favor of any Reorganized Hercules-Protected Entity contained in Sections 4.4 and 4.14 are conferred voluntarily upon the relevant Reorganized Hercules-Protected Entity and that it is for the exclusive benefit of that Reorganized Hercules-Protected Entity and not in any respect for the benefit of any insurer.

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     (e) To the extent that any Debtor HPE Asbestos Claim has been established and is payable to the Trust in a currency other than British Pounds Sterling, and the liability is to be satisfied by setting off the sum due against the Stock Repayment Obligation, such Debtor HPE Asbestos Claim shall be converted at the London Spot Mid-Point Rate prevailing on the date when the set-off is made or, if such date is not a Business Day, on the previous Business Day, as published in the Financial Times of London.

     4.5.11. Process of making Hercules Recoveries

     (a) Reorganized T&N shall, by the Effective Date, provide the Trust with a power of attorney in the form of Exhibit 4.5.11 to enable the Trust to take all necessary and/or appropriate steps (subject to the indemnity contained in Section 4.14.5) to pursue Hercules Recoveries in respect of Debtor HPE Asbestos Claims (but not to receive any payments thereof, except as may be permitted by Section 4.5.12) including the giving of any instructions to the Hercules Payment Agents (being instructions which are not inconsistent with the terms of the Plan). For the avoidance of doubt, Reorganized T&N shall not be obliged to incur any Hercules Recovery Costs in pursuing any claim against Curzon under the Hercules Policy other than those incurred on its behalf through the use of the power of attorney referred to above and for which it is indemnified under the indemnity contained in Section 4.14.5.

     (b) The Trust and the U.K. Asbestos Trustee shall cooperate with one another in order to give effect to the split of Hercules Recoveries as is provided for in Section 4.5.12.

     (c) If the holder of a Debtor HPE Asbestos Claim receives any Hercules Recoveries in respect of such Claim, he shall hold such Hercules Recoveries in trust for the purposes set out in Section 4.5.12(a) and shall pay such Hercules Recoveries to the credit of the Hercules Receipt Account on demand.

     (d) As soon as practicable after the Effective Date, the Trust shall (i) accede to the Hercules Payment Agency Agreement by executing an accession deed substantially in the form set out in Schedule 1 to the Hercules Payment Agency Agreement (ii) use all reasonable endeavors to procure that the Trust shall become an account holder of the Hercules Waterfall Account jointly with the U.K. Asbestos Trust.

     (e) In addition to the foregoing, paragraphs 19.7.4 through 19.7.7 of the Principal CVAs are hereby incorporated by reference as if fully set forth herein, but with any necessary changes and as if each reference to a CVA Asbestos Claim were a reference to a Debtor HPE Asbestos Claim.

     4.5.12. Division of Hercules Recoveries - Hercules waterfall

     (a) All Hercules Recoveries shall be paid to the credit of the Hercules Receipt Account and shall be held by Reorganized T&N in trust to be applied:

                  First: in reduction or discharge of any indebtedness (i) of Reorganized T&N under any loans made to Reorganized T&N, or
                  (ii) of any Reorganized Hercules-Protected Entity (other than Reorganized T&N) under any loans made, with the prior written consent of Reorganized Federal-Mogul, to such Reorganized Hercules-Protected Entity, in each case by the Trust and/or U.K. Asbestos Trustee for the purpose of satisfying Debtor HPE Asbestos Claims that have been established pursuant to Section
                  4.5.9 and/or for the purpose of satisfying CVA Asbestos Claims that have been established pursuant to the provisions of the Principal CVAs;

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                  Secondly: in or towards satisfaction of any liability of
                  Reorganized T&N or, with the prior written consent of Reorganized Federal-Mogul, of any Reorganized Hercules-Protected Entity other than Reorganized T&N, for Debtor HPE Asbestos Claims that have been established pursuant to Section 4.5.9 and/or for CVA Asbestos Claims that have been established pursuant to the provisions of the Principal CVAs and (in each case) for any costs and interest due in relation thereto; and

                  Thirdly: in payment to:

     (i) the Trust on account of and in reduction or discharge of any Debtor HPE Asbestos Claims:

     (1) that may be established in the future against Reorganized T&N or, with the prior written consent of Reorganized Federal-Mogul, of any Debtor HPE Asbestos Claims that may be established in the future against any Reorganized Hercules-Protected Entity other than Reorganized T&N, in each case pursuant to
Section 4.5.9, or

     (2) for which Reorganized T&N or any other Hercules Protected Entity could but for such payment otherwise have become liable; and/or

     (ii) the U.K. Asbestos Trustee on account of and in reduction or discharge of any CVA Asbestos Claims:

     (1) that may be established in the future against Reorganized T&N or, with the prior written consent of Reorganized Federal-Mogul, of any CVA Asbestos Claims that may be established in the future against any Reorganized Hercules-Protected Entity other than Reorganized T&N, in each case pursuant to the provisions of the Principal CVAs, or

     (2) for which Reorganized T&N or any other Hercules-Protected Entity could but for such payment otherwise have become liable;

     such payments to be dealt with in accordance with Section 4.5.12(c).

     (b) The application of Hercules Recoveries provided for by Section 4.5.12(a) shall be effected by the transfer of the Hercules Recoveries from the Hercules Receipt Account to the Hercules Waterfall Account by the end of the Business Day upon which they are received in cleared funds to the credit of the Hercules Receipt Account (or as soon thereafter as is practicable) and such transfer shall upon being made (automatically and without any further action on the part of Reorganized T&N) repay the indebtedness or satisfy the liabilities or be paid on account of Debtor HPE Asbestos Claims or CVA Asbestos Claims as provided for by Section 4.5.12(a) in the order of application set out therein to the extent of the Hercules Recoveries so transferred.

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     (c) The Trust (when it has become into existence and has become an account-holder of the Hercules Waterfall Account) and the U.K. Asbestos Trustee shall hold the Hercules Recoveries standing to the credit of the Hercules Waterfall Account, including any interest and other income accruing thereon from time to time, in trust to be applied on each Review Date (or, if there has been a commutation or settlement of the Hercules Policy, as soon as practicable after transfer of the Hercules Recoveries to the Hercules Waterfall Account representing the proceeds of commutation or settlement), as follows:

                  First: (subject to Section 4.5.18) in or towards satisfaction of those sums due to the Hercules Payment Agents representing remuneration or expenses from time to time due to or payable by the Hercules Payment Agents pursuant to the provisions of the Hercules Payment Agency Agreement;

                  Secondly: in or towards reimbursement on a pari passu basis to
                  (i) Reorganized T&N or any other Hercules-Protected Entity of any sum actually paid by it that remains outstanding representing Hercules Claims Handling Costs (save that Reorganized T&N or the relevant Hercules-Protected Entity shall not seek reimbursement of, or, as the case may be, shall give credit for, any VAT charged to it on such sum to the extent recoverable and actually recovered by it) and (ii) Reorganized T&N of any sum actually paid by Reorganized T&N representing Hercules Recovery Costs that remains outstanding;

                  Thirdly: in or towards reimbursement on a pari passu basis (a) to the Trust of any sum actually paid by it to Reorganized T&N or any other Hercules-Protected Entity that remains outstanding in respect of those liabilities referred to in
                  Section 4.5.12(c) Secondly pursuant to any indemnity or similar obligation of the Trust (whether pursuant to Section
                  4.14.6 or otherwise) and (b) to the U.K. Asbestos Trustee of any sum actually paid by it to Reorganized T&N or any other Hercules-Protected Entity that remains outstanding in respect of the liabilities referred to in Section 4.5.12(c) Secondly pursuant to any indemnity or similar obligation of the U.K. Asbestos Trustee (whether pursuant to paragraphs 16.2(e) or 28 of the Principal CVAs or otherwise);

                  Fourthly: in or towards reimbursement on a pari passu basis
                  (i) to the Trust of (aa) any sum actually paid by it that remains outstanding representing Hercules Claims Handling Costs not included in Section 4.5.12(c) Thirdly, (save that the Trust shall not seek reimbursement of, or, as the case may be, shall give credit for, any VAT on such sum to the extent recoverable and actually recovered by it) and (bb) any sum actually paid by it that remains outstanding representing Hercules Recovery Costs not included in Section 4.5.12(c) Thirdly, and (ii) to the U.K. Asbestos Trustee of (aa) any sum actually paid by it that remains outstanding representing Hercules Claims Handling Costs not included in Section 4.5.12(c) Thirdly, (save that the U.K. Asbestos Trustee shall not seek reimbursement of, or, as the case may be, shall give credit for, any VAT on such sum to the extent recoverable and actually recovered by it) and (bb) any sum actually incurred by it that remains outstanding representing Hercules Recovery Costs not included in Section 4.5.12(c) Thirdly. To the extent that either the Trust or the U.K. Asbestos Trustee pay Hercules Claims Handling Costs or Hercules Recovery Costs out of their own assets (or, in the case of the U.K. Asbestos Trustee, such sums are paid out of the Remuneration Reserve or the Remuneration Fund), they shall be entitled to recover an amount equal to such Hercules Claims Handling Costs or Hercules Recovery Costs pursuant to this Section 4.5.12(c) Fourthly as if such amount were Hercules Claims Handling Costs or Hercules Recovery Costs which remained outstanding;

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                  Fifthly: in or towards establishing a reasonable reserve to meet remuneration which will fall due, and expenses which the Hercules Payment Agents have forecast are likely to be incurred by the Hercules Payment Agents, pursuant to the provisions of the Hercules Payment Agency Agreement in the period of 6 months following the relevant or (as the case may be) the last Review Date, to the extent not already reserved by a previous determination;

                  Sixthly: in or towards establishing a reasonable reserve to meet Hercules Claims Handling Costs and Hercules Recovery Costs which the Hercules Payment Agents, in consultation with Reorganized T&N, the Trust and the U.K. Asbestos Trustee have forecast are likely to be incurred by any of Reorganized T&N, any other Hercules-Protected Entity, the Trust or the U.K. Asbestos Trustee in the period of 6 months following the relevant or (as the case may be) the last Review Date to the extent not already reserved by a previous determination; and

                  Seventhly, as to the balance of Hercules Recoveries available on the date of application under this Section 4.5.12(c):

     (i) if it is determined pursuant to Section 4.5.13 that either or both of GHI or Ferodo are entitled to Hercules Recoveries, in payment to the Trust of an amount equal to:

     (1) 21% of the balance if both GHI and Ferodo are determined to be so entitled,

     (2) 17% of the balance if only GHI is determined to be so entitled, or

     (3) 4% of the balance if only Ferodo is determined to be so entitled,

     or, in each case, such other percentage as may be agreed between the Trust and the U.K. Asbestos Trustee; and

     (ii) as to the remaining balance, in payment of:

     (1) the U.S. Asbestos Trust Percentage of such balance, first, to Reorganized Federal-Mogul in payment of any amounts owing to it under any indemnity contained in the Plan given by the Trust to Reorganized Federal-Mogul and, secondly, to the Trust;

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     (2) the U.K. Asbestos Trust Percentage of such balance to the U.K. Asbestos
Trustee (with any sums so paid forming part of the assets of the T&N Hercules
Fund); and

     (3) the Chester Street Percentage of such balance to the U.K. Asbestos Trustee, with any sums so paid forming part of the assets of the Chester Street Hercules Fund.

     4.5.13. Possible entitlement of GHI and Ferodo to Hercules Recoveries. The amount of the Hercules Recoveries to which:

     (a) T&N (or the holders of 1930 Act Rights in respect of T&N), and

     (b) either or both of GHI and Ferodo,

are entitled between and among them shall be determined by the English Court by Final Order or agreed by the relevant parties and any application for directions commenced by the Administrators of T&N to seek such determination may be continued by the Supervisors following the discharge of the Administration Order in respect of T&N. Hercules Recoveries to which either or both of GHI and Ferodo and/or the holders of Asbestos Personal Injury Claims against GHI or Ferodo are determined to be entitled (not being payments made under Section 4.5.12(c) Seventhly (i)) shall be paid to the Hercules Receipt Account to be applied in accordance with Section 4.5.12(a).

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     4.5.14. Alteration of the Chester Street Percentage. Paragraph 19.10 of the
Principal CVAs is hereby incorporated by reference as if fully set forth herein (but with any necessary changes).

     4.5.15. Loans to Reorganized Hercules-Protected Entities. Paragraph 19.11 of the Principal CVAs is hereby incorporated by reference as if fully set forth herein (but with any necessary changes).

     4.5.16. Hercules U.S. Holding Account. Paragraph 19.12 of the Principal CVAs is hereby incorporated by reference as if fully set forth herein (but with any necessary changes).

     4.5.17. Investment of Hercules Recoveries. Paragraph 19.13 of the Principal CVAs is hereby incorporated by reference as if fully set forth herein (but with any necessary changes).

     4.5.18. Payment of tax on interest. Paragraph 19.14 of the Principal CVAs is hereby incorporated by reference as if fully set forth herein, except that the reference to CVAs in paragraph 19.14.3 of the Principal CVAs shall be deemed to be a reference to the Plan (but with any necessary changes).

     4.5.19. Certain Recoveries under the Hercules Policy

     (a) To the extent that:

     (i) any Hercules-Protected Entity (other than a U.K. Debtor party to the Principal CVAs or Ferodo or GHI) is sued or otherwise pursued on a liability or alleged liability (other than with respect to a Non-CVA Asbestos Claim) for which coverage is provided under the Hercules Policy, or

     (ii) any Hercules-Protected Entity is sued or otherwise pursued in respect of a Non-CVA Asbestos Claim for which coverage is provided under the Hercules Policy (unless the holder of such claim has made an election under paragraph
19.17 of the Principal CVAs for his Non-CVA Asbestos Claim to be treated as if it were a CVA Asbestos Claim), subject to Section 4.5.19(c)), Reorganized T&N shall be entitled (but not required), at Reorganized T&N's own cost (which cost shall not be liable to be reimbursed whether under Section 4.5.12(c) or otherwise), to seek and obtain coverage for such liability under or with respect to the Hercules Policy and retain the proceeds thereof. This is subject to the proviso, however, that Reorganized T&N shall pay to the Hercules Payment Agents (and the Hercules Payment Agents shall pay to the U.K. Asbestos Trustee) any and all proceeds paid on account of such liability by Curzon less the following amounts that may be retained by Reorganized T&N, namely:

     (iii) the amount (if any) to which GHI and Ferodo would have been entitled had Section 4.5.12(c) Seventhly applied to such proceeds, and

     (iv) an amount equal to the U.S. Asbestos Trust Percentage of the balance of such proceeds.

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Reorganized T&N's rights under this Section 4.5.19(a) shall not prevent a commutation or settlement of the Hercules Policy (subject to and in accordance with Section 4.5.21) if the Trust and the U.K. Asbestos Trustee agree to a commutation or settlement with Curzon and the Reinsurers. Reorganized T&N's rights under this Section 4.5.19(a) shall be extinguished on such commutation or settlement and the Trust and the U.K. Asbestos Trustee shall have no obligation to consult Reorganized T&N in relation to any such commutation or settlement.

     (b) The proceeds received by the U.K. Asbestos Trustee pursuant to Section 4.5.19(a) shall be divided between the T&N Hercules Fund and the Chester Street Hercules Fund in the ratio that the U.K. Asbestos Trust Percentage bears to the Chester Street Percentage respectively.

     (c) In exercising its rights under Section 4.5.19(a), Reorganized T&N shall in good faith (a) consult with the Trust and the U.K. Asbestos Trustee and give consideration to their views and (b) give the Trust and the U.K. Asbestos Trustee reasonable notice of its intention to commence any legal proceedings against either or both of Curzon or the Reinsurers (or of any legal proceedings which either or both of Curzon or the Reinsurers take against Reorganized T&N in consequence of its exercise of its rights under Section 4.5.19(a)) and shall provide the Trust and the U.K. Asbestos Trustee with copies of such documents as they may reasonably require in relation to any such proceedings. Nothing in this
Section 4.5.19(c) shall oblige Reorganized T&N to provide the Trust or the U.K. Asbestos Trustee with documents that are privileged or documents the provision of which might reasonably be expected to prejudice its case in any proceedings.

     4.5.20. Discharge of liability for Debtor HPE Asbestos Claims and CVA Asbestos Claims

     (a) From and after the Hercules Policy Expiry Date,

     (i) the Trust will assume sole and exclusive liability for all remaining Asbestos Personal Injury Claims (whether then existing or at any time in the future coming into existence) against the Reorganized Hercules-Protected Entities (other than Claims covered by the indemnity provisions of the EL Asbestos Insurance, to the extent so covered);

     (ii) the Reorganized Hercules-Protected Entities shall automatically and without further order of court be discharged and released from any and all liability with respect to Asbestos Personal Injury Claims (whether then existing or at any time in the future coming into existence and other than Claims covered by the indemnity provisions of the EL Asbestos Insurance, to the extent so covered); and

     (iii) all rights of the Reorganized Hercules-Protected Entities to assert any defenses, counterclaims, offsets, rights of contribution or similar rights and remedies for the purpose of reducing or defeating any Asbestos Personal Injury Claim (whether then existing or at any time in the future coming into existence and other than Claims covered by the indemnity provisions of the EL Asbestos Insurance, to the extent so covered) shall be transferred from the Reorganized Hercules-Protected Entities to the Trust.

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     (b) With effect from the later of the Hercules Policy Expiry Date and the
EL Asbestos Insurance Expiry Date:

     (i) the Trust will assume sole and exclusive liability for all remaining Asbestos Personal Injury Claims (whether then existing or at any time in the future coming into existence) against the Reorganized Hercules-Protected Entities;

     (ii) the Reorganized Hercules-Protected Entities shall be automatically and without further order of court discharged and released from any and all liability with respect to such remaining Asbestos Personal Injury Claims (whether then existing or at any time in the future coming into existence);

     (iii) all rights of the Reorganized Hercules-Protected Entities to assert any defenses, counterclaims, offsets, rights of contribution, or similar rights and remedies for the purpose of reducing or defeating any such remaining Asbestos Personal Injury Claim (whether then existing or at any time in the future coming into existence) shall be transferred from the Reorganized Hercules-Protected Entities to the Trust; and

     (iv) Reorganized T&N agrees to assign to the Trust and to the U.K. Asbestos Trustee any interest that it may have in the Hercules Recoveries transferred to the Hercules Waterfall Account pursuant to Section 4.5.12 (but without prejudice to its right to receive any sums due to it under the applications set out in
Section 4.5.12).

     4.5.21. Commutation

     (a) The Trust and the U.K. Asbestos Trustee may jointly negotiate with Curzon and/or the Reinsurers for the commutation of the Hercules Policy or settlement of claims thereunder. If requested to do so by the Trust and the U.K. Asbestos Trustee, Reorganized T&N will enter into any agreement with Curzon and/or the Reinsurers reasonably required to give effect to such commutation or settlement. Any such agreement may extinguish Reorganized T&N's rights to receive recoveries under the Hercules Policy under Section 4.5.19. This Section 4.5.21(a) is subject to the provisos:

     (i) that Reorganized T&N shall not be required to enter into any such agreement unless the effect of the commutation or settlement is in the reasonable opinion of Reorganized Federal-Mogul Tax Neutral in the United Kingdom to Reorganized T&N and to each of the Hercules-Protected Entities, and

     (ii) that the Trust shall not agree to any such commutation or settlement unless

     (1) in the reasonable opinion of Reorganized Federal-Mogul the effect of the commutation or settlement is Globally Tax Neutral to Reorganized Federal-Mogul, each Subsidiary of Reorganized Federal-Mogul and any other Hercules-Protected Entity (an "FMC Entity");

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

     (2) if any portion of the Stock Repayment Obligation is then outstanding, then the commutation or settlement operates in satisfaction of all rights and obligations of both Curzon and T&N under the Hercules Policy and, prior to or contemporaneously with such commutation or settlement, the Stock Repayment Obligation then outstanding is fully extinguished; and

     (3) any portion of the Stock Repayment Obligation that is so extinguished is, in the reasonable opinion of Reorganized Federal-Mogul, extinguished in a manner such that no liability for tax (including, without limitation, any liability for tax arising in connection with any absolute or timing mismatch for any tax purpose) would arise for any FMC Entity in connection with the Stock Repayment Obligation (including, without limitation, the operation of Sections 4.5.5, 4.5.10, and 4.5.21 of the Plan).

     (b) If any portion of the Stock Repayment Obligation is outstanding at the time of any commutation or settlement, the Trust and Reorganized T&N may agree upon a final accounting of all remaining Debtor HPE Asbestos Claims (whether established through settlements, or otherwise pursuant to Section 4.5.9, but in each case excluding Claims covered by the indemnity provisions of the EL Asbestos Insurance, to the extent so covered) against Reorganized T&N or, with the prior consent of Reorganized Federal-Mogul against any Reorganized Hercules Protected Entity other than T&N, and, subject to Section 4.5.21(a), any agreement for the commutation of the Hercules Policy or settlement of claims thereunder may provide for the reduction by offset of the Stock Repayment Obligation against the amounts that were so agreed, such reduction to take effect contemporaneously with any such commutation or settlement and immediately prior to the discharge set forth in Section 4.5.20 of the Plan.

     (c) In addition to the foregoing, paragraphs 19.19.2 through 19.19.16 (with the exception of paragraph 19.19.16(c)) of the Principal CVAs are hereby incorporated by reference as if those paragraphs were fully set forth herein (save to the extent that any provision in those paragraphs imposes any obligation on Federal-Mogul that as at the Effective Date has already been performed), and as if terms used therein which are defined in the Principal CVAs had the meanings ascribed to them in the Principal CVAs, but with the following changes:

     (i) the reference to paragraph 19.7.1 in paragraph 19.19.9(c) of the Principal CVAs shall be substituted by a reference to Section 4.5.11 of the Plan; and

     (ii) the references to paragraphs 19.15.1 and 19.15.2 in paragraph 19.19.10 of the Principal CVAs shall be substituted by references to Sections 4.5.19(a) and 4.5.19(b) of the Plan respectively.


     4.6. Special Provisions Relating to CVA Asbestos Claims. As set forth in Sections 4.2 and 4.5 of the Plan, the Trust shall assume liability for all Asbestos Personal Injury Claims, including, without limitation, CVA Asbestos Claims. The Trust, however, shall direct all CVA Asbestos Claims to the U.K. Asbestos Trust for resolution in accordance with the Principal CVAs. The treatment of and payments to the holders of CVA Asbestos Claims by the U.K. Asbestos Trust in accordance with the Principal CVAs shall be the sole treatment and payments available to the holders of CVA Asbestos Claims. Such treatment and payments shall be deemed to be treatment and payments by the Trust, and the holders of CVA Asbestos Claims shall have no other rights against the Trust or entitlement to any payments from the Trust.

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

     4.7. The Swiss Re Settlement. All holders of Asbestos Personal Injury Claims against Reorganized T&N shall be deemed to approve and be bound by the Swiss Re Settlement and (notwithstanding Section 4.5.9) agree that any 1930 Act Rights respecting the Hercules Policy or otherwise shall be limited in the same way and to the same extent as Reorganized T&N's rights under the Hercules Policy are limited by the Swiss Re Settlement as if each and every holder of an Asbestos Personal Injury Claim against Reorganized T&N had entered into the Swiss Re Settlement on the same terms mutatis mutandis as Reorganized T&N. This approval shall constitute formal approval to the entry by T&N into the settlement agreement between Curzon and T&N dated 16 January 2004 for the purpose of clause 2.1(iii) of that agreement. Confirmation of the Plan shall constitute approval of the Swiss Re Settlement pursuant to section 1123(b) of the Bankruptcy Code.

     4.8. Extension of Injunctions to Curzon and/or Its Reinsurers. After Confirmation of the Plan through and including the Effective Date, in the event that any commutation of or settlement of claims under the Hercules Policy is reached, the Debtors shall have the ability, with the consent of the Asbestos Claimants Committee and the Future Claimants Representative, to extend the provisions of the Supplemental Injunction and the Asbestos Insurance Entity Injunction so that those injunctions cover Curzon and/or its Reinsurers.

     4.9. Investment Guidelines. Pursuant to Section 3.2 of the Trust Agreement, all monies held in the Trust shall be invested, subject to the investment limitations and provisions enumerated in the Trust Agreement, and shall not be limited to the types of investments described in Section 345 of the Bankruptcy Code.

     4.10. Excess Trust Assets. To the extent there are any Trust Assets remaining at such time as the Trust is terminated, such excess Trust Assets shall be transferred to such charitable purposes as the Trustees, in their reasonable discretion, shall determine, provided that, if practicable, the charity or charities to which such excess Trust Assets are transferred shall be related to the treatment of, research on, or the relief of suffering of individuals suffering from asbestos-related lung disorders.

     4.11. Trust Expenses. The Trust shall pay all Trust Expenses from the Trust Assets as provided in the Trust Documents, including proceeds of applicable Asbestos Insurance Policies, except to the extent such assets are precluded by agreement with an Asbestos Insurance Company from being used for payment of Trust Expenses. Neither the Debtors' Estates nor the Reorganized Debtors shall have any obligation to pay any Trust Expenses. Additionally, the Trust shall promptly pay all Trust Expenses of Reorganized Debtors for any and all liabilities, costs or expenses incurred in taking any action on behalf of or at the direction of the Trustees.

     4.12. Selection Of The Initial Trustees. The three initial Trustees of the Trust shall be the persons identified in the Trust Agreement. All successor Trustees shall be appointed in accordance with the terms of the Trust Agreement. For purposes of performing their duties and fulfilling their obligations under the Trust Agreement and the Plan, each Trustee shall be deemed to be (and the Confirmation Order shall so provide) a "party in interest" within the meaning of
Section 1109(b) of the Bankruptcy Code.

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

     4.13. Advising The Trust.

     4.13.1. The Trust Advisory Committee. The Trust Advisory Committee shall be established pursuant to the Trust Agreement. The TAC shall have four members and shall have the functions, duties and rights provided in the Trust Agreement. On or before the Confirmation Date, the four initial members of the TAC shall be selected by the Asbestos Claimants Committee.

     4.13.2. Successor Committee Members. Each member of the Trust Advisory Committee shall serve in accordance with the terms and conditions contained in the Trust Agreement.

     4.13.3. Future Claimants Representative. From and after the Effective Date, the Future Claimants Representative shall continue to serve in that capacity as an advisor to the Trust.

     4.14. Trust Indemnity Obligations. Notwithstanding anything to the contrary in the Trust Documents, the Trust shall have the indemnification obligations set forth in Article IV of the Plan, including, without limitation, the indemnification obligations set forth below.

     4.14.1.

     (a) Except as provided in section 4.14.2 below with respect to Non-Debtor Asbestos Claims against any non-Debtor Affiliates, if, on or after the Effective Date, the Reorganized Debtors and/or any of their non-Debtor Affiliates are held liable for any Asbestos Personal Injury Claim that is not for any reason successfully dealt with in accordance with the terms of the Plan and the Trust Documents or the CVAs (as the case may be), and if such Asbestos Personal Injury Claim is asserted in the United States, then the Trust shall indemnify the Reorganized Debtors and/or any of their non-Debtor Affiliates, as applicable, in full for any loss, cost, fees or expenses incurred in connection with such Asbestos Personal Injury Claim.

     (b) Except as provided in 4.14.2 below with respect to Non-Debtor Asbestos Claims, if, on or after the Effective Date, the Reorganized Debtors and/or any of their non- Debtor Affiliates are held liable for any Asbestos Personal Injury Claim that is not for any reason successfully dealt with in accordance with the terms of the Plan and the Trust Documents or the CVAs (as the case may be), and if such Asbestos Personal Injury Claim is asserted outside of the United States, then the Trust shall indemnify the Reorganized Debtors and/or any of their non-Debtor Affiliates, as applicable, in an amount equal to (i) the value of such Asbestos Personal Injury Claim as determined by settlement or judgment times (ii) the applicable payment percentage under the Asbestos Personal Injury Trust Distribution Procedures. For purposes of determining the amount of indemnification due under this Section 4.14 and only for such purpose, the value of such Asbestos Personal Injury Claim as set forth in (i) shall be the amount of any settlement or judgment plus all costs of defenses and expenses related to such Asbestos Personal Injury Claim. Notwithstanding anything to the contrary, if the Asbestos Personal Injury Claim for which indemnity is due under this
Section 4.14 is an Other Asbestos Disease (Disease Level I - Cash Discount Payment) as defined in the Asbestos Personal Injury Trust Distribution Procedures, then the Trust shall indemnify the Reorganized Debtors and/or any of their non-Debtor Affiliates, as applicable, in an amount equal to the Scheduled Value for such Asbestos Personal Injury Claim.

     4.14.2. If, on or after the Effective Date, the Reorganized Debtors and/or any of their non-Debtor Affiliates are held liable for any claim attributable to, directly or indirectly, injuries or other damages caused or allegedly caused by the presence of, or exposure to, asbestos and arising or allegedly arising, in whole or in part, directly or indirectly, from acts or omissions of one or more of the non-Debtor Affiliates (a "Non-Debtor Asbestos Claim"), and if such claim is asserted outside of the United States (or, with respect to any such claim asserted against a non-Debtor Affiliate, if such claim is asserted anywhere in the world), the Trust shall indemnify the Reorganized Debtors and/or any of their non-Debtor Affiliates in an amount equal to the lesser of (i) the amount actually paid on such Non-Debtor Asbestos Claim by the Reorganized Debtors and/or the non-Debtor Affiliates, as applicable, plus fees and costs related to such Non-Debtor Asbestos Claim, times the applicable payment percentage under the Asbestos Personal Injury Trust Distribution Procedures and
(ii) what the holder of such Non-Debtor Asbestos Claim would have received from the applicable sub-fund if the Non-Debtor Asbestos Claim had been dealt with in accordance with the terms of the Plan and the Trust Documents and did not proceed to judgment. In the event the Asbestos Personal Injury Trust Distribution Procedures do not contain a matrix for any such Non-Debtor Asbestos Claim, the amount of indemnity due under this Section 4.14.2 shall be determined by using the Average Value set forth in the matrix applicable to T&N and as defined in the Asbestos Personal Injury Trust Distribution Procedures.

     4.14.3. Notwithstanding Sections 4.14.1 and 4.14.2 above, if, on or after the Effective Date, the Reorganized Debtors and/or any of their non-Debtor Affiliates are sued on account of an Asbestos Personal Injury Claim or a Non-Debtor Asbestos Claim that relates to a stream of liability for which there is no applicable payment percentage and such Asbestos Personal Injury Claims and/or Non-Debtor Asbestos Claims may be tendered to an insurance company for handling and payment, the applicable Reorganized Debtor and/or non Debtor Affiliate shall tender such Asbestos Personal Injury Claim or Non-Debtor Asbestos Claim, as applicable, to the Trust so the Trust can properly access any available insurance. The Trust shall use its best efforts to have such Asbestos Personal Injury Claim and/or Non-Debtor Asbestos Claim paid by any applicable insurance and, if the Trust obtains any insurance proceeds on account of such claims, the Trust shall remit such proceeds to the applicable Reorganized Debtor and/or non-Debtor Affiliate to the extent necessary to fully reimburse all such entities, in the aggregate, for amounts they paid with respect to all such Asbestos Personal Injury Claims and Non-Debtor Asbestos Claims.

     4.14.4. The Trust shall indemnify each Reorganized Debtor on an after-tax basis for all and any adverse tax consequences suffered by any of the Reorganized Debtors arising (either directly or indirectly) as a result of or attributable to the implementation of Article IV of the Plan.

     4.14.5. The Trust shall indemnify Reorganized T&N in relation to all liabilities, costs, charges and expenses at any time incurred or suffered by Reorganized T&N by reason of the exercise by the Trust of the power granted under the power of attorney referred to in Section 4.5.11(a).

                                      108
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     4.14.6. The Trust, the T&N Fund and the Chester Street Fund shall severally indemnify Reorganized T&N in respect of Hercules Claims Handling Costs incurred by it or by any other Hercules-Protected Entity before the effective date of the Principal CVAs in the proportions equivalent to those in which the proceeds of the Hercules Policy are split pursuant to Section 4.5.12(c) Seventhly (b) or such other proportions as may be agreed in accordance with the provisions of
Section 4.5.14. The Trust, the T&N Fund and the Chester Street Fund shall not be required to pay any sum under these indemnities until the relevant Hercules Claims Handling Costs have actually been paid. Reorganized T&N shall not agree with Curzon or the Reinsurers the quantum of such Hercules Claims Handling Costs without obtaining the prior written consent of the Trust and the U.K. Asbestos Trustee (such consent not be unreasonably withheld).

     4.14.7. Except as otherwise provided in the Addendum, and notwithstanding anything in the Trust Agreement, including, without limitation, Section 3.1 of the Trust Agreement, the Trust shall (i) be obligated to pay the indemnification as required under the Plan without regard to which stream of asbestos liability the indemnification relates to and (ii) pay such indemnification from any and all available assets in any of the Funds (as such term is defined in the Trust Agreement) without regard to which Fund or stream of asbestos liability such indemnification relates to; provided, however, that (x) funds paid to the Trust by an Asbestos Insurance Company with respect to an Asbestos Insurance Policy that are reserved, by express agreement with such Asbestos Insurance Company (other than the terms of the Asbestos Insurance Policy itself), for payment of covered Asbestos Personal Injury Claims and related expenses shall not be used to pay indemnification of liabilities that were not covered by such Asbestos Insurance Policy; and (y) nothing in this Section 4.14.7 is intended or shall be construed to limit the assertion, applicability, or effect of any Asbestos Insurer Coverage Defenses.

     4.14.8. If the EL Insurers and/or Curzon or its Reinsurers assert any Asbestos Personal Injury Claim, EL Claims Handling Costs Claim or Hercules Claim against the Reorganized Debtors and such Claim is not for any reason dealt with in accordance with the terms of the Plan and the Trust Documents or the CVAs (as the case may be), then the Trust shall indemnify the Reorganized Debtors against the full amount of any and all damages, losses, fees and expenses incurred with respect to such Claim.

     4.14.9. For the avoidance of doubt, any indemnity due to the Hercules-Protected Entities under this Section 4.14 shall be subject to the limitations set forth in Section 4.4 above.

     4.14.10. Subject to Section 4.14.11 below, if the U.K. Asbestos Trustee does not pay any of its indemnity obligations with respect to a loss pursuant to the Principal CVAs within 45 days of a demand for payment of such indemnity, the Trust shall be required to pay any such indemnity obligation; provided, however, that (a) if the loss to be indemnified relates to the exercise by the Trust and the U.K. Asbestos Trustee of their joint responsibility to seek Hercules Recoveries, the Reorganized Debtors can seek payment under any applicable indemnity, without limitation, from either or both the Trust and/or the U.K. Asbestos Trustee, (b) if the loss to be indemnified related to the Hercules Claims Handling Costs referred to in Section 4.14.6, the Reorganized Debtors can seek payment under the applicable indemnity from each of the Trust, the T&N Fund and the Chester Street Fund in their several proportions, in either case whether or not the U.K. Asbestos Trustee is able to pay its indemnity obligations with respect to such loss, (c) in the event the Trust actually pays any indemnity obligation of the U.K. Asbestos Trustee, the Trust shall be subrogated to the rights of the indemnitee against the U.K. Asbestos Trustee with respect to such payment, and (d) in the event the U.K. Asbestos Trustee makes a payment on any of its indemnity obligations to Reorganized Federal-Mogul after the Trust has already paid such amount, Reorganized Federal-Mogul shall reimburse such amount to the Trust. Nothing herein shall limit the Trust's indemnity obligations for Asbestos Personal Injury Claims asserted in the U.S. under the Plan. For the avoidance of doubt, the application of funds through the Hercules Policy waterfall under the Principal CVAs and the Plan is not an indemnity, but is in addition to the indemnities granted in the Principal CVAs and the Plan.

                                      109
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     4.14.11. Timing of Indemnity Payments. The Trust shall pay its indemnity obligations under this Article IV on a semi-annual basis starting on the six-month anniversary of the Effective Date and every six months thereafter. Notwithstanding this semi-annual schedule, if, at any time, the Trust's unpaid indemnity obligations under this Plan equal or exceed $2.5 million, the Trust shall indemnify the applicable indemnitee(s) in full within 15 Business Days of receiving notice from Reorganized Federal-Mogul that the unpaid indemnity obligations exceed $2.5 million ("Indemnity Obligation Reduction Notice"). The Trust shall continue to pay its indemnity obligations under this Article IV to the applicable indemnitee(s) in full on a semi-annual basis starting on the date on which payment is remitted or earlier in the event the Trust receives an Indemnity Obligation Reduction Notice before the end of the applicable semi-annual period.

     4.15. Retrospective Insurance Premiums and Related Matters. Notwithstanding anything to the contrary in the Plan or the Plan Documents, (i) any entity (including the Trust, any Reorganized Debtor and any non-Debtor Affiliate) that tenders a Claim to an Asbestos Insurance Company shall be responsible, for purposes of such Claim, for any retrospective insurance premium, self-insured retention, deductible, or similar obligation of the insured under the Asbestos Insurance Policies to which such Claim is tendered; (ii) with respect to any self-insured retention, deductible or similar obligation, any Asbestos Insurance Company to which such Claim is tendered may seek to establish, as one of its Asbestos Insurer Coverage Defenses, that such entity has not, in fact, fulfilled the obligations of the insured under the Asbestos Insurance Policies to which such Claim was tendered; and (iii) with respect to any retrospective insurance premium or similar obligation, any Asbestos Insurance Company to which such Claim is tendered may offset the amount of such retrospective insurance premium or similar obligation against any amount otherwise payable by such Asbestos Insurance Company on account of such claim under its Asbestos Insurance Policies.

                                   ARTICLE V
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     5.1. Assumption And Rejection Of Unexpired Leases And Executory Contracts

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     5.1.1. Assumption. All unexpired leases and executory contracts that (a)
have not been expressly rejected by the U.S. Debtors with approval of the Bankruptcy Court on or prior to the Effective Date or (b) are not rejected pursuant to Section 5.1.2 or Section 5.2 below shall, as of the Effective Date (and subject to the occurrence of the Effective Date), be assumed by the Debtors. Not later than sixty (60) days prior to the scheduled date for the Confirmation Hearing, the Debtors will file with the Bankruptcy Court an exhibit (the "Cure Exhibit") setting forth those unexpired leases and executory contracts which are being assumed by the U.S. Debtors and as to which the U.S. Debtors believe that cure amounts are owing, together with the respective cure amounts due for each such assumed lease or executory contract. With respect to any unexpired leases or executory contracts which are being assumed by the U.S. Debtors but as to which the U.S. Debtors contend that no cure amounts are due, such unexpired leases and executory contracts will not be included on the Cure Exhibit. The U.S. Debtors may modify, supplement or amend the Cure Exhibit up to and including the Confirmation Date. Not later than the earlier of (i) thirty
(30) days prior to the scheduled Confirmation Hearing or (ii) if the proposed cure amount for any particular unexpired lease or executory contract is amended by any U.S. Debtor following the filing of the initial Cure Exhibit, thirty (30) days after such amendment is filed by the U.S. Debtors with the Bankruptcy Court, the non-Debtor party to any such unexpired lease or executory contract which the U.S. Debtors propose to assume may dispute the cure amount, if any, set forth by the U.S. Debtors with respect to the assumption of such unexpired lease or executory contract by filing an appropriate objection with the Bankruptcy Court.

     5.1.2. Rejection. Notwithstanding Section 5.1.1 above, the U.S. Debtors shall reject each and all of the executory contracts and unexpired leases designated in the list of rejected contracts (as such list may be amended or supplemented up to and including the Confirmation Date) that will be included in
Exhibit 5.1.2 of the Plan filed with the Bankruptcy Court prior to the Confirmation Hearing.

     5.1.3. Reservation. Notwithstanding Sections 5.1.1 and 5.1.2 above, Section
5.2 shall not apply to any unexpired lease or executory contract that is specifically identified and dealt with otherwise under the Plan.

     5.1.4. Prepetition Settlement Agreements Relating to Asbestos Insurance Policies. Notwithstanding Sections 5.1.1 - 5.1.3 above, all settlement agreements affecting Asbestos Insurance Policies entered into prior to the Petition Date shall be considered non-executory contracts and shall neither be assumed nor rejected by the Debtors. Except to the extent that the permissibility of the Assignment (as defined in the Bankruptcy Insurance Stipulation) is determined in the Reorganization Cases by resolution of the issue specified in Section 3(a) of the Bankruptcy Insurance Stipulation, the rights and obligations of the parties under such settlement agreements, including the question of whether any breach has occurred, shall be determined under applicable non-bankruptcy law.

     5.2. Rejected Unexpired Leases And Executory Contracts. Notwithstanding anything to the contrary set forth in Section 5.1 hereof, the U.S. Debtors hereby expressly reject, pursuant to Section 365 of the Bankruptcy Code, the following executory contracts and unexpired leases: (a) all product warranties, indemnity agreements and similar agreements of the U.S. Debtors (including any obligation of the U.S. Debtors to pay any costs or expenses related to such product warranties) which relate to asbestos or asbestos-related products that were made, mined, manufactured, produced, distributed, sold, marketed or supplied by the U.S. Debtors, whether or not the liabilities or obligations resulting thereunder constitute or will be treated as Asbestos Personal Injury Claims pursuant to the Plan; (b) all product warranties of the U.S. Debtors (including any obligation to pay any costs or expenses related to such warranties), which relate to products no longer made, manufactured, produced, distributed, sold, marketed or supplied by the U.S. Debtors; provided, however, that any such warranties comprising a portion of otherwise-executory contracts of the Debtors that are assumed pursuant to the Plan shall not be rejected pursuant to this Section 5.2; and (c) the Dan=Loc Deed of Special Indemnity and the Dan=Loc Deed of Guarantee, except as set forth in Section 8.20 of the Plan.

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     5.3. Continuation Of Product Warranties. The Reorganized U.S. Debtors may
elect to honor any product warranty as to non-asbestos products rejected pursuant to Section 5.2 of the Plan if honoring such product warranty would, in the judgment of the Reorganized U.S. Debtors, confer a reasonably comparable benefit upon the Reorganized U.S. Debtors.

     5.4. Collective Bargaining Agreements and Retiree Benefit Plans.

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     5.4.1. General. Notwithstanding any other provisions of the Plan or of this
Article V, the Plan Proponents reserve the right to seek to reject, modify and/or terminate any collective bargaining agreements with respect to which any of the Debtors is a party in accordance with Section 1113 of the Bankruptcy
Code, any retiree benefit plans of any or all of the Debtors in accordance with
Section 1114 of the Bankruptcy Code and any other employee benefit programs in accordance with applicable law; provided, however, that absent the termination of any retiree benefit plans to which Section 1114 of the Bankruptcy Code is applicable in accordance with Section 1114 of the Bankruptcy Code, and subject to the provisions of Section 5.4.2 of the Plan, payment of all retiree benefits under retiree benefit plans to which Section 1114 of the Bankruptcy Code is applicable shall be continued after the Effective Date in accordance with
Section 1129(a)(13) of the Bankruptcy Code.

     5.4.2. Special Provisions Relating to U.K. Debtors' Pension Plans and Excluded Non-Qualified Pension Claims. Nothing in Section 5.4.1 of the Plan shall alter or modify (i) the treatment of Excluded Non-Qualified Pension Claims as Unsecured Claims under the Plan, or (ii) the treatment of any claims relating to the FM Ignition Pension Plan and/or the T&N Pension Plan under the CVAs (as such treatment is incorporated into the Plan).

     5.4.3. Special Provisions Relating to Federal-Mogul Corporation Pension Plan. Unless and until the Federal-Mogul Corporation Pension Plan is terminated pursuant to applicable law, Reorganized Federal-Mogul and each of the other Reorganized U.S. Debtors, as a successor to its respective Debtor, shall comply with any and all of its obligations under the Federal-Mogul Corporation Pension Plan pursuant to applicable law. Notwithstanding anything to the contrary in this section or elsewhere in the Plan, including but not limited to Article IX, there shall be no discharge, exculpation or release of any claims with respect to the Federal-Mogul Corporation Pension Plan, including any claims asserted by the Pension Benefit Guaranty Corporation with respect to the Federal-Mogul Corporation Pension Plan, whether against the Debtors, the Reorganized U.S. Debtors or any other persons or entities liable under applicable law.

     5.5. Damages Upon Rejection. The Bankruptcy Court shall determine the dollar amount, if any, of the Claim of the non Debtor party for damages resulting from the rejection of any executory contract or unexpired lease; provided, however, that any such Entity that holds or asserts a Claim against a U.S. Debtor or its Estate must file a Proof of Claim with the Bankruptcy Court within thirty (30) calendar days following the Confirmation Date, or as otherwise ordered by the Bankruptcy Court. To the extent any such Claim is Allowed by the Bankruptcy Court by Final Order, such Claim shall become, and shall be treated for all purposes under the Plan as an Unsecured Claim, or, as applicable, an Asbestos Personal Injury Claim, in the Reorganization Case of the particular U.S. Debtor which is a party to such contract or lease, and the holder thereof shall receive distributions under the Plan as a holder of an Allowed Unsecured Claim or Asbestos Personal Injury Claim. The Plan shall constitute notice to Entities which may assert a Claim for damages from the rejection of an executory contract or unexpired lease of the bar date for filing a Proof of Claim in connection therewith; provided, however, that the U.S. Debtors shall have no obligation to notify such Entities that Confirmation has occurred.

     5.6. Corporate Indemnities

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     5.6.1. Prepetition Indemnification and Reimbursement Obligations. For
purposes of the Plan, the respective obligations of Federal-Mogul and its Affiliated Debtors to indemnify and reimburse Persons who are or were directors, officers or employees of the Debtors on the Petition Date or at any time thereafter, against and for any obligations pursuant to the articles of incorporation, codes of regulation, bylaws (including, without limitation, the obligations of Federal-Mogul pursuant to Article IV of the By-Laws of Federal-Mogul), applicable state or non-bankruptcy law, or specific agreement or any combination of the foregoing, shall survive Confirmation of the Plan, remain unaffected thereby, and not be discharged under Section 1141 of the Bankruptcy Code, irrespective of whether indemnification or reimbursement is owed in connection with any event occurring before, on or after the Petition Date.

     5.6.2. Plan Indemnity. In addition to the matters set forth in Section
5.6.1 and not by way of limitation thereof, the Reorganized Debtors shall indemnify and hold harmless all Persons who are or were officers or directors of the Debtors on the Petition Date or thereafter on account of and with respect to any claim, cause of action, liability, judgment, settlement, cost or expense (including attorney's fees) on account of claims or causes of action threatened or asserted by any third party against such officers or directors that seek contribution, indemnity, equitable indemnity, or any similar claim, based upon or as the result of the assertion of primary claims against such third party by any representative of the Debtors' Estates.

     5.6.3. Limitation on Indemnification. Notwithstanding anything to the contrary set forth in this Plan or elsewhere, the Reorganized Debtors shall not be obligated to indemnify and hold harmless any Person or Entity for any claim, cause of action, liability, judgment, settlement, cost or expense that results primarily from such Person's or Entity's bad faith, gross negligence or willful misconduct.

                                   ARTICLE VI
                       ACCEPTANCE OR REJECTION OF THE PLAN

     6.1. Each Impaired Class Entitled To Vote Separately. Subject to Section
6.3 below, the holders of Claims or Equity Interests in each impaired Class of Claims or Equity Interests that receive or retain property pursuant to the Plan shall be entitled to vote separately to accept or reject the Plan.

     6.2. Acceptance By Impaired Classes Of Claims. Pursuant to Section 1126(c) of the Bankruptcy Code, but subject to Section 6.3 below, an impaired Class of Claims shall have accepted the Plan if, after excluding any Claims held by any holder designated pursuant to Section 1126(e) of the Bankruptcy Code, (a) the holders of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan, and (b) more than one half in number of such Allowed Claims actually voting in such Class have voted to accept the Plan.

     6.3. Acceptance Pursuant To Section 524 Of The Bankruptcy Code. Pursuant to
Section 524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code, the respective Classes of Asbestos Personal Injury Claims shall have accepted the Plan only if the holders of at least 75 percent of the Claims who voted in such Classes have voted to accept the Plan.

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     6.4. Presumed Acceptance Of Plan. Classes of Claims or Equity Interests
designated as unimpaired are conclusively presumed to have voted to accept the Plan pursuant to Section 1126(f) of the Bankruptcy Code. In addition, by virtue of the Surety Claims Settlement Agreement and the U.K. Global Settlement Agreement, and the Plan's implementation of the relevant provisions of such agreements, the holders of Surety Claims, Non-Priority FM Ignition Pension Plan Employee Benefit Claims and Non-Priority T&N Pension Plan Employee Benefit Claims are presumed to have voted to accept the Plan.

     6.5. Presumed Rejection Of Plan. Impaired Classes of Claims or Equity Interests that do not receive or retain any property under the Plan are conclusively presumed to have voted to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

     6.6. Votes With Respect to U.K. Debtors. The CVA Supervisors for each of the U.K. Debtors that are covered by the Principal CVAs shall be entitled to exercise the right, if any, to vote on the Plan in respect of any Unsecured Claims (other than Asbestos Property Damage Claims and any other Unsecured Claims referred to in paragraph 41.2 of the Principal CVAs), Non-Priority T&N Pension Plan Employee Benefit Claims, and Non-Priority FM Ignition Pension Plan Claims against any or all of such U.K. Debtors.

     6.7. Confirmability And Severability Of The Plan.

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     6.7.1. Consensual Confirmation. The Confirmation requirements of Section
1129(a) of the Bankruptcy Code must be satisfied separately with respect to each Debtor. Therefore, notwithstanding the combination of the separate plans of reorganization of all U.S. Debtors and U.K. Debtors in this Plan for purposes of, among other things, economy and efficiency, the Plan shall be deemed a separate Chapter 11 plan for each such Debtor.

     6.7.2. Cramdown. With respect to any impaired Class of Claims or Equity Interests that fails to accept the Plan in accordance with Section 1129(a) of the Bankruptcy Code, including such Classes as may be created pursuant to amendments to the Plan, the Plan Proponents request that the Bankruptcy Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code with respect to such non-accepting Classes, in which case or cases the Plan shall constitute a motion for such relief.

     6.7.3. Reservation of Rights. The Plan Proponents reserve the right to modify or withdraw the Plan, any other plan, or the Plan in its entirety, for any reason, including, without limitation, in the event that any separate plan for a particular Debtor is not confirmed. In addition, should the Plan, or any individual Debtor's plan, fail to be accepted by the requisite number and amount of Claims and Equity Interests voting, as required to satisfy Sections 524(g) (in the case of any Debtor subject to Asbestos Personal Injury Claims) and 1129 of the Bankruptcy Code, and notwithstanding any other provision of the Plan to the contrary, the Plan Proponents reserve the right to amend, modify or withdraw such plan or the Plan in its entirety. Notwithstanding the foregoing, in the case of any modifications to the Plan relating to the Plan A Settlement or the Plan B Settlement, the Plan Proponents' ability to modify the Plan shall be subject to the terms of the Plan Support Agreement.

                                  ARTICLE VII
                  CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

     7.1. Conditions To Confirmation. Confirmation of the Plan shall not occur unless each of the following conditions has been satisfied or waived by the Plan Proponents and, with respect to any waiver of the condition set forth in Section 7.1.4, the written consent of Cooper LLC, Cooper Industries, Ltd. or Pneumo Abex, as applicable; provided, however, that in the case of Pneumo Abex, such consent shall not be unreasonably withheld. These conditions to Confirmation, which are designed, among other things, to ensure that the Injunctions, releases and discharges set forth in Article IX shall be effective, binding and enforceable, are as follows:

     7.1.1. Findings of Fact. The Bankruptcy Court and/or the District Court, as applicable, shall have made the following findings in substantially the following form:

     (a) The Supplemental Injunction, the Third Party Injunction and the Asbestos Insurance Entity Injunction are to be implemented in connection with the Trust;

     (b) As of the Petition Date, certain of the Debtors had been named as defendants in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos containing products;

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     (c) Subject to Article IV of the Plan, upon Confirmation, the Trust shall assume the liabilities of the Debtors with respect to Asbestos Personal Injury Claims;

     (d) The Trust will be funded in part by the Reorganized Federal Mogul Class B Common Stock, and all rights to receive dividends or other distributions on account of such Class B Common Stock;

     (e) On the Effective Date, the Trust will own a majority of the voting shares of Reorganized Federal-Mogul;

     (f) The Trust will use its assets or income to pay Asbestos Personal Injury Claims;

     (g) The Debtors are likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Asbestos Personal Injury Claims that are addressed by the Supplemental Injunction, the Third Party Injunction and the Asbestos Insurance Entity Injunction;

     (h) The actual amounts, numbers and timing of future Demands cannot be determined;

     (i) Pursuit of Asbestos Personal Injury Claims, including Demands, outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Claims and future Demands;

     (j) The terms of the Supplemental Injunction, the Third Party Injunction and the Asbestos Insurance Entity Injunction, including any provisions barring actions against third parties, are set out in conspicuous language in the Plan and in the Disclosure Statement;

     (k) Pursuant to court orders or otherwise, the Trust shall operate through mechanisms, such as structured, periodic or supplemental payments, Pro Rata distributions, matrices or periodic review of estimates of the numbers and values of Asbestos Personal Injury Claims or other comparable mechanisms, that provide reasonable assurance that the Trust will value, and be in a financial position to pay, present Asbestos Personal Injury Claims and future Asbestos Personal Injury Claims and Demands that involve similar Claims in substantially the same manner;

     (l) The Future Claimants Representative was appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the Supplemental Injunction, the Third Party Injunction and the Asbestos Insurance Entity Injunction for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Supplemental Injunction, the Third Party Injunction and the Asbestos Insurance Entity Injunction, and transferred to and assumed by the Trust;

     (m) The inclusion of each Debtor or beneficiary within the protection afforded by the Supplemental Injunction, the Third Party Injunction and the Asbestos Insurance Entity Injunction, as applicable, is fair and equitable with respect to the persons that might subsequently assert Demands against each such Debtor or beneficiary in light of the benefits provided, or to be provided, to the Trust on behalf of such Debtor or such beneficiary;

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     (n) The Plan complies with Section 524(g) of the Bankruptcy Code in all respects; and

     (o) The Supplemental Injunction, the Third Party Injunction and the Asbestos Insurance Entity Injunction are essential to the Plan and the Debtors' reorganization efforts.

     7.1.2. Confirmation Order. The Bankruptcy Court and/or District Court, as applicable, shall have made such findings and determinations regarding the Plan as shall enable the entry of the Confirmation Order and any other order entered in conjunction therewith in form and substance acceptable to the Plan Proponents.

     7.1.3. Exit Facilities. The Debtors shall have obtained a binding commitment(s) for the Exit Facilities on terms reasonably acceptable to the Plan Proponents.

     7.1.4. Pneumo Abex Settlement. Either (a) the Confirmation Order (and any order of the District Court affirming the Confirmation Order) shall approve the Plan B Settlement or (b) the Confirmation Order shall approve the Plan B Settlement and the Confirmation Order, together with such other order of the Bankruptcy Court and/or the District Court that may be proposed by the Debtors and the other Plan Proponents approving the Plan A Settlement (the "Plan A Approval Order") shall approve the Plan A Settlement; provided, however, that the affirmation of the Confirmation Order (or any other order that approves the Plan B Settlement) by the District Court shall only be required with respect to the Plan B Settlement if the District Court rules on the Plan B Settlement. The Confirmation Order (or any portion thereof) shall be in form and substance reasonably acceptable to Cooper LLC and Cooper Industries, Ltd. with respect to matters related to or contemplated by the Plan B Settlement. Provisions of the Confirmation Order that approve the Plan B Settlement, to the extent directly related to Pneumo Abex's or PCT's rights under the Plan B Settlement Agreement and directly related to Pneumo Abex or PCT, shall also be subject to the consent of Pneumo Abex, which consent shall not be unreasonably withheld. Any provisions of the Confirmation Order pertaining to the Plan A Settlement, or the Plan A Approval Order, if applicable, (i) shall be in form and substance reasonably acceptable to Cooper LLC and Cooper Industries, Ltd., and (ii) to the extent the provisions thereof are directly related to Pneumo Abex or PCT, shall be subject to the consent of Pneumo Abex, which consent shall not be unreasonably withheld.

     7.2. Conditions To Effectiveness. Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan shall not occur unless and until each of the following conditions has been satisfied or waived by the Plan Proponents and, with respect to any waiver of Section 7.2.5, the written consent of Cooper LLC and Cooper Industries, Ltd., and the Debtors have filed a notice with the Bankruptcy Court stating that all such conditions have been satisfied or waived:

     7.2.1. Confirmation Order. The Confirmation Order shall have been issued by the Bankruptcy Court and affirmed by the District Court, and the Confirmation Order shall have become a Final Order; provided, however, that once the Confirmation Order has been affirmed by the District Court, the Effective Date may occur at a point in time when the Confirmation Order is not a Final Order at the sole option of the Plan Proponents unless the effectiveness of the Confirmation Order has been stayed or vacated, in which case the Effective Date may be, again at the sole option of the Plan Proponents, the first Business Day immediately following the expiration or other termination of any stay of effectiveness of the Confirmation Order.

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     7.2.2. Trust. The Trust Assets shall have been transferred to, vested in and assumed by the Trust in accordance with Section 4.3 of the Plan, other than any Trust Assets to be transferred to, vested in and assumed by the Trust after the Effective Date, and the Trust is capable of complying with its obligations under Section 8.3.6 of the Plan.

     7.2.3. Corporate Documents. The Trust Documents and the other applicable corporate documents necessary or appropriate to implement the Plan shall have been executed, delivered and, where applicable, filed with the appropriate governmental authorities.

     7.2.4. United States Trustee's Fees. The fees of the United States Trustee then owing by the Debtors shall have been paid in full.

     7.2.5. Pneumo Abex Settlement. Either (a) the Confirmation Order and, if applicable, any affirmance thereof by the District Court, shall approve the Plan B Settlement or (b) the Confirmation Order shall approve the Plan B Settlement and the Confirmation Order, together with the Plan A Approval Order (if applicable), shall approve the Plan A Settlement; provided, however, that the affirmation of the Confirmation Order by the District Court shall only be required with respect to the Plan B Settlement if the District Court rules on the Plan B Settlement. Neither the Confirmation Order (or any order of the District Court affirming the Confirmation Order) nor the Plan A Approval Order need to be a Final Order for this condition to be satisfied.

     7.2.6. Other Assurances. The Plan Proponents shall have obtained tax rulings, decisions, opinions or other assurances regarding certain tax consequences of the Plan, as they deem satisfactory.

     7.2.7. Exit Facilities. The Reorganized Debtors shall have entered into agreements with respect to the Exit Facilities and the Closing Date, as to be defined in the Exit Facilities, shall have occurred.

     7.2.8. Notice of Effective Date. The Debtors shall have filed with the Bankruptcy Court a notice of the occurrence of the Effective Date, which notice shall confirm that the foregoing conditions have been satisfied or waived.

                                  ARTICLE VIII
                           IMPLEMENTATION OF THE PLAN

     8.1. Matters Involving the U.K. Debtors

     8.1.1. CVAs for the U.K. Debtors. The Plan recognizes and incorporates the treatment provided by the CVAs for those categories of Claims that are treated by the CVAs. When the Plan provides that a Claim shall receive the treatment afforded to such Claim under the applicable CVA, the Plan means that such Claim will receive a distribution in respect of such Claim from the CVA Supervisors in accordance with the provisions of the applicable CVA. Claims against the U.K. Debtors that are not treated by the CVAs and Claims against those of the U.K. Debtors for which CVAs have not been proposed shall be Allowed or not Allowed and, if Allowed, receive a distribution, solely in accordance with the terms of the Plan.

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     8.1.2. Treatment of Asbestos Property Damage Claims Against the U.K.
Debtors Under the Plan and CVAs. Holders of Asbestos Property Damage Claims against the U.K. Debtors have the option of foregoing the treatment of such Claims specified in the CVAs. In the event that a holder of an Asbestos Property Damage Claim against a U.K. Debtor elects to forego the treatment of such Asbestos Property Damage Claim under the CVAs by not submitting notice of such Asbestos Property Damage Claim to the CVA Supervisors in accordance with the terms of the CVAs, such Asbestos Property Damage Claim may be pursued in the Bankruptcy Court under and pursuant to the Bankruptcy Code, in which case any Allowed Asbestos Property Damage Claims against a U.K. Debtor proven pursuant to such process shall receive the treatment specified in this Plan for Asbestos Property Damage Claims against the relevant U.K. Debtor.

     8.1.3. Reservation of Rights. The Plan Proponents reserve the right to seek to have the Bankruptcy Court enforce the CVAs, including, but not limited to, the treatment of Claims against the U.K. Debtors under the CVAs as a matter of comity or otherwise.

     8.2. Continued Corporate Existence. Each of the Reorganized Debtors, other than such Inactive Debtor Subsidiaries as may be dissolved, liquidated, wound-up, struck off and/or merged into another entity, shall continue to exist immediately after the Effective Date as a separate corporate entity in accordance with the applicable law in the jurisdiction in which it is incorporated, under its respective certificate of incorporation and bylaws or other organizational documents in effect before the Effective Date, except as its certificate of incorporation, bylaws or other organizational documents are amended by the Plan.

     8.3. Federal-Mogul Corporation Securities and Corporate Governance

     8.3.1. Cancellation Of Existing Stock In Federal-Mogul. On the Effective Date, the Federal-Mogul common and preferred stock classified in Classes 1M and 1O, and all unexercised rights, warrants and options relating to such stock and any other rights attached to the ownership of any equity securities of Federal-Mogul, shall be deemed cancelled and of no further force and effect. The holders of such cancelled instruments, securities and other documentation shall have no rights arising from or relating to such instruments, securities or other documentation or the cancellation thereof, except the rights provided pursuant to the Plan.

     8.3.2. Conversion of Convertible Subordinated Debentures. On the Effective Date, all beneficiaries of Convertible Subordinated Debentures, except those who have affirmatively elected not to do so in connection with their vote on the Plan, will be deemed to have exercised their rights to convert their securities into Federal-Mogul common stock on the terms provided for in the indenture governing those securities and debentures. For purposes of the classification and treatment of Claims and Equity Interests under the Plan, such conversion shall be deemed to have occurred on the Record Date, and the resulting common stock interests arising from such conversion shall be included in and treated as Equity Interests under Class 1O.

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     8.3.3. Cancellation of Notes, Other Debt Securities and Indentures. On the
Effective Date, (i) the Notes, the Convertible Subordinated Debentures and any other debt securities issued by the Debtors shall be deemed cancelled and of no further force and effect and (ii) the obligations of the Debtors under any agreements governing such Notes, the Convertible Subordinated Debentures or other debt securities, including, without limitation, the Indentures, shall be cancelled and discharged. Except as provided in this section and the Plan, the holders of any such cancelled instruments, debt securities and related documentation shall have no rights arising from or relating to such instruments, securities or other documentation or the cancellation thereof. Notwithstanding the foregoing, each Indenture, Note and Convertible Subordinated Debenture shall continue in effect solely for the purposes of (a) allowing the Indenture Trustees to make distributions on account of Noteholder Claims and Convertible Subordinated Debenture Claims under the Plan and (b) permitting the Indenture Trustees to maintain any rights or Liens they may have for unpaid fees, costs and expenses under such Indentures; provided, however, that such rights and Liens are limited to the distributions, if any, to Noteholders. Notwithstanding the preceding sentence, clauses (a) and (b) of this section shall not represent exceptions to the discharge of the Debtors' liabilities under the Bankruptcy Code and the Confirmation Order. Additionally, upon payment in full of the fees and expenses of the Indenture Trustees pursuant to Section 8.14.6 of the Plan, any such rights or Liens of the Indenture Trustees shall terminate.

     8.3.4. Issuance Of Reorganized Federal-Mogul Common Stock. On the Effective Date, Reorganized Federal-Mogul shall issue 49.9 million shares of Reorganized Federal-Mogul Class A Common Stock and 50.1 million shares of Reorganized Federal-Mogul Class B Common Stock. Concurrently with such issuance, Reorganized Federal-Mogul shall distribute (i) all of the shares of the Class B Common Stock (less the shares of Class B Common Stock issued pursuant to Section 4.5.5 hereof) to the Trustees of the Trust as part of the consideration to be paid for the Trust's assumption of all Asbestos Personal Injury Claims (which shall then be allocated to the sub-Trusts created under the Trust Documents as provided therein), (ii) the Class B Common Stock issued under Section 4.5.5 of the Plan to the Trustees of the Trust and (iii) all of the shares of the Class A Common Stock to the Disbursing Agent for further distribution Pro Rata to the holders of Allowed Noteholder Claims, Allowed Convertible Subordinated Debenture Claims, and Allowed Class H Unsecured Claims that make the Stock Election described in
Section 8.15.2 of the Plan. For the purpose of distributions to the holders of Allowed Noteholder Claims, the Indenture Trustee under each series of Notes shall be deemed to be the sole holder of the Allowed Noteholder Claim for all Allowed Noteholder Claims for such series of Notes. Accordingly, all distributions of Reorganized Federal-Mogul Class A Common Stock on account of Allowed Noteholder Claims shall be distributed to the Indenture Trustees for further distribution to the Noteholders pursuant to the terms of the respective Indentures. Distribution of such Reorganized Federal-Mogul Class A Common Stock shall be deemed complete upon delivery of one or more share certificates representing such shares to the Indenture Trustees, on behalf of the Noteholders. The Disbursing Agent shall not be entitled to vote any shares of Reorganized Federal-Mogul Class A Common Stock.

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     8.3.5. Specific Provisions Relating to Reorganized Federal-Mogul Class B
Common Stock. Upon formation of the Trust on the Effective Date in accordance with Section 4.1 of the Plan, the Trust shall issue Reorganized Federal-Mogul a note in the face amount of $125 million (the "$125 Million Note"), which note shall mature ten (10) Business Days after the Effective Date (the "Maturity Date"). In addition, also on the Effective Date, to secure repayment of the $125 Million Note, the Trust shall grant Reorganized Federal-Mogul a security interest in 13.888888888% of the Reorganized Federal-Mogul Class B Common Stock to be distributed to the Trust pursuant to the Plan (the "Pledged Stock"). On the Maturity Date, in exchange for and in complete satisfaction of the $125 Million Note, the Trust shall either (i) pay the entire $125 million principal amount in Cash to Reorganized Federal-Mogul or (ii) if the Trust does not make the foregoing payment on the Maturity Date, then Reorganized Federal-Mogul shall automatically and without any further notice or action have full and complete ownership of the Pledged Stock; provided, however, that 32% of the 13.888888888% of Reorganized Federal-Mogul Class B Common Stock so paid to Reorganized Federal-Mogul shall be held in escrow by Reorganized Federal-Mogul (the "Escrowed Shares") or, if the $125 million principal amount is paid in Cash, 32% of such Cash shall be held in escrow by Reorganized Federal-Mogul (the "Escrowed Cash"). If, after the Relevant Claims have been satisfied or provided for in full, any portion of the Chester Street Fund Assets is released to Reorganized T&N or such other member or members of the UK Group as Reorganized FMUK may direct pursuant to the Release Provisions, a number of the Escrowed Shares equivalent in value at the time of release to the portion of the Chester Street Fund Assets released pursuant to the Release Provisions shall be returned to the Trust; provided, however, that if an amount in excess of (pound)22 million is released pursuant to the Release Provisions, then a number of shares valued at $17.9640719 per share shall be returned to the Trust (any and all shares returned to the Trust pursuant to this sentence, the "Returned Shares") with respect to any amount released pursuant to the Release Provisions in excess of (pound)22 million. If, however, the $125 million principal amount is paid in Cash, a percentage of the Escrowed Cash equivalent in value to the portion of the Chester Street Fund Assets released pursuant to the Release Provisions shall be returned to the Trust. Any Escrowed Shares or Escrowed Cash that are not returned to the Trust, after the Relevant Claims have been satisfied or provided for in full, shall be transferred to Reorganized Federal-Mogul. In this Section 8.3.5:

     (a) "UK Trust Deed" means the Trust Deed dated October 10, 2006 made between (i) T&N acting by its administrators, (ii) the companies listed in Schedule A thereto acting by their respective administrators, and (iii) The T&N Asbestos Trustee Company Limited;

     (b) the "Release Provisions" means paragraph 15.1.3 of the Principal CVAs, Clause 2.4.3(b) of the UK Trust Deed, and/or Clause 4.1.2 of the UK Trust Deed;

     (c) the "Relevant Claims" means (i) the Chester Street Fund Costs, (ii) the remuneration, costs and expenses to be met out of the Chester Street Fund Assets pursuant to paragraph 18.1.3(f)(ii) of the Principal CVAs, and (iii) the Chester Street Trust Claims;

     (d) the expressions "Chester Street Fund Assets", "Chester Street Fund Costs", "Chester Street Trust Claims", "UK Group" and "FMUK" have the same respective meanings as in the UK Trust Deed and the expression "Tax" has the same meaning as in the Principal CVAs; and

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     (e) any reference in this Section 8.3.5 to the "amount released pursuant to the Release Provisions" shall be construed as such amount net of any deduction or withholding from such amount that has been made on account of Tax.

     8.3.6. Thornwood Call Option.

     (a) Grant and Exercise of Call. Thornwood (or its designee) is hereby granted by the Trust on the Effective Date a call (the "Call") on all of the Reorganized Federal-Mogul Class B Common Stock other than the Pledged Stock (the "Call Stock"). The Call shall be governed by the terms and conditions specified in the Stock Option Agreement attached hereto as Exhibit 8.3.6(a).

     (b) Additional Provisions Applicable If Call Is Exercised. In the event that Thornwood or its designee exercises the Call and the Trust repays the $125 Million Note in Cash as provided in Section 8.3.5 of the Plan, then Thornwood or its designee shall be granted an additional call on the Pledged Stock (the "Pledged Stock Option"), which shall expire sixty (60) days after Thornwood (or its designee) is first permitted to exercise the Pledged Stock Option and shall be exercisable for additional Cash consideration on the same terms as the Reorganized Federal-Mogul Class B Common Stock covered by the Call. In the event that Thornwood or its designee exercises the Call and the Trust does not repay the $125 Million Note in Cash as provided in Section 8.3.5, and Federal-Mogul takes the Pledged Stock in full and complete satisfaction of the $125 Million Note, then upon return to the Trust, any Returned Shares (as described in Section 8.3.5 above) shall be offered to Thornwood or its designee for additional Cash consideration on the same terms as the Reorganized Federal-Mogul Class B Common Stock covered by the Call. If Thornwood and/or its designee declines to purchase such stock, the Trust shall have the ability to sell the stock on the open market, subject to regulatory and contractual compliance. In addition, if the Call is exercised, Thornwood (or its designee) (as applicable) shall comply with the terms of the Letter Agreement attached to the Plan as
Exhibit 8.3.6(b).

     (c) Provisions Applicable If Call Is Not Exercised. In the event that Thornwood (or its designee) does not exercise the Call on or prior to the expiration date of the Call as set forth in the Stock Option Agreement, Thornwood will provide the Trust with a term loan facility in the amount of $100 million, which term loan facility shall be secured by the Reorganized Federal-Mogul Class B Common Stock held by the Trust. The terms and conditions of the term loan facility provided for by this Section 8.3.6(c) shall be as set forth in the Loan Agreement attached hereto as Exhibit 8.3.6(c).

     8.3.7. Issuance of Warrants

     (a) Subject to Section 8.3.7(b) below, on the Effective Date, if Classes 1D and 1J have both voted to accept the Plan, and if at least one of Classes 1M, 1N or 1O has also voted to accept the Plan, Reorganized Federal-Mogul shall issue Warrants for the purchase of shares of Reorganized Federal-Mogul Class A Common Stock in an amount calculated in accordance with Sections 3.1.13, 3.1.14 and/or 3.1.15, as applicable. Concurrently with such issuance, Reorganized Federal-Mogul shall distribute such Warrants to the Disbursing Agent for further distribution consistent with the terms and provisions of the Plan. The Disbursing Agent shall not be entitled to exercise any of the Warrants.

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     (b) If the Bankruptcy Court and/or District Court, as applicable, holds, determines or rules that the Plan is not confirmable due to the gifting, issuance or distribution of the Warrants, then (a) no Warrants shall be issued or distributed pursuant to the Plan and (b) Classes 1M, 1N and 1O shall receive no distributions under the Plan.

     8.3.8. Surrender of Securities or Instruments. On or before the Effective Date, or as soon as practicable thereafter, each holder of an instrument (a "Certificate") evidencing the Notes, the Convertible Subordinated Debentures or any other debt securities (but excluding securities representing Bank Claims) shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by an Indenture, to the Indenture Trustee. The surrender of any global certificate held by an Indenture Trustee shall constitute surrender of the Notes or other debt securities pertaining to such global certificate for purposes of this provision. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective Indenture Trustee, or evidence of the loss, theft, mutilation or destruction of such Certificate is established to the reasonable satisfaction of the Disbursing Agent or the respective Indenture Trustee. Any such holder who fails to (a) surrender or cause to be surrendered such Certificate, or (b) execute and deliver an affidavit of loss, theft, mutilation or destruction and indemnity to the reasonable satisfaction of the Disbursing Agent or the respective Indenture Trustee prior to the second anniversary of the Effective Date, (i) shall be deemed to have forfeited all rights and Claims or interests in respect of such Certificate, (ii) shall not participate in any distribution hereunder, and (iii) all property in respect of such forfeited distribution, including interest accrued thereon, shall be distributed Pro Rata to and among holders of the same securities, and in accordance with legal rights and priorities of those holders who properly surrendered such Certificates pursuant to the Plan.

     8.3.9. Registration of Certain Reorganized Federal-Mogul Securities. On the Effective Date, Reorganized Federal-Mogul shall execute and deliver a registration rights agreement substantially in the form set forth in Exhibit
8.3.9 hereto obligating Reorganized Federal-Mogul to register for resale, to the extent required by federal and state securities laws, the Reorganized Federal-Mogul Common Stock, the Reorganized Federal-Mogul Junior Secured PIK Notes and the Warrants under the Securities Act of 1933 in accordance with the terms set forth in such registration rights agreement. The holders of Reorganized Federal-Mogul Common Stock, Reorganized Federal-Mogul Junior Secured PIK Notes and Warrants entitled to enter into such registration rights agreement are those that (i) are issued 10% or more of the Reorganized Federal-Mogul Common Stock, (ii) would otherwise qualify as an "underwriter" as defined in
Section 1145(b) of the Bankruptcy Code or (iii) reasonably request to do so.

     8.3.10. Reporting Requirements Under Securities Exchange Act of 1934 and Listing on Securities Exchange or Quotation System. Reorganized Federal-Mogul shall be a mandatory reporting company under Section 12 of the Securities Exchange Act of 1934, as amended. In addition, Reorganized Federal-Mogul will use its best efforts to list, as promptly as practicable after the Effective Date, the Reorganized Federal-Mogul Class A Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system but will have no liability if it is unable to do so. Persons receiving distributions of Reorganized Federal-Mogul Class A Common Stock, by accepting such distributions, will have agreed to cooperate with Reorganized Federal-Mogul's reasonable requests to assist Reorganized Federal-Mogul in its efforts to list the Reorganized Federal-Mogul Class A Common Stock on a national securities exchange or quotation system, including, without limitation, appointing or supporting the appointment of a sufficient number of directors to the Board of Directors of Reorganized Federal-Mogul who satisfy the independence and other requirements of any such national securities exchange or quotation system.

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     8.3.11. Transfer Restrictions. On the Effective Date, Reorganized Federal-
Mogul, the Trust and certain Noteholders shall enter into a Lockup Agreement substantially in the form set forth in Exhibit 8.3.11 hereto. The Trust and such Noteholders shall be bound by certain restrictions on transfer of their shares of Reorganized Federal-Mogul Common Stock as set forth in such Lockup Agreement.

     8.3.12. Certificate Of Incorporation and Bylaws.

     8.3.12.1. The Certificate of Incorporation of Reorganized Federal-Mogul shall, as of the Effective Date, be amended in its entirety substantially in the form set forth in Exhibit 8.3.12(1) hereto, and the Bylaws of Reorganized Federal-Mogul shall be amended in their entirety substantially in the form set forth in Exhibit 8.3.12(2) hereto. Consistent with, but only to the extent required by, Section 1123(a)(6) of the Bankruptcy Code, the amended Certificate of Incorporation of Reorganized Federal-Mogul shall, among other things, prohibit the issuance of non-voting equity securities.

     8.3.12.2. The amended Certificate of Incorporation of Reorganized Federal-Mogul shall provide that the initial board of directors of Reorganized Federal-Mogul shall consist of nine members (as determined in accordance with the amended Certificate of Incorporation), and that the holders of Reorganized Federal-Mogul Class A Common Stock shall initially be entitled to nominate six
(6) directors and the holders of Reorganized Federal-Mogul Class B Common Stock shall initially be entitled to nominate three (3) directors. Additionally, the amended Certificate of Incorporation shall provide that certain major transactions by Reorganized Federal-Mogul shall require the approval of a majority of both the directors elected by the holders of Reorganized Federal-Mogul Class A Common Stock and the directors elected by the holders of Reorganized Federal-Mogul Class B Common Stock. Notwithstanding the foregoing, of the six (6) directors that the holders of the Reorganized Federal-Mogul Class A Common Stock shall initially be entitled to nominate, one of such directors shall be the Chief Executive Officer of Reorganized Federal-Mogul, and one other of such directors shall be Neil Subin, presently chairman of the Unsecured Creditors Committee.

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     8.3.13. Initial Board of Directors of Reorganized Federal-Mogul. On and
after the Effective Date, the business and affairs of Reorganized Federal-Mogul shall become the general responsibility of its board of directors, subject to, and in accordance with, the Certificate of Incorporation and the Bylaws of Reorganized Federal-Mogul. The initial board of directors shall consist of the nine individuals identified in Exhibit 8.3.13 hereto.

     8.3.14. New Employment Agreements. On the Effective Date, Reorganized Federal-Mogul may implement new employment agreements and/or equity-based compensation and pension plans, which shall become binding, effective and operative as of the Effective Date.

     8.3.15. Grant of Non-Qualified Stock Options. As soon as practicable after the Effective Date, Reorganized Federal-Mogul shall grant Jose Maria Alapont, the President, Chairman of the Board of Directors, and Chief Executive Officer of Federal-Mogul, non-qualified stock options to purchase the number of shares of Reorganized Federal-Mogul Class A Common Stock equivalent to four percent (4%) of the number of shares of the Reorganized Federal-Mogul Class A Common Stock and the Reorganized Federal-Mogul Class B Common Stock issued on the Effective Date. The grant of such non-qualified stock options shall be subject to the terms and conditions in the Stock Option Agreement attached to the Plan as Exhibit 8.3.15 (the "Stock Option Agreement"). The Certificate of Incorporation of Reorganized Federal-Mogul shall authorize the issuance of the number of shares of Reorganized Federal-Mogul Class A Common Stock necessary to fulfill the provisions of this Section 8.3.15 and the Stock Option Agreement.

     8.3.16. Reincorporation of Reorganized Federal-Mogul.

     8.3.16.1. General. Prior to the Effective Date, a new corporate entity, known as "New Federal-Mogul Corporation" shall be incorporated as a Delaware corporation ("New Federal-Mogul"), and New Federal-Mogul shall be a wholly-owned subsidiary of Federal-Mogul. On the Effective Date, Federal-Mogul shall merge with and into New Federal-Mogul (the "Merger"), with New Federal-Mogul surviving the merger and becoming Reorganized Federal-Mogul, with the surviving corporation to be renamed "Federal-Mogul Corporation". Immediately after the consummation of the Merger, New Federal-Mogul shall issue the Reorganized Federal-Mogul Common Stock, the Warrants and the Reorganized Federal-Mogul Junior Secured PIK Notes, as provided in Sections 8.3.4, 8.3.7 and 8.11 of the Plan. All references herein to Reorganized Federal-Mogul shall refer to New Federal-Mogul from and after the Merger.

     8.3.16.2. Reservation of Rights. Notwithstanding the provisions of Section
8.3.16.1 of the Plan, the Plan Proponents reserve the right to maintain Reorganized Federal-Mogul Corporation as a Michigan corporation and adopt an amended and restated certificate of incorporation in Michigan. In such event, the Plan Proponents shall file such amended and restated certificate of incorporation prior to the Confirmation Hearing.

     8.4. Ownership and Management of Reorganized Debtors other than Reorganized Federal-Mogul. From and after the Effective Date, each Debtor shall retain its Equity Interest in any other Debtor. The initial boards of directors for the Reorganized Debtors other than Reorganized Federal-Mogul are set forth in
Exhibit 8.4 hereto.

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     8.5. Dissolution Of Inactive Debtor Subsidiaries. On or subsequent to the
Effective Date, in the discretion of the new board of directors, Reorganized Federal-Mogul, or the applicable parent company, may take such actions as may be necessary or appropriate to effect the liquidation, dissolution, winding-up, striking off, or other disposition, if any, of some or all of the Inactive Debtor Subsidiaries.

     8.6. Corporate Action. All matters provided for under the Plan involving the corporate structure of the Debtors, or any corporate action to be taken by, or required of the Debtors, shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement for further action or vote by the stockholders or directors of any of such entities.

     8.7. Vesting of Assets. On the Effective Date, all property of the Estate of each Debtor (including, but not limited to, any tax credits or other tax-related benefits that are property of the Estate of any Debtor) shall revest in the applicable Reorganized Debtor free and clear of all Claims, Liens, encumbrances and other interests, except as provided in the Plan and the Confirmation Order. As of the Effective Date, each Reorganized Debtor may operate its business, and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

     8.8. Preservation of Rights Of Action.

     8.8.1. Rights of Action. Except for the Trust Causes of Action and except as provided in Section 11.5 of the Plan or as otherwise provided in the Plan or the Confirmation Order, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all rights, claims, causes of action, suits and proceedings accruing to or for the benefit of the Debtors or the Estates pursuant to the Bankruptcy Code, or pursuant to any other statute or legal theory, and which shall include, but are not limited to, all causes of action arising under Sections 542, 543, 544, 547 through 551 and 553 of the Bankruptcy Code and which, for the avoidance of doubt, shall specifically include any action for recovery of "preferential transfers" described in Section 11 of the Disclosure Statement.

     8.8.2. Designation of Estates' Representative. The Unsecured Creditors Committee shall be deemed the appointed representative of the Estates to pursue, litigate, compromise and settle any action to avoid and recover transfers made to or for the benefit of former Federal-Mogul officers Richard Snell and Alan Johnson. The Reorganized Debtors shall be deemed the appointed representatives to pursue, litigate, compromise and settle any other rights, remedies, claims, causes of action, suits or proceedings.

     8.8.3. Asbestos Insurance Actions. Notwithstanding any other provision of the Plan to the contrary and without limiting the foregoing, the Reorganized Debtors, with the consent of the Trustees, may retain, prosecute and enforce any Asbestos Insurance Action in their own name, for the benefit of the Trust and the holders of Asbestos Personal Injury Claims, provided that any costs and expenses to be incurred by the Reorganized Debtors in any such Asbestos Insurance Action shall be reimbursed to the Reorganized Debtors by the Trust as Trust Expenses as soon as practically possible.

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     8.9. Setoffs. Except as otherwise provided in the Addendum and the Plan B
Settlement Agreement with respect to the Plan B Settlement, each Reorganized Debtor (or the Trust to the extent it pertains to an Asbestos Personal Injury Claim) may, pursuant to the applicable provisions of the Bankruptcy Code or applicable non-bankruptcy law, setoff against any applicable Allowed Claim (before any distribution is made on account of such Claim) any and all claims, rights, causes of action, debts or liabilities of any nature that the applicable Reorganized Debtor (or the Trust to the extent it pertains to an Asbestos Personal Injury Claim) may hold against the holder of such Allowed Claim; provided, however, that the failure to effect such a setoff shall not constitute a waiver or release of any such claims, rights, causes of action, debts or liabilities.

     8.10. Reorganized Federal-Mogul Secured Term Loan Agreement. On the Effective Date, (i) Reorganized Federal-Mogul, as borrower, (ii) the other Reorganized U.S. Debtors and F-M UK Holding Limited, as guarantors, (iii) the holders of Class 1B Bank Claims, as lenders, (iv) JPMorgan Chase Bank, N.A., as Administrative Agent for the lenders, and (v) the holders of Class 1C Surety Claims, shall become parties to the Reorganized Federal-Mogul Secured Term Loan Agreement regardless of whether any such party actually executes the Reorganized Federal Mogul Secured Term Loan Agreement. The Reorganized Federal-Mogul Secured Term Loan Agreement shall provide for, among other things, (a) the issuance to the holders of Allowed Class 1B Bank Claims, in accordance with each such holder's previously existing rights under the Bank Credit Agreement, of term loans in the principal amount of $1,303,897,117.90 (as adjusted as of the Effective Date to convert any foreign currencies to U.S. dollars) plus the amount of any draws prior to the Effective Date on letters of credit outstanding under the Bank Credit Agreement (but excluding draws prior to the Effective Date on letters of credit outstanding under the Tranche C Loans portion of the DIP Facility) and (b) the issuance to the holders of Class 1C Surety Claims of term loans in the principal amount of $22,764,000.00. Unless repaid earlier, the term loans issued to the holders of Class 1B Bank Claims and Class 1C Surety Claims shall be repayable in periodic installments maturing six and a half years after the Effective Date, at a rate of interest based on rates in the London interbank market or, at Reorganized Federal-Mogul's option, an alternate base rate. The obligations of the Reorganized U.S. Debtors with respect to the Reorganized Federal-Mogul Secured Term Loan Agreement shall be secured by Liens on substantially all domestic assets of the Reorganized U.S. Debtors and on 65% of the equity in the first-tier foreign subsidiaries owned by the Reorganized U.S. Debtors and Reorganized F-M UK Holding Limited. Except as otherwise provided in the Reorganized Federal-Mogul Secured Term Loan Agreement, such Liens shall be junior only to the Liens securing the Exit Facilities.

     8.11. Issuance of Reorganized Federal-Mogul Junior Secured PIK Notes. On the Effective Date, Reorganized Federal Mogul shall issue and distribute to the PIK Notes Trustee, on behalf of all holders of Class 1B Bank Claims and all holders of Class 1C Surety Claims, and for ultimate distribution to each such holder in accordance with such holder's previously existing rights under the Bank Credit Agreement and the Surety Claims Settlement Agreement, respectively, the Reorganized Federal-Mogul Junior Secured PIK Notes. The Federal-Mogul Junior Secured PIK Notes shall have an aggregate original principal amount of $305,236,000.00, shall mature on the eleventh anniversary of the Effective Date and shall bear interest at a fixed rate, initially payable partially in cash and partially in kind. The obligations of Reorganized Federal-Mogul with respect to the Reorganized Federal-Mogul Junior Secured PIK Notes shall be secured by Liens on substantially all domestic assets of the Reorganized U.S. Debtors and on 65% of the equity in the first-tier foreign subsidiaries owned by the Reorganized U.S. Debtors and Reorganized F-M UK Holding Limited. Except as otherwise provided in the indenture for the Reorganized Federal-Mogul Junior Secured PIK Notes, such Liens shall be junior only to the Liens securing (i) the Exit Facilities and (ii) the Reorganized Federal-Mogul Secured Term Loan Agreement.

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     8.12. Exit Facilities. On the Effective Date, Reorganized Federal-Mogul
shall enter into the Exit Facilities. The proceeds of the Exit Facilities shall be used to (a) repay obligations under the DIP Facility on the Effective Date,
(b) make cash payments required under the Plan and/or (c) provide working capital for the business operations and general corporate purposes of the Reorganized Debtors.

     8.13. Effectuating Documents And Further Transactions. The Chief Executive Officer, President, or any Vice President of each Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take or direct such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

     8.14. Distributions Under the Plan

     8.14.1. General Matters. The Disbursing Agent shall make all distributions required under the Plan (other than distributions to holders of Asbestos Personal Injury Claims). Distributions shall be made on the Distribution Date (unless otherwise provided herein or ordered by the Bankruptcy Court) with respect to all Claims except Asbestos Personal Injury Claims. Distributions with respect to Asbestos Personal Injury Claims shall be made in accordance with the Asbestos Personal Injury Trust Distribution Procedures. Distributions to be made on the Distribution Date shall be deemed actually made on the Distribution Date if made either (a) on the Distribution Date or (b) as soon as practicable thereafter, but in no event later than ten Business Days after the Distribution Date, except as otherwise provided for herein, or except as may be ordered by the Bankruptcy Court. Except where the Plan contemplates deferred payment or delivery of property or securities, payments to be made by the Disbursing Agent pursuant to the Plan shall be made in Cash or by check drawn on a domestic bank or by wire transfer from a domestic bank.

     8.14.2. Withholding Of Taxes. The Disbursing Agent or the Trust, as applicable, shall withhold from any assets or property distributed under the Plan any assets or property which must be withheld for foreign, federal, state and local taxes payable with respect thereto or payable by the Person entitled to such assets to the extent required by applicable law.

     8.14.3. Allocation of Consideration. To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

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     8.14.4. Unclaimed Property. Except as provided in Section 8.3.4 of the Plan with respect to distributions of Reorganized Federal-Mogul Class A Common Stock to or for the benefit of Noteholders, and Section 8.10 of the Plan with respect to distributions on account of Bank Claims and Surety Claims, any Cash, assets, and other property to be distributed under the Plan, but excluding any distributions from the Trust, that remain unclaimed (including by an Entity's failure to negotiate a check issued to such Entity) or otherwise not deliverable to the Entity entitled thereto before the later of (a) one year after the Distribution Date, or (b) six months after an order allowing such Entity's Claim becomes a Final Order, shall become vested in, and shall be transferred to, the applicable Reorganized Debtor whose Estate owed or paid the Claim, notwithstanding state or other escheat or similar laws to the contrary. In such event, such Entity's Claim shall no longer be deemed to be Allowed and such Entity shall be deemed to have waived its rights to such payments or distributions under the Plan pursuant to Section 1143 of the Bankruptcy Code, and such Entity shall have no further Claim in respect of such distribution and shall not participate in any further distributions under the Plan with respect to such Claim.

     8.14.5. Transfer Taxes. Pursuant to Section 1146 of the Bankruptcy Code, and to the fullest extent permitted by law, no stamp tax, transfer tax or other similar tax shall be imposed or assessed by any taxing authority on account of
(i) the issuance, transfer or exchange of any securities issued under the Plan;
(ii) the transfer of any assets or property pursuant to the Plan (including as collateral for any indebtedness contemplated by the Plan) or (iii) the making or delivery of an instrument of transfer under the Plan.

     8.14.6. Indenture Trustee Compensation. The Indenture Trustees shall receive reasonable compensation and reimbursement of actual and necessary expenses pursuant to the Indentures and pursuant to the procedures set forth herein.

     (a) Not later than five (5) days after the Confirmation Date, the Indenture Trustees shall submit to Reorganized Federal-Mogul reasonably detailed statements of the fees and expenses incurred by the Indenture Trustees through such date along with any estimated fees and expenses for services to be rendered after such date in effectuating the distribution of Reorganized Federal-Mogul Class A Common Stock to the Noteholders and the surrender and cancellation of the Notes as contemplated by the Plan (the "Statements").

     (b) Reorganized Federal-Mogul shall pay all undisputed Statements submitted by the Indenture Trustees in Cash on the Effective Date. If Reorganized Federal Mogul disputes any Statement, Reorganized Federal-Mogul shall notify the applicable Indenture Trustee of the basis for the dispute in writing on or prior to ten (10) days after the Effective Date. Such notice shall also set forth the amount Reorganized Federal-Mogul believes is due and owing, if any, to the applicable Indenture Trustee. If the applicable Indenture Trustee and Reorganized Federal-Mogul thereafter reach an agreement with regard to the disputed Statement, Reorganized Federal-Mogul shall promptly pay the agreed-upon amount to the applicable Indenture Trustee. If the parties are unable to reach an agreement as to any disputed Statement, the applicable Indenture Trustee shall file a request for allowance and payment of an Administrative Expense with the Bankruptcy Court on or before thirty (30) days after the Effective Date (the "Request"). If no Request is filed by such date, the applicable Indenture Trustee shall be deemed to have consented to the amount of fees and expenses agreed to by Reorganized Federal-Mogul. Reorganized Federal-Mogul shall be given notice and an opportunity to respond to any and all Requests. Upon the entry of a Final Order with respect to any Request, Reorganized Federal-Mogul shall pay the applicable Indenture Trustee the amount allowed in such Final Order in Cash.

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     (c) Upon payment of the Indenture Trustees' fees and expenses in accordance with the foregoing paragraphs, the charging liens of the Indenture Trustees upon distributions to the Noteholders, if any, will be discharged.

     8.14.7. Record Ownership Date. Only Persons who hold Notes, are beneficiaries of Convertible Subordinated Debentures or hold Equity Interests of record as of the Record Date will be entitled to receive distributions payable on account of such Claims or Equity Interests under the Plan. The Disbursing Agent and any transfer or distribution agent shall be entitled to treat the record holder of a registered security as the sole holder of any Equity Interest evidenced thereby for purposes of all notices, payments or distributions under the Plan. No notice of any transfer of any such security shall be binding on the Disbursing Agent or any transfer or distribution agent unless such transfer has been properly registered in accordance with the provisions of the governing indenture or agreement at least ten Business Days prior to any Distribution Date. If there is any dispute regarding the identity of the Entity entitled to receive a distribution in respect of a Claim or Equity Interest under the Plan, no distribution need be made in respect of such Claim or Equity Interest until such dispute has been resolved.

     8.14.8. Transfer of Claim. In the event that the holder of any Claim shall transfer such Claim on or after the Effective Date, it shall immediately advise the Disbursing Agent or the Trust, as the case may be, in writing of such transfer. The Disbursing Agent or the Trust, as the case may be, shall be entitled to assume that no transfer of any Claim has been made by any holder unless and until written notice of a transfer has been actually received by the Disbursing Agent or the Trust. Each transferee of any Claim shall take such Claim subject to the provisions of the Plan, and, except as provided in a notice of transfer, the Disbursing Agent or the Trust, as the case may be, shall be entitled to assume conclusively that the transferee named in any notice of transfer shall thereafter be vested with all rights and powers of the transferor of such Claim. The provisions of this Section 8.14.8 shall not apply to holders or transferees of Bank Claims or Noteholder Claims.

     8.14.9. Cash Payments. Cash payments on account of Allowed Claims of creditors of the U.S. Debtors located in the United States of America shall be paid in U.S. dollars. Cash payments on account of Allowed Claims of creditors of the U.S. Debtors located outside the United States of America, and cash payments on account of Allowed Claims against the U.K. Debtors to be paid under the Plan, shall be paid under the currency in which the Claim is denominated in the invoice or under the currency in which the Claim is otherwise payable under applicable non-bankruptcy law.

     8.14.10. Distributions to Holders of Claims to be Treated Under CVAs. In the event that a Claim is Allowed under the Plan by virtue of its allowance under the CVA applicable to a particular U.K. Debtor or is to be satisfied out of the assets of the U.K. Asbestos Trust, the payments made on account of such Claim shall be the only amounts payable on account of such Claim, and no further payment on account of such Claim shall be made under the Plan.

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     8.14.11. Payment of Plan B Settlement Amount. Payment of the Plan B
Settlement Amount shall not be subject to the provisions of this Section 8.14 of the Plan, but shall instead be governed by the provisions of Section 8.22 of the Plan and the Plan B Settlement Agreement.

     8.14.12. Payment of Owens-Illinois Settlement Amount. Payment of the Owens-Illinois Settlement Amount shall not be subject to the provisions of
Section 8.14 or 8.15 of the Plan, but shall instead be governed by the provisions of Section 8.25 of the Plan and the Owens-Illinois Settlement Agreement.

     8.14.13. Payment of Statutory Fees. All fees payable pursuant to 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. After the Effective Date, the Reorganized Debtors shall pay all required fees pursuant to 28 U.S.C. ss. 1930 or any other statutory requirement and comply with all statutory reporting requirements related to the foregoing.

     8.14.14. Payment of Amounts to The Travelers Indemnity Company & Affiliates. Payments to The Travelers Indemnity Company & Affiliates on account of the proofs of claim filed thereby with respect to the Deductible Amount (as defined in the Commutation Agreement) shall not be subject to the provisions of
Section 8.14 or 8.15 of the Plan, but shall instead be governed by the terms of the Commutation Agreement.

     8.15. Distributions to Holders of Unsecured Claims Against U.S. Debtors. The following provisions shall apply to distributions to the holders of Class H Unsecured Claims against the U.S. Debtors.

     8.15.1. Cash Distribution. In the event that the total amount of Allowed Unsecured Claims against the U.S. Debtors (including the total amount of Allowed Unsecured Claims of any holders making the stock election set forth below in
Section 8.15.2) is determined by the Plan Proponents or by the Reorganized Debtors, as applicable, to be in excess of $258.0 million, then the amount of the Cash distributions to holders of Allowed Unsecured Claims against such Debtors will be adjusted so that each such holder will receive, on account of its Allowed Unsecured Claim, total Cash payments equal to such holder's Pro Rata portion of $90.3 million (and the calculation of such Pro Rata portion shall take into account all Allowed Class H Unsecured Claims against the U.S. Debtors including the Allowed Unsecured Claims of any holders making the stock election set forth below in Section 8.15.2). In the event the Claims allowance and reconciliation process for Unsecured Claims against the U.S. Debtors is not completed on or prior to the second anniversary of the Distribution Date, then Reorganized Federal Mogul shall make a determination as to whether it is likely that such Claims will exceed $258.0 million. If it is determined that such Claims will exceed $258.0 million, then Reorganized Federal-Mogul shall adjust all remaining payments to be made on account of such Claims so that the holders of such Claims will receive a Pro Rata portion of $90.3 million and Reorganized Federal-Mogul shall take any and all necessary steps to facilitate the distributions in accordance with this Section 8.15.1 including, without limitation, setting reasonable reserves, if necessary, and withholding portions of any distributions pending the completion of the Claims allowance and reconciliation process for the applicable Debtors.

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     8.15.2. Class H Stock Election. The holders of Allowed Class H Unsecured
Claims against the U.S. Debtors shall be entitled to elect to receive a Pro Rata share of Reorganized Federal-Mogul Class A Common Stock instead of the Cash distribution provided for Allowed Class H Unsecured Claims in Article III of the Plan. For purposes of this Section 8.15.2, a holder making such an election is referred to as an "Electing Holder." An Electing Holder must represent that it has not, at the time of making its election, agreed to sell its claims to a third party. Any Cash that would have been distributed to an Electing Holder had they not made the election will remain with Reorganized Federal-Mogul.

     8.15.2.1. Calculation of Pro Rata Share of Stock. The Pro Rata portion of Reorganized Federal-Mogul Class A Common Stock to be distributed to each Electing Holder shall be determined by the proportion that such Electing Holder's Allowed Class H Unsecured Claim against a U.S. Debtor bears to the aggregate amount of all Allowed Class 1D Noteholder Claims, Allowed Class 1F Subordinated Debenture Claims and Allowed Class H Unsecured Claims against the U.S. Debtors held by all other Electing Holders; provided, however, Allowed Class 1F Subordinated Debenture Claims shall not include any holders of Convertible Subordinated Debenture Claims that have converted or deemed to have converted their respective Convertible Subordinated Debentures to Federal-Mogul common stock pursuant to Section 8.3.2 of the Plan; provided further, however, if the aggregate amount of Allowed Class H Unsecured Claims exceeds $258.0 million, then each Electing Holder's Pro Rata share of the stock shall be reduced to reflect the reduced Cash distribution such Electing Holder would have received had such Electing Holder not made the stock election provided herein. If, at or prior to the Confirmation Hearing, the Plan Proponents believe that the aggregate amount of Allowed Class H Unsecured Claims against the U.S. Debtors is likely to exceed $258.0 million, then the Plan Proponents shall seek Bankruptcy Court approval of an appropriate withholding and reserve mechanism for the stock to be distributed to all Electing Holders pending the completion of the Claims allowance and reconciliation process for the applicable Debtors.

     8.15.2.2. Election Form. The Debtors shall send an election form substantially in the form set forth in Exhibit 8.15.2.2 along with the notice of the Confirmation Hearing to all holders of Allowed Class H Unsecured Claims against the U.S. Debtors. The election forms shall be mailed to, and only be exercisable by, the owner of such Allowed Class H Unsecured Claims as of January 22, 2007. The entities listed on Exhibit 8.15.2.2A shall be deemed to be the record owners of the Class H Unsecured Claims set forth on Exhibit 8.15.2.2A (and they shall be the record owner for only such Claims) as of January 22, 2007. Any subsequent owner, assignee, or transferee shall not be entitled to make the election set forth in Section 8.15.2. Any election form must be received by the Debtors on or before 45 days after the Bankruptcy Court enters an order approving the Supplemental Disclosure Statement. If the holder of any disputed Class H Unsecured Claim against a U.S. Debtor wishes to make the stock election, such holder must file a motion, prior the deadline to object to the Plan, seeking temporary allowance and an estimation of such disputed Class H Unsecured Claim for election purposes. If, at or prior to the Confirmation Hearing, the holder of a disputed Class H Unsecured Claim wishes to make the stock election, the Plan Proponents shall seek Bankruptcy Court approval of an appropriate withholding and reserve mechanism for the stock to be distributed to all Electing Holders pending the completion of the Claims allowance and reconciliation process for the applicable Debtors.

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     8.15.3. Ad Hoc Committee of Unsecured Creditors. The Plan Proponents
support the granting of, and shall not object to, any application by the Ad Hoc Committee of Certain Unsecured Creditors (or its counsel) pursuant to Section 503(b) of the Bankruptcy Code seeking compensation and reimbursement of actual and reasonable legal fees and expenses incurred in these Reorganization Cases in an amount up to but not exceeding $150,000.00.

     8.16. Implementation of Plans for Federal-Mogul Bradford Limited and Federal-Mogul Sealing Systems (Rochdale) Limited.

     8.16.1. The Plan, as it relates to Federal-Mogul Bradford Limited ("Bradford"), will be implemented in part pursuant to an agreement dated as of December 17, 2003, by and among T&N, Bradford, the T&N Administrators, the Bradford Administrators, Federal Mogul Gorzyce, S.A. ("F-M Gorzyce") and Federal Mogul Holding Deutschland GmbH, which agreement provides for (i) the lease of certain of Bradford's plant, tooling and machinery and (ii) the license of certain of Bradford's know-how utilized in its piston-manufacturing operations to F-M Gorzyce, a non-Debtor Affiliate of the Debtors located in Poland. That agreement further provides for the sale of such leased and licensed assets, together with Bradford's customer goodwill, to F-M Gorzyce pursuant to a purchase option to be exercised by F-M Gorzyce through the Plan, pursuant to
Section 524(g)(3)(A)(ii) of the Bankruptcy Code. Accordingly, the Confirmation Order shall provide that F-M Gorzyce shall exercise the purchase option described in this paragraph as part of the implementation of the Plan and that pursuant to Section 524(g)(3)(A)(ii) of the Bankruptcy Code F-M Gorzyce shall have no liability with respect to any Asbestos Personal Injury Claim or Demand that may be made against it by reason of its status as the transferee of and/or successor to the assets of Bradford.

     8.16.2. The Plan, as it relates to Federal-Mogul Sealing Systems (Rochdale) Limited ("FMSS-Rochdale"), will be implemented in part pursuant to an agreement dated as of August 4, 2006, by and among T&N, FMSS-Rochdale, the T&N Administrators, the FMSS-Rochdale Administrators, and Federal-Mogul Sealing Systems (Pty) Limited ("FMSS-South Africa"), which agreement provides for the lease of certain of FMSS-Rochdale's plant, machinery and tooling to FMSS-South Africa, a non-Debtor Affiliate of the Debtors. That agreement further provides for the sale of such plant, machinery and tooling to FMSS-South Africa pursuant to a purchase option to be exercised by FMSS-South Africa through the Plan, pursuant to Section 524(g)(3)(A)(ii) of the Bankruptcy Code. Accordingly, the Confirmation Order shall provide that FMSS-South Africa shall exercise the purchase option described in this paragraph as part of the implementation of the Plan and that pursuant to Section 524(g)(3)(A)(ii) of the Bankruptcy Code FMSS-South Africa shall have no liability with respect to any Asbestos Personal Injury Claim or Demand that may be made against it by reason of its status as the transferee of and/or successor to the assets of FMSS-Rochdale.

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     8.17. Objections to Claims Other than Asbestos Personal Injury Claims.
Subject to the provisions of Article IV and Section 8.18, after the Effective Date, only the applicable Reorganized Debtor against whose Estate a Claim was filed or deemed filed may object to the allowance of any Claim, except that (i) the Unsecured Creditors Committee, the Asbestos Claimants Committee and the Future Claimants Representative shall also have standing and capacity to object to the Administrative Expense Claims of professionals employed or retained in these Reorganization Cases; (ii) all rights of any Asbestos Insurance Company with respect to the defense and settlement of Debtor Insurance Claims, or claims asserted by any non-Debtor party against any Debtor or any Asbestos Insurance Company for coverage under any Asbestos Insurance Policy, are preserved; (iii) insurers that have issued or subscribed policies that provide or may be alleged to provide coverage for Debtor Insurance Claims shall retain any rights they may have to object to the allowance of such Debtor Insurance Claims; and (iv) the Unsecured Creditors Committee shall also have standing and capacity to object to the Claims of Richard Snell and Alan Johnson. Subject to the provisions of
Article IV and Section 8.18, after the Effective Date, the applicable Reorganized Debtor against whose Estate a Claim was filed or deemed filed shall be accorded the power and authority to allow or settle and compromise any Claim, except for the Administrative Expense Claims of professionals employed by or on behalf of the Estates and Debtor Insurance Claims, without notice to any other party or approval of or notice to the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, and except as to any (a) late-filed Claims, (b) Asbestos Personal Injury Claims, (c) Claims granted to Dana Corporation and/or any of its affiliates pursuant to that certain settlement agreement between Dana Corporation, certain of its affiliates, and certain of the Debtors, which settlement agreement was approved by the Bankruptcy Court on August 21, 2003, and (d) Claims asserted by the United States of America or any of the States party to the Environmental Settlement Agreements relating to the Additional Sites (as defined in the Environmental Settlement Agreements), all objections to Claims against the U.S. Debtors shall be filed with the Bankruptcy Court on or before six months following the Effective Date. Objections to late-filed Claims against the U.S. Debtors shall be filed not later than the later of (a) six months following the Effective Date or (b) sixty (60) days after the Reorganized Debtor receives actual notice of the filing of such Claim. Nothing in this
Section 8.17 or any other provision of the Plan shall be deemed to limit or impair the ability of the United States Trustee to object to Administrative Expense Claims of professionals employed during these Reorganization Cases.

     8.18. Resolution of Asbestos Personal Injury Claims. Asbestos Personal Injury Claims (other than CVA Asbestos Claims) shall be resolved in accordance with the Trust Documents, subject to the provisions of Article IV of the Plan and subject to the right of any Asbestos Insurance Company to raise any Asbestos Insurer Coverage Defense in response to a demand by the Trust that such insurer handle, defend, or pay any such claim.

     8.19. Settling Asbestos Insurance Companies. After the Confirmation Hearing and prior to the Effective Date, the Debtors, and, from and after the Effective Date, the Trust, may, at any time, in its or their sole and absolute discretion, move the District Court to extend the Third Party Injunction to any Asbestos Insurance Company, for good cause shown. Such motion shall be served upon the parties entitled to notice pursuant to the Bankruptcy Court's Order Establishing Case Management Procedures and Hearing Schedule, and shall disclose, to the extent necessary, the terms of any Asbestos Insurance Settlement Agreement with any Asbestos Insurance Company.

     8.20. Release by Dan=Loc Group. On the Effective Date, each of the Dan=Loc Deed of Special Indemnity and the Dan=Loc Deed of Guarantee shall be deemed terminated by agreement and the Dan=Loc Group shall release any and all Claims, obligations and liabilities (including, but not limited to, Environmental Claims) whatsoever against any and all of the Debtors, their non-Debtor Affiliates and the Released Parties (i) under the Deed of Special Indemnity,
(ii) under the Deed of Guarantee (iii) or otherwise, except that Asbestos Property Damage Claims against the Debtors that the Dan=Loc Group had under the Dan=Loc Deed of Special Indemnity and Dan=Loc Deed of Guarantee as of the Petition Date shall, to the extent that any such Claims are Allowed, be treated as Unsecured Claims under the Plan. In addition to releasing any Environmental Claims against the Debtors, Dan=Loc is also waiving and releasing any and all claims against four non-Debtor Affiliates that are parties to the 1997 Dan=Loc Asset Purchase Agreement.

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     8.21. Implementation of Environmental Settlements. The Plan will implement those certain settlement agreements by and among the Debtors and (i) the United States of America, the State of Georgia, the State of Indiana, the Commonwealth of Kentucky, the Commonwealth of Pennsylvania, the City of Battle Creek, Michigan, the Board of County Commissioners, Lucas County, Ohio, and certain PRP Groups dated as of December 1, 2004 (and approved by the Bankruptcy Court by a Final Order dated December 1, 2004), (ii) the State of Michigan, dated as of November 7, 2005 (and approved by the Bankruptcy Court by a Final Order dated November 7, 2005, and (iii) the State of Ohio, dated as of October 27, 2006 (and approved by the Bankruptcy Court by a Final Order dated as of October 27, 2006 (collectively, the "Environmental Settlement Agreements") wherein, among other things, all Environmental Claims against the U.S. Debtors with respect to Additional Sites (as defined in each of the Environmental Settlement Agreements) shall be discharged under Section 1141 of the Bankruptcy Code in exchange for giving the holders of such Claims (i) the distributions and rights afforded under the Plan to the holders of Allowed Unsecured Claims in Class H against the relevant Debtor once such Claims have been liquidated in accordance with the terms of the Environmental Settlement Agreements and (ii) the other rights provided under the Environmental Settlement Agreements, including but not limited to the right to liquidate Environmental Claims involving the Additional Sites after the Effective Date, notwithstanding their having been discharged under 11 U.S.C. ss. 1141. Accordingly, the provisions of this Plan shall not alter or prejudice the specific rights provided to the parties under the Environmental Settlement Agreements pertaining to Environmental Claims arising or relating to the Additional Sites, and in the event of any inconsistencies between the Plan and the Environmental Settlement Agreements pertaining to Environmental Claims arising or relating to the Additional Sites, the terms of the Environmental Settlement Agreements shall govern. In addition, any other Environmental Claims by parties which are not settling pursuant to the Environmental Settlement Agreements, and which are not liquidated prior to the Effective Date, may be settled by the applicable Reorganized U.S. Debtors to the extent such settlements are substantially similar to the provisions of the Environmental Settlement Agreements relating to Environmental Claims with respect to Additional Sites.

     8.22. Implementation of Plan B Settlement With Pneumo Parties. The Plan will implement the Plan B Settlement in the event Articles II and III of the Plan B Settlement Agreement become effective pursuant to Section 5.01 of the Plan B Settlement Agreement prior to the Date of Finality. The Plan B Settlement Agreement is attached to the Plan as Exhibit 8.22. The Plan B Settlement shall not become effective if the Date of Finality occurs and the Plan A Settlement becomes fully and finally effective.

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     8.22.1. Plan B Settlement Amount. In full, final and complete satisfaction of any Released Claims Against FMC Group, on or as soon as reasonably practicable following the Plan B Date (but in no event later than 10 days after the Plan B Date), (a) $138,000,000 shall be paid to Cooper Industries, LLC ("Cooper LLC") by wire transfer of immediately available funds from assets available for distribution under the Plan and (b) $2,000,000 shall be paid to Pneumo Abex by wire transfer of immediately available funds from assets available for distribution under the Plan (the $138,000,000 payment and the $2,000,000 payment referred to in this Section 8.22.1 being collectively referred to as the "Plan B Settlement Amount"). Cooper LLC's and Pneumo Abex's entitlement to receive payments of their respective portions of the Plan B Settlement Amount shall not be subject to any defense, counterclaim, offset, subordination, reduction, disallowance, or modification under the Plan or otherwise, including, but not limited to, under Section 502(d) of the Bankruptcy Code.

     8.22.2. Restriction on Payments. If the Plan B Effective Date occurs, none of the Debtors, their non-Debtor Affiliates, nor the Disbursing Agent shall make any payment, distribution or contribution under the Plan (other than a payment, distribution or contribution to the Trust or other Entity necessary to pay the Plan B Settlement Amount and which payment, distribution or contribution (or the Cash proceeds thereof) is actually used by the Trust or such other Entity to pay the Plan B Settlement Amount to Cooper LLC and Pneumo Abex (as applicable) prior to the time the Plan B Settlement Amount is paid in full in accordance with
Section 8.22.1 of the Plan and Section 2.01 of the Plan B Settlement Agreement.

     8.22.3. Plan B Settlement Mutual Releases; Limited Exceptions to Discharge

     8.22.3.1. Except as otherwise provided in the Plan B Settlement Agreement, the Plan B Settlement is a complete, final and comprehensive settlement and resolution of any and all Claims between the Pneumo Parties, or any of them, and the Debtors and their non-Debtor Affiliates, or any of them.

     8.22.3.2. On the terms and subject to the conditions set forth in the Plan B Settlement Agreement, the various releases set forth in Article III of the Plan B Settlement Agreement shall become effective as of the Effective Date. Notwithstanding any other provision of the Plan, the Claims set forth in Section
3.03 of the Plan B Settlement Agreement that are not released (the "Pneumo Excluded Claims") shall remain unaltered, shall continue in full force and effect and shall not be subject to any treatment or discharge under the Plan, regardless of the classes into which any such preserved Claims would otherwise be categorized and the treatment otherwise afforded to the Pneumo Excluded Claims in such classes under any other provision of the Plan.

     8.22.4. Funding of Plan B Settlement Amount.

     8.22.4.1. If Call is Exercised on Effective Date.

     (a) If the Call (as defined in Section 8.3.6 of the Plan) in favor of Thornwood or its designee is exercised on the Effective Date and the Plan B Date occurs on the Effective Date, then the Trust shall pay the Plan B Settlement Amount pursuant to Section 8.22.1 of the Plan and Section 2.01 of the Plan B Settlement Agreement from the funds received as a result of the exercise of the Call.

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     (b) If the Call is exercised on the Effective Date and any of the situations described in Section 4.09(a), (b), or (c) of the Plan B Settlement Agreement are in occurrence as of the Effective Date, then the Trust shall fund the Cooper/Pneumo Escrow Account pursuant to Section 4.09 of the Plan B Settlement Agreement from the funds received as a result of the exercise of the Call on or as soon as reasonably practicable following (but in no event later than ten (10) days after) the Effective Date. The Cooper/Pneumo Escrow Account shall be maintained pursuant to an escrow agreement that gives effect to the provisions of Section 4.09 of the Plan B Settlement Agreement and is otherwise in form and substance reasonably satisfactory to Cooper, FMP, and, to the extent directly related to Pneumo Abex or PCT, Pneumo Abex and/or PCT (as the case may be) (the "Cooper/Pneumo Escrow Agreement"). Unless and until the Date of Finality occurs, the Cooper/Pneumo Escrow Account shall be maintained and the assets therein used only to pay the Plan B Settlement Amount pursuant to Section
8.22.1 of the Plan and Section 2.01 of the Plan B Settlement Agreement upon the occurrence of the Plan B Date. Interest accrued on amounts in the Cooper/Pneumo Escrow Account shall be paid as provided in Section 4.09 of the Plan B Settlement Agreement.

     8.22.4.2. If Call is Exercised Subsequent to Effective Date.

     (a) If the Call is not exercised on the Effective Date but the Plan B Date occurs on the Effective Date, then Reorganized Federal-Mogul shall pay the Plan B Settlement Amount on behalf of the Trust pursuant to Section 8.22.1 of the Plan and Section 2.01 of the Plan B Settlement Agreement.

     (b) If the Call is not exercised on the Effective Date and any of the situations described in Section 4.09(a), (b), or (c) of the Plan B Settlement Agreement are in occurrence as of the Effective Date, then Reorganized Federal-Mogul shall fund the Cooper/Pneumo Escrow Account on behalf of the Trust pursuant to Section 4.09 of the Plan B Settlement Agreement on or as soon as reasonably practicable following (but in no event later than ten (10) days after) the Effective Date. The Cooper/Pneumo Escrow Account shall be maintained pursuant to the Cooper/Pneumo Escrow Agreement. Unless and until the Date of Finality occurs, the Cooper/Pneumo Escrow Account shall be maintained and the assets therein used only to pay the Plan B Settlement Amount pursuant to Section
8.22.1 of the Plan and Section 2.01 of the Plan B Settlement Agreement upon the occurrence of the Plan B Date. Interest accrued on amounts in the Cooper/Pneumo Escrow Account shall be paid as provided in Section 4.09 of the Plan B Settlement Agreement.

     (c) If the Call is not exercised on the Effective Date, the Trust shall issue and deliver a promissory note in the principal amount of $140,000,000 (the "Trust Note") to Reorganized Federal-Mogul on the Effective Date. The entirety of the obligations under the Trust Note shall become due and payable on the sixty-first (61st) day after the Effective Date. As security for the Trust's obligations to Reorganized Federal-Mogul under the Trust Note, Reorganized Federal-Mogul shall withhold from distribution to the Trust, and shall be granted a possessory security interest in, 7,793,333 shares of the Reorganized Federal-Mogul Class B Common Stock otherwise to be distributed to the Trust pursuant to Section 4.3 of the Plan (the "Retained Stock"). Reorganized Federal-Mogul shall not have recourse to any assets of the Trust other than the Retained Stock to satisfy the Trust's obligations under the Trust Note. On the Effective Date, the Trust shall also deliver to Reorganized Federal-Mogul (i) a stock pledge agreement in form and substance satisfactory to Reorganized Federal-Mogul evidencing the Trust's pledge of the Retained Stock to secure repayment of the Trust Note and (ii) stock powers duly executed in blank or other instruments of transfer necessary for Reorganized Federal-Mogul to sell the Retained Stock in the event that the obligations under the Trust Note are being satisfied by Reorganized Federal-Mogul retaining the Retained Stock as contemplated in Section 8.22.4.3(b) of the Plan.

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     (d) If the Call is exercised subsequent to the Effective Date, Thornwood shall pay the entire $140,000,000 amount of the Trust Note to Reorganized Federal-Mogul on behalf of the Trust, from the $375,000,000 cash payment contemplated by section 8.3.6 of the Plan to be paid to the Trust as a result of the exercise of the Call. Payment of the $140,000,000 by Thornwood directly to Reorganized Federal-Mogul shall be in full and complete satisfaction of the Trust's obligations under the Trust Note, and shall reduce dollar-for-dollar the amount that Thornwood shall pay to the Trust as a result of the exercise of the Call. Upon payment of the $140,000,000 by Thornwood to Reorganized Federal-Mogul, Reorganized Federal-Mogul shall deliver the Retained Stock to Thornwood.

     8.22.4.3. If Call Expires. If the Call expires without being exercised, then, on the first day following the expiry of the Call (i.e., the sixty-first
(61st) day after the Effective Date):

     (a) Thornwood shall make a loan of $100,000,000 to the Trust as set forth in Section 8.3.6(c) of the Plan, which loan shall be secured by a first lien upon all the Reorganized Federal-Mogul Class B Common Stock held by the Trust at that time (which shall not include the Retained Stock); and

     (b) the Trust shall either repay the entire $140,000,000 principal amount in Cash to Reorganized Federal-Mogul, or, if the Trust does not make the foregoing payment on the sixty-first (61st) day after the Effective Date, then Reorganized Federal-Mogul shall automatically, and without any further notice or action, have full and complete ownership of the Retained Stock, and any right, title and interest of the Trust in the Retained Stock shall be deemed completely cancelled and all of the Trust's obligations under the Trust Note shall be deemed satisfied in full. In the event that Reorganized Federal-Mogul has full and complete ownership of all or part of the Retained Stock, Reorganized Federal-Mogul shall immediately be entitled to sell such Retained Stock.

     8.22.4.4. If Dates do not Occur on a Business Day. If any of the dates set forth in Section 8.22.4 of the Plan fall on a day that is not a Business Day, the obligations that are due on such day shall be extended until the next Business Day thereafter.

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     8.22.5. Trust Bound by Plan B Settlement Agreement. On the Effective Date,
provided that the Plan B Settlement Agreement has not been earlier terminated in accordance with its terms, the Trust will be bound by the Plan B Settlement Agreement without any need for any further action by the Trust.

     8.22.6. Modifications to Plan B Settlement Agreement. No provision of the Plan B Settlement Agreement may be modified, supplemented, changed or amended (including, without limitation, by amendment of the Plan) except as provided in the Plan B Settlement Agreement.

     8.22.7. Insurance Matters Relating to Implementation of Plan B Settlement.

     8.22.7.1. Non-Recovery of Plan B Settlement Amount from Insurers. None of the Debtors, the Trust, the Asbestos Claimants Committee, and/or the Future Claimants Representative shall seek in any forum or proceeding to recover the Plan B Settlement Amount, or any portion thereof, from any issuer(s) of any Pneumo Asbestos Insurance Policies (including, without limitation, any of Columbia Casualty Company, Continental Casualty Company and The Continental Insurance Company, both in its individual capacity as well as the successor to certain interests of Harbor Insurance Company).

     8.22.7.2. Pneumo Asbestos Insurance Policies Under Plan B Settlement. In the event Articles II and III of the Plan B Settlement Agreement become effective pursuant to Section 5.01 of the Plan B Settlement Agreement, none of the Debtors shall assert any rights to recover any amounts under any Pneumo Asbestos Insurance Policies.

     8.23. Effectiveness of Addendum.

     8.23.1. Implementation of Addendum and Plan A Settlement.

     8.23.1.1. The Addendum and the Plan A Settlement contained therein will be implemented unless Articles II and III of the Plan B Settlement Agreement become effective pursuant to Section 5.01 of the Plan B Settlement Agreement prior to the Date of Finality. If the Addendum and the Plan A Settlement are implemented, the Addendum and the exhibits thereto shall be part of the Plan and the Addendum and the exhibits thereto shall be Plan Documents.

     8.23.1.2. If Articles II and III of the Plan B Settlement Agreement become effective pursuant to Section 5.01 of the Plan B Settlement Agreement prior to the Date of Finality, the Addendum shall have no further force and effect except that the provisions of Section 2.4.2 of the Addendum (and all definitions used therein) and any agreements entered into to give effect thereto or in connection therewith, shall continue to have full force and effect and shall be enforceable in accordance with their terms. In such event, except for the provisions and agreements described in the first sentence of this Section 8.23.1.2, the Addendum and the exhibits thereto shall not constitute a part of the Plan and the Addendum and the exhibits thereto shall not be Plan Documents.

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     8.23.2. Addendum Controls with Respect to Plan A Settlement. In the event the Addendum is implemented as described in Section 8.23.1 of the Plan, to the extent there is a conflict between the Addendum and any provision of the Plan with respect to the Plan A Settlement, the Addendum shall control.

     8.24. Plan Support Agreement. The Other Cooper Claims shall be subject to the terms of the Plan Support Agreement. In particular, pursuant to the Plan Support Agreement, Cooper LLC and Cooper Industries, Ltd. have waived any rights to any Distributions on account of any of the Other Cooper Claims and any right to vote with respect thereto.

     8.25. Implementation of Owens-Illinois Settlement. The Plan incorporates by reference the terms of the Owens-Illinois Settlement Agreement, including, without limitation, (i) the obligation of Federal-Mogul to pay the Owens-Illinois Settlement Amount to Owens-Illinois, Inc. on the Effective Date and (ii) the release on the Effective Date by Owens-Illinois of any and all claims against all of the Debtors and their non-Debtor Affiliates, save those proofs of claim reflecting contribution and indemnity claims arising from asbestos liabilities that are specifically set forth in the Owens-Illinois Settlement Agreement, which, for the avoidance of doubt, are classified as Indirect Asbestos Personal Injury Claims and the liability for which shall be transferred to the Trust on the Effective Date in accordance with Section 4.2.1 of the Plan.

     8.26. Implementation of Settlement Agreement with Certain Asbestos Property Damage Claimants. Pursuant to Section 1123(b) of the Bankruptcy Code, that certain Settlement Agreement with the holders of Asbestos Property Damage Claims attached to the Plan as Exhibit 8.26 shall be implemented according to its terms pursuant to the Plan.

     8.27. Implementation of MagneTek Settlement Agreement. The Plan will implement that certain Settlement Agreement among (i) Federal-Mogul and FMP,
(ii) MagneTek, Inc., MagneTek Controls, Inc., and MagneTek National Electric Coil, Inc., (iii) the Asbestos Claimants Committee, and (iv) the Future Claimants Representative dated as of May 24, 2007.

     8.28. Dismissal of CNA Adversary Proceeding. That certain adversary proceeding captioned Columbia Casualty Company, Continental Casualty Company and The Continental Insurance Company v. Federal-Mogul Corporation, Federal-Mogul Products, Inc., The Official Committee of Asbestos Claimants, Eric D. Green, Future Claimants' Representative, Pneumo Abex, LLC, PepsiAmericas, Inc., and Cooper Industries, LLC, Adv. Pro. No. 06-50609 (the "CNA Adversary Proceeding"), shall be deemed dismissed without prejudice as of the Effective Date. Neither the CNA Adversary Proceeding nor any of the arguments made or actions taken by any of the parties to the CNA Adversary Proceeding in the CNA Adversary Proceeding shall in any way operate to, or have the effect of, impairing any of the parties' legal, equitable or contractual rights, if any, in any respect.

     8.29. Implementation of CIP Agreement and Controlling Effect Thereof. The CIP Agreement shall be implemented as part of the Plan, and the CIP Agreement shall govern the obligations of the Reorganized Debtors, the Trust, and the Insurers and Excess Insurers (as the terms Insurers and Excess Insurers are defined in the CIP Agreement) with respect to the matters covered by the CIP Agreement. Notwithstanding anything to the contrary in the Plan, any of the Plan Documents (including the Trust Documents), or the Confirmation Order (including any provisions that purport to be preemptory or supervening and specifically including, without limitation, sections 4.3, 4.11, 4.14, 4.15, 8.7, 8.8.3, 8.9,
8.19, 9.6 (only as section 9.6 applies to the Reorganized Debtors), 10.6, 11.5, 11.9.1, and 11.23 of the Plan):

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     (a) The Reorganized Debtors and the Trust shall be bound by the CIP
Agreement and their obligations thereunder.

     (b) Fel-Pro Claims and Vellumoid Claims shall be handled under the CIP Agreement and Section 5.3 of the Asbestos Personal Injury Trust Distribution Procedures. In the event of any conflict or discrepancy between, on the one hand, the CIP Agreement and, on the other hand, the Plan, the Confirmation Order, or any of the Plan Documents (including, without limitation, the Trust Agreement, the Asbestos Personal Injury Trust Distribution Procedures, or any provisions that purport to be preemptory or supervening) concerning the handling and disposition of Fel-Pro Claims and Vellumoid Claims, the CIP Agreement shall govern.

     (c) Nothing in the Plan, any of the Plan Documents (including, without limitation, the Trust Agreement, the Asbestos Personal Injury Trust Distribution Procedures, or any provisions that purport to be preemptory or supervening), or the Confirmation Order shall in any way operate to, or have the effect of, impairing, limiting, diminishing, or otherwise materially and adversely affecting the rights and obligations of the Insurers and the Excess Insurers under the CIP Agreement.

     (d) Any future modifications to the Plan or Plan Documents (including without limitation any modifications to the Trust Agreement or the Asbestos Personal Injury Trust Distribution Procedures) shall not contain provisions that materially and adversely affect the Insurers' or Excess Insurers' rights under the CIP Agreement and Sections 5.3(b) or 8.1 of the Asbestos Personal Injury Trust Distribution Procedures shall not be amended without the prior express written consent of the Lead Insurer (as that term is defined in the CIP Agreement).

     (e) Nothing in Section 1.1.178.5 of the Plan shall limit the effect or scope of Section 2.1(b) of the CIP Agreement.

     (f) Nothing in this Section 8.29 shall affect, supersede or amend Section
10.4.2 of the Plan, which shall remain in full force and effect.

                                   ARTICLE IX
                       INJUNCTIONS, RELEASES AND DISCHARGE

     9.1. Discharge

     9.1.1. Discharge of Claims and Termination of Interests

     (a) As of the Effective Date, except as provided in the Plan or the Confirmation Order, the distributions and rights afforded under this Plan and the treatment of Claims and Equity Interests under this Plan shall be in exchange for, and in complete discharge of, all Claims and satisfaction and termination of all Equity Interests, including any interest accrued on Claims from and after the Petition Date. Accordingly, except as otherwise provided in the Plan or the Confirmation Order, Confirmation of the Plan shall, as of the Effective Date, (i) discharge the Debtors from all Claims or other debts that arose before the Effective Date, and all debts of the kind specified in Sections 502(g) or 502(i) of the Bankruptcy Code, whether or not (x) a proof of claim based on such debt is filed or deemed filed pursuant to Section 501 of the Bankruptcy Code, (y) a Claim based on such debt is Allowed pursuant to Section 502 of the Bankruptcy Code (or is otherwise resolved), or (z) the holder of a Claim based on such debt has accepted the Plan; and (ii) satisfy, terminate or cancel all Equity Interests and other rights of equity security holders in the Debtors except as otherwise provided in the Plan.

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     (b) As of the Effective Date, except as provided in the Plan or the
Confirmation Order, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors, or their respective successors or property, any other or further Claims, Demands, debts, rights, causes of action, liabilities or Equity Interests based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall constitute a judicial determination, as of the Effective Date, of the discharge of all such Claims and other debts and liabilities of the Debtors, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void and extinguish any judgment obtained against the Debtors or the Reorganized Debtors at any time, to the extent such judgment is related to a discharged Claim.

     9.1.2. Discharge Injunction

     (a) Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Persons that hold, have held, or may hold a Claim, Demand or other debt or liability that is discharged, or an Equity Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan, are permanently enjoined from taking any of the following actions on account of, or on the basis of, such discharged Claims, debts or liabilities, or terminated Equity Interests or rights: (i) commencing or continuing any action or other proceeding against the Debtors, the Reorganized Debtors, the Trust or their respective property; (ii) enforcing, attaching, collecting or recovering any judgment, award, decree or order against the Debtors, the Reorganized Debtors, the Trust or their respective property; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors, the Trust or their respective property; (iv) asserting any setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due the Debtors, the Reorganized Debtors, the Trust or their respective property; and (v) commencing or continuing any judicial or administrative proceeding, in any forum, that does not comply with or is inconsistent with the provisions of the Plan.

     (b) Except as provided in the Plan or the Confirmation Order, as of the Effective Date all Persons that hold, have held, or may hold a Claim, Demand, or other debt, right, cause of action or liability that is released pursuant to the provisions of the Plan are permanently enjoined from taking any of the following actions on account of or based upon such released Claims, Demands, debts, rights, causes of action or liabilities: (i) commencing or continuing any action or other proceeding against the Released Parties or their respective property;
(ii) enforcing, attaching, collecting or recovering any judgment, award, decree or order against the Released Parties or their respective property; (iii) creating, perfecting or enforcing any lien or encumbrance against the Released Parties or their respective property; (iv) asserting any setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due the Released Parties or against their respective property; and (v) commencing or continuing any judicial or administrative proceeding, in any forum, that does not comply with or is inconsistent with the provisions of the Plan.

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     9.2. Releases

     9.2.1. Releases by Debtors and Estates. Except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date the Reorganized Debtors on their own behalf and as representatives of their respective estates, release unconditionally, and are hereby deemed to release unconditionally, each and all of (i) the Debtors' and their non- Debtor Affiliates' officers and directors who were serving in such capacity on or after the Petition Date, (ii) the attorneys, accountants, investment bankers, restructuring consultants and financial advisors of each of the Debtors, including Rothschild Inc. (together with its officers, directors and employees who served in such capacity during the term of its engagement by the Debtors)
(iii) the holders of Noteholder Claims, the holders of Bank Claims, the Administrative Agent, and the Sureties, and their respective attorneys, accountants, investment bankers and advisers of and from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act, omission, transaction, event or other occurrence taking place before the Petition Date in connection with the Debtors or any of them, or their respective property. The releases contained in this Section shall not apply to or otherwise affect the obligations of any of Debtors' officers or directors to repay loans or advances of money or other property owed to the Debtors or their Estates.

     9.2.2. Releases by Holders of Claims and Interests. Except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date each holder of a Claim or Interest that has voted to accept the Plan, shall be deemed to have unconditionally released each and all of (i) the non-Debtor Affiliates, (ii) the Debtors' and their non-Debtor Affiliates' officers and directors who were serving in such capacity on or after the Petition Date, (iii) the attorneys, accountants, investment bankers, restructuring consultants and financial advisors of each of the Debtors (but specifically excluding (a) Rothschild Inc. and (b) Gilbert Randolph LLP; provided, however, that Gilbert Randolph LLP shall not be excluded from the scope of the releases in this
Section 9.2.2 to the extent that any and all issues related to the contested matter involving that certain Motion to Disqualify Gilbert, Heintz & Randolph as Special Insurance Counsel to the Debtors (Docket No. 10123, filed July 24, 2006) are resolved in favor of Gilbert Randolph LLP pursuant to a Final Order) and
(iv) the holders of Noteholder Claims, the holders of Bank Claims, the Administrative Agent, and the Sureties and their respective successors, attorneys, accountants, investment bankers and advisers of and from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act, omission, transaction, event or other occurrence taking place before the Petition Date in connection with the Debtors or any of them, or their respective property; provided, however, that each holder of a Claim or Equity Interest that has voted on the Plan may elect, by checking the appropriate box on its Ballot, not to grant the releases set forth in this Section 9.2.2.

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     9.3. The Supplemental Injunction, The Third Party Injunction and The
Asbestos Insurance Entity Injunction. In order to supplement the injunctive effect of the Discharge Injunction, and pursuant to Sections 524 and 105(a) of the Bankruptcy Code, the Confirmation Order shall provide for the following injunctions to take effect as of the Effective Date.

     9.3.1. Supplemental Injunction

     (a) Terms. In order to preserve and promote the settlements contemplated by and provided for in the Plan, and to supplement, where necessary, the injunctive effect of the discharge as provided in Sections 1141 and 524 of the Bankruptcy Code and as described in this Article, except as otherwise provided in the Plan, all Entities which have held or asserted, which hold or assert or which may hold or assert any claim, demand or cause of action (other than a Demand) against the Released Parties (or any of them) based upon, attributable to, or arising out of any Claim against or Equity Interest in any of the Debtors, whenever and wherever arising or asserted, whether in the U.S., the U.K. or anywhere else in the world, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty, shall be permanently stayed, restrained and enjoined from taking any action against the Released Parties for the purpose of directly or indirectly collecting, recovering or receiving payments or recovery with respect to any such claim, demand or cause of action arising prior to the Confirmation Date, including, but not limited to:

     (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such claim, demand or cause of action against any of the Released Parties, or against the property of any Released Party;

     (ii) enforcing, attaching, collecting or recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or against the property of any Released Party with respect to any such claim, demand or cause of action;

     (iii) creating, perfecting or enforcing any Lien of any kind against any Released Party or the property of any Released Party with respect to any such claim, demand or cause of action;

     (iv) except as otherwise provided in the Plan, asserting, implementing or effectuating any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due any Released Party or against the property of any Released Party with respect to any such claim, demand or cause of action; and

     (v) taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan or the Plan Documents relating to such claim, demand or cause of action.

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     (b) Bankruptcy Rule 3016 Compliance. The Plan Proponents' compliance with the formal requirements of Bankruptcy Rule 3016(c) shall not constitute an admission that the Plan provides for an injunction against conduct not otherwise enjoined under the Bankruptcy Code.

     9.3.2. Third Party Injunction

     (a) Terms. In order to preserve and promote the settlements contemplated by and provided for in the Plan and agreements previously or concurrently approved by the Bankruptcy Court, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under Section 524(g) of the Bankruptcy Code, all Entities which have held or asserted, which hold or assert or which may in the future hold or assert any claim, demand or cause of action (including, but not limited to, any Asbestos Personal Injury Claim or Demand, or any claim or demand for or respecting any Trust Expense) against the Protected Parties (or any of them) based upon, attributable to, or arising out of any Asbestos Personal Injury Claim or Demand, whenever and wherever arising or asserted, whether in the U.S., the U.K. or anywhere else in the world, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty (a "Third Party Claim"), shall be permanently stayed, restrained and enjoined, from taking any action for the purpose of directly or indirectly collecting, recovering or receiving payments or recovery with respect to any such Third Party Claim, including, but not limited to:

     (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Third Party Claim against any Protected Party or against the property of any Protected Party with respect to any such Third Party Claim;

     (ii) enforcing, attaching, collecting or recovering, by any manner or means, any judgment, award, decree or order against any Protected Party or against the property of any Protected Party with respect to any such Third Party Claim;

     (iii) creating, perfecting or enforcing any Lien of any kind against any Protected Party or the property of any Protected Party on the basis of such Third Party Claim;

     (iv) commencing any action or other proceeding of any kind or enforcing, attaching, collecting or recovering, by any manner or means, any judgment, award, decree or order, with respect to a Third Party Claim against a Protected Party that pursuant to the Plan or after the Effective Date makes a loan to any of the Released Parties, or challenging, upsetting or impairing any Lien granted in connection with such loan by reason of any such Third Party Claim;

     (v) except as otherwise provided in the Plan, asserting, implementing or effectuating any setoff, right of subrogation or contribution or recoupment of any kind against any obligation due any Protected Party or against the property of any Protected Party with respect to any such Third Party Claim; and

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     (vi) taking any act relating to such Third Party Claim in any manner, and in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan, the Plan Documents or the Trust Documents.

     (b) Reservations. Notwithstanding anything to the contrary in Section 9.3.2(a) above, this Third Party Injunction shall not impair:

     (i) the rights of holders of Asbestos Personal Injury Claims to assert such Asbestos Personal Injury Claims or Trust Claims solely against the Trust or the Trust Assets in accordance with the Asbestos Personal Injury Trust Distribution Procedures;

     (ii) the rights of the Trust or the U.K. Asbestos Trustee on behalf of holders of Asbestos Personal Injury Claims to assert such Asbestos Personal Injury Claims solely against Hercules-Protected Entities in accordance with
Article IV of the Plan;

     (iii) the rights of Entities to assert any Claim, debt, obligation or liability for payment of Trust Expenses solely against the Trust or the Trust Assets;

     (iv) the rights of the Trust or the Reorganized Debtors to prosecute any Asbestos Insurance Action or any similar claim, cause of action or right of Reorganized T&N against Curzon or of the Trust against the EL Insurers;

     (v) the rights of any Entity to assert an Asbestos Personal Injury Claim against a non-Debtor Affiliate where such Claim is based upon exposure to asbestos or asbestos-containing products resulting solely from the acts, conduct or omissions of such non-Debtor Affiliate;

     (vi) the rights of Entities to pursue or assert any claim, demand, or cause of action based upon, attributable to, or arising out of any Pneumo Asbestos Claims against any insurer under a Pneumo Asbestos Insurance Policy; or

     (vii) the rights of any of the Pneumo Parties to enforce the provisions of the Plan and the Plan Documents.

     (c) Bankruptcy Rule 3016 Compliance. The Plan Proponents' compliance with the formal requirements of Bankruptcy Rule 3016(c) shall not constitute an admission that the Plan provides for an injunction against conduct not otherwise enjoined under the Bankruptcy Code.

     (d) If a non-Settling Asbestos Insurance Company asserts that it has rights of contribution, indemnity, reimbursement, subrogation or other similar claims (collectively, "Contribution Claims") against a Settling Asbestos Insurance Company, (i) such Contribution Claims may be asserted as a defense or counterclaim against the Trust or the Reorganized Debtors (as applicable) in any Asbestos Insurance Action involving such non-Settling Asbestos Insurance Company, and the Trust or the Reorganized Debtors (as applicable) may assert the legal or equitable rights, if any, of the Settling Asbestos Insurance Company, and (ii) to the extent such Contribution Claims are determined to be valid, the liability (if any) of such non-Settling Asbestos Insurance Company to the Trust or the Reorganized Debtors (as applicable) shall be reduced by the amount of such Contribution Claims.

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     9.3.3. Asbestos Insurance Entity Injunction

     (a) Purpose. In order to protect the Trust and to preserve the Trust Assets, pursuant to the equitable jurisdiction and power of the Bankruptcy Court under Section 105(a) of the Bankruptcy Code, the Asbestos Insurance Entity Injunction is issued pursuant to the Plan.

     (b) Terms. Subject to the provisions of 9.3.3.(a) of this Plan, all Entities (excluding, however, the Trust, the Asbestos Insurance Companies and the Reorganized Debtors to the extent they are permitted or required to pursue claims relating to the Hercules Policy, any EL Policy, any Asbestos Insurance Actions and/or the Asbestos Insurance Action Recoveries) that have held or asserted, that hold or assert, or that may in the future hold or assert any claim, demand or cause of action (including any Asbestos Personal Injury Claim or Demand or any claim or demand for or respecting any Trust Expense) against any Asbestos Insurance Company based upon, attributable to, arising out of, or in any way connected with any Asbestos Personal Injury Claim or Demand, whenever and wherever arising or asserted, whether in the U.S., the U.K. or anywhere else in the world, whether sounding in tort, contract, warranty, or any other theory of law, equity, or admiralty, shall be stayed, restrained, and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction, or recovery with respect to any such claim, demand, or cause of action including, without limitation:

     (i) commencing, conducting, or continuing, in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including a judicial, arbitration, administrative, or other proceeding) in any forum with respect to any such claim, demand, or cause of action against any Asbestos Insurance Company, or against the property of any Asbestos Insurance Company, with respect to any such claim, demand, or cause of action;

     (ii) enforcing, levying, attaching, collecting, or otherwise recovering, by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Asbestos Insurance Company, or against the property of any Asbestos Insurance Company, with respect to any such claim, demand, or cause of action;

     (iii) creating, perfecting, or enforcing in any manner, directly or indirectly, any encumbrance against any Asbestos Insurance Company, or the property of any Asbestos Insurance Company, with respect to any such claim, demand, or cause of action; and

     (iv) except as otherwise specifically provided in this Plan, asserting or accomplishing any setoff, right of subrogation, indemnity, contribution, or recoupment of any kind, directly or indirectly, against any obligation of any Asbestos Insurance Company, or against the property of any Asbestos Insurance Company, with respect to any such claim, demand or cause of action;

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     provided, however, that (a) the Asbestos Insurance Entity Injunction shall not impair in any way any actions brought by the Trust and/or the Reorganized Debtors against any Asbestos Insurance Company; (b) the Trust shall have the sole and exclusive authority at any time to file a motion, upon express notice to each affected Asbestos Insurance Company, asking the District Court to terminate, or reduce or limit the scope of, the Asbestos Insurance Entity Injunction with respect to any Asbestos Insurance Company (subject to the proviso that each affected Asbestos Insurance Company shall retain all rights and defenses with respect to Claims asserted against it as a result of any such termination, reduction, or limitation of the Asbestos Insurance Entity Injunction); and (c) the Asbestos Insurance Entity Injunction is not issued for the benefit of any Asbestos Insurance Company, and no Asbestos Insurance Company is a third-party beneficiary of the Asbestos Insurance Entity Injunction.

     (c) Reservations. Notwithstanding anything to the contrary above, this Asbestos Insurance Entity Injunction shall not enjoin:

     (i) the rights of Entities to the treatment accorded them under this Plan, as applicable, including the rights of holders of Asbestos Personal Injury Claims to assert such Claims, as applicable, in accordance with the Asbestos Personal Injury Trust Distribution Procedures;

     (ii) the rights of Entities to assert any claim, debt, obligation, cause of action or liability for payment of Trust Expenses against the Trust;

     (iii) the rights of the Trust, and the Reorganized Debtors (to the extent permitted or required under this Plan) to prosecute any action based on or arising from the Asbestos Insurance Policies;

     (iv) the rights of the Trust, and the Reorganized Debtors to assert any claim, debt, obligation, cause of action or liability for payment against an Asbestos Insurance Company based on or arising from the Asbestos Insurance Policies;

     (v) the rights of any Asbestos Insurance Company to assert any claim, debt, obligation, cause of action or liability for payment against any other Asbestos Insurance Company that is not a Settling Asbestos Insurance Company; and

     (vi) the rights of Entities to pursue or assert any claim, demand, or cause of action based upon, attributable to, or arising out of any Pneumo Asbestos Claims against any insurer under a Pneumo Asbestos Insurance Policy.

     9.4. Reservation Of Rights. Notwithstanding any other provision of the Plan to the contrary, the satisfaction, release and discharge and the Injunctions set forth in this Article IX, shall not be deemed or construed to satisfy, discharge, release or enjoin claims by the Trust, the Reorganized Debtors, or (subject to Article IV) any other Entity, as the case may be, against (a) the Trust for payment of Allowed Asbestos Personal Injury Claims or Trust Claims in accordance with the Asbestos Personal Injury Trust Distribution Procedures, (b) the Trust for the payment of Trust Expenses, (c) any Asbestos Insurance Company that has not performed under an Asbestos Insurance Policy or an Asbestos Insurance Settlement Agreement, (d) Curzon under the Hercules Policy or any settlement agreement with Curzon relating to any Asbestos Personal Injury Claim,
(e) the EL Insurers under any EL Asbestos Insurance or any settlement agreement with the EL Insurers relating to any Asbestos Personal Injury Claim, (f) any of the Reorganized Debtors on account of the Pneumo Excluded Claims, or (g) the issuer of a supersedeas bond or other assurance of payment with respect to an Allowed Bonded Asbestos Personal Injury Claim that has not performed thereunder. Nothing in this Section 9.4 is intended or shall be construed to limit the assertion, applicability, or effect of any Asbestos Insurance Coverage Defense.

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     9.5. Disallowed Claims And Disallowed Equity Interests. On and after the
Effective Date, the Debtors and the Reorganized Debtors shall be fully and finally discharged of any and all liability or obligation on a disallowed Claim or a disallowed Equity Interest, and any Order disallowing a Claim or an Equity Interest which is not a Final Order as of the Effective Date solely because of an Entity's right to move for reconsideration of such Order pursuant to Section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 shall nevertheless become and be deemed to be a Final Order on the Effective Date. The Confirmation Order, except as otherwise provided herein, shall constitute an Order: (a) in relation to each U.S. Debtor, disallowing all Claims (other than Asbestos Personal Injury Claims) and Equity Interests to the extent such Claims and Equity Interests are not allowable under any provision of Section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims and Equity Interests, and Claims for unmatured interest and (b) in relation to each U.S. Debtor, disallowing or subordinating to all other Claims, as the case may be, any Claims for penalties, punitive damages or any other damages not constituting compensatory damages.

     9.6. Exculpation. None of the Debtors, the Reorganized Debtors, the members of the Unsecured Creditors Committee, the members of the Asbestos Claimants Committee, the Future Claimants Representative, the members of the Equity Committee, the Collateral Trustee, the holders of Noteholder Claims, the holders of Bank Claims, the Administrative Agent, and the Sureties, nor any of their respective successors, officers, directors, employees, members, agents, attorneys, accountants, investment bankers, financial advisors or restructuring professionals, including Rothschild Inc. (together with its officers, directors and employees who served in such capacity during the term of its engagement by the Debtors), nor any other professional Person employed by any of them, shall have or incur any liability to any Person or Entity for any act or omission in connection with, relating to, or arising out of the Reorganization Cases, the administration proceedings of the U.K. Debtors, the negotiation of the Plan or the CVAs, pursuit of Confirmation of the Plan or approval of the CVAs, the administration, consummation and implementation of the Plan and CVAs or the property to be distributed under the Plan or the CVAs, the Disclosure Statement, the Plan Documents, the releases and Injunctions, or the management or operation of the Debtors (except for any liability that results primarily from such Person's or Entity's gross negligence, bad faith or willful misconduct); provided, however, that (i) with respect to officers and directors of the Debtors, this exculpation provision shall apply only to officers or directors who were serving in such capacity on or after the Petition Date; (ii) this exculpation provision shall not apply to (a) Gilbert Randolph LLP (provided, however, that Gilbert Randolph LLP shall not be excluded from the scope of the exculpation provided in this Section 9.6 to the extent that any and all issues related to the contested matter involving that certain Motion to Disqualify Gilbert, Heintz & Randolph as Special Insurance Counsel to the Debtors (Docket No. 10123, filed July 24, 2006) are resolved in favor of Gilbert Randolph LLP pursuant to a Final Order) and (b) Tersigni Consulting, pending the outcome of the review of Tersigni Consulting's professional fees and expenses in the Reorganization Cases by the United States Trustee and the Office of the United States Attorney for the District of Delaware); and (iii) this exculpation provision shall not apply to Asbestos Insurer Coverage Defenses. In all respects each and all of such Persons, firms and Entities shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under, or in connection with, the Reorganization Cases, the Plan, the CVAs, the administration proceedings of the U.K. Debtors, and the administration of each of them.

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                                   ARTICLE X
                      MATTERS INCIDENT TO PLAN CONFIRMATION

     10.1. No Liability For Tax Claims. Unless a taxing authority in the United States has asserted a Claim against the Debtors prior to the bar date established therefor, no Claim of such authority shall be Allowed against the Debtors or the Reorganized Debtors for taxes, penalties, interest, additions to tax or other charges arising out of the failure, if any, of the Debtors, or the non-Debtor Affiliates, or any other Entity to have paid tax or to have filed any tax return (including, but not limited to, any income tax return or franchise tax return) in or for any prior year or arising out of an audit of any return for a period before the Petition Date.

     10.2. No Successor Liability. Except as otherwise expressly provided in the Plan and the CIP Agreement, the Commutation Agreement, and any other agreements between the Debtors and The Travelers Indemnity Company and Travelers Casualty and Surety Company, f/k/a The Aetna Casualty and Surety Company ("Travelers") resolving issues relating to Asbestos Insurance Policies issued or subscribed by Travelers (collectively with the CIP Agreement and the Commutation Agreement, the "Travelers Agreements"), Reorganized Federal-Mogul and the other Reorganized Debtors do not, pursuant to the Plan or otherwise, assume, agree to perform, pay or indemnify any Entity, or otherwise have any responsibility for any liabilities or obligations of the Debtors relating to or arising out of the operations of or assets of the Debtors, whether arising prior to, on or after the Effective Date. Except as provided in Article IV of the Plan, neither the Plan Proponents, Reorganized Federal-Mogul, the other Reorganized Debtors nor the Trust is, or shall be deemed to be, a successor to any of the Debtors by reason of any theory of law or equity, and none shall have any successor or transferee liability of any kind or character; provided, however, that Reorganized Federal-Mogul, the other Reorganized Debtors and the Trust shall assume and remain liable for their respective obligations specified in the Plan, the Travelers Agreements, and the Confirmation Order.

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     10.3. Asbestos Insurance Actions and Asbestos In-Place Insurance Coverage.
Any Asbestos In-Place Insurance Coverage, Asbestos Insurance Action, or the claims and causes of action asserted or to be asserted therein, shall be preserved for the benefit of the Trust, for prosecution either by Reorganized Federal-Mogul, the other applicable Reorganized Debtors, or the Trustees (as mutually agreed by such parties) subsequent to Confirmation of the Plan and in accordance with the Trust Agreement. As of the date subsequent to the Effective Date on which the Trustees confirm in writing to the Reorganized Debtors that the Trust is in a position to assume such responsibility, the Asbestos In-Place Insurance Coverage and the Asbestos Insurance Actions, along with the rights and obligations of the Debtors and the Reorganized Debtors with respect to Asbestos Insurance Policies and claims thereunder, to the extent that such Policies, Asbestos In-Place Insurance Coverage, and claims relate to Asbestos Personal Injury Claims but not as to any other claims covered thereby and subject to the assignability without prejudice of such claims and Policies, shall be assigned to and vested in the Trust as the representative of the Debtors' Estates, each being appointed by the Bankruptcy Court in accordance with Section 1123(b)(3) of the Bankruptcy Code without any further action by the Debtors or Reorganized Debtors, the Trust or the Bankruptcy Court. Such Asbestos In-Place Insurance Coverage and Asbestos Insurance Actions shall be so vested free and clear of all Liens, security interests and other Claims or causes of action, except for Asbestos Insurer Coverage Defenses as otherwise provided in the Plan. Until such time as the Asbestos In-Place Insurance Coverage and Asbestos Insurance Actions have become vested in the Trust, Reorganized Federal-Mogul and the other Reorganized Debtors, as the case may be, shall be entitled to compromise or settle any Asbestos Insurance Action or claims relating to any Asbestos In-Place Insurance Coverage; provided, however, that any such compromise or settlement shall require the consent of the Future Claimants Representative and the Asbestos Claimants Committee or the Trust Advisory Committee, as applicable, and the approval of the Bankruptcy Court. Upon vesting in the Trust, the prosecution of the Asbestos Insurance Actions shall be governed by the Trust Documents. Notwithstanding anything to the contrary contained herein, the Trust shall not compromise or resolve insurance coverage under any Asbestos Insurance Policy except with respect to Asbestos Personal Injury Claims. From the time that the Asbestos In-Place Insurance Coverage and Asbestos Insurance Actions are vested in the Trust, the Trust shall be entitled, in its sole and complete discretion, to move the District Court to extend the Supplemental Injunction, the Third Party Injunction, and/or the Asbestos Insurance Entity Injunction to any Asbestos Insurance Company that becomes a party to an Asbestos Insurance Settlement Agreement. Any extension of the Supplemental Injunction, the Third Party Injunction, and/or the Asbestos Insurance Entity Injunction shall be accomplished by amending and/or supplementing Exhibit 1.1.198 hereto to add the name of the Settling Asbestos Insurance Company and as required by the terms of the CIP Agreement, and by obtaining an order of the District Court.

     10.4. Insurance Neutrality.

     10.4.1. The provisions of this Section 10.4.1 shall apply to all Entities (including, without limitation, all Asbestos Insurance Companies); provided, however, that with respect to Certain Underwriters at Lloyd's, London and Certain London Market Companies (collectively, "London Market Insurers") and any Asbestos Insurance Policies subscribed by London Market Insurers (or any Asbestos Insurance Settlement Agreements applicable to such Asbestos Insurance Policies), the provisions of this Section 10.4.1 shall not be applicable, and the provisions of Section 10.4.2 shall be applicable.

     10.4.1.1. Nothing in the Plan, the Plan Documents, the Confirmation Order, or any finding of fact and/or conclusion of law with respect to the Confirmation of the Plan shall limit the right of any Asbestos Insurance Company to assert any Asbestos Insurer Coverage Defense.

     10.4.1.2. The Plan, the Plan Documents, the Confirmation Order, and the Bankruptcy Insurance Stipulation shall be binding on the Debtors, the Reorganized Debtors, the Trust and the beneficiaries of the Trust. The obligations, if any, of the Trust to pay holders of Asbestos Personal Injury Claims and Demands shall be determined pursuant to the Plan and the Plan Documents. None of (I) the Bankruptcy Court's or District Court's approval of the Plan or the Plan Documents, (II) the Confirmation Order or any findings and conclusions entered with respect to Confirmation, nor (III) any estimation or valuation of Asbestos Personal Injury Claims, either individually or in the aggregate (including, without limitation, any agreement as to the valuation of Asbestos Personal Injury Claims) in the Reorganization Cases shall, with respect to any Asbestos Insurance Company, constitute a trial or hearing on the merits or an adjudication or judgment; or accelerate the obligations, if any, of any Asbestos Insurance Company under its Asbestos Insurance Policies; or be used as evidence in any forum to prove:

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     (i) that any of the Debtors, the Trust, or any Asbestos Insurance Company
is liable for, or otherwise obligated to pay with respect to, any individual Asbestos Personal Injury Claim or Demand;

     (ii) that the procedures established by the Plan, including the Asbestos Personal Injury Trust Distribution Procedures, for evaluating and paying Asbestos Personal Injury Claims and Demands are reasonable;

     (iii) that the procedures established by the Plan, including the Asbestos Personal Injury Trust Distribution Procedures, for evaluating and paying Asbestos Personal Injury Claims and Demands are consistent with any procedures that were used to evaluate or settle Asbestos Personal Injury Claims against the Debtors before the Petition Date;

     (iv) that the settlement of, or the value assigned to, any individual Asbestos Personal Injury Claim pursuant to the Asbestos Personal Injury Trust Distribution Procedures was reasonable and/or otherwise appropriate;

     (v) that any of the Asbestos Insurance Companies participated in and/or consented to the negotiation of the Plan or any of the Plan Documents;

     (vi) that any of the Debtors or the Trust has suffered an insured loss with respect to any Asbestos Personal Injury Claim or Demand; or

     (vii) as to (A) the liability of the Debtors or the Trust for Asbestos Personal Injury Claims or Demands, whether such Claims or Demands are considered individually or on an aggregate basis; or (B) the value of such Asbestos Personal Injury Claims or Demands, individually or in the aggregate.

     10.4.1.3. Nothing in the Plan or the Plan Documents shall affect or limit, or be construed as affecting or limiting, the protection afforded to any Settling Asbestos Insurance Company by the Supplemental Injunction, the Third Party Injunction, and/or the Asbestos Insurance Entity Injunction.

     10.4.1.4. Nothing in this Section 10.4 is intended or shall be construed to preclude otherwise applicable principles of res judicata or collateral estoppel from being applied against any Asbestos Insurance Company with respect to any issue that is actually litigated by such Asbestos Insurance Company as part of its objections, if any, to Confirmation of the Plan or as part of any contested matter or adversary proceeding filed by such Asbestos Insurance Company in conjunction with or related to Confirmation of the Plan. Plan objections that are withdrawn prior to the conclusion of the Confirmation Hearing shall be deemed not to have been actually litigated.

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     10.4.1.5. Nothing in the Plan, the Plan Documents, the Confirmation Order,
or any finding of fact and/or conclusion of law with respect to the Confirmation or consummation of the Plan shall limit the right, if any, of (i) any Asbestos Insurance Company, in any Asbestos Insurance Action, to assert any Asbestos Insurer Coverage Defense, including by presenting evidence and/or argument with respect to any of the matters specified in clauses (i) through (vii) of Section
10.4.1.2 of the Plan or (ii) any other party in any such Asbestos Insurance Action to assert any appropriate position. Except as provided in Section
10.4.1.4 above, none of the matters specified in clauses (i) through (vii) of
Section 10.4.1.2 of the Plan shall have any res judicata or collateral estoppel effect against any Asbestos Insurance Company.

     10.4.2. Insurance Neutrality Provisions Applicable Solely to London Market Insurers. This Section 10.4.2 shall apply solely with respect to London Market Insurers and any Asbestos Insurance Policies subscribed by London Market Insurers (or Asbestos Insurance Settlement Agreements relating to such Asbestos Insurance Policies).

     10.4.2.1. Except as provided in Section 10.4.2.2, notwithstanding anything to the contrary in the Confirmation Order, the Plan or any of the Plan Documents, nothing in the Confirmation Order, the Plan or any of the Plan Documents (including any other provision that purports to be preemptory or supervening), shall in any way operate to, or have the effect of, impairing London Market Insurers' legal, equitable or contractual rights, if any, in any respect. The rights of London Market Insurers shall be determined under the Asbestos Insurance Policies or Asbestos Insurance Settlement Agreements.

     10.4.2.2. Nothing in the Plan or the Plan Documents shall affect or limit, or be construed as affecting or limiting, the protection afforded to any Settling Asbestos Insurance Company by the Supplemental Injunction, the Third Party Injunction, and/or the Asbestos Insurance Entity Injunction.

     10.4.2.3. Nothing in this Section 10.4.2 is intended or shall be construed to preclude otherwise applicable principles of res judicata or collateral estoppel from being applied against London Market Insurers with respect to any issue that is actually litigated by London Market Insurers as part of their objections, if any, to Confirmation of the Plan or as part of any contested matter or adversary proceeding filed by London Market Insurers in conjunction with or related to Confirmation of the Plan. Plan objections that are withdrawn prior to the conclusion of the Confirmation Hearing shall be deemed not to have been actually litigated. The Plan Proponents and London Market Insurers have agreed in a stipulation separate from this Plan (the "London Market Insurers Stipulation") that the only issue London Market Insurers will litigate in connection with Confirmation of the Plan is whether, under the Bankruptcy Code as a matter of law, the assignment of any Asbestos Insurance Policies or other rights and obligations with respect to, arising under, or related to Asbestos Insurance Policies subscribed by London Market Insurers, is valid and enforceable against London Market Insurers notwithstanding (i) anti-assignment provisions in or incorporated in the Asbestos Insurance Policies subscribed by London Market Insurers and (ii) applicable state law.

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     10.5. Supersedeas Bond Actions.

     10.5.1. Preserved Actions. All Supersedeas Bond Actions and the rights and claims asserted or to be asserted therein shall be preserved and shall be prosecuted or defended, as the case may be, by the Reorganized Debtors subsequent to Confirmation of the Plan.

     10.5.2. Assumption By The Trust. As of the Effective Date, the Trust shall assume, and shall have exclusive liability for, any unsecured portion of Bonded Asbestos Personal Injury Claims remaining after crediting proceeds of any supersedeas bond or other payment assurances to which the holder of such Claim is determined by Final Order or agreement of the parties to be entitled. To the extent that the Reorganized Debtors successfully prosecute or defend against a Supersedeas Bond Action resulting in the discharge or release of the relevant supersedeas bond or other payment assurance provided in connection therewith, any such recoveries shall inure to the benefit of the Reorganized Debtors.

     10.5.3. Reservation of Rights of Issuers and Insurers of Payment Assurances. Notwithstanding anything to the contrary contained herein, nothing in the Plan shall be deemed to impair, prejudice, compromise or otherwise affect any defense or counterclaim asserted by any issuer or insurer of payment assurances issued on behalf of the Debtors, or any other defendant in the Supersedeas Bond Actions, to any claim of the Debtors, including, but not limited to, any defense based upon an asserted right of setoff or recoupment, or other defense under applicable non-bankruptcy law. Any right of setoff or recoupment shall be satisfied out of the assets in the possession of the sureties and/or insurers relating to such payment assurances and any claims or liabilities including, but not limited to, claims for premiums for bonds provided by any such issuers or insurers.

     10.5.4. Compromising and Settling. Reorganized Federal-Mogul and the other Reorganized Debtors shall be entitled to compromise or settle any Supersedeas Bond Actions; provided, however, that any such compromise or settlement shall require the consent of the Future Claimants Representative and the Asbestos Claimants Committee to the extent the compromise or settlement results in there being any unsecured portion of the Bonded Asbestos Personal Injury Claim after applying the proceeds of any supersedeas bond or other payment assurances.

     10.6. Institution And Maintenance Of Legal And Other Proceedings. As of the date subsequent to the Effective Date on which the Trustees confirm in writing to the Reorganized Debtors that the Trust is in a position to assume the responsibility, the Trust shall be empowered to initiate, prosecute, defend and resolve all legal actions and other proceedings related to any asset, liability or responsibility of the Trust, including Asbestos Insurance Actions, Indirect Asbestos Personal Injury Claims, or other Trust Causes of Action. The Trust shall be empowered to initiate, prosecute, defend and resolve all such actions in the name of Federal-Mogul, any other Debtor or any Reorganized Debtor if deemed necessary or appropriate by the Trust. The Trust shall be responsible for the payment of all damages, awards, judgments, settlements, expenses, costs, fees and other charges incurred subsequent to the Effective Date arising from or associated with any legal action or other proceeding which is the subject of this Section 10.6 and shall pay or reimburse all deductibles, retrospective premium adjustments or other charges (not constituting Indirect Asbestos Personal Injury Claims) which may arise from the receipt of any insurance proceeds by the Trust.

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     10.7. Retention And Enforcement Of Trust Causes Of Action. Pursuant to
Section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, including the Trust Documents, the Trust shall retain and have the exclusive right to enforce against any Entity any and all of the Trust Causes of Action, with the proceeds of the recoveries of any such actions to be deposited in the Trust; provided, however, that nothing herein shall alter, amend or modify the Injunctions, Releases, discharges or Supersedeas Bond Action provisions contained elsewhere in the Plan and Trust Documents.

     10.8. Sherrill Litigation. Subject to the terms of any applicable settlement that may be approved by the Bankruptcy Court, nothing in the Plan limits, impairs, or creates any right, existing outside of bankruptcy, of Joseph Scott Sherrill or any class he may represent with respect to the matters set forth in Proof of Claim No. 7314 (the "Sherrill Claim") to recover against any insurance coverage applicable to the Sherrill Claim.

                                   ARTICLE XI
                                  MISCELLANEOUS

     11.1. Jurisdiction. Until the Reorganization Cases are closed, the Bankruptcy Court shall retain the fullest and most extensive jurisdiction that is permissible, including the jurisdiction necessary to ensure that the purposes and intent of the Plan are carried out. Except as otherwise provided in the Plan or the Trust Documents, the Bankruptcy Court shall retain jurisdiction to hear and determine all Claims against and Equity Interests in the Debtors, and to adjudicate and enforce the Asbestos Insurance Actions, the Supersedeas Bond Actions, and all other causes of action which may exist on behalf of the Debtors; provided, however, that nothing herein shall prevent the CVA Supervisors and/or the U.K. Court from admitting or adjudicating claims under the CVAs. Nothing contained herein shall prevent the Reorganized Debtors or the Trust from taking such action as may be necessary in the enforcement of any Asbestos Insurance Action, Supersedeas Bond Action or other cause of action which the Debtors have or may have and which may not have been enforced or prosecuted by the Debtors, which actions or other causes of action shall survive Confirmation of the Plan and shall not be affected thereby except as specifically provided herein. Nothing contained herein shall prejudice or affect the sole and exclusive jurisdiction and power of the U.K. Court in relation to the conduct of the administration of any U.K. Debtor under the laws of the relevant part of the United Kingdom and in relation to the CVAs. Nothing contained herein concerning the retention of jurisdiction by the Bankruptcy Court shall be deemed to be a finding or conclusion that (i) the Bankruptcy Court in fact has jurisdiction with respect to any Asbestos Insurance Action,
(ii) that any such jurisdiction is exclusive with respect to any Asbestos Insurance Action, or (iii) that abstention or dismissal of any Asbestos Insurance Action pending in the Bankruptcy Court or the District Court as an adversary proceeding, so that another court can hear and determine such Asbestos Insurance Action(s), is or is not advisable or warranted. Any court other than the Bankruptcy Court that has jurisdiction over any Asbestos Insurance Action shall have the right to exercise such jurisdiction.

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     11.2. General Retention. Following Confirmation of the Plan, the
administration of the Reorganization Cases will continue until the Reorganization Cases are closed by a Final Order of the Bankruptcy Court. The Bankruptcy Court shall also retain jurisdiction for the purpose of classification of any Claims and the re-examination of Claims which have been Allowed for purposes of voting, and the determination of such objections as may be filed with the Bankruptcy Court with respect to any Claims. The failure by the Plan Proponents to object to, or examine, any Claim for the purposes of voting, shall not be deemed a waiver of the rights of the Debtors, the Reorganized Debtors or the Trust, as the case may be, to object to or re-examine such Claim in whole or part.

     11.3. Specific Purposes. In addition to the foregoing, the Bankruptcy Court shall retain jurisdiction for each of the following specific purposes after Confirmation of the Plan:

     11.3.1. to modify the Plan after Confirmation, pursuant to the provisions of the Bankruptcy Code and the Bankruptcy Rules;

     11.3.2. to correct any defect, cure any omission, reconcile any inconsistency or make any other necessary changes or modifications in or to the Plan, the Trust Documents or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan, including the adjustment of the date(s) of performance under the Plan in the event the Effective Date does not occur as provided herein so that the intended effect of the Plan may be substantially realized thereby;

     11.3.3. to assure the performance by the Disbursing Agent and the Trust of their respective obligations to make distributions under the Plan;

     11.3.4. to enforce and interpret the terms and conditions of the Plan, the Plan Documents, and the Trust Documents, and to enter such orders or judgments as are necessary to accomplish such purposes, including, but not limited to, injunctions (i) as are necessary to enforce the title, rights and powers of the Reorganized Debtors and the Trust, and (ii) as are necessary to enable holders of Claims to pursue their rights against any Entity that may be liable therefor pursuant to applicable law or otherwise, including, but not limited to, court orders;

     11.3.5. to hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes, tax benefits and similar or related matters, including without limitation contested matters involving the deduction of interest accrued after the Petition Date on Noteholder Claims, with respect to the Debtors, the Reorganized Debtors or the Trust arising on or prior to the Effective Date, arising on account of transactions contemplated by the Plan, or relating to the period of administration of the Reorganization Cases;

     11.3.6. to hear and determine all applications for compensation of professionals and reimbursement of expenses under Sections 330, 331 or 503(b) of the Bankruptcy Code;

     11.3.7. to hear and determine any causes of action arising during the period from the Petition Date through the Effective Date, or in any way related to the Plan or the transactions contemplated hereby, against the Debtors, the Reorganized Debtors, the Plan Proponents, the Trust, the Trustees, the Official Committees or the Future Claimants Representative and their respective officers, directors, stockholders, employees, members, attorneys, accountants, financial advisors, representatives and agents;

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     11.3.8. to determine any and all motions pending as of Confirmation for the rejection, assumption or assignment of executory contracts or unexpired leases and the allowance of any Claims resulting therefrom;

     11.3.9. to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

     11.3.10. to determine the allowance and/or disallowance of any Claims against or Equity Interests in the Debtors or their Estates, including, without limitation, any objections to any such Claims and/or Equity Interests, and the compromise and settlement of any Claim against or Equity Interest in the Debtors or their Estates;

     11.3.11. to determine all questions and disputes regarding title to the assets of the Debtors or their Estates or the Trust;

     11.3.12. to construe, enforce and resolve all questions and disputes relating to collective bargaining or employment agreements existing or approved by the Bankruptcy Court at or before Confirmation;

     11.3.13. to hear and determine the Asbestos Insurance Actions and the Supersedeas Bond Actions, to construe and take any action to enforce any Asbestos Insurance Settlement Agreement or any settlement of any Supersedeas Bond Action and the releases executed and exchanged in connection therewith, and to issue such orders as may be necessary for the execution, consummation and implementation of any Asbestos Insurance Settlement Agreement or settlement of any Supersedeas Bond Action, and to determine all questions and issues arising thereunder. Notwithstanding anything herein to the contrary, however, such retention of jurisdiction by the Bankruptcy Court in this Section 11.3.13 shall not be deemed to be a retention of exclusive jurisdiction with respect to any matter described in this Section 11.3.13; rather, any court other than the Bankruptcy Court that has jurisdiction over any matter described in this Section
11.3.13 shall have the right to exercise such jurisdiction;

     11.3.14. to hear and determine any matters related to the Trust's indemnification obligations under Article IV of the Plan and the Trust Documents;

     11.3.15. to hear and determine any other matters related hereto, including the implementation and enforcement of all orders entered by the Bankruptcy Court in the Reorganization Cases;

     11.3.16. to enter in aid of implementation of the Plan such orders as are necessary, including but not limited to the implementation and enforcement of the releases contained in the Plan, the Injunctions and the other injunctions described herein; and

     11.3.17. to enter and implement such orders as may be necessary or appropriate if any aspect of the Plan, the Trust or the Confirmation Order is, for any reason or in any respect, determined by a court to be inconsistent with, violative of, or insufficient to satisfy any of the terms, conditions, or other duties associated with any Asbestos Insurance Policies; provided, however, that
(i) such orders shall not impair the Asbestos Insurer Coverage Defenses or the rights, claims or defenses, if any, of any Asbestos Insurance Company that are set forth or provided for in the Plan, the Plan Documents, the Confirmation Order, the Bankruptcy Insurance Stipulation, or any other orders entered in the Reorganization Cases, (ii) this provision does not, in and of itself, grant the Bankruptcy Court jurisdiction to hear and decide disputes arising out of or relating to the Asbestos Insurance Policies, and (iii) all interested parties, including any Asbestos Insurance Company, reserve the right to oppose or object to any such motion or order seeking such relief.

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     11.4. District Court Jurisdiction. The District Court shall, without regard to the amount in controversy, retain exclusive jurisdiction after Confirmation to hear and determine (i) any motion pursuant to Section 8.19 of the Plan to extend the Third Party Injunction to an Asbestos Insurance Company and (ii) any motion pursuant to Section 9.3.3 to terminate, or reduce or limit the scope of the Asbestos Insurance Entity Injunction with respect to an Asbestos Insurance Company, and shall be deemed to have withdrawn the reference from the Bankruptcy Court for such purpose.

     11.5. Reservation of Rights. Except as otherwise agreed in the Bankruptcy Insurance Stipulation or the modifications of the Plan set forth in Exhibit A thereto, nothing contained in the Plan will (i) constitute a waiver of any claim, right or cause of action that a Debtor, a Reorganized Debtor, or the Trust, as the case may be, may hold against the insurer under any policy of insurance or insurance agreement, except to the extent the insurer is a Settling Insurance Company; or (ii) limit the assertion, applicability, or effect of any Asbestos Insurer Coverage Defense.

     11.6. Interpretation of Certain Terms. When used in the Plan, the term "Claim" shall be broadly construed to include all manner and types of claim, whenever and wherever such claim may arise, anywhere in the world, and shall include, but not be limited to, Asbestos Personal Injury Claims. Likewise, when used in the Plan, the terms "Asbestos Personal Injury Claim" and "Asbestos Property Damage Claim" shall be broadly construed and shall include, but not be limited to, claims that may or may not presently constitute "claims" within the meaning of Section 101(5) of the Bankruptcy Code, and "demands" within the meaning of Section 524(g)(5) of the Bankruptcy Code.

     11.7. The Official Committees and The Future Claimants Representative. Except as set forth below, the Official Committees and the Future Claimants Representative shall continue in existence until the Effective Date. The Debtors shall pay the reasonable fees and expenses incurred by the Official Committees and the Future Claimants Representative through the Effective Date, in accordance with the fee and expense procedures promulgated during the Reorganization Cases (but only to the extent such fees and expenses are not Trust Expenses, in which case those portions of such fees and expenses shall be paid as Trust Expenses in accordance with the Trust Agreement, with the remainder to be paid by the Debtors). After the Effective Date, the rights, duties and responsibilities of the Future Claimants Representative shall be as set forth in the Trust Agreement. On the Effective Date, the Official Committees shall be dissolved (except that (a) the Unsecured Creditors Committee, the Asbestos Claimants Committee and the Future Claimants Representative shall continue in existence and have standing and capacity to (i) prosecute their pre-Effective Date intervention in or commencement of any other adversary proceedings, (ii) object to any proposed modification of the Plan, (iii) object to or defend the Administrative Expense Claims of professionals employed by or on behalf of the Estates, (iv) participate in any appeals of the Confirmation Order or the Plan A Approval Order (if applicable), (v) participate as a party in interest in any proceeding involving Section 524(g) of the Bankruptcy Code,
(vi) prepare and prosecute applications for the payment of fees and reimbursement of expenses, (vii) participate as a party in interest in any proceeding relating to the Trust, and (viii) commence or continue any adversary proceeding, claim objection or other proceeding as expressly provided for in the Plan; and (b) the Equity Committee shall continue in existence and have standing and capacity with respect to items (ii), (iii), (iv) and (vi) above) and the members thereof released and discharged of and from all further authority, duties, responsibilities, liabilities and obligations related to, or arising from, the Reorganization Cases. The Reorganized Debtors shall pay the reasonable fees and expenses incurred by the Unsecured Creditors Committee, the Asbestos Claimants Committee and the Future Claimants Representative relating to any post-Effective Date activities authorized hereunder. Nothing in this Section
11.7 shall purport to limit or otherwise affect the rights of the United States Trustee under Section 502 of the Bankruptcy Code or otherwise to object to Claims or requests for Allowance of Administrative Expenses.

     11.8. Revocation Of Plan. The Plan Proponents reserve the right to revoke and withdraw the Plan as to any Debtor prior to entry of the Confirmation Order. If the Plan Proponents revoke or withdraw the Plan, or if Confirmation of the Plan as to such Debtor or Debtors does not occur, then, with respect to such Debtor or Debtors, the Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against such Debtor or Debtors, or any other Entity (including the Plan Proponents), or to prejudice in any manner the rights of such Debtor or Debtors, or such Entity (including the Plan Proponents) in any further proceedings involving such Debtor or Debtors.

     11.9. Modification Of Plan.

     11.9.1. The Plan Proponents may propose amendments to or modifications of the Plan under Section 1127 of the Bankruptcy Code at any time prior to the Confirmation Date. After Confirmation, the Plan Proponents (or, as the case may be, the Reorganized Debtors after the Effective Date) may remedy any defects or omissions or reconcile any inconsistencies in the Plan, or the Confirmation Order or any other order entered for the purpose of implementing the Plan in such manner as may be necessary to carry out the purposes and intent of the Plan, so long as the interests of the holders of Allowed Claims are not materially and adversely affected thereby. Anything in the Plan or in any Plan Document to the contrary notwithstanding, following Confirmation but prior to the Effective Date, no Plan Document shall be modified, supplemented, changed or amended in any material respect except with the consent of all Plan Proponents or, in the absence of such consent, with the approval of the Bankruptcy Court on notice to all Plan Proponents and such other Entities as the Bankruptcy Court may require and a hearing. In the event of a conflict between the terms or provisions of the Plan and the Trust Documents, the terms of the Plan shall control the Trust Documents.

     11.9.2. Notwithstanding the provisions of Sections 6.7.3 and/or 11.9.1 of the Plan, no modification, supplement, change or amendment to the Plan that would adversely affect any of the rights of the Pneumo Parties under the Plan B Settlement Agreement shall be made without the consent of the Plan Proponents and Cooper LLC and Cooper Industries, Ltd. and, to the extent directly related to Pneumo Abex or PCT's rights or obligations under the Plan B Settlement and directly related to Pneumo Abex or PCT, Pneumo Abex and PCT (such approval of Pneumo Abex and PCT not to be unreasonably withheld).

     11.10. Certain Provisions Regarding Thornwood. Thornwood or its affiliated designee shall have the same rights and powers that the Plan Proponents are provided under the Plan or Plan Documents, including, but not limited to, with respect to any modifications or amendments to the Plan or the Plan Documents, any waiver of conditions to Confirmation or consummation of the Plan, the classification and/or treatment of any creditor or equity class in the U.S. and/or U.K. proceedings and any rights regarding the U.K. Debtors (including, but not limited to, as to the CVAs), the cramdown of the Plan, the Plan's tax consequences, the corporate governance of Reorganized Federal-Mogul, the Exit Facilities and any and all other rights reserved for, or afforded to, the Plan Proponents under the Plan and Plan Documents (including as set forth in Section
6.7.3 of the Plan).

     11.11. Modification Of Payment Terms. The Reorganized Debtors reserve the right to modify the treatment of any Allowed Claim, as provided in Section 1123(a)(4) of the Bankruptcy Code, at any time after the Effective Date upon the consent of the holder of such Allowed Claim.

     11.12. Entire Agreement. The Plan Documents set forth the entire agreement and undertakings relating to the subject matter thereof and supersede all prior discussions, negotiations, understandings and documents. No Entity shall be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for in the Plan or the other Plan Documents or as may hereafter be agreed to by the affected parties in writing.

     11.13. Headings. Headings are utilized in the Plan for convenience and reference only and shall not constitute a part of the Plan for any other purpose.

     11.14. Administrative Claims Bar Date. Unless otherwise ordered by the Bankruptcy Court, except for Administrative Claims for amounts incurred by the U.S. Debtors in the ordinary course of business during these Reorganization Cases, the Confirmation Order shall operate to set a bar date for Administrative Claims against the U.S. Debtors (the "Administrative Claims Bar Date"), which bar date shall be the first Business Day that is at least 120 days after the Effective Date. Claimants holding Administrative Claims against the Debtors not paid prior to the Administrative Claims Bar Date may submit a Request for Payment of Administrative Expense on or before such bar date. The notice of Confirmation to be served and delivered pursuant to Bankruptcy Rules 2002 and 3020(c) will set forth such date and constitute notice of the Administrative Claims Bar Date. The Reorganized Debtors and any other party in interest will have ninety days after the Administrative Claims Bar Date to review and object to such Claims before a hearing for determination of such Administrative Claims is held by the Bankruptcy Court, provided that such ninety-day period of review may be extended by the Bankruptcy Court upon the request of any of the Plan Proponents.

     11.15. Governing Law. Except to the extent that federal law (including, but not limited to, the Bankruptcy Code and the Bankruptcy Rules) is applicable or where the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     11.16. No Interest. Except with respect to unimpaired Allowed Claims, or as expressly stated in the Plan or otherwise Allowed by Final Order of the Bankruptcy Court, no interest, penalty or late charge arising after the Petition Date shall be Allowed on any Claim or Equity Interest.

     11.17. Limitation On Allowance. No attorneys' fees, punitive damages, penalties, exemplary damages, or interest shall be paid with respect to any Claim or Equity Interest except as specified herein or as Allowed by a Final Order of the Bankruptcy Court.

     11.18. Estimated Claims. To the extent any Claim is estimated for any purpose other than for voting, then in no event shall such Claim be Allowed in an amount greater than the estimated amount.

     11.19. Consent To Jurisdiction. Upon default under the Plan, the Reorganized Debtors, the Trust and the Trustees, the Future Claimants Representative, and the Trust Advisory Committee, respectively, consent to the jurisdiction of the Bankruptcy Court, or any successor thereto, and agree that it shall be the preferred forum for all proceedings relating to any such default, except for matters pertaining solely to the CVAs, in which respect all such parties consent to the jurisdiction of the U.K. Court.

     11.20. Successors And Assigns. The rights, duties and obligations of any Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Entity.

     11.21. Non-Debtor Waiver of Rights. Non-Debtor parties shall have the right to voluntarily waive any rights, benefits or protections that are afforded to them under the provisions of the Plan or any order issued in furtherance of the Plan, and such waiver shall supersede such rights, benefits or protections. Any such waiver shall only be effective if such party expressly and specifically waives in writing one or more of such rights, benefits or protections. Any such Entity which waives its rights under the Plan shall nonetheless remain subject to and bound by all other provisions of the Plan, including, but not limited to the discharge, the releases, the Injunctions and all other injunctions thereunder.

     11.22. Consistent United States Federal Tax Reporting. The Trust, the Reorganized Hercules-Protected Entities, and the other Reorganized Debtors agree to report the transactions described in Article IV of the Plan on their respective United States Federal and State tax returns, to the extent required to be filed, in a manner consistent with how Reorganized Federal-Mogul reports such transactions for U.S. tax purposes, which shall be provided by Federal-Mogul to the Trust, the Hercules-Protected Entities, and the other Debtors prior to the Effective Date. In addition, Reorganized Federal-Mogul shall agree to cause each of its Affiliates that are not U.S. Debtors to report the transactions described in Article IV of the Plan on their respective U.S. Federal and State tax returns, to the extent required to be filed, pursuant to this Section 11.22.

     11.23. Duty to Cooperate. Nothing in the Plan, the Plan Documents or the Confirmation Order shall relieve (by way of injunction or otherwise) any entity (including the Trust, any Reorganized Debtor, and any non-Debtor Affiliate) that is or claims to be entitled to indemnity under an Asbestos Insurance Policy from any duty to cooperate that may be required by any such insurance policy or under applicable law with respect to the defense and/or settlement of any Claim for which coverage is sought under such Asbestos Insurance Policy. To the extent that any entity incurs costs in satisfying such duty to cooperate with respect to Asbestos Personal Injury Claims, the Trust shall reimburse such entity for all such reasonable out-of-pocket expenses.

     11.24. Notices. All notices, requests and demands required or permitted to be provided to the Debtors, Reorganized Debtors or the Plan Proponents under the Plan, in order to be effective, shall be in writing, and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, to the addresses set forth below:

THE DEBTORS:

FEDERAL-MOGUL CORPORATION
Attention:  General Counsel
26555 Northwestern Highway
Southfield, MI 48034
Telephone: (248) 354-7055
Facsimile: (248) 354-8103

COUNSEL FOR THE DEBTORS:

SIDLEY AUSTIN LLP                        SIDLEY AUSTIN LLP                      PACHULSKI STANG
James F. Conlan, Esq.                    Richard T. Peters, Esq.                ZIEHL & JONES LLP
Larry J. Nyhan, Esq.                     Kevin T. Lantry, Esq.                  Laura Davis Jones, Esq.
Kenneth P. Kansa, Esq.                   555 West Fifth Street, Suite 4000      James E. O'Neill, Esq.
One South Dearborn Street                Los Angeles, CA 90013                  919 North Market Street
Chicago, IL 60603                        Telephone: (213) 896-6000              17th Floor
Telephone: (312) 853-7000                Facsimile: (213) 896-6600              Wilmington, DE 19801
Facsimile: (312) 853-7036                                                       Telephone: (302) 652-4100
                                                                                Facsimile: (302) 652-4400

COUNSEL FOR THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS:

SONNENSCHEIN NATH &                      SONNENSCHEIN NATH &                    THE BAYARD FIRM
   ROSENTHAL LLP                           ROSENTHAL LLP                        Charlene D. Davis, Esq.
Peter D. Wolfson, Esq.                   Robert B. Millner, Esq.                Eric Sutty, Esq.
John A. Bicks, Esq.                      Thomas A. Labuda, Jr., Esq.            222 Delaware Avenue, Suite 900
Jo Christine Reed, Esq.                  8000 Sears Tower                       Wilmington, DE 19801
1221 Avenue of the Americas              Chicago, IL 60606                      Telephone: (302) 655-5000
New York, NY 10020-1089                  Telephone: (312) 876-8000              Facsimile: (302) 658-6395
Telephone: (212) 768-6700                Facsimile: (312) 876-7934
Facsimile: (212) 768-6800

COUNSEL FOR THE ASBESTOS CLAIMANTS COMMITTEE:

CAPLIN & DRYSDALE,                       CAPLIN & DRYSDALE,                     CAMPBELL & LEVINE, LLC
   CHARTERED                               CHARTERED                            Marla Eskin, Esq.
Elihu Inselbuch, Esq.                    Peter Van N. Lockwood, Esq.            Chase Manhattan Centre, 15th Fl.
375 Park Avenue, 35th Floor              One Thomas Circle, N.W.                1201 N. Market Street
New York, NY 10152                       Washington, D.C. 20005                 Wilmington, DE 19801
Telephone: (212) 319-7125                Telephone: (202) 862-5000              Telephone: (302) 426-1900
Facsimile: (212) 644-6755                Facsimile: (202) 429-3301              Facsimile: (302) 426-9947

COUNSEL TO JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

SIMPSON THACHER &                        RICHARDS, LAYTON &
   BARTLETT LLP                            FINGER, P.A.
Steven M. Fuhrman, Esq.                  Mark D. Collins, Esq.
425 Lexington Avenue                     One Rodney Square
New York, NY 10017                       P.O. Box 551
Telephone: (212) 455-2000                Wilmington, DE 19899
Facsimile: (212) 455-2502                Telephone: (302) 651-7700
                                         Facsimile: (302) 658-6548

COUNSEL FOR THE FUTURE CLAIMANTS REPRESENTATIVE:

YOUNG CONAWAY STARGATT & TAYLOR, LLP
James L. Patton, Jr., Esq.
Edwin J. Harron, Esq.
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391 Wilmington, DE 19899-0391
Telephone: (302) 571-6600
Facsimile: (302) 571-1253

COUNSEL FOR THE OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS:

BELL, BOYD & LLOYD LLP                   BIFFERATO GENTILOTTI LLC
Robert V. Shannon, Esq.                  Ian Connor Bifferato, Esq.
Adam R. Schaeffer, Esq.                  800 N. King Street
70 West Madison Street                   Wilmington, DE  19801
Three First National Plaza               Telephone: (302) 429-1900
Suite 3300                               Facsimile: (302) 429-8600
Chicago, IL 60602
Telephone: (312) 807-4315
Facsimile: (312) 827-8010

Dated:   November 5, 2007


     FEDERAL-MOGUL CORPORATION (for itself and on behalf of the Affiliated Debtors, as Debtors and Debtors in Possession)


     By:       /s/ Robert L. Katz
               -----------------------------------------------------------------


     OFFICIAL COMMITTEE OF UNSECURED CREDITORS


     By:       /s/ Thomas A. Labuda
               -----------------------------------------------------------------


     OFFICIAL COMMITTEE OF ASBESTOS CLAIMANTS


     By:       /s/ Peter Van N. Lockwood
               -----------------------------------------------------------------


     JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT


     By:       /s/ Steven M. Fuhrman
               -----------------------------------------------------------------


     ERIC D. GREEN, as THE FUTURE CLAIMANTS REPRESENTATIVE


     By:       /s/ Edwin J. Harron
               -----------------------------------------------------------------


     OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS


     By:       /s/ David F. Heroy
               -----------------------------------------------------------------

                         COUNSEL FOR THE PLAN PROPONENTS

COUNSEL FOR THE DEBTORS:

SIDLEY AUSTIN LLP                        SIDLEY AUSTIN LLP                      PACHULSKI STANG
James F. Conlan, Esq.                    Richard T. Peters, Esq.                   ZIEHL & JONES LLP
Larry J. Nyhan, Esq.                     Kevin T. Lantry, Esq.                  Laura Davis Jones, Esq.
Kenneth P. Kansa, Esq.                   555 West Fifth Street, Suite 4000      James E. O'Neill, Esq.
One South Dearborn Street                Los Angeles, CA 90013                  919 North Market Street
Chicago, IL 60603                        Telephone: (213) 896-6000              17th Floor
Telephone: (312) 853-7000                Facsimile: (213) 896-6600              Wilmington, DE 19801
Facsimile: (312) 853-7036                                                       Telephone: (302) 652-4100
                                                                                Facsimile: (302) 652-4400

COUNSEL FOR THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS:

SONNENSCHEIN NATH &                      SONNENSCHEIN NATH &                    THE BAYARD FIRM
   ROSENTHAL LLP                           ROSENTHAL LLP                        Charlene D. Davis, Esq.
Peter D. Wolfson, Esq.                   Robert B. Millner, Esq.                Eric Sutty, Esq.
John A. Bicks, Esq.                      Thomas A. Labuda, Jr., Esq.            222 Delaware Avenue, Suite 900
Jo Christine Reed, Esq.                  8000 Sears Tower                       Wilmington, DE 19801
1221 Avenue of the Americas              Chicago, IL 60606                      Telephone: (302) 655-5000
New York, NY 10020-1089                  Telephone: (312) 876-8000              Facsimile: (302) 658-6395
Telephone: (212) 768-6700                Facsimile: (312) 876-7934
Facsimile: (212) 768-6800

COUNSEL FOR THE ASBESTOS CLAIMANTS COMMITTEE:

CAPLIN & DRYSDALE,                       CAPLIN & DRYSDALE,                     CAMPBELL & LEVINE, LLC
   CHARTERED                               CHARTERED                            Marla Eskin, Esq.
Elihu Inselbuch, Esq.                    Peter Van N. Lockwood, Esq.            Chase Manhattan Centre, 15th Fl.
375 Park Avenue, 35th Floor              One Thomas Circle, N.W.                1201 N. Market Street
New York, NY 10152                       Washington, D.C. 20005                 Wilmington, DE 19801
Telephone: (212) 319-7125                Telephone: (202) 862-5000              Telephone: (302) 426-1900
Facsimile: (212) 644-6755                Facsimile: (202) 429-3301              Facsimile: (302) 426-9947

COUNSEL TO JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

SIMPSON THACHER &                        RICHARDS, LAYTON &
   BARTLETT LLP                            FINGER, P.A.
Steven M. Fuhrman, Esq.                  Mark D. Collins, Esq.
425 Lexington Avenue                     One Rodney Square
New York, NY 10017                       P.O. Box 551
Telephone: (212) 455-2000                Wilmington, DE 19899
Facsimile: (212) 455-2502                Telephone: (302) 651-7700
                                         Facsimile: (302) 658-6548



COUNSEL FOR THE FUTURE CLAIMANTS REPRESENTATIVE:

YOUNG CONAWAY STARGATT & TAYLOR, LLP
James L. Patton, Jr., Esq.
Edwin J. Harron, Esq.
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391 Wilmington, DE 19899-0391 Telephone: (302) 571-6600 Facsimile:
(302) 571-1253

COUNSEL FOR THE OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS:

BELL, BOYD & LLOYD LLP                   BIFFERATO GENTILOTTI LLC
Robert V. Shannon, Esq.                  Ian Connor Bifferato, Esq.
Adam R. Schaeffer, Esq.                  Buckner Building
70 West Madison Street                   1308 Delaware Avenue
Three First National Plaza               Wilmington, DE  19806
Suite 3300                               Telephone: (302) 429-1900
Chicago, IL 60602                        Facsimile: (302) 429-8600
Telephone: (312) 807-4315
Facsimile: (312) 827-8010

                              EXHIBITS TO THE PLAN
                              --------------------

1.1.4               Addendum to Joint Plan of Reorganization (Pneumo Abex "Plan A" Settlement)
1.1.9               Schedule of Affiliates
1.1.11              Schedule of Affiliated Subsidiaries
1.1.14              Ancillary CVAs
1.1.50              Asset Values for U.K. Debtors
1.1.70              Dan=Loc Deed of Special Indemnity and Dan=Loc Deed of Guarantee
1.1.95              Schedule of Known On-Site Environmental Claims
1.1.173             Principal CVAs
1.1.191             Principal Terms and Conditions of the Reorganized Federal-Mogul Junior Secured PIK Notes
1.1.192             Principal Terms and Conditions of the Reorganized Federal-Mogul Secured Term Loan Agreement
1.1.198             Settling Asbestos Insurance Companies
1.1.217             Form of Asbestos Personal Injury Trust Agreement and Asbestos Personal Injury Trust Distribution
                    Procedures
1.1.240             Warrant Agreement
3.1.12              Schedule of Affiliate Claims Treatment
3.20                Classification and Treatment of Claims Against and Equity Interests in all Remaining U.S.
                    Debtors and U.K. Debtors
4.5.11              Power of Attorney
5.1.2               Schedule of Rejected Contracts
8.3.6(a)            Stock Option Agreement relating to Thornwood Call Option
8.3.6(b)            September 25, 2005 Letter Agreement Relating to Call Option
8.3.6(c)            Form of Loan Agreement for $100,000,000 Term Loan
8.3.9               Form of Registration Rights Agreement
8.3.11              Form of Lockup Agreement
8.3.12(1)           Proposed Certificate of Incorporation of Reorganized Federal-Mogul Corporation
8.3.12(2)           Proposed Bylaws of Reorganized Federal-Mogul Corporation
8.3.13              Initial Board of Directors of Reorganized Federal-Mogul Corporation
8.3.15              Form of Stock Option Agreement
8.4                 Initial Boards of Directors for the Affiliated Debtors of Reorganized Federal- Mogul Corporation
8.15.2.2            Stock Election Form
8.15.2.2A           List of Record Holders of Certain Unsecured Claims
8.22                Plan B Settlement Agreement
8.24                Plan Support Agreement
8.26                Settlement Agreement with Certain Holders of Asbestos Property Damage Claims